Prospectus Supplement dated June 9, 2005 (to Prospectus dated August 30, 2004)

                                  $612,994,300

                               [IMPAC LOGO OMITTED]

                            IMPAC FUNDING CORPORATION
                                 Master Servicer

                           IMPAC SECURED ASSETS CORP.
                                     Company

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-1

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS
PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE TRUST

The trust will consist primarily of a pool of one- to four-family adjustable-rate first lien residential mortgage loans divided into five loan groups. The trust will be represented by twenty-three classes of certificates, twenty of which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

The offered certificates will have credit enhancement in the form of subordination.

In addition, seven classes of the offered certificates may benefit from a series of corridor contract payments pursuant to corridor contracts which are intended partially to mitigate their interest rate risk.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the company from the offering will be approximately 99.75% of the aggregate certificate principal balance of the offered certificates, less expenses estimated to be approximately $650,000. See
"Method of Distribution" in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               UBS INVESTMENT BANK

                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

  o    the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

  o    this prospectus supplement, which describes the specific terms of this series of certificates.

The company's principal offices are located at 1401 Dove Street, Newport Beach,
CA 92660 and its phone number is (949) 475-3600.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                      S-2

                             IRS CIRCULAR 230 NOTICE

         The discussion contained in this prospectus supplement as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                      S-3

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE OFFERED
CERTIFICATES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD
CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF
THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS. A GLOSSARY IS INCLUDED AT THE END OF THIS
PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THE GLOSSARY AT
THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE
GLOSSARY AT THE END OF THE PROSPECTUS.

Title of Series...................     Impac Secured Assets Corp., Mortgage
                                       Pass-Through Certificates, Series 2005-1.

Cut-off Date......................     June 1, 2005.

Statistical Pool Calculation Date.     May 1, 2005.

Closing Date......................     June 10, 2005.

Company...........................     Impac Secured Assets Corp., an affiliate
                                       of Impac Funding Corporation.

Seller............................     Impac Funding Corporation.

Master Servicer...................     Impac Funding Corporation.

Subservicers......................     Initially, Countrywide Home Loans
                                       Servicing LP. On or about August 1, 2005,
                                       subservicing will be transferred to GMAC
                                       Mortgage Corporation.

Trustee...........................     Wells Fargo Bank, N.A.

Distribution Date.................     Distributions on the offered certificates
                                       will be made on the  25th day of
                                       each month or, if the 25th day is not a
                                       business day, on the next business
                                       day, beginning in July 2005.

Offered Certificates..............     The classes of offered certificates and
                                       their  pass-through rates and certificate
                                       principal balances are set forth in the
                                       table below.

                                      S-4



                              OFFERED CERTIFICATES
  ----------------------------------------------------------------------------------------------------------------
               PASS-THROUGH           INITIAL CERTIFICATE       INITIAL RATING
   CLASS           RATE                PRINCIPAL BALANCE        (S&P/MOODY'S)               DESIGNATION
  ----------------------------------------------------------------------------------------------------------------

  CLASS A CERTIFICATES:
  ----------------------------------------------------------------------------------------------------------------
  1-A-1       Variable Rate           $        25,200,000          AAA/Aaa              Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  1-A-X       Variable Rate               Notional Amount          AAA/Aaa             Senior/Interest Only/
                                                                                           Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  2-A         Variable Rate           $        18,136,000          AAA/Aaa              Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  3-A-1       Variable Rate           $        62,836,000          AAA/Aaa              Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  3-A-X       Variable Rate               Notional Amount          AAA/Aaa         Senior/Interest Only/Variable
                                                                                                Rate
  ----------------------------------------------------------------------------------------------------------------
  4-A         Variable Rate           $        11,922,000          AAA/Aaa              Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-1       Variable Rate           $        45,000,000          AAA/Aaa           Super Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-2       Variable Rate           $       115,719,000          AAA/Aaa           Super Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-3       Variable Rate           $       160,394,000          AAA/Aaa           Super Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-4       Variable Rate           $        19,837,000          AAA/Aaa           Super Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-5       Variable Rate           $        37,884,000          AAA/Aaa          Senior Support/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-6       Variable Rate           $        50,000,000          AAA/Aaa           Super Senior/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-7       Variable Rate           $        12,500,000          AAA/Aaa          Senior Support/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  5-A-X       Variable Rate               Notional Amount          AAA/Aaa         Senior/Interest Only/Variable
                                                                                                Rate
  ----------------------------------------------------------------------------------------------------------------
  Total Class A Certificates:         $       559,428,000
  ----------------------------------------------------------------------------------------------------------------
  CLASS R CERTIFICATES:
  ----------------------------------------------------------------------------------------------------------------
  R-I         Variable Rate           $               100          AAA/Aaa                Senior/Residual
  ----------------------------------------------------------------------------------------------------------------
  R-II        Variable Rate           $               100          AAA/Aaa                Senior/Residual
  ----------------------------------------------------------------------------------------------------------------
  R-III       Variable Rate           $               100          AAA/Aaa                Senior/Residual
  ----------------------------------------------------------------------------------------------------------------
  Total Class R Certificates          $               300
  ----------------------------------------------------------------------------------------------------------------
  OFFERED CLASS B CERTIFICATES:
  ----------------------------------------------------------------------------------------------------------------
  B-1         Variable Rate           $        30,745,000           AA/Aa3           Subordinate/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  B-2         Variable Rate           $        13,946,000            A/A3            Subordinate/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  B-3         Variable Rate           $         8,875,000          BBB/Baa2          Subordinate/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  Total Offered Class B               $        53,566,000
  Certificates:
  ----------------------------------------------------------------------------------------------------------------
  Total Offered Certificates:         $       612,994,300
  ----------------------------------------------------------------------------------------------------------------
                                               NON-OFFERED CERTIFICATES
  ----------------------------------------------------------------------------------------------------------------
  NON-OFFERED CLASS B CERTIFICATES:
  ----------------------------------------------------------------------------------------------------------------
  B-4         Variable Rate           $         8,874,000           BB/--            Subordinate/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  B-5         Variable Rate           $         6,973,000            B/--            Subordinate/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  B-6         Variable Rate           $         5,072,171           --/--            Subordinate/Variable Rate
  ----------------------------------------------------------------------------------------------------------------
  Total Non-Offered Certificates:     $        20,919,171

  ----------------------------------------------------------------------------------------------------------------
  Total Certificates:                 $       633,913,471

  ----------------------------------------------------------------------------------------------------------------


OTHER INFORMATION

CLASS 1-A-1 CERTIFICATES AND CLASS R CERTIFICATES:

On or prior to the distribution date in April 2008, the pass-through rate on the
Class 1-A-1 Certificates and Class R Certificates will be a per annum rate equal to the excess, if any, of the weighted average of the net mortgage rates on the mortgage loans in loan group 1, weighted on the basis of the outstanding principal balances of those mortgage loans as described in this prospectus supplement, over 0.86% per annum, and thereafter, the excess, if any, of the weighted average of the net mortgage rates on the mortgage loans in loan group
1, over 1.244% per annum.

                                      S-5

CLASS 1-A-X CERTIFICATES:

On or prior to the distribution date in April 2008, the pass-through rate on the
Class 1-A-X Certificates will be a per annum rate equal to 0.86% per annum, and thereafter, 1.244% per annum. Interest on the Class 1-A-X Certificates will accrue based on a notional amount equal to the certificate principal balance of the Class 1-A-1 Certificates.

CLASS 2-A CERTIFICATES:

The pass-through rate on the Class 2-A Certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans in loan group 2, weighted on the basis of the outstanding principal balances of those mortgage loans as described in this prospectus supplement.

CLASS 3-A-1 CERTIFICATES:

On or prior to the distribution date in April 2010, the pass-through rate on the
Class 3-A-1 Certificates will be a per annum rate equal to the excess, if any, of the weighted average of the net mortgage rates on the mortgage loans in loan group 3, weighted on the basis of the outstanding principal balances of those mortgage loans as described in this prospectus supplement, over 0.35% per annum, and thereafter, the excess, if any, of the weighted average of the net mortgage rates on the mortgage loans in loan group 3, over 1.216% per annum.

CLASS 3-A-X CERTIFICATES:

On or prior to the distribution date in April 2010, the pass-through rate on the
Class 3-A-X Certificates will be a per annum rate equal to 0.35% per annum, and thereafter, 1.216% per annum. Interest on the Class 3-A-X Certificates will accrue based on a notional amount equal to the certificate principal balance of the Class 3-A-1 Certificates.

CLASS 4-A CERTIFICATES:

The pass-through rate on the Class 4-A Certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans in loan group 4, weighted on the basis of the outstanding principal balances of those mortgage loans as described in this prospectus supplement.

CLASS 5-A-1, CLASS 5-A-2, CLASS 5-A-3, CLASS 5-A-4, CLASS 5-A-5, CLASS 5-A-6 AND
CLASS 5-A-7 CERTIFICATES:

The pass-through rate on the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4,
Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates will equal one-month LIBOR plus the respective certificate margin per annum set forth below, subject to a maximum per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans in loan group 5, weighted on the basis of the outstanding principal balances of those mortgage loans as described in this prospectus supplement.

                                      S-6

                               CERTIFICATE MARGIN
     CLASS                                       (1)                  (2)
     ------                                    -------              -----
     5-A-1                                      0.27%                0.54%
     5-A-2                                      0.11%                0.22%
     5-A-3                                      0.28%                0.56%
     5-A-4                                      0.38%                0.76%
     5-A-5                                      0.35%                0.70%
     5-A-6                                      0.31%                0.62%
     5-A-7                                      0.35%                0.70%
      ---------------
       (1) Initially.

       (2) Following the first possible optional termination date as described in this prospectus supplement.

CLASS 5-A-X CERTIFICATES:

The pass-through rate on the Class 5-A-X Certificates will be a per annum rate equal to (i) the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans in loan group 5, over (b) the weighted average of the pass-through rates for the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates, weighted on the basis of the certificate principal balances of those classes of certificates, and in the case of each class of Class 5-A Certificates, (other than the Class
5-A-X Certificates and the Class 5-A-6 Certificates following the first accrual period), multiplied by a quotient equal to the actual number of days in the related accrual period divided by 30. Interest on the Class 5-A-X Certificates will accrue based on a notional amount equal to the aggregate certificate principal balance of the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4,
Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates.

CLASS B CERTIFICATES:

The pass-through rate on the Class B Certificates, a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the aggregate certificate principal balance of the related senior certificates.

                                      S-7

THE TRUST

The company will establish a trust with respect to the Series 2005-1
Certificates, pursuant to a pooling and servicing agreement dated as of June 1,
2005 among the company, the master servicer and the trustee. On the closing date, the company will deposit into the trust the mortgage loans. There are twenty-three classes of certificates representing the trust, twenty of which are offered by this prospectus supplement.

In addition, the company will assign to the trust two corridor contracts, which may cover some interest shortfalls on the Class 5-A-1, Class 5-A-2, Class 5-A-3,
Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the trust as described below.

The Class B-4, Class B-5 and Class B-6 Certificates are the classes of certificates that are not offered by this prospectus supplement.

See "Description of the Certificates" in this prospectus supplement.

THE MORTGAGE LOANS

The mortgage loans will be divided into five mortgage loan groups, loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5.

With respect to each loan group, the statistical information included in this prospectus supplement with respect to the mortgage loans in such loan group is based on a pool of sample mortgage loans as of the statistical pool calculation date. The characteristics of the final groups will not materially differ from the information provided with respect to the sample groups. Unless otherwise specified, all percentages described with respect to the sample mortgage loans are calculated based on the aggregate principal balance of the sample mortgage loans as of the statistical pool calculation date. It is expected that mortgage loans will be added to and certain sample mortgage loans will be deleted from the pool of sample mortgage loans to constitute the final groups of mortgage loans.

Approximately 3.48%, 0.02%, 1.06%, 84.82%, 0.25% and 3.60% of the sample mortgage loans, by aggregate outstanding principal balance as of the statistical pool calculation date, are interest only for the first ten months, two years, three years, five years, seven years and ten years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Loan Group 1

The mortgage loans in loan group 1 are one- to four-family, adjustable-rate residential mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans in loan group 1 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The sample mortgage loans in loan group 1 have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates
(approximate):                    4.875% to 6.950%

Weighted average mortgage
rate (approximate):               5.607%

Weighted average remaining
term to stated maturity
(approximate):                    359 months

Range of principal balances
(approximate):                    $78,010 to $900,000

Average principal balance:        $314,127

                                      S-8

Range of loan-to-value ratios
(approximate):                    41.67% to 88.45%

Weighted average of loan-to-
value ratios (approximate):       70.33%

Loan Group 2

The mortgage loans in loan group 2 are one- to four-family, adjustable-rate residential mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans in loan group 2 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The sample mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates
(approximate):                    4.750% to 6.115%

Weighted average mortgage
rate (approximate):               5.668%

Weighted average remaining
term to stated maturity
(approximate):                    359 months

Range of principal balances
(approximate):                    $94,500 to $1,135,000

Average principal balance:        $387,650
Range of loan-to-value ratios
(approximate):                    35.72% to 93.58%

Weighted average of loan-to-
value ratios (approximate):       72.80%

Loan Group 3

The mortgage loans in loan group 3 are one- to four-family, adjustable-rate residential mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans in loan group 3 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The sample mortgage loans in loan group 3 have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates
(approximate):                    4.625% to 6.625%

Weighted average mortgage
rate (approximate):               5.754%

Weighted average remaining
term to stated maturity
(approximate):                    360 months

Range of principal balances
(approximate):                    $57,200 to $1,000,000

Average principal balance:        $326,474
Range of loan-to-value ratios
(approximate):                    32.32% to 95.00%

Weighted average of loan-to-
value ratios (approximate):       68.95%

Loan Group 4

The mortgage loans in loan group 4 are one- to four-family, adjustable-rate residential mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans in loan group 4 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The sample mortgage loans in loan group 4 have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates
(approximate):                    5.125% to 6.250%

Weighted average mortgage
rate (approximate):               5.664%

Weighted average remaining
term to stated maturity
(approximate):                    359 months

                                      S-9

Range of principal balances
(approximate):                    $67,925 to $1,100,000

Average principal balance:        $355,096

Range of loan-to-value ratios
(approximate):                    62.00% to 86.66%

Weighted average of loan-to-
value ratios (approximate):       76.23%

Loan Group 5

The mortgage loans in loan group 5 are one- to four-family, adjustable-rate residential mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans in loan group 5 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The sample mortgage loans in loan group 5 have original terms to maturity of not greater than 30 years and the following characteristics as of the statistical pool calculation date:

Range of mortgage rates
(approximate):                    3.990% to 11.875%

Weighted average mortgage
rate (approximate):               6.199%

Weighted average remaining
term to stated maturity
(approximate):                    359 months

Range of principal balances
(approximate):                    $59,500 to $2,000,000

Average principal balance:        $279,754

Range of loan-to-value ratios
(approximate):                    9.37% to 100.00%

Weighted average of loan-to-
value ratios (approximate):       76.20%

For additional information regarding the mortgage loans, see "The Mortgage Pool"
in this prospectus supplement.

THE OFFERED CERTIFICATES

Priority of Distributions. In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in each loan group, after the payment of certain fees and expenses, will be distributed in the following order:

first, from the related available funds, to pay current interest and any previously unpaid interest, concurrently, on the related senior certificates;

second, from the remaining related available funds, to pay principal on the related senior certificates entitled to principal distributions as provided in this prospectus supplement; and

third, from any remaining available funds from all of the loan groups, first to pay current interest and any previously unpaid interest, and second, to pay principal, on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and
Class B-6 Certificates, in that order of priority.

See "Description of the Certificates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists primarily of the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described in this prospectus supplement.

See "Description of the Certificates--Allocation of Losses; Subordination," in
this prospectus supplement.

THE CORRIDOR CONTRACTS

The holders of the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class
5-A-5, Class 5-A-6 and Class 5-A-7 Certificates may benefit from a series of corridor contract payments from the corridor contract counterparty pursuant to the related corridor contract. The corridor contracts

                                      S-10

are intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR plus the related certificate margin and the weighted average of the net mortgage rates of the related mortgage loans as described in this prospectus supplement. The corridor contracts will terminate after the distribution date in June 2008.

See "Description of the Certificates -- The Corridor Contracts" in this prospectus supplement.

OPTIONAL TERMINATION

At its option, the subservicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates on the distribution date when the aggregate stated principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust as of the last day of the related due period has been reduced to less than or equal to
1% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Pooling and Servicing Agreement-- Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the trust, excluding the corridor contracts and the reserve fund, as comprising three real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

RATINGS

When issued, the offered certificates will receive the ratings set forth on page
S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled.
However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

In addition, the ratings by S&P and Moody's do not address the likelihood of the receipt of any amounts by the Class 5-A Certificates (other than the Class 5-A-X
Certificates) in respect of Basis Risk Shortfall Amounts from the Basis Risk
Shortfall Reserve Fund or the Corridor Contracts.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The offered certificates, other than the Class B-2 Certificates and Class B-3
Certificates, will constitute "mortgage related securities" for purposes of
SMMEA. The Class B-2 Certificates and Class B-3 Certificates will not constitute
"mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates, other than the Class R Certificates, may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                      S-11

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO
SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR
MARKET VALUE

         There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

THE CREDIT ENHANCEMENT IS LIMITED, AND THE POTENTIAL INADEQUACY OF THE CREDIT
ENHANCEMENT MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED
CERTIFICATES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the
Class A Certificates will receive regular payments of interest and principal, as applicable. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.

         If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans will be allocated first to the Class B-6, Class B-5, Class B-4, Class B-3,
Class B-2 and Class B-1 Certificates, in that order, and then to the related
Class A Certificates, until the certificate principal balances thereof have been reduced to zero.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the company, the master servicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of
Credit Enhancement" in the prospectus.

PAYMENTS FROM THE CORRIDOR CONTRACTS ARE SUBJECT TO THE CREDIT RISK OF THE
CORRIDOR CONTRACT PROVIDER

         Payments made by the corridor contract provider will be used first, to cover basis risk shortfalls on the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates as described in this prospectus supplement. However, if the corridor contract provider defaults on its obligations under the corridor contracts, then there may be insufficient funds to cover basis risk shortfalls on these offered certificates. As a result, investors in these offered certificates will be subject to the credit risk of the corridor contract provider.

                                      S-12

THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE CLASS 5-A-1, CLASS 5-A-2, CLASS
5-A-3, CLASS 5-A-4, CLASS 5-A-5, CLASS 5-A-6 AND CLASS 5-A-7 CERTIFICATES AND
THE RELATED MORTGAGE LOANS MAY RESULT IN BASIS RISK SHORTFALL WITH RESPECT TO
THESE CERTIFICATES

         The pass-through rates with respect to the Class 5-A-1, Class 5-A-2,
Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates
adjust each month and are based upon the value of an index (One-Month LIBOR)
plus the related certificate margin, limited by the weighted average of the net mortgage rates on the related mortgage loans. However, the mortgage rate of substantially all of the mortgage loans in loan group 5 is based upon the value of an index (Six-Month LIBOR or One-Year LIBOR) plus the related gross margin, and adjusts semi-annually, commencing, in many cases, after an initial fixed-rate period. One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR may
respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the mortgage loans generally adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR and One-Year LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR or One-Year LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR and/or
One-Year LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR and/or One-Year LIBOR. To the extent that the related pass-through rate is limited to the weighted average of the net mortgage rates of the related mortgage loans, basis risk shortfall amounts may occur. See
"Description of the Certificates--Interest Distributions."

         The corridor contracts will be assigned to, or entered into by, the trust and the net amounts payable from these contracts will provide some protection against certain interest shortfalls on the Class 5-A-1, Class 5-A-2,
Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates.
However, net amounts payable under the corridor contracts are based on the parameters described in this prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the corridor contracts may provide insufficient funds to cover basis risk shortfall amounts.

INTEREST PAYABLE TO THE CLASS 5-A-X CERTIFICATES MAY BE REDUCED TO THE EXTENT
NECESSARY TO MAKE CERTAIN PAYMENTS TO THE CLASS 5-A-1, CLASS 5-A-2, CLASS 5-A-3,
CLASS 5-A-4, CLASS 5-A-5, CLASS 5-A-6 AND CLASS 5-A-7 CERTIFICATES.

         The Class 5-A-X Certificates are entitled to receive interest distributions on each distribution date to the extent the weighted average of the net mortgage rates on the mortgage loans in loan group 5 exceeds the pass-through rate on the Class 5-A Certificates (other than the Class 5-A-X
Certificates). On any distribution date on which the pass-through rates on the
Class 5-A Certificates (other than the Class 5-A-X Certificates) are limited by the related interest rate cap, the Class 5-A-X Certificates will not be entitled to interest payments. In addition, interest distributions otherwise payable to the Class 5-A-X Certificates will be reduced on each distribution date to the extent necessary to pay basis risk shortfall amounts to the Class 5-A-1, Class
5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7
Certificates. The notional amount of the Class 5-A-X Certificates will be based upon the aggregate certificate principal balance of the Class 5-A Certificates
(other than the Class 5-A-X Certificates). As a result, the yield on the Class
5-A-X Certificates will be sensitive to the rate and timing of principal payments of the mortgage loans in loan group 5 to the extent allocated to the
Class 5-A Certificates (other than the Class 5-A-X Certificates).

                                      S-13

THE YIELD TO MATURITY OF THE CLASS 1-A-X, CLASS 3-A-X AND CLASS 5-A-X
CERTIFICATES WILL BE SENSITIVE TO THE RECEIPT OF PREPAYMENT PENALTIES ON THE
MORTGAGE LOANS

         The yields realized by holders of the Class 1-A-X, Class 3-A-X and
Class 5-A-X Certificates will be extremely sensitive to levels of principal prepayments on the related mortgage loans that by their terms have prepayment charges and the amount of such prepayment charges. The yield to maturity on these offered certificates, to the extent determined by prepayment charges on the mortgage loans, will be adversely affected by a lower than expected rate of principal prepayments on the related mortgage loans. Additionally, because the master servicer or the subservicer, in certain instances, may waive prepayment charges in connection with defaults or reasonably foreseeable defaults, the yield to maturity on these offered certificates will be adversely affected by a higher than expected rate of default on the related mortgage loans. Investors should consider the risk that, if the related mortgage loans experience lower than expected prepayment rates or higher than expected default rates, holders of these offered certificates will receive less distributions in respect of prepayment charges than would otherwise be the case.

         The holders of the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. The master servicer or the subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the master servicer or the subservicer does so in compliance with the prepayment charge waiver standards set forth in the pooling and servicing agreement. If the master servicer or the subservicer waives any prepayment charge other than in accordance with the standards set forth in the pooling and servicing agreement, the master servicer will be required to pay the amount of the waived prepayment charge.

         Although representations will be made with respect to the prepayment charges, there may be limitations on the enforceability of such prepayment charges. Prepayment charges may be unenforceable by the master servicer or the subservicer (i) because of specific state law limitations, applicable in certain states, governing when and under what circumstances prepayment charges may be collected, (ii) because of limitations on the enforceability of prepayment charges resulting from the application of bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally,
(iii) because, in certain cases, collectability of prepayment charges may be limited due to acceleration in connection with a foreclosure or (iv) because of changes that may occur in state or federal law subsequent to the date of this prospectus supplement which may render prepayment charges unenforceable or which may otherwise affect the collectability thereof. If a prepayment charge is unenforceable or uncollectable for any of the reasons described above, neither the trust fund nor the holders of the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates will have any remedy in respect of such unenforceability or uncollectability.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY
IN RESPECT OF THE MORTGAGED PROPERTIES AND, IN SOME INSTANCES, LIMIT THE AMOUNT
THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE
MORTGAGE LOANS THAT MIGHT CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE
OFFERED CERTIFICATES

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to

                                      S-14

delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of
Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A
DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION,
WHICH MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED CERTIFICATES

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO NON-CONFORMING UNDERWRITING STANDARDS,
WHICH MAY RESULT IN LOSSES OR SHORTFALLS ON THE OFFERED CERTIFICATES

         The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family
"non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie
Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines.
These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan.
Accordingly, mortgage loans underwritten under the seller's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY
RESULT IN INCREASED DELINQUENCIES AND LOSSES WITH RESPECT TO THESE MORTGAGE
LOANS

         Approximately 1.64%, 89.36% and 6.58% of the sample mortgage loans in loan group 1 (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date) have initial interest only periods of three, five and ten years, respectively, approximately
22.11%, 14.80%, 28.67% and 34.43% of the sample mortgage loans in loan group 2
(by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation

                                      S-15

date) have initial interest only periods of ten months, three, five and ten years, respectively, approximately 97.94% and 0.36% of the sample mortgage loans in loan group 3 (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date) have initial interest only periods of five and ten years, respectively, approximately 78.86%
and 10.65% of the sample mortgage loans in loan group 4 (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date) have initial interest only periods of five and ten years, respectively and approximately 3.53%, 0.03%, 0.65%, 85.13%, 0.31%
and 2.42% of the sample mortgage loans in loan group 5 (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date) have initial interest only periods of ten months, two, three, five, seven and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the offered certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY RESULT
IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages, terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 72.42%,
83.69%, 72.34%, 38.90% and 60.30% of the sample mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, respectively (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date), are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

                                      S-16

THE RATE AND TIMING OF PREPAYMENTS WILL AFFECT YOUR YIELD

         Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

         o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

         o All of the sample mortgage loans in loan group 1 and loan group 3 and approximately 78.22% of all of the sample mortgage loans in loan group 5 (by aggregate outstanding principal balance of the related sample mortgage loans as of the statistical pool calculation date), require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated
period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

         o The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

         o Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         o The yield to maturity of the Class 1-A-X Certificates will be extremely sensitive to the rate of principal prepayments and liquidations on the related mortgage loans to the extent such prepayments are allocated to the Class
1-A-1 Certificates. The yield to maturity of the Class 3-A-X Certificates will be extremely sensitive to the rate of principal prepayments and liquidations on the related mortgage loans to the extent such prepayments are allocated to the
Class 3-A-1 Certificates. The yield to maturity of the Class 5-A-X Certificates will be extremely sensitive to the rate of principal prepayments and liquidations on the related mortgage loans to the extent such prepayments are allocated to the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class
5-A-5, Class 5-A-6 and Class 5-A-7 Certificates.

         See "Yield on the Certificates" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED
LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted

                                      S-17

Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental
Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

SOME ADDITIONAL RISKS ARE ASSOCIATED WITH THE CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Class
B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balance of the class of Class B
Certificates then outstanding with the lowest payment priority. In addition, after the certificate principal balances of the Class B Certificates have been reduced to zero, any realized losses on the mortgage loans in loan group 1 will be allocated to the Class 1-A-1 Certificates, any realized losses on the mortgage loans in loan group 2 will be allocated to the Class 2-A Certificates, any realized losses on the mortgage loans in loan group 3 will be allocated to the Class 3-A-1 Certificates, any realized losses on the mortgage loans in loan group 4 will be allocated to the Class 4-A Certificates, any realized losses on the mortgage loans in loan group 5 will be allocated to the Class 5-A
Certificates (other than the Class 5-A-X Certificates), pro rata, provided, however, that any realized losses on the mortgage loans that would otherwise be allocated to the Class 5-A-1, Class 5-A-2, Class 5-A-3 and Class 5-A-4
Certificates will instead be allocated to the Class 5-A-5 Certificates, until its certificate principal balance has been reduced to zero. In addition, any realized losses on the mortgage loans that would otherwise be allocated to the
Class 5-A-6 Certificates will instead be allocated to the Class 5-A-7
Certificates, until its certificate principal balance has been reduced to zero.

         If the certificate principal balances of the Class B Certificates have been reduced to zero, there may not be enough principal and interest generated from the mortgage loans available for payments on the other classes of offered certificates, to the extent that realized losses on the mortgage loans reduce the amount available to be paid to such certificates.

         In addition, the yield on the Class 1-A, Class 2-A, Class 3-A, Class
4-A, Class 5-A and Class B Certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of Class B Certificates with a lower payment priority.
Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class 1-A, Class 2-A, Class 3-A, Class 4-A,
Class 5-A and Class B Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS WILL AFFECT YOUR YIELD

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of

                                      S-18

the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Subservicer and
Master Servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The Subservicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Subservicer's aggregate servicing fee for the related calendar month, and the Master Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount required to be paid by the Subservicer which is not paid by the Subservicer and the amount of the
Master Servicer's aggregate servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the Subservicer or the
Master Servicer.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Subservicer or the Master Servicer will be allocated, to the Monthly Interest Distributable Amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the net monthly excess cashflow in accordance with the payment provisions in this prospectus supplement. If these shortfalls are allocated to the offered certificates and are not reimbursed on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

THE CLASS R CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND
INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

         Holders of the Class R Certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the Class R Certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable during or prior to that time. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and "Yield on the Certificates--Additional Yield Considerations
Applicable Solely to the Class R Certificates" in this prospectus supplement.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans also are subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                      S-19

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.

         The seller will represent that as of the closing date, to the best of seller's knowledge, each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws, and each mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THERE MAY BE VARIATIONS IN THE MORTGAGE LOANS FROM THE SAMPLE MORTGAGE LOANS

         The sample mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the mortgage loans, although the extent of such variance is not expected to be material. Within 15 days of the closing date, tables will be filed on Form 8-K reflecting the mortgage loans.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR
HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH
MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and in the prospectus.

A TRANSFER OF SUBSERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON
THE MORTGAGE LOANS

         Subservicing of substantially all of the mortgage loans will be transferred to GMAC Mortgage Corporation commencing on or before August 1, 2005.
Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the bonds. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

                                      S-20

THE RECORDING OF MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

         The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the Class B certificates.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS(R) System, see "The
Mortgage Pool--Sample Mortgage Loan Characteristics" and "Yield on the
Certificates--Yield Sensitivity of the Class B Certificates" in this prospectus supplement.

                                      S-21

                                THE MORTGAGE POOL

GENERAL

         References to percentages of the mortgage loans unless otherwise noted
are calculated based on the aggregate principal balance of the sample mortgage loans as of the Statistical Pool Calculation Date.

         The mortgage pool will consist of five groups of mortgage loans, referred to in this prospectus supplement as Loan Group 1, Loan Group 2, Loan
Group 3, Loan Group 4 and Loan Group 5, and also designated as the Group 1
Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans and the Group 5 Loans,
respectively. The mortgage loans will have original terms to maturity of not greater than 30 years.

         The Seller will convey the mortgage loans to the company on the Closing
Date pursuant to the Mortgage Loan Purchase Agreement and the company will convey the mortgage loans to the trust on the Closing Date pursuant to the
Agreement. The Seller will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the company to the Trustee for the benefit of the Certificateholders. As more particularly described in the prospectus, the Seller will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Certificateholders. In the event the Seller fails to repurchase a mortgage loan, Impac Holdings will be required to do so. See
"The Mortgage Pools--Representations by Sellers" in the prospectus.

         The mortgage loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described in this prospectus supplement. See "--Underwriting Standards" below.

         Substantially all of the mortgage loans will initially be subserviced by Countrywide Home Loans Servicing LP. The subservicing of the mortgage loans will be transferred to GMAC Mortgage Corporation, or an affiliate thereof, on or before August 1, 2005, as described in this prospectus supplement under "Pooling and Servicing Agreement--The Subservicers".

         All of the mortgage loans have scheduled monthly payments due on the
Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

MORTGAGE RATE ADJUSTMENT

         The mortgage rate on the mortgage loans will generally adjust monthly, semi-annually or annually commencing after an initial period after origination of one month, six months, one year, two years, three years, five years, seven years or ten years, as applicable, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

                                      S-22

         The mortgage rate on a substantial majority of the sample mortgage loans adjusts based on an index equal to Six-Month LIBOR. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

         Substantially all of the sample mortgage loans will not have reached their first adjustment date as of the Closing Date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

INDICES ON THE MORTGAGE LOANS

         The index applicable to the determination of the mortgage rate on approximately 98.36%, 85.20%, 98.20%, 37.77% and 88.91% (in each case, by aggregate outstanding principal balance of the related sample mortgage loans as of the Statistical Pool Calculation Date) of the sample Group 1 Loans, Group 2
Loans, Group 3 Loans, Group 4 Loans and Group 5 Loans, respectively, is the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street
Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

         The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.

                                      S-23

                                 SIX-MONTH LIBOR


MONTH                     1997       1998       1999        2000       2001       2002        2003       2004       2005
-----                     ----       ----       ----        ----       ----       ----        ----       ----       ----

January                   5.71%      5.75%      5.04%       6.23%      5.36%      1.99%       1.35%      1.21%      2.96%
February                  5.68       5.78       5.17        6.32       4.96       2.06        1.34       1.10       3.15
March                     5.96       5.80       5.08        6.53       4.71       2.33        1.26       1.09       3.39
April                     6.08       5.87       5.08        6.61       4.23       2.10        1.29       1.10       3.42
May                       6.01       5.81       5.19        7.06       3.91       2.09        1.22       1.11       3.53
June                      5.94       5.87       5.62        7.01       3.83       1.95        1.12       1.36
July                      5.83       5.82       5.65        6.88       3.70       1.86        1.15       1.99
August                    5.86       5.69       5.90        6.83       3.48       1.82        1.21       1.99
September                 5.85       5.36       5.96        6.76       2.53       1.75        1.18       2.17
October                   5.81       5.13       6.13        6.72       2.17       1.62        1.22       2.30
November                  6.04       5.28       6.04        6.68       2.10       1.47        1.25       2.62
December                  6.01       5.17       6.13        6.20       1.98       1.38        1.22       2.78


         The index applicable to the determination of the mortgage rate on approximately 1.64%, 14.80%, 1.80%, 62.23% and 10.83% (in each case, by aggregate outstanding principal balance of the related sample mortgage loans as of the Statistical Pool Calculation Date) of the sample mortgage loans in Loan
Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5,
respectively, is the average of the interbank offered rates for one-year United
States dollar deposits in the London market as published by Fannie Mae or The
Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or One-Year
LIBOR.

         The index applicable to the determination of the mortgage rate on approximately 0.26% (in each case, by aggregate outstanding principal balance of the related sample mortgage loans as of the Statistical Pool Calculation Date)
of the sample mortgage loans in Loan Group 5 will be based on One-Month LIBOR.
One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street
Journal and are most recently available as of the time specified in the related mortgage note.

PREPAYMENT CHARGES

         All of the sample mortgage loans in Loan Group 1 and Loan Group 3, none of the sample mortgage loans in Loan Group 2 and Loan Group 4 and approximately
78.22% of the sample mortgage loans in Loan Group 5 provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments.
Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months to five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.
The holders of the Class 1-A-X Certificates will be entitled to all prepayment charges received on the group 1 mortgage loans, the holders of the Class 3-A-X
Certificates will be entitled to all prepayment charges received on the group 3 mortgage loans, the holders of the Class 5-A-X Certificates will be entitled to all prepayment charges received on the group 5 mortgage loans and these amounts will not be available for distribution on the other classes of certificates.

                                      S-24

The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the
Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

PRIMARY MORTGAGE INSURANCE

         Approximately 36.72% of the sample mortgage loans with a loan-to-value ratio at origination in excess of 80.00% will be insured by one of the following: (1) a Primary Insurance Policy issued by a private mortgage insurer
(other than a PMI Insurer Policy) or (2) the PMI Insurer Policy.

         Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01%
and up to and including 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least 12.00% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded
90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least
20.00% of the Allowable Claim.

         See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder -
Hazard Insurance Policies" in the Prospectus.

THE PMI INSURER

Radian Guaranty Inc.

         Radian Guaranty Inc., a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is licensed in all 50 states and in the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian's financial strength is rated "AA" by S&P and Fitch Ratings and "Aa3" by Moody's. Radian's financial strength currently is not rated by any other rating agency. Each financial strength rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies' current assessments of the creditworthiness of
Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of Offered Certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market prices of the Offered
Certificates. Radian does not guaranty the market prices of the Offered
Certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

         Copies of Radian's quarterly and annual statutory financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to
Radian at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania
19103. Radian's telephone number is (215) 231-1000.

                                      S-25

THE PMI POLICY

         Approximately 0.09% of the sample mortgage loans by aggregate principal balance as of the Statistical Pool Calculation Date, are insured by the PMI
Insurer pursuant to the PMI Insurer Policy. The mortgage loans covered by the
PMI Insurer Policy are referred to as the PMI Mortgage Loans. The insured percentage of the claim varies on a loan-by-loan basis based upon the original loan-to-value ratio of the mortgage loan.

         The PMI Insurer Policy will only cover those mortgage loans which meet certain underwriting criteria as determined by the PMI Insurer. The PMI Insurer
Policy will be required to remain in force with respect to each PMI Mortgage
Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full or liquidated, (ii) upon written notice of cancellation of the PMI Insurer Policy from the insured to the PMI Insurer, (iii) upon written notice of cancellation of the PMI Insurer Policy from the PMI Insurer to the insured or (iv) any event specified in the PMI Insurer Policy occurs that allows for the termination of that PMI Insurer Policy by the PMI Insurer.

         The PMI Insurer Policy generally will require that delinquencies on any
PMI Mortgage Loan must be reported to the PMI Insurer within fifteen (15) days after such loan is three (3) months in default, and appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default. The PMI Policy under which the PMI Mortgage Loans are insured will contain provisions substantially as follows: (i) a claim generally includes unpaid principal, accrued interest to the date such claim is presented by the insured, and certain advances and expenses as set forth in the
PMI Insurer Policy; (ii) when a claim is presented the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the PMI Mortgage Loan; and (iii) a claim generally must be paid within
60 days after the claim is filed by the insured.

         Unless approved in writing by the PMI Insurer, the insured under the
PMI Insurer Policy will not be permitted to make any change in the terms of a
PMI Mortgage Loan, including the borrowed amount, mortgage rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by the terms of the related PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured's approval, the PMI Insurer's liability for coverage of the PMI Mortgage Loan under the related PMI Insurer Policy generally will terminate as of the date of such assumption, unless the applicable PMI Insurer approves the assumption in writing.

         The PMI Insurer Policy specifically excludes coverage of: (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; and (ii) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Insurer Policy or of its obligations as imposed by operation of law and (iii) certain other claims as set forth in the PMI Insurer Policy.

         In issuing the PMI Insurer Policy, the PMI Insurer will rely upon certain information and data regarding the PMI Mortgage Loans furnished to the
PMI Insurer by the originator. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) any loss arising in connection with the failure of the borrower to make any payment of principal and interest due under a loan which payment arises because the insured exercised its right to call or accelerate such loan or because the term of such loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest, (ii) any loss from a loan where a delinquency exists at the effective date of the certificate of insurance, as defined

                                      S-26

in the PMI Insurer Policy, (iii) misrepresentation or fraud in obtaining such
PMI Insurer Policy or negligence in origination or servicing of the PMI Mortgage
Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance, or (iv) failure to construct a property securing a
PMI Mortgage Loan in accordance with specified plans. In addition, the PMI
Insurer Policy will not cover the costs or expenses related to the repair of physical damage to a property securing a PMI Mortgage Loan.

         The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the PMI Insurer Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Insurer Policy, a copies of which are available upon request from the Indenture Trustee.

SAMPLE MORTGAGE LOAN CHARACTERISTICS

         The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of 2,187 sample mortgage loans,
96 of which are in Loan Group 1, 52 of which are in Loan Group 2, 216 of which are in Loan Group 3, 41 of which are in Loan Group 4 and 1,782 of which are in
Loan Group 5. References to percentages of the sample mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Statistical Pool Calculation Date.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Master Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Seller and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to
MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS(R)
System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. Some of the sample
Group 1 Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans and Group 5 Loans
were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield on the Certificates--Yield
Sensitivity of the Class B Certificates" in this prospectus supplement.

Loan Group 1

         The sample Group 1 Loans had an aggregate principal balance as of the
Statistical Pool Calculation Date of approximately $30,156,163.92, after application of scheduled payments due on or before the Statistical Pool
Calculation Date, whether or not received. All of the sample Group 1 Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 1 Loans at origination was approximately $314,135.65. No sample Group 1 Loan had a principal balance at origination of greater than approximately $900,000.00 or less than approximately $78,100.00. The average principal balance of the sample
Group 1 Loans as of the Statistical Pool Calculation Date was approximately
$314,126.71. No sample Group 1 Loan had a principal balance as of the
Statistical Pool Calculation Date of greater than approximately $900,000.00 or less than approximately $78,010.42.

                                      S-27

         As of the Statistical Pool Calculation Date, the sample Group 1 Loans had mortgage rates ranging from approximately 4.875% per annum to approximately
6.950% per annum and the weighted average mortgage rate was approximately 5.607%
per annum. The weighted average remaining term to stated maturity of the sample
Group 1 Loans was approximately 359 months as of the Statistical Pool
Calculation Date. None of the sample Group 1 Loans will have a first Due Date prior to November 1, 2004, or after July 1, 2005, or will have a remaining term to maturity of less than 353 months or greater than 360 months as of the
Statistical Pool Calculation Date. The latest maturity date of any sample Group
1 Loan is June 1, 2035.

         Approximately 1.64%, 89.36% and 6.58% of the sample Group 1 Loans have initial interest only periods of three, five and ten years, respectively.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the sample Group 1 Loans was approximately 70.33%. No loan-to-value ratio at origination of any sample
Group 1 Loan was greater than approximately 88.45% or less than approximately
41.67%.

         None of the sample Group 1 Loans are buydown mortgage loans.

         None of the Group 1 Loans will be subject to the Home Ownership and
Equity Protection Act of 1994 or any comparable state law.

         Substantially all of the sample Group 1 Loans will not have reached their first adjustment date as of the Closing Date.

         All of the sample Group 1 Loans provide for prepayment charges.

         None of the sample Group 1 Loans are covered by a Primary Insurance
Policy or the PMI Insurer Policy.

         With respect to substantially all of the Group 1 Loans, the minimum mortgage rate is equal to the gross margin.

         Set forth below is a description of certain additional characteristics of the sample Group 1 Loans as of the Statistical Pool Calculation Date, except as otherwise indicated. All percentages of the sample Group 1 Loans are approximate percentages by aggregate principal balance as of the Statistical
Pool Calculation Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                      S-28

                                     INDICES


                                                  % OF
                                                   POOL     WEIGHTED                            WEIGHTED     WEIGHTED
                      NUMBER                        BY      AVERAGE      WEIGHTED   WEIGHTED     AVERAGE      AVERAGE
                        OF        PRINCIPAL     PRINCIPAL    GROSS       AVERAGE    AVERAGE     ORIGINAL     COMBINED      % FULL
   INDEX FOR LOANS     LOANS       BALANCE       BALANCE     COUPON     NET COUPON    FICO         LTV          LTV       ALT DOC
   ---------------     -----      -----------    ------      ------      -------     -----       -------      -------     -------

One-Year LIBOR......       1      $   494,400      1.64%      5.250%       4.845%      682         80.00%       95.00%       0.00%
Six-Month LIBOR.....      95       29,661,764     98.36       5.613        5.176       700         70.17        81.97       11.60
                       -----      -----------    ------      ------      -------     -----       -------      -------      ------
Total:..............      96      $30,156,164    100.00%      5.607%       5.171%      700         70.33%       82.18%      11.41%
                       =====      ===========    ======


                      PRINCIPAL BALANCES AS OF ORIGINATION



                                                  % OF POOL                                        WEIGHTED   WEIGHTED
                            NUMBER                   BY         WEIGHTED     WEIGHTED   WEIGHTED    AVERAGE    AVERAGE
    PRINCIPAL BALANCES        OF      PRINCIPAL   PRINCIPAL     AVERAGE       AVERAGE    AVERAGE   ORIGINAL   COMBINED      % FULL
   AS OF ORIGINATION ($)     LOANS     BALANCE     BALANCE    GROSS COUPON  NET COUPON    FICO        LTV        LTV       ALT DOC
   ---------------------    -------   ----------  ---------   ------------  ----------  --------   --------   ---------    -------

50,000.01 - 100,000.00..          4   $  350,910      1.16%       5.645%        5.240%      700      61.38%     78.72%        0.00%
100,000.01 - 150,000.00.          6      704,232      2.34        5.690         5.285       730      71.70      89.64        18.74
150,000.01 - 200,000.00.         12    2,135,898      7.08        5.523         5.118       698      69.22      80.36         8.36
200,000.01 - 250,000.00.         23    5,099,850     16.91        5.648         5.168       721      67.02      80.04        12.46
250,000.01 - 300,000.00.         13    3,489,400     11.57        5.625         5.220       695      68.02      80.38        14.93
300,000.01 - 350,000.00.          4    1,288,900      4.27        5.771         5.366       689      71.19      90.98        23.86
350,000.01 - 400,000.00.          9    3,356,233     11.13        5.902         5.331       691      75.51      84.78        22.83
400,000.01 - 450,000.00.          5    2,148,640      7.13        5.553         5.148       702      70.79      83.97         0.00
450,000.01 - 500,000.00.          5    2,355,150      7.81        5.477         5.072       714      72.10      92.23         0.00
500,000.01 - 550,000.00.          4    2,136,550      7.08        5.813         5.408       689      65.28      76.12         0.00
550,000.01 - 600,000.00.          5    2,880,500      9.55        5.469         5.064       672      70.00      78.80         0.00
600,000.01 - 650,000.00.          2    1,276,500      4.23        5.307         4.902       726      73.73      87.64         0.00
650,000.01 - 700,000.00.          3    2,033,400      6.74        5.583         5.178       652      72.62      75.86         0.00
850,000.01 - 900,000.00.          1      900,000      2.98        4.990         4.585       765      80.00      80.00       100.00
                             ------   ----------   -------      -------       -------    ------     ------     ------       ------
Total:..................         96   $30,156,164   100.00%       5.607%        5.171%      700      70.33%     82.18%       11.41%
                             ======   ===========  =======


         As of origination, the average principal balance of the sample Group 1
Loans was approximately $314,135.65.

                                      S-29

         PRINCIPAL BALANCES AS OF THE STATISTICAL POOL CALCULATION DATE



                                                     % OF
                                                     POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                            NUMBER                    BY       AVERAGE     WEIGHTED   WEIGHTED   AVERAGE     AVERAGE
           CURRENT            OF      PRINCIPAL    PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED      % FULL
    PRINCIPAL BALANCE ($)    LOANS     BALANCE      BALANCE    COUPON     NET COUPON    FICO       LTV         LTV        ALT DOC
--------------------------  ------   -----------   ---------  --------    ----------  --------   --------   ---------    ---------

50,000.01-100,000.00......       4   $   350,910       1.16%    5.645%       5.240%      700       61.38%      78.72%       0.00%
100,000.01-150,000.00.....       6       704,232       2.34     5.690        5.285       730       71.70       89.64       18.74
150,000.01-200,000.00.....      12     2,135,898       7.08     5.523        5.118       698       69.22       80.36        8.36
200,000.01-250,000.00.....      23     5,099,850      16.91     5.648        5.168       721       67.02       80.04       12.46
250,000.01-300,000.00.....      13     3,489,400      11.57     5.625        5.220       695       68.02       80.38       14.93
300,000.01-359,699.00.....       6     2,001,533       6.64     5.786        5.381       705       72.54       88.78       15.36
359,699.01-600,000.00.....      26    12,164,440      40.34     5.645        5.194       690       70.94       83.14        6.30
600,000.01-800,000.00.....       5     3,309,900      10.98     5.476        5.071       680       73.05       80.41        0.00
800,000.01-1,000,000.00...       1       900,000       2.98     4.990        4.585       765       80.00       80.00      100.00
                             -----   -----------    -------     -----      -------      ----      ------      ------      ------
Total:....................      96   $30,156,164     100.00%    5.607%       5.171%      700       70.33%      82.18%      11.41%
                             =====   ===========    =======


         As of the Statistical Pool Calculation Date, the average current principal balance of the sample Group 1 Loans was approximately $314,126.71.

                                 MORTGAGE RATES



                                                 % OF
                                                 POOL      WEIGHTED                               WEIGHTED    WEIGHTED
                      NUMBER                      BY        AVERAGE      WEIGHTED     WEIGHTED     AVERAGE     AVERAGE
     CURRENT GROSS      OF       PRINCIPAL    PRINCIPAL      GROSS        AVERAGE      AVERAGE    ORIGINAL    COMBINED    % FULL
       RATE (%)        LOANS      BALANCE      BALANCE      COUPON      NET COUPON      FICO         LTV         LTV      ALT DOC
--------------------  ------   -------------  ---------    --------     ----------    --------    --------    ---------   -------

4.501 - 5.000.......       5   $   2,778,000      9.21%      4.967%        4.562%         735       74.03%      79.05%      32.40%
5.001 - 5.500.......      37      10,142,160     33.63       5.396         4.976          702       68.80       82.27        5.93
5.501 - 6.000.......      51      16,318,004     54.11       5.792         5.387          695       69.94       82.14        6.26
6.001 - 6.500.......       1         307,500      1.02       6.090         5.685          651       75.00       99.40      100.00
6.501 - 7.000.......       2         610,500      2.02       6.846         5.149          639       87.25       87.25      100.00
                       -----   -------------   -------      ------        ------         ----     -------     -------     -------
Total:..............      96   $  30,156,164    100.00%      5.607%        5.171%         700       70.33%      82.18%      11.41%
                       =====   =============   =======


         As of the Statistical Pool Calculation Date, the weighted average mortgage rate of the sample Group 1 Loans was approximately 5.607% per annum.

                              NEXT ADJUSTMENT DATE



                                                % OF POOL   WEIGHTED                                          WEIGHTED
                                                   BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED      AVERAGE
                         NUMBER    PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE     COMBINED    % FULL
 NEXT ADJUSTMENT DATE   OF LOANS    BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV      LTV      ALT DOC
----------------------  --------  -----------  -----------  --------   ----------   ---------  ------------   ---------   -------

October 1, 2007......         1   $   595,000      1.97%      4.875%      4.470%       678        70.00%       70.00%      0.00%
December 1, 2007.....         1       650,000      2.16       5.000       4.595        727        77.33        95.00       0.00
February 1, 2008.....         2     1,357,250      4.50       5.162       4.757        759        76.63        86.73      66.31
March 1, 2008........         4       396,532      1.31       5.693       5.288        755        69.52        96.50       0.00
April 1, 2008........        42    13,452,982     44.61       5.644       5.169        691        70.48        82.32      12.47
May 1, 2008..........        44    13,268,100     44.00       5.672       5.267        697        69.25        80.96       6.51
June 1, 2008.........         2       436,300      1.45       5.682       5.277        765        70.00        85.40       0.00
                         ------   -----------   -------      ------      ------       ----       ------       ------     ------
Total:...............        96   $30,156,164    100.00%      5.607%      5.171%       700        70.33%       82.18%     11.41%
                         ======   ===========   =======


         As of the Statistical Pool Calculation Date, the weighted average remaining months to the next adjustment date of the sample Group 1 Loans was approximately 35 months.

                                      S-30

                                  GROSS MARGIN



                                                % OF POOL   WEIGHTED                                         WEIGHTED
                                                   BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
                         NUMBER    PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
   GROSS MARGIN (%)     OF LOANS    BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
----------------------  --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

2.001 - 2.250.........      2    $  1,101,640       3.65%    5.799%       5.394%        711        78.69%      86.45%       0.00%
2.251 - 2.500.........      1         494,400       1.64     5.250        4.845         682        80.00       95.00        0.00
2.501 - 2.750.........      1         161,000       0.53     5.500        5.095         744        70.00       95.00        0.00
2.751 - 3.000.........     24       7,490,610      24.84     5.483        5.078         742        70.25       84.96        5.75
3.001 - 3.250.........     11       3,751,432      12.44     5.502        5.097         732        72.07       86.50       23.99
3.251 - 3.500.........     18       5,431,500      18.01     5.687        5.282         693        66.67       78.65        0.00
3.501 - 3.750.........     23       7,280,250      24.14     5.658        5.253         656        66.94       79.06        8.40
3.751 - 4.000.........      5       1,617,200       5.36     5.367        4.962         677        71.16       76.98       22.76
4.001 - 4.250.........      2         319,600       1.06     5.227        4.357         737        79.97       88.35       66.49
4.751 - 5.000.........      6       1,590,532       5.27     5.668        5.263         683        75.77       75.77        0.00
5.001 - 5.250.........      1         307,500       1.02     6.090        5.685         651        75.00       99.40      100.00
5.751 - 6.000.........      2         610,500       2.02     6.846        5.149         639        87.25       87.25      100.00
                        -----    ------------    -------   -------     --------     -------     --------     -------     -------
Total:................     96    $ 30,156,164     100.00%    5.607%       5.171%        700        70.33%      82.18%      11.41%
                        =====    ============    =======


         As of the Statistical Pool Calculation Date, the weighted average Gross
Margin of the sample Group 1 Loans was approximately 3.475% per annum.

                              MAXIMUM MORTGAGE RATE



                                               % OF POOL    WEIGHTED                                         WEIGHTED
                                                   BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
  MAXIMUM MORTGAGE       NUMBER    PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
      RATE (%)          OF LOANS    BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
----------------------  --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

9.501 - 10.000........      1    $     650,000     2.16%     5.000%       4.595%        727       77.33%       95.00%       0.00%
10.501 - 11.000.......      4        2,128,000     7.06      4.957        4.552         738       73.03        74.18       42.29
11.001 - 11.500.......     37       10,370,660    34.39      5.412        5.007         700       68.52        82.12        3.75
11.501 - 12.000.......     52       16,487,504    54.67      5.835        5.382         694       70.57        82.39        9.89
12.001 or more........      2          520,000     1.72      5.681        4.990         679       79.09        93.52      100.00
                       ------    -------------  -------     ------       ------       -----      ------       ------     -------
Total:................     96    $  30,156,164   100.00%     5.607%       5.171%        700       70.33%       82.18%      11.41%
                       ======    =============  =======


         As of the Statistical Pool Calculation Date, the weighted average
Maximum Mortgage Rate of the sample Group 1 Loans was approximately 11.578% per annum.

                           ORIGINAL INTEREST ONLY TERM



                                             % OF POOL    WEIGHTED                                         WEIGHTED
                                                 BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
 ORIGINAL INTEREST    NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
 ONLY TERM (MONTHS)  OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
-------------------  --------  ------------- -----------  --------   ----------   ---------  ------------  ---------   -------

0................        4     $     727,608      2.41%     5.585%      5.180%        644       72.17%       74.32%      0.00%
36...............        1           494,400      1.64      5.250       4.845         682       80.00        95.00       0.00
60...............       86        26,948,873     89.36      5.625       5.185         700       69.76        81.52      12.77
120..............        5         1,985,282      6.58      5.460       5.055         720       74.99        90.86       0.00
                     -----     -------------   -------     ------      ------        ----      ------       ------      -----
Total:...........       96     $  30,156,164    100.00%     5.607%      5.171%        700       70.33%       82.18%     11.41%
                     =====     =============   =======


                                      S-31

                           INITIAL RATE CAP



                                            % OF POOL    WEIGHTED                                         WEIGHTED
                                                BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
FIRST ADJUSTMENT     NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
     CAP (%)        OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
-----------------   --------  ------------  -----------  --------   ----------   ---------  ------------  ---------   -------

2.000..........         1     $   494,400        1.64%     5.250%      4.845%        682       80.00%      95.00%        0.00%
3.000..........        89      27,429,624       90.96      5.577       5.172         701       69.28       81.45         8.42
6.000..........         6       2,232,140        7.40      6.058       5.233         684       81.13       88.31        50.65
                   ------     -----------     -------     ------      ------        ----      ------      ------       ------
Total:.........        96     $30,156,164      100.00%     5.607%      5.171%        700       70.33%      82.18%       11.41%
                   ======     ===========     =======


                               SUBSEQUENT RATE CAP



                                         % OF POOL    WEIGHTED                                         WEIGHTED
                                             BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
 SUBSEQUENT       NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
RATE CAP (%)     OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
---------------  --------  ------------  -----------  --------   ----------   ---------  ------------  ---------   -------

1.000..........      93    $ 28,560,124      94.71%     5.606%      5.168%        699       69.84%      81.79%      12.05%
2.000..........       3       1,596,040       5.29      5.629       5.224         702       79.10       89.10        0.00
                  -----    ------------    -------     ------      ------        ----      ------      ------      ------
Total:.........      96    $ 30,156,164     100.00%     5.607%      5.171%        700       70.33%      82.18%      11.41%
                  =====    ============    =======


                          ORIGINAL LOAN-TO-VALUE RATIOS



                                            % OF POOL    WEIGHTED                                         WEIGHTED
                                                BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
                     NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
 ORIGINAL LTV (%)   OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
------------------  --------  ------------  -----------  --------   ----------   ---------  ------------  ---------   -------

50.00 or less......      5     $ 1,041,000      3.45%      5.566%      5.161%        646       47.58%       47.58%      0.00%
50.01 - 55.00......      2         739,250      2.45       5.591       5.186         705       53.97        59.96       0.00
55.01 - 60.00......      5       1,125,000      3.73       5.547       5.142         713       57.68        57.68       0.00
60.01 - 65.00......      6       1,535,550      5.09       5.511       5.106         646       64.00        67.32       0.00
65.01 - 70.00......     57      18,302,642     60.69       5.612       5.207         705       69.91        85.11       3.59
70.01 - 75.00......      3         862,000      2.86       5.674       5.269         697       73.09        88.13      35.67
75.01 - 80.00......     15       5,727,722     18.99       5.516       5.111         710       79.35        89.22      28.84
80.01 - 85.00......      2         425,000      1.41       6.020       4.720         678       85.00        85.00     100.00
85.01 - 90.00......      1         398,000      1.32       6.790       4.985         640       88.45        88.45     100.00
                    ------     -----------    ------      ------      ------        ----      ------       ------     ------
Total:.............     96     $30,156,164    100.00%      5.607%      5.171%        700       70.33%       82.18%     11.41%
                    ======     ===========    ======


         The minimum and maximum loan-to-value ratios of the sample Group 1
Loans at origination were approximately 41.67% and 88.45%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 1 Loans at origination was approximately 70.33%.

                                      S-32

                                 OCCUPANCY TYPES



                                            % OF POOL    WEIGHTED                                         WEIGHTED
                                                BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
                     NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
 OCCUPANCY TYPES    OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
------------------  --------  ------------  -----------  --------   ----------   ---------  ------------  ---------   -------

Investor...........    43     $13,733,918      45.54%     5.597%      5.192%        710        69.08%       80.10%      2.83%
Primary............    48      15,107,646      50.10      5.614       5.147         695        72.16        84.45      20.20
Secondary..........     5       1,314,600       4.36      5.631       5.226         648        62.50        77.77       0.00
                    -----     -----------     ------     ------      ------        ----       ------       ------     ------
Total:.............    96     $30,156,164     100.00%     5.607%      5.171%        700        70.33%       82.18%     11.41%
                    =====     ===========     ======


         Occupancy type is based on the representation of the borrower at the time of origination.

                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE



                                                      % OF POOL    WEIGHTED                                         WEIGHTED
    MORTGAGE LOAN                                         BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
     PROGRAM AND               NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
    DOCUMENT TYPE             OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
------------------------   --------  ------------- -----------  --------   ----------   ---------  ------------  ---------   -------

Express No Doc..........        2    $    420,790       1.40%     5.558%      5.153%        630        69.31%      69.31%     0.00%
Express No Doc Verified
Assets..................        1         237,000       0.79      6.000       5.595         695        57.81       57.81      0.00
Express Non Verified
Assets..................        3         981,933       3.26      5.787       5.382         701        75.22       75.22      0.00
Express Verified Assets.        4       1,125,100       3.73      5.708       5.303         694        67.72       82.74      0.00
Full....................       11       3,440,450      11.41      5.694       5.017         700        79.20       90.39    100.00
Stated..................       70      22,320,890      74.02      5.575       5.170         702        69.11       81.80      0.00
SISA....................        5       1,630,000       5.41      5.633       5.228         688        69.37       80.69      0.00
                            -----    ------------    -------     ------      ------        ----       ------      ------    ------
Total:..................       96    $ 30,156,164     100.00%     5.607%      5.171%        700        70.33%      82.18%    11.41%
                            =====    ============    =======


         See "--Underwriting Standards" below for a detailed description of the
Seller's loan programs and documentation requirements.

                                      S-33

                              CREDIT GRADE CATEGORY



                                                   % OF POOL    WEIGHTED                                         WEIGHTED
                                                       BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
                            NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED   % FULL
     CREDIT QUALITY        OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV     ALT DOC
------------------------   --------  ------------- -----------  --------   ----------   ---------  ------------  ---------  -------

A(1)....................       32     $10,259,848      34.02%     5.640%      5.158%        652        69.59%      78.89%    18.49%
A-(1)...................        1         274,000       0.91      5.625       5.220         609        63.43       63.43      0.00
A+(1)...................       57      17,983,216      59.63      5.573       5.159         728        71.31       84.93      8.58
Progressive Express I(2)        4         854,100       2.83      5.782       5.377         760        63.86       70.53      0.00
Progressive Express II(2)       2         785,000       2.60      5.768       5.363         628        67.13       81.40      0.00
                             ----      ----------    -------     ------      ------        ----       ------      ------    ------
Total:..................       96     $30,156,164     100.00%     5.607%      5.171%        700        70.33%      82.18%    11.41%
                             ====      ===========   =======


---------------
(1) All of these sample Group 1 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program.
Credit grades of A+, A and A- correspond to Progressive Series I+, I and II, and
III, respectively.

(2) These sample Group 1 Loans were originated under the Seller's Progressive
Express(TM) Program. The underwriting for these sample Group 1 Loans is generally based on the borrower's "Credit Score" score and therefore these sample Group 1 Loans do not correspond to the alphabetical risk categories listed above. Each mortgage loan originated pursuant to the Express Priority
Refi(TM) Program has been placed in Progressive Express(TM) Program II.

         See "--Underwriting Standards" below for a description of the Seller's risk categories.

                                 PROPERTY TYPES



                                                   % OF POOL    WEIGHTED                                         WEIGHTED
                                                       BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
                            NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED   % FULL
 MORTGAGE PROPERTIES       OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV     ALT DOC
----------------------     --------  ------------  -----------  --------   ----------   ---------  ------------  ---------  -------

Townhouse............           1     $   532,000       1.76%     5.625%      5.220%       643        70.00%       85.00%     0.00%
Condominium..........          11       2,527,000       8.38      5.385       4.980        722        68.66        84.60      0.00
PUD..................          18       5,975,091      19.81      5.422       5.017        707        72.41        82.99     21.57
Single Family........          47      13,625,490      45.18      5.725       5.252        689        70.57        82.14     15.79
Two- to Four Family..          19       7,496,583      24.86      5.612       5.207        710        68.83        80.60      0.00
                           ------     -----------    -------     ------      ------       ----       ------       ------    ------
Total:...............          96     $30,156,164     100.00%     5.607%      5.171%       700        70.33%       82.18%    11.41%
                           ======     ===========    =======


                                      S-34

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
     GEOGRAPHICAL        NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
 DISTRIBUTION (TOP 5)   OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
----------------------  --------  ------------  -----------  --------   ----------   ---------  ------------  ---------   -------

California.........        62     $21,839,981       72.42%     5.573%     5.168%        701        69.70%       80.03%      6.96%
Nevada.............         6       2,336,350        7.75      5.510      5.105         691        72.04        87.53       9.01
Florida............         9       1,740,400        5.77      5.642      5.237         693        67.20        81.76      17.67
Maryland...........         4         950,000        3.15      5.949      4.801         702        81.08        89.08      83.05
Arizona............         4         921,690        3.06      5.676      5.271         682        72.12        82.07       0.00
Other..............        11       2,367,742        7.85      5.826      5.324         707        71.80        94.30      25.90
                        -----     -----------      ------     ------     ------        ----       ------       ------     ------
Total:.............        96     $30,156,164      100.00%     5.607%     5.171%        700        70.33%       82.18%     11.41%
                        =====     ===========      ======


         No more than approximately 2.98% of the sample Group 1 Loans (by aggregate outstanding principal balance as of the Statistical Pool Calculation
Date) are secured by mortgaged properties located in any one zip code.

                              DEBT-TO-INCOME RATIO



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
  DEBT-TO-INCOME         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
      RATIO             OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
---------------------   --------  ------------  -----------  --------   ----------   ---------  ------------  ---------   -------

Not Required.........        16     $4,267,540      14.15%     5.579%      5.174%        697        67.09%      78.11%      0.00%
1 - 5................         1        225,000       0.75      5.500       5.095         638        60.00       60.00       0.00
11 - 15..............         1        434,000       1.44      5.500       5.095         721        70.00       80.00       0.00
16 - 20..............         1        536,250       1.78      5.625       5.220         693        53.63       61.88       0.00
21 - 25..............         5      1,788,500       5.93      5.451       5.046         719        70.00       83.35       0.00
26 - 30..............         6      1,563,208       5.18      5.964       5.203         651        71.12       77.89      25.46
31 - 35..............        11      3,732,310      12.38      5.486       5.081         676        67.97       78.22       0.00
36 - 40..............        13      4,488,732      14.88      5.608       5.203         683        68.02       79.49       0.00
41 - 45..............        19      6,321,383      20.96      5.540       5.135         712        74.12       84.68      14.24
46 - 50..............        19      5,176,740      17.17      5.719       5.240         721        74.82       94.97      41.39
51 - 55..............         4      1,622,500       5.38      5.726       5.321         718        68.27       72.13       0.00
                         ------    -----------    -------     ------      ------        ----       ------      ------     ------
Total:...............        96    $30,156,164     100.00%     5.607%      5.171%        700        70.33%      82.18%     11.41%
                         ======    ===========    =======


         As of the Statistical Pool Calculation Date, the weighted average debt-to-income ratio of the sample Group 1 Loans was approximately 32.96% per annum.

                           ORIGINAL PREPAYMENT PENALTY



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
 ORIGINAL PREPAYMENT     NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
PENALTY TERM (MONTHS)   OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
---------------------   --------  ------------  -----------  --------   ----------   ---------  ------------  ---------   -------

7..................          1     $   427,640      1.42%      5.875%     5.470%        759        79.93%       99.91%      0.00%
12.................         41      13,744,800     45.58       5.510      5.105         697        68.97        79.46      12.29
24.................         15       4,285,550     14.21       5.601      5.196         726        72.15        88.7        5.88
36.................         39      11,698,174     38.79       5.713      5.228         691        70.91        82.34      12.81
                          ----     -----------   -------      ------     ------       -----       ------       ------     ------
Total:.............         96     $30,156,164    100.00%      5.607%     5.171%        700        70.33%       82.18%     11.41%
                          ====     ===========   =======


                                      S-35

                     MONTHS REMAINING TO SCHEDULED MATURITY



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
 MONTHS REMAINING TO     NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
       MATURITY         OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
---------------------   --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

351 - 355..........          2    $ 1,245,000      4.13%      4.940%       4.535%       704        73.83%      83.05%       0.00%
356 - 360..........         94     28,911,164     95.87       5.636        5.198        699        70.18       82.14       11.90
                        ------    -----------    ------      ------       ------       ----       ------      ------      ------
Total:.............         96    $30,156,164    100.00%      5.607%       5.171%       700        70.33%      82.18%      11.41%
                        ======    ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average months remaining to scheduled maturity of the sample Group 1 Loans was approximately 359 months.

                                  CREDIT SCORES



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
                         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
    CREDIT SCORES       OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

601 - 620..........         1     $   274,000       0.91%     5.625%      5.220%        609        63.43%      63.43%      0.00%
621 - 640..........        10       3,641,690      12.08      5.798       5.176         633        70.92       75.81      16.76
641 - 660..........        14       4,705,000      15.6       5.621       5.216         651        67.59       80.27      20.07
661 - 680..........        10       2,698,158       8.95      5.495       5.090         671        70.56       81.36      12.70
681 - 700..........        13       4,950,333      16.42      5.740       5.335         688        69.96       79.06       0.00
701 - 720..........        10       2,850,650       9.45      5.630       5.173         712        70.75       85.58       7.45
721 - 740..........        12       3,927,100      13.02      5.521       5.116         729        70.26       81.63       6.42
741 - 760..........         9       2,322,100       7.70      5.607       5.202         751        72.8        91.81       0.00
761 or more........        17       4,787,132      15.87      5.428       5.023         774        71.86       87.41      22.53
                         ----     -----------     ------     ------     -------       -----       ------      ------     ------
Total:.............        96     $30,156,164     100.00%     5.607%      5.171%        700        70.33%      82.18%     11.41%
                         ====     ===========     ======


         As of the Statistical Pool Calculation Date, the weighted average credit score of the sample Group 1 Loans for which credit scores are available was approximately 700.

                             RANGE OF MONTHS TO ROLL



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED     WEIGHTED     AVERAGE
RANGE OF MONTHS          NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE      AVERAGE    COMBINED    % FULL
    TO ROLL             OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO     ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

25 - 36............        94     $29,719,864      98.55%     5.606%      5.169%        699        70.34%      82.13%      11.58%
37 - 48............         2         436,300       1.45      5.682       5.277         765        70.00       85.40        0.00
                        -----     -----------     ------     ------      ------        ----       ------      ------      ------
Total:.............        96     $30,156,164     100.00%     5.607%      5.171%        700        70.33%      82.18%      11.41%
                        =====     ===========     ======


         As of the Statistical Pool Calculation Date, the weighted average months to roll of the sample Group 1 Loans was approximately 35 months.

                                      S-36

                                  LOAN PURPOSES



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
                         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
   LOAN PURPOSE         OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

Purchase.............       57    $ 16,579,123     54.98%     5.561%      5.156%        716        71.04%       87.17%      7.71%
Cash Out Refinance...       35      12,327,941     40.88      5.657       5.176         679        69.14        75.92      16.47
Rate/Term Refinance..        4       1,249,100      4.14      5.723       5.318         685        72.77        77.78      10.57
                        ------    ------------    ------     ------      ------      ------       ------      -------     ------
Total:...............       96    $ 30,156,164    100.00%     5.607%      5.171%        700        70.33%       82.18%     11.41%
                        ======    ============    ======


                                AMORTIZATION TYPE



                                               % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
                         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
AMORTIZATION TYPE       OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

Interest Only......         92    $29,428,555     97.59%      5.607%      5.171%        701       70.29%        82.37%    11.69%
Fully Amortizing...          4        727,608      2.41       5.585       5.180         644       72.17         74.32      0.00
                        ------    -----------    ------      ------     -------      ------      ------       -------    ------
Total:.............         96    $30,156,164    100.00%      5.607%      5.171%        700       70.33%        82.18%    11.41%
                        ======    ===========    ======


         In general, in the case of a mortgage loan made for "rate and term"
refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Loan Group 2

         The sample Group 2 Loans had an aggregate principal balance as of the
Statistical Pool Calculation Date of approximately $20,157,783.47, after application of scheduled payments due on or before the Statistical Pool
Calculation Date, whether or not received. All of the sample Group 2 Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 2 Loans at origination was approximately $387,669.23. No sample Group 2 Loan had a principal balance at origination of greater than approximately $1,135,000.00 or less than approximately $94,500.00. The average principal balance of the sample
Group 2 Loans as of the Statistical Pool Calculation Date was approximately
$387,649.68. No sample Group 2 Loan had a principal balance as of the
Statistical Pool Calculation Date of greater than approximately $1,135,000.00 or less than approximately $94,500.00.

         As of the Statistical Pool Calculation Date, the sample Group 2 Loans had mortgage rates ranging from approximately 4.750% per annum to approximately
6.115% per annum and the weighted average mortgage rate was approximately 5.668%
per annum. The weighted average remaining term to stated maturity of the sample
Group 2 Loans was approximately 359 months as of the Statistical Pool
Calculation Date. None of the sample Group 2 Loans will have a first Due Date prior to March 1, 2005, or after June 1, 2005, or will have a remaining term to maturity of less than 357 months or greater than 360 months

                                      S-37

as of the Statistical Pool Calculation Date. The latest maturity date of any sample Group 2 Loan is May 1, 2035.

         Approximately 22.11%, 14.80%, 28.67%, and 34.43% of the sample Group 2
Loans have initial interest only periods of ten months, three, five and ten years, respectively.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the sample Group 2 Loans was approximately 72.80%. No loan-to-value ratio at origination of any sample
Group 2 Loan was greater than approximately 93.58% or less than approximately
35.72%.

         None of the sample Group 2 Loans are buydown mortgage loans.

         None of the Group 2 Loans will be subject to the Home Ownership and
Equity Protection Act of 1994 or any comparable state law.

         Substantially all of the sample Group 2 Loans will not have reached their first adjustment date as of the Closing Date.

         None of the sample Group 2 Loans provide for prepayment charges.

         Approximately 3.53% of the sample Group 2 Loans are covered by a
Primary Insurance Policy. None of the sample Group 2 Loans, are covered by the
PMI Insurer Policy.

         With respect to substantially all of the Group 2 Loans, the minimum mortgage rate is equal to the gross margin.

         Set forth below is a description of certain additional characteristics of the sample Group 2 Loans as of the Statistical Pool Calculation Date, except as otherwise indicated. All percentages of the sample Group 2 Loans are approximate percentages by aggregate principal balance as of the Statistical
Pool Calculation Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                      S-38

                                     INDICES



                                               % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
                         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
  INDEX FOR LOANS       OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

One-Year LIBOR.....         14    $ 2,983,150     14.80%      5.549%      5.144%       708        79.83%        92.25%     6.27%
Six-Month LIBOR....         38     17,174,633     85.20       5.689       5.284        721        71.58         80.26      8.98
                        ------    -----------    ------      ------      ------       ----       ------        ------     -----
Total:.............         52    $20,157,783    100.00%      5.668%      5.263%       719        72.80%        82.03%     8.58%
                        ======    ===========    ======


                      PRINCIPAL BALANCES AS OF ORIGINATION



                                                  % OF POOL    WEIGHTED                                         WEIGHTED
                                                       BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
PRINCIPAL BALANCE AS OF     NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED  % FULL
    ORIGINATION ($)        OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV     ALT DOC
-----------------------    --------  -----------  -----------  --------   ----------   ---------  ------------  ---------  -------

50,000.01-100,000.00....        1     $   94,500      0.47%      5.500%      5.095%        688       75.00%      100.00%     0.00%
100,000.01-150,000.00...        2        249,300      1.24       6.000       5.595         723       73.84        98.69      0.00
150,000.01-200,000.00...        6      1,055,250      5.23       5.934       5.529         707       77.32        89.27     17.74
200,000.01-250,000.00...       10      2,308,500      11.45      5.444       5.039         717       73.39        86.36      0.00
250,000.01-300,000.00...        6      1,640,900      8.14       5.712       5.307         700       76.71        83.44      0.00
300,000.01-350,000.00...        6      1,970,000      9.77       5.681       5.276         740       68.62        74.12     17.77
350,000.01-400,000.00...        3      1,107,900      5.50       5.584       5.179         674       60.46        65.43      0.00
450,000.01-500,000.00...        5      2,423,550      12.02      5.623       5.218         732       78.97        89.19      0.00
500,000.01-550,000.00...        2      1,048,000      5.20       5.690       5.285         748       75.19        85.57     51.91
550,000.01-600,000.00...        3      1,762,500      8.74       5.746       5.341         728       80.00        98.31      0.00
600,000.01-650,000.00...        1        648,183      3.22       4.750       4.345         703       73.96        94.99    100.00
650,000.01-700,000.00...        1        659,800      3.27       6.000       5.595         710       80.00        80.00      0.00
700,000.01-750,000.00...        3      2,138,400      10.61      5.791       5.386         709       76.35        86.18      0.00
900,000.01-950,000.00...        1        936,000      4.64       5.625       5.220         779       80.00        85.47      0.00
950,000.01-1,000,000.00.        1        980,000      4.86       6.000       5.595         725       40.00        40.00      0.00
1,100,000.01-1,150,000.00       1      1,135,000      5.63       5.625       5.220         673       64.86        64.86      0.00
                           ------     ----------      ----     -------       -----        ----      ------       ------      ----
Total:..................       52   $ 20,157,783    100.00%      5.668%      5.263%        719       72.80%       82.03%     8.58%
                           ======   ============    ======


         As of origination, the average principal balance of the sample Group 2
Loans was approximately $387,669.23.

                                      S-39

         PRINCIPAL BALANCES AS OF THE STATISTICAL POOL CALCULATION DATE



                                                     % OF POOL    WEIGHTED                                         WEIGHTED
                                                         BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
      CURRENT                 NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED  % FULL
PRINCIPAL BALANCE ($)        OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV     ALT DOC
---------------------------  --------   ----------   ----------  --------   ----------   ---------  ------------  ---------  -------

50,000.01-100,000.00.......       1     $   94,500       0.47%     5.500%      5.095%      688         75.00%      100.00%    0.00%
100,000.01-150,000.00......       2        249,300       1.24      6.000       5.595       723         73.84        98.69     0.00
150,000.01-200,000.00......       6      1,055,250       5.23      5.934       5.529       707         77.32        89.27    17.74
200,000.01-250,000.00......      10      2,308,500      11.45      5.444       5.039       717         73.39        86.36     0.00
250,000.01-300,000.00......       6      1,640,900       8.14      5.712       5.307       700         76.71        83.44     0.00
300,000.01-359,699.00......       7      2,329,650      11.56      5.672       5.267       735         67.06        71.71    15.02
359,699.01-600,000.00......      12      5,982,300      29.68      5.664       5.259       725         76.41        88.69     9.09
600,000.01-800,000.00......       5      3,446,383      17.10      5.635       5.230       708         76.60        86.66    18.81
800,000.01-1,000,000.00....       2      1,916,000       9.51      5.817       5.412       751         59.54        62.21     0.00
1,000,000.01-1,250,000.00..       1      1,135,000       5.63      5.625       5.220       673         64.86        64.86     0.00
                              -----   ------------     ------     ------      ------      ----        ------       ------   ------
Total:.....................      52   $ 20,157,783     100.00%     5.668%      5.263%      719         72.80%       82.03%    8.58%
                              =====   ============     ======


         As of the Statistical Pool Calculation Date, the average current principal balance of the sample Group 2 Loans was approximately $387,649.68.

                                 MORTGAGE RATES



                                               % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
   CURRENT GROSS         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
      RATE (%)          OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

4.501 - 5.000......         3     $ 1,121,733       5.56%     4.853%      4.448%        698        74.39%      94.99%     57.78%
5.001 - 5.500......        10       3,370,750      16.72      5.364       4.959         709        69.62       76.35       0.00
5.501 - 6.000......        38      15,505,650      76.92      5.789       5.384         722        73.35       82.15       6.97
6.001 - 6.500......         1         159,650       0.79      6.115       5.710         728        74.99      100.00       0.00
                         ----     -----------   --------     ------     -------      ------       ------      ------     ------
Total:.............        52     $20,157,783     100.00%     5.668%      5.263%        719        72.80%      82.03%      8.58%
                         ====     ===========   ========


         As of the Statistical Pool Calculation Date, the weighted average mortgage rate of the sample Group 2 Loans was approximately 5.668% per annum.

                              NEXT ADJUSTMENT DATE



                                               % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
 NEXT ADJUSTMENT         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
      DATE              OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

February 1, 2008....         1   $    201,200       1.00%     5.875%      5.470%        701       80.00%      100.00%      0.00%
March 1, 2008.......         1        980,000       4.86      6.000       5.595         725       40.00        40.00       0.00
April 1, 2008.......        26      9,177,733      45.53      5.592       5.187         720       77.37        88.15       7.06
May 1, 2008.........        24      9,798,850      48.61      5.703       5.298         717       71.64        80.14      11.03
                         -----   ------------    -------     ------      ------        ----      ------       ------     ------
Total:..............        52   $ 20,157,783     100.00%     5.668%      5.263%        719       72.80%       82.03%      8.58%
                         =====   ============    =======


         As of the Statistical Pool Calculation Date, the weighted average remaining months to the next adjustment date of the sample Group 2 Loans was approximately 35 months.

                                      S-40

                                  GROSS MARGIN



                                               % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
                         NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
GROSS MARGIN (%)        OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

2.001 - 2.250......        30     $13,892,850     68.92%      5.717%      5.312%        725        73.86%      83.41%      3.92%
2.251 - 2.500......         1         210,000      1.04       5.875       5.470         696        70.00       90.00       0.00
2.501 - 2.750......         1         311,000      1.54       5.625       5.220         706        55.04       55.04       0.00
2.751 - 3.000......         7       2,627,800     13.04       5.601       5.196         726        69.04       76.17      13.32
3.001 - 3.250......         9       2,124,933     10.54       5.424       5.019         695        79.86       90.31      39.31
3.251 - 3.500......         1         201,200      1.00       5.875       5.470         701        80.00      100.00       0.00
3.501 - 3.750......         3         790,000      3.92       5.611       5.206         670        53.52       59.08       0.00
                       ------     -----------    ------      ------      ------        ----       ------      ------      -----
Total:.............        52     $20,157,783    100.00%      5.668%      5.263%        719        72.80%      82.03%      8.58%
                       ======     ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average Gross
Margin of the sample Group 2 Loans was approximately 2.531% per annum.

                              MAXIMUM MORTGAGE RATE



                                                % OF POOL    WEIGHTED                                         WEIGHTED
                                                    BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
    MAXIMUM              NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
MORTGAGE RATE (%)       OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------  --------   ----------   ---------  ------------  ---------   -------

10.001 - 10.500....          1   $   594,500        2.95%     5.500%      5.095%        691        79.99%       94.98%     0.00%
10.501 - 11.000....         11     5,551,583       27.54      5.593       5.188         732        78.75        92.04     11.68
11.001 - 11.500....          9     2,776,250       13.77      5.335       4.930         713        67.40        72.37      0.00
11.501 - 12.000....         30    11,075,800       54.95      5.792       5.387         715        70.75        78.49      9.76
12.001 or more.....          1       159,650        0.79      6.115       5.710         728        74.99       100.00      0.00
                        ------   -----------    --------     ------      ------        ----       ------       ------     -----
Total:.............         52   $20,157,783      100.00%     5.668%      5.263%        719        72.80%       82.03%     8.58%
                        ======   ===========    ========


         As of the Statistical Pool Calculation Date, the weighted average
Maximum Mortgage Rate of the sample Group 2 Loans was approximately 11.419% per annum.

                           ORIGINAL INTEREST ONLY TERM



                                                % OF POOL    WEIGHTED                                         WEIGHTED
 ORIGINAL INTEREST                                  BY        AVERAGE    WEIGHTED    WEIGHTED    WEIGHTED     AVERAGE
   ONLY TERM             NUMBER     PRINCIPAL    PRINCIPAL     GROSS      AVERAGE     AVERAGE     AVERAGE     COMBINED   % FULL
    (MONTHS)            OF LOANS     BALANCE      BALANCE     COUPON    NET COUPON     FICO    ORIGINAL LTV     LTV      ALT DOC
-------------------     --------  -----------  -----------   --------   ----------   ---------  ------------  ---------   -------

10.................          8    $ 4,456,350     22.11%      5.715%      5.310%        730       79.86%       90.67%      0.00%
36.................         14      2,983,150     14.80       5.549       5.144         708       79.83        92.25       6.27
60.................         17      5,778,683     28.67       5.516       5.111         707       68.07        76.75      17.27
120................         13      6,939,600     34.43       5.817       5.412         726       69.18        76.50       7.84
                        ------    -----------   -------      ------     -------      ------      ------       ------     ------
Total:.............         52    $20,157,783    100.00%      5.668%      5.263%        719       72.80%       82.03%      8.58%
                        ======    ===========   =======


                                      S-41

                                INITIAL RATE CAP



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
 FIRST ADJUSTMENT CAP    OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
         (%)            LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
---------------------  ------      -----------  ---------  --------    ----------   ---------    --------     --------     --------

2.000..............       14       $ 2,983,150    14.80%     5.549%       5.144%        708       79.83%       92.25%        6.27%
3.000..............       14         4,737,183    23.50      5.504        5.099         710       67.09        76.58        21.07
5.000..............       11         5,754,850    28.55      5.722        5.317         729       79.89        91.13         0.00
6.000..............       13         6,682,600    33.15      5.792        5.387         721       67.60        73.50         8.14
                       -----       -----------   ------     ------       ------       -----      ------       ------        -----
Total:.............       52       $20,157,783   100.00%     5.668%       5.263%        719       72.80%       82.03%        8.58%
                       =====       ===========   ======


                               SUBSEQUENT RATE CAP



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
  SUBSEQUENT RATE        OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
     CAP (%)            LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
-------------------    ------     -----------  ---------  --------    ----------   ---------    --------     --------     --------

1.000.............         25     $10,492,033    52.05%     5.624%       5.219%        720       74.11%        84.56%        9.51%
2.000.............         27       9,665,750    47.95      5.717        5.312         717       71.37         79.29         7.56
                       ------     -----------   ------     ------       ------        ----      ------        ------        -----
Total:............         52     $20,157,783   100.00%     5.668%       5.263%        719       72.80%        82.03%        8.58%
                       ======     ===========   ======


                          ORIGINAL LOAN-TO-VALUE RATIOS



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
                         OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
  ORIGINAL LTV (%)      LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
-------------------    ------      -----------  ---------  --------    ----------   ---------    --------     --------     --------

50.00 or less......         2     $ 1,230,000      6.10%     5.898%       5.493%       730        39.13%       39.13%        0.00%
55.01 - 60.00......         4       1,295,650      6.43      5.565        5.160        680        57.62        57.62         0.00
60.01 - 65.00......         4       2,209,500     10.96      5.585        5.180        712        64.85        67.34         0.00
65.01 - 70.00......         8       2,662,800     13.21      5.695        5.290        715        69.71        79.98        13.14
70.01 - 75.00......         8       2,069,333     10.27      5.257        4.852        719        74.10        92.69        31.32
75.01 - 80.00......        23       9,979,550     49.51      5.739        5.334        728        79.93        91.45         5.45
85.01 - 90.00......         2         523,800      2.60      5.759        5.354        668        90.00        90.00         0.00
90.01 - 95.00......         1         187,150      0.93      6.000        5.595        701        93.58        93.58       100.00
                       ------     -----------    ------     ------      -------      -----       ------       ------       ------
Total:.............        52     $20,157,783    100.00%     5.668%       5.263%       719        72.80%       82.03%        8.58%
                       ======     ===========    ======


         The minimum and maximum loan-to-value ratios of the sample Group 2
Loans at origination were approximately 35.72% and 93.58%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 2 Loans at origination was approximately 72.80%.

                                      S-42

                                 OCCUPANCY TYPES



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
                         OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
 OCCUPANCY TYPES        LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
-------------------    ------     -----------  ---------  --------    ----------   ---------    --------     --------     --------

Investor...........       12      $ 4,280,950     21.24%    5.672%       5.267%       728        57.82%       59.91%        8.18%
Primary............       39       15,605,633     77.42     5.666        5.261        717        76.78        88.14         8.84
Secondary..........        1          271,200      1.35     5.750        5.345        686        80.00        80.00         0.00
                       -----      -----------  --------    ------      -------     ------       ------       ------       ------
Total:.............       52      $20,157,783    100.00%    5.668%       5.263%       719        72.80%       82.03%        8.58%
                       =====      ===========  ========


         Occupancy type is based on the representation of the borrower at the time of origination.

                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE



                                                   % OF
  MORTGAGE LOAN                                    POOL    WEIGHTED                              WEIGHTED     WEIGHTED
   PROGRAM AND          NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
  DOCUMENTATIONS         OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED    % FULL
       TYPE             LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV      ALT DOC
---------------------  ------     -----------  ---------  --------    ----------   ---------    --------     --------     -------

Express No Doc....         4     $ 1,217,500       6.04%     5.557%      5.152%        733        71.23%       75.75%       0.00%
Express Non-Verified
Assets............         2         732,000       3.63      5.718       5.313         746        80.00        84.59        0.00
Express Verified
Assets............         8       1,703,500       8.45      5.651       5.246         692        71.37        79.16        0.00
Full..............         4       1,729,333       8.58      5.402       4.997         715        76.77        90.94      100.00
Stated............        34      14,775,450      73.30      5.708       5.303         720        72.27        81.71        0.00
                        ----     -----------    -------    -------     -------      ------       ------       ------     -------
Total:............        52     $20,157,783     100.00%     5.668%      5.263%        719        72.80%       82.03%       8.58%
                        ====     ===========    =======    =======


         See "--Underwriting Standards" below for a detailed description of the
Seller's loan programs and documentation requirements.

                              CREDIT GRADE CATEGORY



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
                         OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
  CREDIT QUALITY        LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
-------------------    ------     -----------  ---------  --------    ----------   ---------    --------     --------     --------

A(1)..............          7     $ 2,494,300      12.37%     5.697%    5.292%        661        70.90%        73.88%        0.00%
A+(1).............         45      17,663,483      87.63      5.664     5.259         727        73.06         83.19         9.79
                      -------     -----------     ------    -------    ------      ------       ------        ------       ------
Total:............         52     $20,157,783     100.00%     5.668%    5.263%        719        72.80%        82.03%        8.58%
                      =======     ===========     ======


-----------------
(1) All of these sample Group 2 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program.
Credit grades of A+ and A, correspond to Progressive Series I+, and I and II, respectively.

         See "--Underwriting Standards" below for a description of the Seller's risk categories.

                                      S-43

                                 PROPERTY TYPES



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
     MORTGAGE            OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
    PROPERTIES          LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
-------------------    ------     -----------  ---------  --------    ----------   ---------    --------     --------     --------

Condominium........         6     $ 2,020,850     10.03%    5.892%       5.487%        730        79.60%       98.30%        0.00%
PUD................         7       1,905,900      9.45     5.443        5.038         711        79.00        95.49         9.82
Single Family......        33      14,213,383     70.51     5.685        5.280         717        72.40        80.63        10.85
Two- to Four Family         6       2,017,650     10.01     5.544        5.139         730        62.90        62.90         0.00
                       ------     -----------    ------    ------      -------      ------       ------       ------       ------
Total:.............        52     $20,157,783    100.00%    5.668%       5.263%        719        72.80%       82.03%        8.58%
                       ======     ===========    ======


                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
   GEOGRAPHICAL          OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
DISTRIBUTION (TOP 5)    LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
--------------------   ------     -----------  ---------  --------    ----------   ---------    --------     --------     --------

California.........        37     $16,870,633     83.69%     5.677%     5.272%        724        72.54%        81.32%       9.14%
Georgia............         7       1,506,600      7.47      5.516      5.111         706        78.58         96.06       12.42
New Jersey.........         3         695,800      3.45      5.788      5.383         663        87.53         87.53        0.00
New York...........         1         365,000      1.81      5.500      5.095         621        57.93         57.93        0.00
Florida............         2         343,950      1.71      5.877      5.472         697        72.31         97.36        0.00
Other..............         2         375,800      1.86      5.667      5.262         757        48.87         57.24        0.00
                        -----     -----------    ------     ------     ------      ------       ------       -------      ------
Total:.............        52     $20,157,783    100.00%     5.668%     5.263%        719        72.80%        82.03%       8.58%
                        =====     ===========    ======


         No more than approximately 5.98% of the sample Group 2 Loans (by aggregate outstanding principal balance as of the Statistical Pool Calculation
Date) are secured by mortgaged properties located in any one zip code.

                              DEBT-TO-INCOME RATIO



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED     WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE      AVERAGE
                         OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL     COMBINED      % FULL
DEBT-TO-INCOME RATIO    LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV          LTV       ALT DOC
--------------------   ------     -----------  ---------  --------    ----------   ---------    --------     --------     --------

Not Required......         6     $ 1,820,150        9.03%    5.616%       5.211%        723        63.29%      68.73%       0.00%
1 - 5.............         7       1,275,850        6.33     5.660        5.255         682        82.53       92.94        0.00
16 - 20...........         1         350,000        1.74     5.250        4.845         756        64.82       64.82        0.00
21 - 25...........         1         276,500        1.37     5.750        5.345         774        70.00       70.00        0.00
26 - 30...........         2         375,750        1.86     5.819        5.414         710        77.75       99.99        0.00
31 - 35...........         5       2,205,850       10.94     5.905        5.500         743        77.35       87.16        0.00
36 - 40...........        15       7,740,700       38.40     5.653        5.248         717        75.24       85.91        7.03
41 - 45...........         7       2,990,350       14.83     5.721        5.316         717        79.79       89.09        0.00
46 - 50...........         6       2,512,633       12.46     5.523        5.118         714        57.67       66.65       33.25
51 - 55...........         2         610,000        3.03     5.643        5.238         702        64.18       64.18       57.38
                      ------     -----------     -------   -------      -------      ------       ------      ------      ------
Total:............        52     $20,157,783      100.00%    5.668%       5.263%        719        72.80%      82.03%       8.58%
                      ======     ===========     =======


         As of the Statistical Pool Calculation Date, the weighted average debt-to-income ratio of the sample Group 2 Loans was approximately 32.79% per annum.

                                      S-44

                     MONTHS REMAINING TO SCHEDULED MATURITY



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED    WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE    AVERAGE
 MONTHS REMAINING        OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL    COMBINED      % FULL
   TO MATURITY          LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV        LTV         ALT DOC
-------------------    ------     -----------   ---------  --------    ----------   ---------    --------     --------     --------

356 - 360..........        52     $20,157,783    100.00%     5.668%       5.263%       719         72.80%       82.03%       8.58%
                       ------     -----------   -------     ------       ------       ----        ------       ------       -----
Total:.............        52     $20,157,783    100.00%     5.668%       5.263%       719         72.80%       82.03%       8.58%
                       ======     ===========   =======


         As of the Statistical Pool Calculation Date, the weighted average months remaining to scheduled maturity of the sample Group 2 Loans was approximately 359 months.

                                  CREDIT SCORES



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED    WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE    AVERAGE
                         OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL    COMBINED      % FULL
   CREDIT SCORES        LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV        LTV         ALT DOC
-------------------    ------    ------------   ---------  --------    ----------   ---------    --------    --------      --------

621 - 640..........        1     $   365,000       1.81%     5.500%      5.095%         621        57.93%      57.93%        0.00%
641 - 660..........        3         627,800       3.11      5.910       5.505          654        81.61       88.61         0.00
661 - 680..........        3       1,501,500       7.45      5.656       5.251          674        69.57       71.60         0.00
681 - 700..........       13       4,235,700      21.01      5.575       5.170          691        74.47       88.55         0.00
701 - 720..........        9       3,732,333      18.52      5.604       5.199          707        74.18       82.01        31.76
721 - 740..........        9       4,725,300      23.44      5.766       5.361          731        70.55       79.50        11.51
741 - 760..........        5       1,587,350       7.87      5.585       5.180          751        65.97       72.59         0.00
761 or more........        9       3,382,800      16.78      5.739       5.334          776        76.91       87.89         0.00
                      ------     -----------     ------     ------      ------        -----       ------      ------        -----
Total:.............       52     $20,157,783     100.00%     5.668%      5.263%         719        72.80%      82.03%        8.58%
                      ======     ===========     ======


         As of the Statistical Pool Calculation Date, the weighted average credit score of the sample Group 2 Loans for which credit scores are available was approximately 719.

                             RANGE OF MONTHS TO ROLL



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED    WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE    AVERAGE
  RANGE OF MONTHS TO     OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL    COMBINED      % FULL
         ROLL           LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV        LTV         ALT DOC
-------------------    ------    ------------   ---------  --------    ----------   ---------    --------    --------      --------

25 - 36............       52     $20,157,783     100.00%    5.668%       5.263%        719         72.80%      82.03%        8.58%
                       -----     -----------    -------    ------       ------        ----        ------      ------        -----
Total:.............       52     $20,157,783     100.00%    5.668%       5.263%        719         72.80%      82.03%        8.58%
                       =====     ===========    =======


         As of the Statistical Pool Calculation Date, the weighted average months to roll of the sample Group 2 Loans was approximately 35 months.

                                  LOAN PURPOSES



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED    WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE    AVERAGE
                        OF        PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL    COMBINED       % FULL
   LOAN PURPOSE         LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV        LTV         ALT DOC
-------------------    ------    ------------   ---------  --------    ----------   ---------    --------    --------      --------

Purchase...........       31     $12,113,933     60.10%      5.698%       5.293%        730        75.21%      86.49%       9.84%
Cash Out Refinance.       16       6,113,950     30.33       5.676        5.271         696        67.66       72.25        8.79
Rate/Term Refinance        5       1,929,900      9.57       5.459        5.054         718        73.90       85.05        0.00
                        ----     -----------    ------      ------       ------        ----       ------      ------       -----
Total:.............       52     $20,157,783    100.00%      5.668%       5.263%        719        72.80%      82.03%       8.58%
                        ====     ===========    ======


                                      S-45

                                AMORTIZATION TYPE



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED    WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE    AVERAGE
                        OF         PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL    COMBINED       % FULL
AMORTIZATION TYPE       LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV        LTV         ALT DOC
-------------------    ------    ------------   ---------  --------    ----------   ---------    --------    --------      --------

Interest Only......        52     $20,157,783     100.00%    5.668%      5.263%         719        72.80%      82.03%       8.58%
                        -----     -----------    -------   -------     -------         ----       ------      ------       -----
Total:.............        52     $20,157,783     100.00%    5.668%      5.263%         719        72.80%      82.03%       8.58%
                        =====     ===========    =======


         In general, in the case of a mortgage loan made for "rate and term"
refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Loan Group 3

         The sample Group 3 Loans had an aggregate principal balance as of the
Statistical Pool Calculation Date of approximately $70,518,394.13, after application of scheduled payments due on or before the Statistical Pool
Calculation Date, whether or not received. All of the sample Group 3 Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 3 Loans at origination was approximately $326,480.27. No sample Group 3 Loan had a principal balance at origination of greater than approximately $1,000,000.00 or less than approximately $57,200.00. The average principal balance of the sample
Group 3 Loans as of the Statistical Pool Calculation Date was approximately
$326,474.05. No sample Group 3 Loan had a principal balance as of the
Statistical Pool Calculation Date of greater than approximately $1,000,000.00 or less than approximately $57,200.00.

         As of the Statistical Pool Calculation Date, the sample Group 3 Loans had mortgage rates ranging from approximately 4.625% per annum to approximately
6.625% per annum and the weighted average mortgage rate was approximately 5.754%
per annum. The weighted average remaining term to stated maturity of the sample
Group 3 Loans was approximately 360 months as of the Statistical Pool
Calculation Date. None of the sample Group 3 Loans will have a first Due Date prior to April 1, 2005, or after July 1, 2005, or will have a remaining term to maturity of less than 358 months or greater than 360 months as of the
Statistical Pool Calculation Date. The latest maturity date of any sample Group
3 Loan is June 1, 2035.

         Approximately 97.94%, and 0.36% of the sample Group 3 Loans have initial interest only periods of five and ten years, respectively.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the sample Group 3 Loans was approximately 68.95%. No loan-to-value ratio at origination of any sample
Group 3 Loan was greater than approximately 95.00% or less than approximately
32.32%.

                                      S-46

         None of the sample Group 3 Loans are buydown mortgage loans.

         None of the Group 3 Loans will be subject to the Home Ownership and
Equity Protection Act of 1994 or any comparable state law.

         Substantially all of the sample Group 3 Loans will not have reached their first adjustment date as of the Closing Date.

         All of the sample Group 3 Loans provide for prepayment charges.

         Approximately 0.76% of the sample Group 3 Loans are covered by a
Primary Insurance Policy. None of the sample Group 3 Loans are covered by the
PMI Insurer Policy.

         With respect to substantially all of the Group 3 Loans, the minimum mortgage rate is equal to the gross margin.

         Set forth below is a description of certain additional characteristics of the sample Group 3 Loans as of the Statistical Pool Calculation Date, except as otherwise indicated. All percentages of the sample Group 3 Loans are approximate percentages by aggregate principal balance as of the Statistical
Pool Calculation Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                      S-47

                                     INDICES



                                                   % OF
                                                   POOL    WEIGHTED                              WEIGHTED    WEIGHTED
                       NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE    AVERAGE
                          OF       PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL    COMBINED       % FULL
 INDEX FOR LOANS        LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV        LTV         ALT DOC
-------------------    ------    ------------   ---------  --------    ----------   ---------    --------    --------      --------

One-Year LIBOR.....         3     $ 1,267,470      1.80%     5.533%       5.128%       721         69.00%      71.89%       42.80%
Six-Month LIBOR....       213      69,250,924     98.20      5.758        5.342        710         68.95       79.21         9.39
                       ------     -----------    ------     ------       ------       ----        ------      ------       ------
Total:.............       216     $70,518,394    100.00%     5.754%       5.338%       710         68.95%      79.08%        9.99%
                       ======     ===========    ======


                      PRINCIPAL BALANCES AS OF ORIGINATION



                                                     % OF
                                                     POOL    WEIGHTED                              WEIGHTED    WEIGHTED
                         NUMBER                       BY     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE    AVERAGE
PRINCIPAL BALANCE AS       OF       PRINCIPAL    PRINCIPAL   GROSS       AVERAGE      AVERAGE     ORIGINAL    COMBINED     % FULL
OF ORIGINATION ($)        LOANS       BALANCE      BALANCE    COUPON     NET COUPON      FICO         LTV        LTV       ALT DOC
----------------------    ------    ------------   ---------  --------    ----------   ---------    --------    --------  --------

50,000.01-100,000.00..       9      $   778,725      1.10%      5.946%     5.541%        714        70.07%      86.51%       0.00%
100,000.01-150,000.00.      25        3,024,918      4.29       5.902      5.497         712        69.00       85.64       11.39
150,000.01-200,000.00.      28        4,849,513      6.88       5.837      5.395         721        69.42       81.38        7.35
200,000.01-250,000.00.      23        5,083,770      7.21       5.760      5.355         693        69.19       75.69        8.84
250,000.01-300,000.00.      28        7,821,873     11.09       5.768      5.363         729        71.82       84.04        3.53
300,000.01-350,000.00.      10        3,116,600      4.42       5.964      5.486         719        74.87       91.21        9.64
350,000.01-400,000.00.      30       11,230,935     15.93       5.754      5.320         707        70.17       80.64       13.43
400,000.01-450,000.00.      18        7,740,950     10.98       5.771      5.366         714        69.23       77.65       27.95
450,000.01-500,000.00.      11        5,274,850      7.48       5.817      5.412         688        67.60       70.60        0.00
500,000.01-550,000.00.      10        5,231,400      7.42       5.685      5.280         702        69.34       77.56       19.94
550,000.01-600,000.00.       6        3,439,800      4.88       5.544      5.139         720        70.00       83.28        0.00
600,000.01-650,000.00.       2        1,255,500      1.78       5.574      5.169         737        69.19       83.66       48.23
650,000.01-700,000.00.       7        4,734,055      6.71       5.818      5.413         717        69.06       85.78        0.00
700,000.01-750,000.00.       7        5,155,505      7.31       5.553      5.148         709        65.44       70.01        0.00
750,000.01-800,000.00.       1          780,000      1.11       5.625      5.220         664        34.12       34.12        0.00
950,000.01-
1,000,000.00..........       1        1,000,000      1.42       5.625      5.220         664        53.80       59.18        0.00
                         -----      -----------    ------     -------    -------      ------      -------      ------      ------
Total:................     216      $70,518,394    100.00%      5.754%     5.338%        710        68.95%      79.08%       9.99%
                         =====      ===========    ======


         As of origination, the average principal balance of the sample Group 3
Loans was approximately $326,480.27.

                                      S-48

         PRINCIPAL BALANCES AS OF THE STATISTICAL POOL CALCULATION DATE



                                                     % OF
                                                     POOL     WEIGHTED                           WEIGHTED    WEIGHTED
                           NUMBER                     BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
 CURRENT PRINCIPAL          OF       PRINCIPAL     PRINCIPAL   GROSS      AVERAGE     AVERAGE    ORIGINAL    COMBINED     % FULL
    BALANCE ($)            LOANS      BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
-----------------------    ------   ------------   ---------  --------   ----------  ---------   --------    --------     --------

50,000.01-100,000.00....      9     $   778,725      1.10%     5.946%      5.541%         714      70.07%       86.51%      0.00%
100,000.01-150,000.00...     25       3,024,918      4.29      5.902       5.497          712      69.00        85.64      11.39
150,000.01-200,000.00...     28       4,849,513      6.88      5.837       5.395          721      69.42        81.38       7.35
200,000.01-250,000.00...     23       5,083,770      7.21      5.760       5.355          693      69.19        75.69       8.84
250,000.01-300,000.00...     28       7,821,873     11.09      5.768       5.363          729      71.82        84.04       3.53
300,000.01-359,699.00...     16       5,259,705      7.46      5.910       5.400          714      72.81        85.50      12.52
359,699.01-600,000.00...     69      30,774,830     43.64      5.728       5.323          706      69.36        78.18      14.16
600,000.01-800,000.00...     17      11,925,060     16.91      5.665       5.260          712      65.22        75.36       5.08
800,000.01-1,000,000.00.      1       1,000,000      1.42      5.625       5.220          664      53.80        59.18       0.00
                          ------    -----------    ------     ------     -------      -------    -------      -------     ------
Total:..................    216     $70,518,394    100.00%     5.754%      5.338%         710      68.95%       79.08%      9.99%
                          ======    ===========    ======


         As of the Statistical Pool Calculation Date, the average current principal balance of the sample Group 3 Loans was approximately $326,474.05.

                                 MORTGAGE RATES



                                                  % OF
                                                  POOL     WEIGHTED                           WEIGHTED    WEIGHTED
                         NUMBER                     BY      AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
  CURRENT GROSS           OF       PRINCIPAL    PRINCIPAL   GROSS      AVERAGE     AVERAGE    ORIGINAL    COMBINED     % FULL
     RATE (%)            LOANS      BALANCE      BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     --------

4.501 - 5.000......         9     $ 3,062,200      4.34%     4.889%     4.484%        724      67.44%       70.87%      19.64%
5.001 - 5.500......        47      16,374,145     23.22      5.397      4.992         720      66.62        75.41       19.97
5.501 - 6.000......       111      38,474,780     54.56      5.824      5.419         708      68.55        78.54        6.40
6.001 - 6.500......        48      12,409,763     17.60      6.207      5.757         698      73.24        87.38        5.75
6.501 - 7.000......         1         197,505      0.28      6.625      5.300         753      95.00        95.00        0.00
                       ------     -----------    ------     ------     ------       -----     ------       ------      ------
Total:.............       216     $70,518,394    100.00%     5.754%     5.338%        710      68.95%       79.08%       9.99%
                       ======     ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average mortgage rate of the sample Group 3 Loans was approximately 5.754% per annum.

                              NEXT ADJUSTMENT DATE



                                                  % OF
                                                  POOL     WEIGHTED                           WEIGHTED    WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF     PRINCIPAL     PRINCIPAL   GROSS      AVERAGE     AVERAGE    ORIGINAL    COMBINED     % FULL
 NEXT ADJUSTMENT DATE    LOANS    BALANCE        BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     --------

March 1, 2010.....          5     $ 1,028,546       1.46%    5.743%     5.338%       709       71.72%      80.44%       0.00%
April 1, 2010.....         95      32,715,043      46.39     5.671      5.249        715       69.05       80.24       12.71
May 1, 2010.......        110      35,420,900      50.23     5.834      5.429        705       68.71       78.03        8.16
June 1, 2010......          6       1,353,905       1.92     5.666      5.126        725       70.85       77.52        0.00
                        -------   -----------    -------   -------    -------      ------      ------      ------      ------
Total:............        216     $70,518,394     100.00%    5.754%     5.338%       710       68.95%      79.08%       9.99%
                        =======   ===========    =======


         As of the Statistical Pool Calculation Date, the weighted average remaining months to the next adjustment date of the sample Group 3 Loans was approximately 60 months.

                                      S-49

                                  GROSS MARGIN



                                                  % OF
                                                  POOL     WEIGHTED                           WEIGHTED    WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF     PRINCIPAL     PRINCIPAL   GROSS      AVERAGE     AVERAGE    ORIGINAL    COMBINED     % FULL
    GROSS MARGIN (%)     LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     --------

2.001 - 2.250......        9     $ 1,861,020      2.64%      5.667%     5.262%       732      71.17%       76.61%       49.50%
2.751 - 3.000......       60      20,415,285     28.95       5.633      5.228        753      69.93        81.12        10.90
3.001 - 3.250......       24       8,104,240     11.49       5.655      5.250        710      69.42        78.93        10.28
3.251 - 3.500......       53      17,596,703     24.95       5.793      5.357        714      68.57        81.29         8.01
3.501 - 3.750......       56      18,831,750     26.70       5.847      5.442        660      67.49        74.18         8.80
3.751 - 4.000......        5       1,709,200      2.42       6.114      5.709        701      68.32        84.95         0.00
4.001 - 4.250......        1         197,505      0.28       6.625      5.300        753      95.00        95.00         0.00
4.751 - 5.000......        8       1,802,691      2.56       5.859      5.454        689      70.23        81.54         0.00
                      ------     -----------    ------      ------    -------     ------     ------       ------       ------
Total:.............      216     $70,518,394    100.00%      5.754%     5.338%       710      68.95%       79.08%        9.99%
                      ======     ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average Gross
Margin of the sample Group 3 Loans was approximately 3.377% per annum.

                              MAXIMUM MORTGAGE RATE



                                                      % OF
                                                      POOL     WEIGHTED                           WEIGHTED    WEIGHTED
                             NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                               OF     PRINCIPAL     PRINCIPAL   GROSS      AVERAGE     AVERAGE    ORIGINAL    COMBINED     % FULL
MAXIMUM MORTGAGE RATE (%)    LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
-------------------------   ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

10.001 - 10.500..........       2    $ 1,047,500      1.49%      5.435%      5.030%        736      66.69%      68.09%      51.79%
10.501 - 11.000..........      10      3,282,170      4.65       4.964       4.559         719      68.28       72.15       18.32
11.001 - 11.500..........      46     15,619,145     22.15       5.411       5.006         720      66.77       75.89       17.47
11.501 - 12.000..........     110     38,254,810     54.25       5.823       5.418         709      68.48       78.47        6.43
12.001 or more...........      48     12,314,768     17.46       6.212       5.748         696      73.55       87.80        5.80
                           ------    -----------    ------      ------     -------     -------    -------     -------      ------
Total:...................     216    $70,518,394    100.00%      5.754%      5.338%        710      68.95%      79.08%       9.99%
                           ======    ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average
Maximum Mortgage Rate of the sample Group 3 Loans was approximately 11.731% per annum.

                           ORIGINAL INTEREST ONLY TERM



                                                  % OF
                                                  POOL     WEIGHTED                           WEIGHTED    WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
 ORIGINAL INTEREST        OF      PRINCIPAL     PRINCIPAL   GROSS      AVERAGE     AVERAGE    ORIGINAL    COMBINED     % FULL
 ONLY TERM (MONTHS)      LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

0..................         4     $ 1,199,660     1.70%      5.806%     5.249%       749        77.45%      85.75%       0.00%
60.................       211      69,062,734    97.94       5.755      5.342        709        68.84       79.03       10.20
120................         1         256,000     0.36       5.250      4.845        689        60.66       60.66        0.00
                        -----   -------------   ------     -------    -------     ------       ------     -------      ------
Total:.............       216     $70,518,394   100.00%      5.754%     5.338%       710        68.95%      79.08%       9.99%
                        =====   =============   ======


                                      S-50

                                INITIAL RATE CAP



                                                  % OF
                                                  POOL     WEIGHTED                           WEIGHTED    WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
 FIRST ADJUSTMENT         OF       RINCIPAL     PRINCIPAL   GROSS      AVERAGE     AVERAGE    ORIGINAL    COMBINED     % FULL
        CAP (%)          LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

2.000..............         1     $   542,500      0.77%     5.375%     4.970%        703       70.00%       72.71%    100.00%
3.000..............       210      68,449,299     97.07      5.757      5.341         709       68.93        79.31       9.50
5.000..............         3       1,017,470      1.44      5.824      5.419         752       70.19        72.35       0.00
6.000..............         2         509,125      0.72      5.561      5.156         731       67.79        67.79       0.00
                       ------     -----------    ------     ------     ------      ------     -------      -------      -----
Total:.............       216     $70,518,394    100.00%     5.754%     5.338%        710       68.95%       79.08%      9.99%
                       ======     ===========    ======


                               SUBSEQUENT RATE CAP



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
  SUBSEQUENT RATE          OF      PRINCIPAL    PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
      CAP (%)            LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

1.000.............        211     $ 68,741,799      97.48%   5.759%      5.344%       710      68.96%      79.30%        9.46%
2.000.............          5        1,776,595       2.52    5.541       5.136        724      68.65       70.72        30.54
                        -----     ------------    -------   ------     -------      ------    -------     -------      -------
Total:............        216     $ 70,518,394     100.00%   5.754%      5.338%       710      68.95%      79.08%        9.99%
                        =====     ============    =======


                          ORIGINAL LOAN-TO-VALUE RATIOS



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                          OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
   ORIGINAL LTV (%)      LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

50.00 or less......         6     $ 2,369,600      3.36%     5.624%      5.219%       682       41.26%     42.75%        0.00%
50.01 - 55.00......         4       1,833,000      2.60      5.593       5.188        673       52.82      59.34         0.00
55.01 - 60.00......         7       1,841,100      2.61      5.629       5.224        670       56.89      56.89         0.00
60.01 - 65.00......        22       7,443,198     10.55      5.581       5.176        711       63.83      68.06        13.76
65.01 - 70.00......       136      47,037,518     66.70      5.756       5.351        712       69.90      82.05        11.18
70.01 - 75.00......        11       2,148,650      3.05      5.931       5.526        730       73.78      84.67        13.5
75.01 - 80.00......        25       6,445,868      9.14      5.894       5.489        709       79.86      91.06         7.36
80.01 - 85.00......         1         300,000      0.43      5.875       5.470        792       84.04      84.04         0.00
85.01 - 90.00......         2         546,750      0.78      6.321       5.506        728       90.00      90.00         0.00
90.01 - 95.00......         2         552,710      0.78      6.464       5.139        767       95.00      95.00         0.00
                       ------     -----------    ------     ------     -------     ------      ------     ------       ------
Total:.............       216     $70,518,394    100.00%     5.754%      5.338%       710       68.95%     79.08%        9.99%
                       ======     ===========    ======


         The minimum and maximum loan-to-value ratios of the sample Group 3
Loans at origination were approximately 32.32% and 90.00%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 3 Loans at origination was approximately 68.95%.

                                      S-51

                                 OCCUPANCY TYPES



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                          OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
   OCCUPANCY TYPES       LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

Investor...........        102    $30,750,276     43.61%     5.723%      5.318%       723      69.27%       76.27%       7.69%
Primary............        100     34,651,268     49.14      5.807       5.380        698      68.73        82.21       12.39
Secondary..........         14      5,116,850      7.26      5.583       5.178        709      68.56        74.77        7.62
                        ------    -----------    ------     ------     -------     ------     ------       ------       -----
Total:.............        216    $70,518,394    100.00%     5.754%      5.338%       710      68.95%       79.08%       9.99%
                        ======    ===========    ======


         Occupancy type is based on the representation of the borrower at the time of origination.

                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
 MORTGAGE LOAN PROGRAM    OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
 AND DOCUMENTATION TYPE  LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

Express No Doc........      3    $    837,200      1.19%     5.632%     5.227%        746       65.80%       65.80%      0.00%
Express No Doc
Verified Assets.......      2         267,600      0.38      5.928      5.523         728       59.81        59.81       0.00
Express Non-Verified
Assets................      4       1,276,950      1.81      5.882      5.477         758       71.15        71.15       0.00
Express Verified
Assets................     10       2,167,425      3.07      5.867      5.312         739       67.82        71.83       0.00
Full..................     21       7,046,850      9.99      5.602      5.197         711       69.89        84.50     100.00
FISA..................      2         933,800      1.32      5.395      4.990         784       70.00        84.21       0.00
Stated................    166      55,361,869     78.51      5.770      5.358         706       68.81        78.98       0.00
SISA..................      8       2,626,700      3.72      5.812      5.407         703       70.89        80.87       0.00
                        ------   ------------    ------    -------    -------      ------     -------      -------    -------
Total:................    216    $ 70,518,394    100.00%     5.754%     5.338%        710       68.95%       79.08%      9.99%
                        ======   =============   ======


         See "--Underwriting Standards" below for a detailed description of the
Seller's loan programs and documentation requirements.

                                      S-52

                              CREDIT GRADE CATEGORY



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                          OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
   CREDIT QUALITY        LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

A(1)..................     63    $21,762,685     30.86%     5.855%      5.450%       656       66.38%        73.57%     7.61%
A+(1).................    142     46,314,404     65.68      5.699       5.285        733       70.26         82.16     11.64
Progressive Express
I(2)..................     10      2,328,705      3.30      5.891       5.345        752       67.61         70.40      0.00
Progressive Express
II(2).................      1        112,600      0.16      6.000       5.595        635       58.46         58.46      0.00
                        ------   -----------    ------     ------     -------     ------      ------       -------     -----
Total:................    216    $70,518,394    100.00%     5.754%      5.338%       710       68.95%        79.08%     9.99%
                        ======   ===========    ======


-----------------
(1)  All of these sample Group 3 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program.
     Credit grades of A+ and A correspond to Progressive Series I+, and I and
     II, respectively.

(2)  These sample Group 3 Loans were originated under the Seller's Progressive
     Express(TM) Program. The underwriting for these sample Group 3 Loans is generally based on the borrower's "Credit Score" score and therefore these sample Group 3 Loans do not correspond to the alphabetical risk categories listed above. Each mortgage loan originated pursuant to the Express
     Priority Refi(TM) Program has been placed in either Progressive Express(TM)
     Program II.

         See "--Underwriting Standards" below for a description of the Seller's risk categories.

                                 PROPERTY TYPES



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                          OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
 MORTGAGE PROPERTIES     LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

Townhouse.............       1     $   280,000      0.40%     6.125%     5.720%       716      70.00%       90.00%       0.00%
Condominium...........      36      10,644,405     15.09      5.825      5.403        708      70.14        81.35       16.16
PUD...................      39      13,198,359     18.72      5.771      5.324        711      69.28        76.98        8.31
Single Family.........     105      31,717,468     44.98      5.731      5.326        704      69.05        81.44        9.49
Two- to Four Family...      35      14,678,163     20.81      5.729      5.324        722      67.57        74.00        8.32
                          ------   -----------    ------     ------     ------      -----     ------       ------       -----
Total:................     216     $70,518,394    100.00%     5.754%     5.338%       710      68.95%       79.08%       9.99%
                          ======   ===========    ======


                                      S-53

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
     GEOGRAPHICAL         OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
 DISTRIBUTION (TOP 5)    LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

California.........       133     $51,015,641     72.34%     5.751%      5.341%      709        68.15%     78.24%       10.12%
Florida............        36       8,173,689     11.59      5.802       5.335       713        72.95      82.97         9.69
Arizona............        11       2,553,990      3.62      5.826       5.421       714        68.83      85.68         4.77
New York...........         3       1,919,255      2.72      5.213       4.808       749        66.21      71.40         0.00
Nevada.............         5       1,529,150      2.17      5.584       5.179       679        69.13      75.86        25.50
Other..............        28       5,326,670      7.55      5.919       5.514       704        71.46      81.69        10.87
                       ------     -----------    ------     ------     -------     -----       ------     ------       ------
Total:.............       216     $70,518,394    100.00%     5.754%      5.338%      710        68.95%     79.08%        9.99%
                       ======     ===========    ======


         No more than approximately 2.42% of the sample Group 3 Loans (by aggregate outstanding principal balance as of the Statistical Pool Calculation
Date) are secured by mortgaged properties located in any one zip code.

                              DEBT-TO-INCOME RATIO



                                                  % OF
                                                  POOL      WEIGHTED                            WEIGHTED   WEIGHTED
                        NUMBER                     BY       AVERAGE     WEIGHTED   WEIGHTED     AVERAGE    AVERAGE
                          OF     PRINCIPAL      PRINCIPAL    GROSS       AVERAGE    AVERAGE    ORIGINAL   COMBINED     % FULL
 DEBT-TO-INCOME RATIO   LOANS     BALANCE        BALANCE    COUPON     NET COUPON    FICO         LTV        LTV       ALT DOC
----------------------  ------   ------------   ---------  --------    ----------  ---------   --------    --------    -------

Not Required..........    45     $ 14,650,555      20.78%     5.804%     5.386%      717         67.80%    76.97%       10.56%
1 - 5.................     4          713,625       1.01      6.114      5.251       724         84.55     87.64         0.00
6 - 10................     1          425,000       0.60      5.625      5.220       722         68.00     68.00         0.00
11 - 15...............     1          664,255       0.94      5.375      4.970       781         70.00     85.00         0.00
16 - 20...............     3          719,050       1.02      5.517      5.112       760         69.38     79.39        59.94
21 - 25...............     4        1,167,125       1.66      5.570      5.165       727         71.03     79.90         0.00
26 - 30...............    20        6,645,150       9.42      5.723      5.318       715         67.68     76.68         0.00
31 - 35...............    19        4,977,320       7.06      5.657      5.252       699         67.31     75.81         0.00
36 - 40...............    40       14,860,422      21.07      5.742      5.337       708         68.36     77.21         2.87
41 - 45...............    26        8,504,572      12.06      5.796      5.391       704         70.24     84.51         4.57
46 - 50...............    39       12,182,405      17.28      5.837      5.414       714         70.68     84.48        19.90
51 - 55...............    14        5,008,915       7.10      5.589      5.184       676         68.18     73.55        36.51
                        -----    ------------    -------    -------    -------     -----       -------    ------       ------
Total:................   216     $ 70,518,394     100.00%     5.754%     5.338%      710         68.95%    79.08%        9.99%
                        =====    ============    =======


         As of the Statistical Pool Calculation Date, the weighted average debt-to-income ratio of the sample Group 3 Loans was approximately 30.66% per annum.

                           ORIGINAL PREPAYMENT PENALTY



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
  ORIGINAL PREPAYMENT     OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
 PENALTY TERM (MONTHS)   LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

6..................        1     $   126,000        0.18%    6.250%      5.845%      719        70.00%     95.00%        0.00%
7..................        1         253,125        0.36     5.875       5.470       773        75.00      75.00         0.00
12.................       89      32,491,635       46.08     5.676       5.264       716        67.79      77.53         6.98
24.................       33      11,745,300       16.66     5.727       5.294       717        69.24      80.79        12.15
36.................       61      16,127,934       22.87     5.873       5.457       692        69.88      79.22        16.39
60.................       31       9,774,400       13.86     5.838       5.433       711        70.78      81.82         7.26
                       -----     -----------    --------    ------     -------     -----       ------     ------       ------
Total:.............      216     $70,518,394      100.00%    5.754%      5.338%      710        68.95%     79.08%        9.99%
                       =====     ===========    ========


                                      S-54

                     MONTHS REMAINING TO SCHEDULED MATURITY



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
 MONTHS REMAINING TO      OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
       MATURITY          LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
----------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

356 - 360..........      216     $70,518,394     100.00%     5.754%     5.338%        710       68.95%      79.08%      9.99%
                       -----     -----------    -------     --------   -------      ------     --------    -------     ------
Total:.............      216     $70,518,394     100.00%     5.754%     5.338%        710       68.95%      79.08%      9.99%
                       =====     ===========    =======



         As of the Statistical Pool Calculation Date, the weighted average months remaining to scheduled maturity of the sample Group 3 Loans was approximately 360 months.

                                  CREDIT SCORES



                                                 % OF
                                                 POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                        NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                         OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
      CREDIT SCORES     LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

621 - 640..........       10     $ 3,875,700        5.50%   5.801%     5.396%       631        69.67%     70.09%       9.24%
641 - 660..........       25       7,393,720       10.48    5.864      5.459        652        66.68      77.63        7.57
661 - 680..........       29      10,605,865       15.04    5.869      5.464        668        64.88      71.85        6.96
681 - 700..........       27       8,467,351       12.01    5.780      5.375        692        67.68      81.65       16.65
701 - 720..........       34      11,368,420       16.12    5.679      5.274        710        69.72      79.36       12.10
721 - 740..........       24       7,554,380       10.71    5.633      5.228        730        70.58      84.37        8.02
741 - 760..........       28       9,456,984       13.41    5.769      5.321        750        71.60      81.02        9.46
761 or more........       39      11,795,975       16.73    5.684      5.251        777        70.81      82.39        9.36
                       -----     -----------    --------   ------     ------      -----       ------     ------      ------
Total:.............      216     $70,518,394      100.00%   5.754%     5.338%       710        68.95%     79.08%       9.99%
                       =====     ===========    ========


         As of the Statistical Pool Calculation Date, the weighted average credit score of the sample Group 3 Loans for which credit scores are available was approximately 710.

                             RANGE OF MONTHS TO ROLL



                                                 % OF
                                                 POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                        NUMBER                    BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
  RANGE OF MONTHS TO      OF     PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
         ROLL           LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------  ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

49 - 60............      210     $69,164,489     98.08%     5.756%     5.343%        710      68.92%       79.11%       10.19%
61 - 72............        6       1,353,905      1.92      5.666      5.126         725      70.85        77.52         0.00
                       -----     -----------    ------     ------     ------      ------     ------       ------       ------
Total:.............      216     $70,518,394    100.00%     5.754%     5.338%        710      68.95%       79.08%        9.99%
                       =====     ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average months to roll of the sample Group 3 Loans was approximately 60 months.

                                      S-55

                                AMORTIZATION TYPE



                                                  % OF
                                                  POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                        NUMBER                     BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                          OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
  AMORTIZATION TYPE     LOANS      BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

Interest Only......       212     $69,318,734      98.30%    5.753%     5.340%       709        68.81%      78.96%      10.17%
Fully Amortizing...         4       1,199,660       1.70     5.806      5.249        749        77.45       85.75        0.00
                        -----     -----------    -------    ------     ------      -----       ------      ------      ------
Total:.............       216     $70,518,394     100.00%    5.754%     5.338%       710        68.95%      79.08%       9.99%
                        =====     ===========    =======


                                  LOAN PURPOSES



                                                   % OF
                                                   POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                     BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
     LOAN PURPOSE        LOANS      BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

Purchase.............     111    $ 34,013,227       48.23%   5.801%      5.374%        729      71.75%      87.02%       8.86%
Cash Out Refinance...      91      31,913,368       45.26    5.728       5.323         691      66.60       71.98        9.86
Rate/Term Refinance..      14       4,591,800        6.51    5.581       5.176         700      64.58       69.57       19.33
                        -----    ------------    --------   ------      ------      ------     ------      ------       -----
Total:...............     216    $ 70,518,394      100.00%   5.754%      5.338%        710      68.95%      79.08%       9.99%
                        =====    ============    ========


           In general, in the case of a mortgage loan made for "rate and term"
     refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out"
     refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

     Loan Group 4

           The sample Group 4 Loans had an aggregate principal balance as of the
     Statistical Pool Calculation Date of approximately $14,558,952.79, after application of scheduled payments due on or before the Statistical Pool
     Calculation Date, whether or not received. All of the sample Group 4 Loans are secured by first liens on the related mortgaged property.

           The average principal balance of the sample Group 4 Loans at origination was approximately $355,193.29. No sample Group 4 Loan had a principal balance at origination of greater than approximately
     $1,100,000.00 or less than approximately $67,925.00. The average principal balance of the sample Group 4 Loans as of the Statistical Pool Calculation
     Date was approximately $355,096.41. No sample Group 4 Loan had a principal balance as of the Statistical Pool Calculation Date of greater than approximately $1,100,000.00 or less than approximately $67,925.00.

           As of the Statistical Pool Calculation Date, the sample Group 4 Loans had mortgage rates ranging from approximately 5.125% per annum to approximately 6.250% per annum and the weighted average mortgage rate was approximately 5.664% per annum. The weighted average remaining term to stated maturity of the sample Group 4 Loans was approximately 359 months as of the Statistical Pool Calculation Date. None of the sample Group 4 Loans will have a first Due Date prior to February 1, 2005,

                                      S-56

     or after June 1, 2005, or will have a remaining term to maturity of less than 356 months or greater than 360 months as of the Statistical Pool
     Calculation Date. The latest maturity date of any sample Group 4 Loan is
     May 1, 2035.

           Approximately 78.86%, and 10.65% of the sample Group 4 Loans have initial interest only periods of five and ten years, respectively.

           The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price.
     The weighted average of the loan-to-value ratios at origination of the sample Group 4 Loans was approximately 76.23%. No loan-to-value ratio at origination of any sample Group 4 Loan was greater than approximately
     86.66% or less than approximately 62.00%.

           None of the sample Group 4 Loans are buydown mortgage loans.

           None of the Group 4 Loans will be subject to the Home Ownership and
     Equity Protection Act of 1994 or any comparable state law.

           Substantially all of the sample Group 4 Loans will not have reached their first adjustment date as of the Closing Date.

           None of the sample Group 4 Loans provide for prepayment charges.

           Approximately 6.37% of the sample Group 4 Loans are covered by a
     Primary Insurance Policy. None of the sample Group 4 Loans are covered by the PMI Insurer Policy.

           With respect to substantially all of the Group 4 Loans, the minimum mortgage rate is equal to the gross margin.

           Set forth below is a description of certain additional
     characteristics of the sample Group 4 Loans as of the Statistical Pool
     Calculation Date, except as otherwise indicated. All percentages of the sample Group 4 Loans are approximate percentages by aggregate principal balance as of the Statistical Pool Calculation Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                      S-57

                                     INDICES



                                                   % OF
                                                   POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                     BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
     INDEX FOR LOANS     LOANS      BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

One-Year LIBOR.....       26      $ 9,059,925       62.23%     5.568%     5.163%      714         78.11%     84.75%     30.25%
Six-Month LIBOR....       15        5,499,028       37.77      5.821      5.416       715         73.12      80.51      20.00
                        ----      -----------     -------    -------    -------     -----       -------    -------     ------
Total:.............       41      $14,558,953      100.00%     5.664%     5.259%      715         76.23%     83.15%     26.38%
                        ====     ============     =======


                      PRINCIPAL BALANCES AS OF ORIGINATION



                                                   % OF
                                                   POOL     WEIGHTED                            WEIGHTED   WEIGHTED
                         NUMBER                     BY      AVERAGE     WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
 PRINCIPAL BALANCES AS     OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
   OF ORIGINATION ($)     LOANS     BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------   ------------   ---------  --------   ----------  ---------   --------    --------     -------

50,000.01-100,000.00..      3    $   229,825       1.58%     6.250%     5.845%        719       71.19%     71.19%        0.00%
100,000.01-150,000.00.      3        354,750       2.44      5.367      4.962         759       74.74      85.69         0.00
150,000.01-200,000.00.      8      1,386,503       9.52      5.773      5.368         694       74.91      86.24        26.61
200,000.01-250,000.00.      2        462,600       3.18      5.816      5.411         697       73.92      90.13         0.00
250,000.01-300,000.00.      4      1,109,400       7.62      5.539      5.134         727       79.05      95.11        51.50
300,000.01-350,000.00.      2        654,028       4.49      5.680      5.275         698       80.00      89.61         0.00
350,000.01-400,000.00.      4      1,761,000      12.10      5.566      5.161         744       78.02      81.70        24.53
450,000.01-500,000.00.      4      1,900,204      13.05      6.030      5.625         678       68.48      68.48         0.00
550,000.01-600,000.00.      2      1,112,000       7.64      5.628      5.223         750       74.96      90.00         0.00
600,000.01-650,000.00.      1        652,000       4.48      5.125      4.720         736       79.51      89.51         0.00
700,000.01-750,000.00.      1        718,493       4.94      5.750      5.345         681       80.00      80.00       100.00
950,000.01-
1,000,000.00..........      1        992,500       6.82      5.125      4.720         732       79.71      79.71         0.00
1,050,000.01-
1,100,000.00..........      1      1,100,000       7.56      5.750      5.345         759       75.86      82.75       100.00
                         ----    -----------     ------     ------    -------      ------      ------     ------      -------
Total:................     41    $14,558,953    100.00%     5.664%     5.259%         715       76.23%     83.15%       26.38%
                         ====    ===========    ======


         As of origination, the average principal balance of the sample Group 4
Loans was approximately $355,193.29.

                                      S-58

         PRINCIPAL BALANCES AS OF THE STATISTICAL POOL CALCULATION DATE



                                                        % OF
                                                        POOL      WEIGHTED                           WEIGHTED   WEIGHTED
                               NUMBER                    BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
        CURRENT                  OF      PRINCIPAL    PRINCIPAL    GROSS      AVERAGE     AVERAGE    ORIGINAL   COMBINED    % FULL
  PRINCIPAL BALANCES ($)        LOANS     BALANCE      BALANCE    COUPON    NET COUPON     FICO        LTV        LTV      ALT DOC
---------------------------    ------   ------------  ---------  --------   ----------  ---------   --------    --------   -------

50,000.01 - 100,000.00.....        3    $   229,825     1.58%     6.250%     5.845%        719        71.19%    71.19%       0.00%
100,000.01 - 150,000.00....        3        354,750     2.44      5.367      4.962         759        74.74     85.69        0.00
150,000.01 - 200,000.00....        8      1,386,503     9.52      5.773      5.368         694        74.91     86.24       26.61
200,000.01 - 250,000.00....        2        462,600     3.18      5.816      5.411         697        73.92     90.13        0.00
250,000.01 - 300,000.00....        4      1,109,400     7.62      5.539      5.134         727        79.05     95.11       51.50
300,000.01 - 359,699.00....        3      1,013,678     6.96      5.528      5.123         729        79.98     89.75        0.00
359,699.01 - 600,000.00....       13      5,889,204    40.45      5.754      5.349         712        73.33     77.27        7.34
600,000.01 - 800,000.00....        3      2,020,493    13.88      5.629      5.224         687        81.98     89.50       67.73
800,000.01 - 1,000,000.00..        1        992,500     6.82      5.125      4.720         732        79.71     79.71        0.00
1,000,000.01 -
1,250,000.00...............        1      1,100,000     7.56      5.750      5.345         759        75.86     82.75      100.00
                                ----    -----------   ------     ------     ------        ----      -------    ------     -------
Total:.....................       41    $14,558,953   100.00%     5.664%     5.259%        715        76.23%    83.15%      26.38%
                                ====    ===========   ======


         As of the Statistical Pool Calculation Date, the average current principal balance of the sample Group 4 Loans was approximately $355,096.41.

                                 MORTGAGE RATES



                                                   % OF
                                                   POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                         NUMBER                     BY      AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
        MORTGAGE          OF       PRINCIPAL     PRINCIPAL   GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
       RATES (%)         LOANS      BALANCE       BALANCE   COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

5.001 - 5.500......       14      $  5,045,728     34.66%     5.258%      4.853%      755        79.28%      86.65%      14.09%
5.501 - 6.000......       21         8,112,096     55.72      5.814       5.409       694        75.17       82.39       38.58
6.001 - 6.500......        6         1,401,129      9.62      6.250       5.845       689        71.34       74.92        0.00
                        ----      ------------   -------     ------     -------      ----       ------     -------      ------
Total:.............       41      $ 14,558,953    100.00%     5.664%      5.259%      715        76.23%      83.15%      26.38%
                        ====      ============   =======


         As of the Statistical Pool Calculation Date, the weighted average mortgage rate of the sample Group 4 Loans was approximately 5.664% per annum.

                              NEXT ADJUSTMENT DATE



                                                   % OF
                                                   POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                         NUMBER                     BY      AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF       PRINCIPAL     PRINCIPAL   GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
 NEXT ADJUSTMENT DATE    LOANS      BALANCE       BALANCE   COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

January 1, 2010...          1     $   364,000        2.50%    5.750%      5.345%      666       70.00%      70.00%        0.00%
February 1, 2010..          2       1,188,697        8.16     5.948       5.543       675       76.04       76.04        60.44
March 1, 2010.....         14       5,395,675       37.06     5.505       5.100       709       78.59       85.02        20.05
April 1, 2010.....         17       4,611,481       31.67     5.705       5.300       727       76.49       86.71        20.39
May 1, 2010.......          7       2,999,100       20.60     5.763       5.358       727       72.39       78.72        36.68
                        -----     -----------     -------    ------     -------     -----      ------      ------       ------
Total:............         41     $14,558,953      100.00%    5.664%      5.259%      715       76.23%      83.15%       26.38%
                        =====     ===========     =======


         As of the Statistical Pool Calculation Date, the weighted average remaining months to the next adjustment date of the sample Group 4 Loans was approximately 59 months.

                                      S-59

                                  GROSS MARGIN



                                                    % OF
                                                    POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                         NUMBER                      BY      AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF       PRINCIPAL     PRINCIPAL   GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
 GROSS MARGIN (%)        LOANS       BALANCE       BALANCE   COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

2.001 - 2.250......       22       $  9,183,500     63.08%     5.566%    5.161%       729        77.30%      82.82%      30.73%
2.251 - 2.500......        1            314,400      2.16      5.875     5.470        623        80.00      100.00        0.00
2.501 - 2.750......        2            211,400      1.45      5.714     5.309        743        70.00       88.38        0.00
2.751 - 3.000......        1            278,600      1.91      5.875     5.470        731        81.46       99.15        0.00
3.001 - 3.250......       10          2,652,553     18.22      5.832     5.427        689        77.00       89.24       38.42
3.251 - 3.500......        2            697,500      4.79      5.962     5.557        696        72.99       76.54        0.00
3.501 - 3.750......        2            857,000      5.89      5.750     5.345        699        66.12       66.12        0.00
3.751 - 4.000......        1            364,000      2.50      5.750     5.345        666        70.00       70.00        0.00
                        ----       ------------   -------     ------    ------      -----      -------     -------      ------
Total:.............       41       $ 14,558,953    100.00%     5.664%    5.259%       715        76.23%      83.15%      26.38%
                        ====       ============   =======


         As of the Statistical Pool Calculation Date, the weighted average Gross
Margin of the sample Group 4 Loans was approximately 2.645% per annum.

                              MAXIMUM MORTGAGE RATE



                                                    % OF
                                                    POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                         NUMBER                      BY      AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
  MAXIMUM                  OF       PRINCIPAL     PRINCIPAL   GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
MORTGAGE RATE (%)        LOANS       BALANCE       BALANCE   COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

10.001 - 10.500....       11      $  4,347,100      29.86%    5.230%      4.825%      757        79.72%       86.81%      16.35%
10.501 - 11.000....       12         4,016,596      27.59     5.802       5.397       675        77.53        83.59       50.54
11.001 - 11.500....        7         1,549,857      10.65     5.883       5.478       709        73.54        80.88        0.00
11.501 - 12.000....        9         4,095,500      28.13     5.826       5.421       713        72.86        81.22       26.86
12.001 or more.....        2           549,900       3.78     6.250       5.845       699        71.70        71.70        0.00
                        ----      ------------   --------    ------     -------     -----      -------      -------      ------
Total:.............       41      $ 14,558,953     100.00%    5.664%      5.259%      715        76.23%       83.15%      26.38%
                        ====      ============   ========


         As of the Statistical Pool Calculation Date, the weighted average
Maximum Mortgage Rate of the sample Group 4 Loans was approximately 11.031% per annum.

                           ORIGINAL INTEREST ONLY TERM



                                                    % OF
                                                    POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                         NUMBER                      BY      AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
 ORIGINAL INTEREST         OF       PRINCIPAL     PRINCIPAL   GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
 ONLY TERM (MONTHS)      LOANS       BALANCE       BALANCE   COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

0..................         4     $  1,527,500     10.49%     5.902%      5.497%      679        75.90%     75.90%       47.04%
60.................        35       11,481,453     78.86      5.615       5.210       715        76.35      84.47        17.61
120................         2        1,550,000     10.65      5.786       5.381       749        75.61      80.50        70.97
                         ----     ------------   -------     ------     -------      ----       ------     ------       ------
Total:.............        41     $ 14,558,953    100.00%     5.664%      5.259%      715        76.23%     83.15%       26.38%
                         ====     ============   =======


                                      S-60

                                INITIAL RATE CAP



                                                    % OF
                                                    POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                        NUMBER                      BY      AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
      INITIAL RATE        OF       PRINCIPAL     PRINCIPAL   GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
        CAP (%)         LOANS       BALANCE       BALANCE   COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

2.000..............        1       $    183,803       1.26%    5.625%     5.220%      671        80.00%      80.00%        0.00%
3.000..............       11          3,712,128      25.50     5.823      5.418       701        72.29       81.18         0.00
5.000..............       26          9,031,122      62.03     5.573      5.168       715        77.93       84.59        30.35
6.000..............        3          1,631,900      11.21     5.810      5.405       748        75.33       79.97        67.41
                        ----       ------------   --------   -------    -------     -----      -------     -------      -------
Total:.............       41       $ 14,558,953     100.00%    5.664%     5.259%      715        76.23%      83.15%       26.38%
                        ====       ============   ========


                              SUBSEQUENT RATE CAP



                                                    % OF
                                                    POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                        NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
    SUBSEQUENT RATE       OF       PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
        CAP (%)         LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

1.000.............         12     $ 3,867,128       26.56%     5.825%     5.420%       701         72.19%     80.73%       0.00%
2.000.............         29      10,691,825       73.44      5.605      5.200        720         77.68      84.02       35.92
                        -----     -----------     -------    -------    -------     ------       -------    -------     -------
Total:............         41     $14,558,953      100.00%     5.664%     5.259%       715         76.23%     83.15%      26.38%
                        =====     ===========     =======


                          ORIGINAL LOAN-TO-VALUE RATIOS



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
    ORIGINAL LOAN-TO-       OF       PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
     VALUE RATIOS (%)     LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

60.01 - 65.00......         3      $    687,925      4.73%      5.828%     5.423%       690       62.86%       62.86%       0.00%
65.01 - 70.00......         9         2,821,104     19.38       5.924      5.519        688       69.83        76.68        0.00
70.01 - 75.00......         7         1,967,350     13.51       5.906      5.501        703       74.02        84.00       24.68
75.01 - 80.00......        20         8,153,974     56.01       5.467      5.062        734       79.09        85.00       33.18
80.01 - 85.00......         1           278,600      1.91       5.875      5.470        731       81.46        99.15        0.00
85.01 - 90.00......         1           650,000      4.46       6.000      5.595        644       86.66       100.00      100.00
                         ----      ------------    ------      ------     ------       ----      ------      -------      ------
Total:.............        41      $ 14,558,953    100.00%      5.664%     5.259%       715       76.23%       83.15%      26.38%
                         ====      ============    ======


         The minimum and maximum loan-to-value ratios of the sample Group 4
Loans at origination were approximately 62.00% and 86.66%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 4 Loans at origination was approximately 76.23%.

                                      S-61

                                 OCCUPANCY TYPES



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
     OCCUPANCY TYPE       LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

Investor...........         9      $ 1,680,375      11.54%     5.807%     5.402%       713        70.35%       72.88%     0.00%
Primary............        29       11,904,078      81.76      5.637      5.232        716        77.35        84.52     32.26
Secondary..........         3          974,500       6.69      5.747      5.342        707        72.66        84.15      0.00
                         ----      -----------    -------     ------     ------       ----        -----        -----    ------
Total:.............        41      $14,558,953     100.00%     5.664%     5.259%       715        76.23%       83.15%    26.38%
                         ====      ===========    =======


         Occupancy type is based on the representation of the borrower at the time of origination.

                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
      DOCUMENT TYPE       LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

Express No Doc......        3     $ 1,073,000         7.37%    6.039%      5.634%     702       71.81%        71.81%        0.00%
Express                     4       1,506,650        10.35     5.387       4.982      776       78.95         85.02         0.00
Non-Verified Assets.
Express Verified           11       3,564,075        24.48     5.452       5.047      720       75.52         78.76         0.00
Assets..............
Full................        8       3,840,793        26.38     5.701       5.296      713       79.30         90.75       100.00
Stated..............       15       4,574,435        31.42     5.800       5.395      695       74.33         82.23         0.00
                        -----     -----------     --------    ------      ------     ----       -----       -------      -------
Total:.............        41     $14,558,953       100.00%    5.664%      5.259%     715       76.23%        83.15%       26.38%
                        =====     ===========     ========


         See "--Underwriting Standards" below for a detailed description of the
Seller's loan programs and documentation requirements.

                              CREDIT GRADE CATEGORY



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
     CREDIT QUALITY       LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

A(1)..............          11     $ 3,518,407       24.17%     5.891%     5.486%       659       75.58%      82.20%        28.96%
A+(1).............          28      10,183,546       69.95      5.578      5.173        735       77.30       84.91         27.71
Progressive   Express
I(2)..............           2         857,000        5.89      5.750      5.345        699       66.12       66.12          0.00
                         -----     -----------     -------    -------    -------      -----      ------      ------        ------
Total:............          41     $14,558,953      100.00%     5.664%     5.259%       715       76.23%      83.15%        26.38%
                         =====     ===========     =======


-----------------
(1)  All of these sample Group 4 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program.
     Credit grades of A+ and A, correspond to Progressive Series I+, and I and
     II, respectively.

(2)  These sample Group 4 Loans were originated under the Seller's Progressive
     Express(TM) Program. The underwriting for these sample Group 4 Loans is generally based on the borrower's "Credit Score" score and therefore these sample Group 4 Loans do not correspond to the alphabetical risk categories listed above.

         See "--Underwriting Standards" below for a description of the Seller's risk categories.

                                      S-62

                                 PROPERTY TYPES



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
   MORTGAGE PROPERTIES    LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

Condominium........         8       $  2,819,753      19.37%    5.588%     5.183%      733       74.86%       85.43%        9.89%
PUD................        11          4,158,904      28.57     5.439      5.034       719       77.58        84.37        22.06
Single Family......        22          7,580,296      52.07     5.815      5.410       706       75.99        81.63        34.89
                         ----       ------------    -------     -----    -------      ----      ------       ------       ------
Total:.............        41       $ 14,558,953     100.00%    5.664%     5.259%      715       76.23%       83.15%       26.38%
                         ====       ============    =======


                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED      % FULL
     STATE                LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV        ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------     -------

California.........        13      $  5,663,447     38.90%    5.707%      5.302%       724         76.35%       82.59%      37.03%
Georgia............        12         4,054,050     27.85     5.370       4.965        728         78.63        86.52       22.21
Maryland...........         3         1,135,600      7.80     5.781       5.376        707         69.88        74.22        0.00
New Jersey.........         2           832,000      5.71     6.031       5.626        681         71.13        71.13        0.00
Pennsylvania.......         1           650,000      4.46     6.000       5.595        644         86.66       100.00      100.00
Other..............        10         2,223,856     15.27     5.795       5.390        705         73.62        82.57        8.68
                          ---      ------------    ------    ------      ------       ----        ------      -------      ------
Total:.............        41      $ 14,558,953    100.00%    5.664%      5.259%       715         76.23%       83.15%      26.38%
                          ===      ============    ======


         No more than approximately 12.90% of the sample Group 4 Loans (by aggregate outstanding principal balance as of the Statistical Pool Calculation
Date) are secured by mortgaged properties located in any one zip code.

                              DEBT-TO-INCOME RATIO



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
  DEBT-TO-INCOME RATIO    LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV       ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------    -------

Not Required......         19     $ 7,926,897        54.45%     5.657%     5.252%      703        76.15%     79.59%      22.71%
1 - 5.............          4         661,775         4.55      5.694      5.289       707        75.18      82.77        0.00
26 - 30...........          1         364,000         2.50      5.750      5.345       666        70.00      70.00        0.00
31 - 35...........          1         339,628         2.33      5.500      5.095       768        80.00      80.00        0.00
36 - 40...........          5       1,113,803         7.65      5.655      5.250       737        78.47      86.38        0.00
41 - 45...........          4       1,238,150         8.50      5.432      5.027       770        77.34      88.16        0.00
46 - 50...........          7       2,914,700        20.02      5.784      5.379       716        75.68      91.56       70.00
                         ----     -----------      -------    -------    -------     -----       ------     ------      ------
Total:............         41     $14,558,953       100.00%     5.664%     5.259%      715        76.23%     83.15%      26.38%
                         ====     ===========      =======


         As of the Statistical Pool Calculation Date, the weighted average debt-to-income ratio of the sample Group 4 Loans was approximately 17.60% per annum.

                                      S-63

                     MONTHS REMAINING TO SCHEDULED MATURITY



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
  MONTHS REMAINING TO       OF       PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
        MATURITY          LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV       ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------    -------

356 - 360..........        41       $ 14,558,953    100.00%     5.664%     5.259%       715        76.23%    83.15%      26.38%
                          ---       ------------    ------     ------    -------      -----       ------    ------      ------
Total:.............        41       $ 14,558,953    100.00%     5.664%     5.259%       715        76.23%    83.15%      26.38%
                          ===       ============    ======


         As of the Statistical Pool Calculation Date, the weighted average months remaining to scheduled maturity of the sample Group 4 Loans was approximately 359 months.

                                  CREDIT SCORES


                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
      CREDIT SCORES       LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV       ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------    -------

621 - 640..........         1      $    314,400      2.16%     5.875%     5.470%      623         80.00%     100.00%       0.00%
641 - 660..........         4         1,516,000     10.41      5.915      5.510       649         78.60       89.83       67.22
661 - 680..........         5         1,533,007     10.53      5.872      5.467       670         72.25       72.25        0.00
681 - 700..........         6         2,344,518     16.10      5.914      5.509       691         72.18       74.33       30.65
701 - 720..........         8         2,303,800     15.82      5.725      5.320       706         74.48       85.44       12.70
721 - 740..........         6         2,535,000     17.41      5.412      5.007       732         78.64       83.15        0.00
741 - 760..........         2         1,229,500      8.44      5.711      5.306       758         75.24       84.57       89.47
761 or more........         9         2,782,728     19.11      5.335      4.930       778         79.78       88.52       25.54
                          ---      ------------    ------     ------    -------       ---        ------      ------      ------
Total:.............        41      $ 14,558,953    100.00%     5.664%     5.259%      715         76.23%      83.15%      26.38%
                          ===      ============    ======


         As of the Statistical Pool Calculation Date, the weighted average credit score of the sample Group 4 Loans for which credit scores are available was approximately 715.

                             RANGE OF MONTHS TO ROLL



                                                     % OF
                                                     POOL     WEIGHTED                          WEIGHTED   WEIGHTED
                         NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
  RANGE OF MONTHS TO       OF       PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
         ROLL            LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV       ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------    -------

49 - 60............        41       $14,558,953     100.00%    5.664%     5.259%      715         76.23%       83.15%     26.38%
                          ---       -----------    -------    ------    -------       ---        ------      -------     ------
Total:.............        41       $14,558,953     100.00%    5.664%     5.259%      715         76.23%       83.15%     26.38%
                          ===       ===========    =======


         As of the Statistical Pool Calculation Date, the weighted average months to roll of the sample Group 4 Loans was approximately 59 months.

                                AMORTIZATION TYPE



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                            OF       PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
  AMORTIZATION TYPE       LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV       ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------    -------

Interest Only......        37      $ 13,031,453      89.51%     5.636%     5.231%      719        76.26%      84.00%     23.96%
Fully Amortizing...         4         1,527,500      10.49      5.902      5.497       679        75.90       75.90      47.04
                         ----      ------------   --------    -------    -------     -----       ------      ------      -----
Total:.............        41      $ 14,558,953     100.00%     5.664%     5.259%      715        76.23%      83.15%     26.38%
                         ====      ============   ========


                                      S-64

                                  LOAN PURPOSES



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                           OF        PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
     LOAN PURPOSE         LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV       ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------    -------

Purchase...........         19     $ 5,682,900       39.03%    5.672%     5.267%       710       78.46%      88.42%       40.63%
Cash Out Refinance.         15       6,728,428       46.22     5.718      5.313        714       73.64       76.80        16.35
Rate/Term Refinance          7       2,147,625       14.75     5.471      5.066        730       78.41       89.10        20.12
                          ----     -----------     -------    ------     ------       ----      ------      ------       ------
Total:.............         41     $14,558,953      100.00%    5.664%     5.259%       715       76.23%      83.15%       26.38%
                          ====     ===========     =======


           In general, in the case of a mortgage loan made for "rate and term"
     refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out"
     refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

     Loan Group 5

           The sample Group 5 Loans had an aggregate principal balance as of the
     Statistical Pool Calculation Date of approximately $498,521,025.63, after application of scheduled payments due on or before the Statistical Pool
     Calculation Date, whether or not received. All of the sample Group 5 Loans are secured by first liens on the related mortgaged property.

           The average principal balance of the sample Group 5 Loans at origination was approximately $279,852.25. No sample Group 5 Loan had a principal balance at origination of greater than approximately
     $2,000,000.00 or less than approximately $59,500.00. The average principal balance of the sample Group 5 Loans as of the Statistical Pool Calculation
     Date was approximately $279,753.66. No sample Group 5 Loan had a principal balance as of the Statistical Pool Calculation Date of greater than approximately $2,000,000.00 or less than approximately $59,500.00.

           As of the Statistical Pool Calculation Date, the sample Group 5 Loans had mortgage rates ranging from approximately 3.990% per annum to approximately 11.875% per annum and the weighted average mortgage rate was approximately 6.199% per annum. The weighted average remaining term to stated maturity of the sample Group 5 Loans was approximately 359 months as of the Statistical Pool Calculation Date. None of the sample Group 5 Loans will have a first Due Date prior to January 1, 2002, or after July 1, 2005, or will have a remaining term to maturity of less than 319 months or greater than 360 months as of the Statistical Pool Calculation Date. The latest maturity date of any sample Group 5 Loan is June 1, 2035.

           Approximately 3.53%, 0.03%, 0.65%, 85.13%, 0.31% and 2.42% of the
     sample Group 5 Loans have initial interest only periods of ten months, two, three, five, seven and ten years, respectively.

           The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price.
     The weighted average of the loan-to-value ratios at origination of the sample Group 5 Loans was approximately 76.20%. No loan-to

                                      S-65

     -value ratio at origination of any sample Group 5 Loan was greater than approximately 100.00% or less than approximately 9.37%.

           None of the sample Group 5 Loans are buydown mortgage loans.

           None of the Group 5 Loans will be subject to the Home Ownership and
     Equity Protection Act of 1994 or any comparable state law.

           Substantially all of the sample Group 5 Loans will not have reached their first adjustment date as of the Closing Date.

           Approximately 78.22% of the sample Group 5 Loans provide for prepayment charges.

           Approximately 2.24% and 0.11% of the sample Group 5 Loans are covered by a Primary Insurance Policy and the PMI Insurer Policy, respectively.

           With respect to substantially all of the Group 5 Loans, the minimum mortgage rate is equal to the gross margin.

           Set forth below is a description of certain additional
     characteristics of the sample Group 5 Loans as of the Statistical Pool
     Calculation Date, except as otherwise indicated. All percentages of the sample Group 5 Loans are approximate percentages by aggregate principal balance as of the Statistical Pool Calculation Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                                      S-66

                                     INDICES



                                                     % OF
                                                     POOL      WEIGHTED                          WEIGHTED   WEIGHTED
                          NUMBER                      BY       AVERAGE    WEIGHTED    WEIGHTED    AVERAGE    AVERAGE
                            OF       PRINCIPAL     PRINCIPAL    GROSS     AVERAGE     AVERAGE    ORIGINAL   COMBINED     % FULL
   INDEX FOR LOANS        LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO        LTV        LTV       ALT DOC
 ---------------------   ------    ------------   ---------  --------   ----------  ---------   --------    --------    -------

One-Month LIBOR....           3    $  1,304,500      0.26%     6.489%       5.930%      673       72.05%      75.68%       0.00%
One-Year LIBOR.....         177      53,994,233     10.83      5.963        5.549       692       76.09       91.57        7.08
Six-Month LIBOR....       1,602     443,222,292     88.91      6.227        5.773       689       76.22       91.25       13.85
                         ------    ------------   -------     ------      -------     -----      ------     -------      ------
Total:.............       1,782    $498,521,026    100.00%     6.199%       5.749%      689       76.20%      91.24%      13.08%
                         ======     ===========   =======


                      PRINCIPAL BALANCES AS OF ORIGINATION



                                                           % OF
                                                           POOL     WEIGHTED                          WEIGHTED   WEIGHTED
                               NUMBER                       BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
PRINCIPAL BALANCE AS OF         OF        PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED   % FULL
    ORIGINATION ($)            LOANS       BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV     ALT DOC
 --------------------------   ------    ------------   ---------   --------   ----------  ---------  --------    --------  -------

50,000.01-100,000.00......       97     $  8,468,554      1.70%     6.534%      6.120%      684        73.01%      90.32%   18.91%
100,000.01-150,000.00.....      250       31,635,491      6.35      6.375       5.921       680        76.63       93.49    27.99
150,000.01-200,000.00.....      294       51,477,225     10.33      6.294       5.819       686        76.77       91.67    17.76
200,000.01-250,000.00.....      288       64,863,291     13.01      6.191       5.728       687        76.12       92.63    17.01
250,000.01-300,000.00.....      215       58,856,435     11.81      6.232       5.806       685        77.30       93.29     9.30
300,000.01-350,000.00.....      180       58,238,385     11.68      6.211       5.764       692        77.47       92.18     7.76
350,000.01-400,000.00.....      148       55,428,869     11.12      6.182       5.727       695        77.90       92.69    12.21
400,000.01-450,000.00.....       85       36,115,740      7.24      6.092       5.611       691        76.65       91.30    11.67
450,000.01-500,000.00.....       72       34,348,707      6.89      6.239       5.809       685        75.49       89.60     9.82
500,000.01-550,000.00.....       41       21,488,393      4.31      6.151       5.701       695        77.67       91.84    12.06
550,000.01-600,000.00.....       33       18,960,181      3.80      6.096       5.635       697        75.61       88.97     5.99
600,000.01-650,000.00.....       34       21,386,308      4.29      6.068       5.612       688        73.04       90.50     5.89
650,000.01-700,000.00.....       19       13,020,245      2.61      5.875       5.470       698        71.27       92.19    10.41
700,000.01-750,000.00.....        9        6,667,400      1.34      6.246       5.841       684        68.73       75.85     0.00
750,000.01-800,000.00.....        2        1,537,000      0.31      6.374       5.969       685        71.18       79.56     0.00
800,000.01-850,000.00.....        4        3,343,452      0.67      5.591       5.186       698        77.56       80.07    25.29
850,000.01-900,000.00.....        3        2,638,500      0.53      6.381       5.976       685        78.37       88.34     0.00
900,000.01-950,000.00.....        1          910,000      0.18      5.500       5.095       668        70.00       70.00     0.00
950,000.01-1,000,000.00...        2        1,971,850      0.40      6.496       6.091       661        72.58       89.99     0.00
1,000,000.01-1,050,000.00.        1        1,050,000      0.21      6.000       5.595       708        75.00       75.00   100.00
1,100,000.01-1,150,000.00.        1        1,121,250      0.22      5.750       5.345       675        65.00       65.00     0.00
1,350,000.01-1,400,000.00.        1        1,400,000      0.28      6.875       6.470       784        68.30       68.30     0.00
1,550,000.01-1,600,000.00.        1        1,593,750      0.32      6.125       5.720       748        75.00       75.00     0.00
1,950,000.01-2,000,000.00.        1        2,000,000      0.40      5.625       5.220       647        57.15       65.72   100.00
                              -----     ------------   -------      -----       -----      ----       ------      ------   ------
Total:....................    1,782     $498,521,026    100.00%     6.199%      5.749%      689        76.20%      91.24%   13.08%
                              =====     ============   =======


         As of origination, the average principal balance of the sample Group 5
Loans was approximately $279,852.25.

                                      S-67

         PRINCIPAL BALANCES AS OF THE STATISTICAL POOL CALCULATION DATE



                                                        % OF
                                                        POOL     WEIGHTED                           WEIGHTED   WEIGHTED
                              NUMBER                     BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
    CURRENT PRINCIPAL           OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED   % FULL
       BALANCES ($)           LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV       LTV      ALT DOC
 --------------------------   ------    ------------   ---------   --------   ----------  ---------  --------   --------  -------

50,000.01-100,000.00.......     98      $ 8,568,439       1.72%     6.524%      6.109%      684       72.98%     90.32%     18.69%
100,000.01-150,000.00......    249       31,535,606       6.33      6.378       5.923       680       76.65      93.50      28.08
150,000.01-200,000.00......    295       51,675,831      10.37      6.298       5.824       685       76.80      91.64      17.69
200,000.01-250,000.00......    287       64,664,686      12.97      6.187       5.724       687       76.10      92.66      17.07
250,000.01-300,000.00......    216       59,146,185      11.86      6.241       5.816       685       77.41      93.32       9.75
300,000.01-359,699.00......    212       69,695,902      13.98      6.194       5.754       692       77.02      91.80       7.08
359,699.01-600,000.00......    346      154,594,622      31.01      6.160       5.701       693       76.95      91.30      11.24
600,000.01-800,000.00......     64       42,610,953       8.55      6.048       5.617       690       71.76      88.33       6.14
800,000.01-1,000,000.00....     10        8,863,802       1.78      6.018       5.613       683       75.92      83.71       9.54
1,000,000.01-1,250,000.00..      2        2,171,250       0.44      5.871       5.466       691       69.84      69.84      48.36
1,250,000.01-1,500,000.00..      1        1,400,000       0.28      6.875       6.470       784       68.30      68.30       0.00
1,500,000.01-1,750,000.00..      1        1,593,750       0.32      6.125       5.720       748       75.00      75.00       0.00
1,750,000.01-2,000,000.00..      1        2,000,000       0.40      5.625       5.220       647       57.15      65.72     100.00
                            ------     ------------     ------     ------     -------     -----     -------     ------     ------
Total:.....................  1,782     $498,521,026     100.00%     6.199%      5.749%      689       76.20%     91.24%     13.08%
                            ======     ============     ======


         As of the Statistical Pool Calculation Date, the average current principal balance of the sample Group 5 Loans was approximately $279,753.66.

                                 MORTGAGE RATES



                                                           % OF
                                                           POOL    WEIGHTED                          WEIGHTED    WEIGHTED
                              NUMBER                       BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
  RANGE OF MORTGAGE             OF        PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED   % FULL
       RATES (%)               LOANS       BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV     ALT DOC
 --------------------------   ------    ------------   ---------   --------   ----------  ---------  --------    --------   -------

3.501 - 4.000......              1      $    179,000      0.04%      3.990%      3.585%       650     74.90%     100.00%    100.00%
4.001 - 4.500......              8         2,838,198      0.57       4.358       3.953        707     77.39       91.27      14.97
4.501 - 5.000......             56        16,476,986      3.31       4.892       4.487        710     73.23       88.15       7.61
5.001 - 5.500......            238        72,962,219     14.64       5.364       4.951        698     72.69       88.87      11.89
5.501 - 6.000......            452       133,650,352     26.81       5.820       5.392        694     75.43       91.22      19.36
6.001 - 6.500......            510       142,545,370     28.59       6.307       5.863        685     76.55       91.89      12.02
6.501 - 7.000......            322        82,601,307     16.57       6.782       6.307        682     77.48       91.42      10.26
7.001 - 7.500......             95        21,206,620      4.25       7.300       6.824        681     80.00       93.12       8.60
7.501 - 8.000......             57        14,966,376      3.00       7.790       7.287        675     81.03       94.34       5.94
8.001 - 8.500......             19         5,141,838      1.03       8.358       7.697        658     82.72       94.49       9.68
8.501 - 9.000......             17         4,600,236      0.92       8.666       7.969        691     84.64       94.36       0.00
9.001 - 9.500......              1           175,750      0.04       9.250       6.935        691     95.00       95.00       0.00
9.501 or more......              6         1,176,774      0.24      10.506       9.081        697     93.21       93.21       0.00
                            ------     -------------    ------     -------     -------     ------    ------      ------     ------
Total:.............          1,782      $498,521,026    100.00%      6.199%      5.749%       689     76.20%      91.24%     13.08%
                            ======     =============    ======


         As of the Statistical Pool Calculation Date, the weighted average mortgage rate of the sample Group 5 Loans was approximately 6.199% per annum.

                                      S-68

                              NEXT ADJUSTMENT DATE



                                                          % OF
                                                          POOL    WEIGHTED                          WEIGHTED    WEIGHTED
                               NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
                                OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED    % FULL
  NEXT ADJUSTMENT DATE         LOANS       BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV     ALT DOC
 ------------------------     ------   ------------   ---------   --------   ----------  ---------  --------    --------    -------

June 1, 2005............         2      $    245,797      0.05%     5.000%       4.595%     676       88.49%      88.49%      0.00%
July 1, 2005............         6         1,853,651      0.37      5.745        5.231      671       75.06       75.06       0.00
August 1, 2005..........        12         3,380,669      0.68      6.023        5.594      657       80.00       83.17      15.32
September 1, 2005.......        12         3,404,387      0.68      5.714        5.088      676       78.29       87.69       6.79
October 1, 2005.........       117        37,772,071      7.58      5.865        5.456      697       77.43       91.17       3.40
November 1, 2005........       102        32,517,896      6.52      5.879        5.377      698       75.79       93.86       3.81
December 1, 2005........         4           844,500      0.17      5.831        5.426      707       78.53       87.73       0.00
March 1, 2006...........         5         1,202,050      0.24      6.051        5.646      709       78.79       89.87       0.00
April 1, 2006...........        69        20,189,857      4.05      5.864        5.459      682       75.19       92.68       1.38
May 1, 2006.............        76        24,724,041      4.96      5.902        5.476      693       75.17       91.15       4.11
May 25, 2006............         1           316,800      0.06      5.750        5.345      752       80.00      100.00       0.00
June 1, 2006............         1           208,000      0.04      5.875        5.470      629       80.00       95.00       0.00
August 1, 2006..........         1           100,000      0.02      6.625        6.220      636       75.76       75.76       0.00
December 1, 2006........         1           250,603      0.05      5.990        5.585      616       80.00      100.00     100.00
January 1, 2007.........         2           438,398      0.09      6.650        6.245      687       80.00      100.00       0.00
February 1, 2007........        10         2,817,253      0.57      5.913        5.385      687       77.81       98.38       0.00
March 1, 2007...........       118        25,511,729      5.12      6.300        5.826      656       78.22       96.14      58.90
April 1, 2007...........       584       157,424,016     31.58      6.261        5.771      685       77.51       92.62      18.14
May 1, 2007.............       393       110,428,566     22.15      6.248        5.827      690       74.36       90.63       7.90
June 1, 2007............        14         3,063,100      0.61      6.360        5.955      720       73.60       89.88       7.10
February 1, 2008........         1           615,000      0.12      6.125        5.720      649       64.73       64.73       0.00
March 1, 2008...........         6           952,655      0.19      6.545        6.140      632       74.68       92.00      49.79
April 1, 2008...........        69        18,598,852      3.73      6.761        6.356      694       78.62       91.72       4.25
May 1, 2008.............        69        20,540,867      4.12      6.507        6.102      699       73.22       85.13       6.71
June 1, 2008............         1           364,000      0.07      6.250        5.845      668       80.00       94.95       0.00
February 1, 2010........         1           386,923      0.08      7.500        7.095      750       95.00       95.00       0.00
March 1, 2010...........         5         2,705,542      0.54      6.920        6.515      717       71.74       75.84       0.00
April 1, 2010...........        38         9,797,357      1.97      6.640        6.235      703       75.71       89.94       4.54
May 1, 2010.............        42         9,613,842      1.93      6.422        6.017      708       74.35       85.05       8.42
June 1, 2010............         5           908,100      0.18      6.970        6.565      674       73.83       94.62       0.00
March 1, 2012...........         1           398,000      0.08      5.750        5.345      802       80.00       80.00     100.00
April 1, 2012...........         5         3,147,652      0.63      5.641        5.236      744       78.61       84.61      63.88
May 1, 2012.............         6         1,934,850      0.39      5.819        5.414      695       63.29       68.17       0.00
June 1, 2012............         1           294,000      0.06      5.875        5.470      674       70.00       75.00       0.00
February 1, 2015........         1         1,050,000      0.21      6.000        5.595      708       75.00       75.00     100.00
March 1, 2015...........         1           520,000      0.10      5.750        5.345      766       80.00       90.00     100.00
                            -------    -------------   -------    -------      -------    -----     -------      ------    -------
Total:..................     1,782      $498,521,026    100.00%     6.199%       5.749%     689       76.20%      91.24%     13.08%
                            =======    =============   =======


         As of the Statistical Pool Calculation Date, the weighted average remaining months to the next adjustment date of the sample Group 5 Loans was approximately 23 months.

                                      S-69

                                  GROSS MARGIN



                                                       % OF
                                                       POOL     WEIGHTED                          WEIGHTED    WEIGHTED
                            NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
 RANGE OF GROSS              OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED    % FULL
   MARGINS (%)              LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV     ALT DOC
--------------------       ------   ------------   ---------   --------   ----------  ---------  --------    --------    -------

2.000 or less......           1     $    238,500       0.05%     6.190%      4.655%       673      90.00%     90.00%     100.00%
2.001 - 2.250......          46       14,855,485       2.98      6.188       5.783        713      77.20      85.29       25.91
2.251 - 2.500......          20        8,303,507       1.67      5.826       5.421        712      78.93      93.29        0.00
2.501 - 2.750......          45       14,645,489       2.94      6.453       6.048        695      79.55      86.52        0.00
2.751 - 3.000......         308       86,142,677      17.28      5.959       5.540        727      75.41      92.54        2.66
3.001 - 3.250......         160       46,572,630       9.34      6.141       5.736        703      75.3       90.99        7.80
3.251 - 3.500......         203       59,176,858      11.87      6.041       5.623        707      73.73      93.35        2.40
3.501 - 3.750......         390      116,345,334      23.34      6.302       5.891        666      73.61      89.08        5.29
3.751 - 4.000......          91       24,960,306       5.01      5.982       5.568        677      75.86      89.11        2.08
4.001 - 4.250......          10        1,792,400       0.36      6.640       6.235        661      77.24      85.28       27.67
4.251 - 4.500......          17        3,509,335       0.70      6.599       6.092        692      80.42      89.29       51.81
4.501 - 4.750......          28        6,058,688       1.22      6.009       5.498        667      81.26      93.42       72.08
4.751 - 5.000......         208       57,476,709      11.53      6.385       5.882        682      80.23      93.20       10.32
5.001 - 5.250......          27        6,329,616       1.27      6.203       5.554        657      81.62      92.11       49.78
5.251 - 5.500......          48       13,137,621       2.64      6.337       5.728        659      80.58      92.84       56.20
5.501 - 5.750......          60       13,162,172       2.64      6.172       5.645        659      77.79      93.35       64.31
5.751 - 6.000......          49       11,366,705       2.28      6.452       5.862        655      77.03      90.93       41.33
6.001 - 6.250......          24        5,884,419       1.18      6.376       5.908        647      78.02      95.38       84.08
6.251 - 6.500......          18        3,179,192       0.64      6.686       5.701        627      80.99      92.85       80.32
6.501 - 6.750......          10        2,014,845       0.40      7.143       6.177        646      82.87      98.23       69.16
6.751 - 7.000......           6          807,550       0.16      7.288       6.494        616      80.45      91.41       81.38
7.001 - 7.250......           9        1,640,590       0.33      7.562       7.157        642      85.32      99.36       70.63
7.251 - 7.500......           2          374,650       0.08      7.663       6.015        637      87.10      92.73       27.33
8.001 - 8.250......           1          175,750       0.04      9.250       6.935        691      95.00      95.00        0.00
8.251 - 8.500......           1          370,000       0.07      8.520       8.115        657     100.00     100.00        0.00
                         ------     ------------     ------     ------     -------     ------    -------     ------     -------
Total:.............       1,782     $498,521,026     100.00%     6.199%      5.749%       689      76.20%     91.24%      13.08%
                         ======     ============     ======


         As of the Statistical Pool Calculation Date, the weighted average Gross
Margin of the sample Group 5 Loans was approximately 3.835% per annum.

                              MAXIMUM MORTGAGE RATE



                                                         % OF
                                                         POOL     WEIGHTED                          WEIGHTED    WEIGHTED
                              NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
   RANGE OF MAXIMUM            OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED    % FULL
  MORTGAGE RATES (%)          LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV      ALT DOC
------------------------     ------   ------------   ---------   --------   ----------  ---------  --------    --------    -------

9.501 - 10.000.........           5    $  2,233,500      0.45%      5.873%     5.378%      669       70.98%      75.12%      8.01%
10.001 - 10.500........          13       5,531,039      1.11       4.849      4.444       711       78.86       89.78      31.56
10.501 - 11.000........          68      22,154,078      4.44       5.188      4.783       713       74.88       89.42      11.29
11.001 - 11.500........         257      77,606,225     15.57       5.512      5.095       698       72.90       89.37       9.05
11.501 - 12.000........         476     137,580,950     27.60       5.932      5.498       693       75.64       91.28      17.88
12.001 or more.........         963     253,415,234     50.83       6.675      6.202       682       77.62       92.13      11.51
                             ------    ------------    ------      ------    -------     -----      ------      ------     ------
Total:.................       1,782    $498,521,026    100.00%      6.199%     5.749%      689       76.20%      91.24%     13.08%
                             ======    ============    ======


         As of the Statistical Pool Calculation Date, the weighted average
Maximum Mortgage Rate of the sample Group 5 Loans was approximately 12.133% per annum.

                                      S-70

                           ORIGINAL INTEREST ONLY TERM



                                                       % OF
                                                       POOL     WEIGHTED                          WEIGHTED    WEIGHTED
                            NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
ORIGINAL INTEREST             OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED    % FULL
ONLY TERM (MONTHS)          LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV      ALT DOC
--------------------       ------   ------------   ---------   --------   ----------  ---------  --------    --------    -------

0..................          158    $  39,521,023      7.93%     6.456%      6.026%       676      76.53%       84.52%     13.15%
10.................           47       17,579,778      3.53      6.377       5.972        705      79.52        90.17       0.00
24.................            1          155,700      0.03      6.000       5.595        675      79.89       100.00       0.00
36.................           13        3,234,085      0.65      6.822       6.417        687      82.44        93.12       0.00
60.................        1,527      424,396,016     85.13      6.17        5.715        689      75.95        92.05      13.21
84.................            3        1,563,400      0.31      5.729       5.324        779      84.56        84.56     100.00
120................           33       12,071,024      2.42      6.015       5.610        703      76.34        86.72      19.99
                          ------    -------------    ------     ------     -------     ------     ------      -------     ------
Total:.............        1,782     $498,521,026    100.00%     6.199%      5.749%       689      76.20%       91.24%     13.08%
                          ======    =============    ======


                                INITIAL RATE CAP



                                                         % OF
                                                         POOL     WEIGHTED                          WEIGHTED    WEIGHTED
                             NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
                              OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED    % FULL
    INITIAL CAP (%)          LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV      ALT DOC
-----------------------     ------   ------------   ---------   --------   ----------  ---------  --------    --------    -------

1.000..................        246   $  77,147,089     15.48%     5.876%     5.415%        695     76.86%      91.77%       3.27%
2.000..................        169      50,461,037     10.12      5.957      5.541         691     75.73       91.98        2.56
3.000..................      1,054     289,478,533     58.07      6.288      5.857         690     75.16       90.39        7.49
5.000..................         94      33,976,094      6.82      6.527      6.122         708     79.71       91.61       12.95
6.000..................        219      47,458,273      9.52      6.200      5.591         657     79.43       94.56       74.45
                            ------   -------------    ------     ------     ------      ------    ------      ------       -----
Total:.................      1,782    $498,521,026    100.00%     6.199%     5.749%        689     76.20%      91.24%      13.08%
                            ======   =============    ======


                               SUBSEQUENT RATE CAP



                                                        % OF
                                                        POOL     WEIGHTED                          WEIGHTED    WEIGHTED
                             NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
   SUBSEQUENT RATE            OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED    % FULL
        CAP (%)              LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV      ALT DOC
-----------------------     ------   ------------   ---------   --------   ----------  ---------  --------    --------    -------

1.000................         1,591   $ 437,073,372     87.67%    6.226%      5.772%       688       76.27%      91.47%    13.82%
2.000................           190      61,231,653     12.28     6.009       5.596        695       75.64       89.67      7.89
6.000................             1         216,000      0.04     4.875       4.470        719       80.00       80.00      0.00
                            -------   -------------   -------    ------     -------      -----      ------     -------    ------
Total:...............         1,782   $ 498,521,026    100.00%    6.199%      5.749%       689       76.20%      91.24%    13.08%
                            =======   =============   =======


                                      S-71

                          ORIGINAL LOAN-TO-VALUE RATIOS



                                                        % OF
                                                        POOL     WEIGHTED                          WEIGHTED    WEIGHTED
                             NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
    RANGE OF LOAN TO           OF      PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED    % FULL
    VALUE RATIOS (%)         LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV      ALT DOC
-----------------------     ------   ------------   ---------   --------   ----------  ---------  --------    --------    -------

50.00 or less.........          11    $  2,388,549      0.48%     5.655%      5.250%      684      31.60%       32.17%      7.41%
50.01 - 55.00.........           8       1,521,650      0.31      5.648       5.243       679      52.51        52.51      22.48
55.01 - 60.00.........          12       6,385,601      1.28      5.847       5.442       668      57.59        69.47      35.67
60.01 - 65.00.........          33      14,005,146      2.81      5.928       5.523       666      63.69        70.60       6.95
65.01 - 70.00.........         541     149,462,762     29.98      5.882       5.477       699      69.79        90.01       4.05
70.01 - 75.00.........          65      19,412,517      3.89      6.314       5.909       677      73.81        82.24      22.51
75.01 - 80.00.........         991     272,779,389     54.72      6.327       5.922       688      79.85        95.02      15.59
80.01 - 85.00.........          25       6,938,939      1.39      6.320       5.230       659      84.14        84.24      39.78
85.01 - 90.00.........          63      17,264,299      3.46      6.714       5.604       679      89.36        89.37      23.01
90.01 - 95.00.........          28       6,963,924      1.40      7.263       6.181       677      94.90        94.90      15.36
95.01 - 100.00........           5       1,398,250      0.28      6.928       6.171       669      99.79       100.00      51.12
                            ------    ------------    ------     ------     -------     -----     ------      -------     ------
Total:................       1,782    $498,521,026    100.00%     6.199%      5.749%      689      76.20%       91.24%     13.08%
                            ======    ============    ======


         The minimum and maximum loan-to-value ratios of the sample Group 5
Loans at origination were approximately 9.37% and 100%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 5 Loans at origination was approximately 76.20%.

                                 OCCUPANCY TYPES



                                                        % OF
                                                        POOL     WEIGHTED                          WEIGHTED    WEIGHTED
                             NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE    AVERAGE
                              OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL   COMBINED     % FULL
   OCCUPANCY                 LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV       ALT DOC
-----------------------     ------   ------------   ---------   --------   ----------  ---------  --------    --------     -------

Investor..............          482    $112,958,940    22.66%     6.256%      5.851%       705      73.36%      85.79%       5.40%
Primary...............        1,238     371,502,495    74.52      6.173       5.710        683      77.13       92.96       15.75
Secondary.............           62      14,059,591     2.82      6.423       5.981        709      74.40       89.64        4.40
                             ------    ------------   ------     ------      ------     ------     ------      ------      ------
Total:................        1,782    $498,521,026   100.00%     6.199%      5.749%       689      76.20%      91.24%      13.08%
                             ======    ============   ======


         Occupancy type is based on the representation of the borrower at the time of origination.

                                      S-72

                  MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE



                                                        % OF
                                                        POOL     WEIGHTED                          WEIGHTED     WEIGHTED
                             NUMBER                      BY      AVERAGE     WEIGHTED    WEIGHTED   AVERAGE     AVERAGE
                              OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE   ORIGINAL    COMBINED    % FULL
   DOCUMENT TYPE             LOANS      BALANCE       BALANCE    COUPON     NET COUPON     FICO       LTV        LTV       ALT DOC
-----------------------     ------   --------------   ---------   --------   ----------  ---------  --------    --------   -------

Alternative............         2    $     499,867       0.10%    5.908%     5.503%       690       80.00%      100.00%    100.00%
Express No Doc.........        48       14,138,369       2.84     6.531      6.016        686       76.30        79.34       0.00
Express No Doc
Verified Assets
Express................        10        2,759,379       0.55     7.095      6.275        678       86.19        86.19       0.00
Express Non-Verified
Assets.................        86       24,344,919       4.88     6.430      5.867        684       78.04        83.81       0.00
Express Self Employed..         1          272,000       0.05     6.375      5.970        732       80.00        80.00       0.00
Express Verified
Assets.................       132       40,956,009       8.22     6.579      6.151        693       78.66        92.42       0.00
Full...................       271       64,721,612      12.98     6.044      5.512        661       78.29        93.33     100.00
FISA...................         5        1,417,143       0.28     5.441      5.036        675       81.74        94.35       0.00
No Ratio...............        11        4,846,350       0.97     6.078      5.673        677       80.38        87.60       0.00
NINA...................         1          440,000       0.09     5.625      5.220        742       80.00        98.19       0.00
Stated ................     1,173      332,201,695      66.64     6.155      5.730        694       75.27        91.88       0.00
SISA ..................        42       11,923,683       2.39     6.055      5.650        703       73.27        89.25       0.00
                           ------    --------------    -------    ------    -------      -----      ------      -------    ------
Total:.................     1,782    $ 498,521,026     100.00%    6.199%     5.749%       689       76.20%       91.24%     13.08%
                           ======    ==============    =======


         See "--Underwriting Standards" below for a detailed description of the
Seller's loan programs and documentation requirements.

                                      S-73

                              CREDIT GRADE CATEGORY



                                                % OF
     ORIGINAL                                   POOL      WEIGHTED                             WEIGHTED    WEIGHTED
    PREPAYMENT       NUMBER                      BY       AVERAGE    WEIGHTED      WEIGHTED     AVERAGE     AVERAGE
   PENALTY TERM        OF        PRINCIPAL    PRINCIPAL    GROSS     AVERAGE       AVERAGE     ORIGINAL    COMBINED     % FULL
     (MONTHS)        LOANS        BALANCE      BALANCE    COUPON    NET COUPON       FICO         LTV         LTV       ALT DOC
-------------------  -------    ------------   ---------  --------  ------------  ----------  ----------  ----------  ---------

A(1)..............    745    $  214,375,999     43.00%     6.253%      5.805%         656       76.17%       90.29%     16.26%
A-(1).............     85        17,043,779      3.42      6.402       5.679          609       78.74        88.97      78.10
A+(1).............    836       236,981,747     47.54      6.081       5.661          726       76.00        93.34       6.89
B(1)..............      1           500,000      0.10      6.375       5.970          574       63.30        63.30     100.00
C(1)..............      1           236,000      0.05      6.250       5.845          554       80.00        80.00     100.00
Progressive
Express I(2)......     46        11,728,492      2.35      6.610       6.142          726       76.96        86.73       0.00
Progressive
Express II(2).....     62        16,512,695      3.31      6.610       6.013          653       76.42        80.72       0.00
Progressive
Express III(2)....      4           618,708      0.12      6.808       6.271          613       81.20        86.62       0.00
Progressive
Express IV(2).....      2           523,606      0.11      7.530       7.125          592       76.87        76.87       0.00
                    ------   --------------  --------    --------   --------        -----     -------      -------     ------
                    1,782    $  498,521,026    100.00%     6.199%      5.749%         689       76.20%       91.24%     13.08%


-----------------

(1) All of these sample Group 5 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program.
Credit grades of A+, A, A- and C correspond to Progressive Series I+, I and II,
III and III+ and V, respectively.

(2) These sample Group 5 Loans were originated under the Seller's Progressive
Express(TM) Program. The underwriting for these sample Group 5 Loans is generally based on the borrower's "Credit Score" score and therefore these sample Group 5 Loans do not correspond to the alphabetical risk categories listed above. Each mortgage loan originated pursuant to the Express Priority
Refi(TM) Program has been placed in either Progressive Express(TM) Program II or
III.

         See "--Underwriting Standards" below for a description of the Seller's risk categories.

                                 PROPERTY TYPES



                                                      % OF
                                                      POOL      WEIGHTED                            WEIGHTED    WEIGHTED
                         NUMBER                        BY       AVERAGE     WEIGHTED    WEIGHTED     AVERAGE     AVERAGE
                           OF        PRINCIPAL      PRINCIPAL    GROSS      AVERAGE     AVERAGE     ORIGINAL    COMBINED     % FULL
PROPERTY TYPE            LOANS        BALANCE        BALANCE    COUPON    NET COUPON     FICO         LTV         LTV       ALT DOC
-------------------     -------    ------------     ---------  --------  ------------  ----------  ----------  ----------  ---------

Townhouse..........         13     $  2,799,258       0.56%     6.831%       6.426%        692       77.75%      96.38%       9.15%
Condominium........        202       48,321,248       9.69      6.126        5.703         700       75.96       94.79       10.23
PUD................        301       91,466,658      18.35      6.133        5.699         691       75.92       91.53        9.89
Single Family......      1,091      295,973,860      59.37      6.166        5.698         684       76.71       91.41       16.00
Two to Four Family.        175       59,960,001      12.03      6.491        6.086         701       74.22       86.86        6.04
                        ------     ------------     ------    -------      -------    --------   ---------    --------     -------
Total:.............      1,782     $498,521,026     100.00%     6.199%       5.749%        689       76.20%      91.24%      13.08%
                        ======     ============     ======


                                      S-74

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                    % OF
                                                    POOL      WEIGHTED                            WEIGHTED    WEIGHTED
                         NUMBER                      BY       AVERAGE     WEIGHTED    WEIGHTED     AVERAGE     AVERAGE
                           OF       PRINCIPAL     PRINCIPAL    GROSS      AVERAGE     AVERAGE     ORIGINAL    COMBINED     % FULL
STATE                    LOANS       BALANCE       BALANCE    COUPON    NET COUPON     FICO         LTV         LTV       ALT DOC
-------------------     -------   ------------    ---------  --------  ------------  ----------  ----------  ----------  ---------

California.........        866    $300,602,407     60.30%      6.054%     5.620%         693        75.51%     90.66%        9.39%
Florida............        225     43,706,321       8.77       6.431      5.956          688        75.53      91.09        10.35
Virginia...........         79     22,758,211       4.57       6.498      5.957          685        79.94      95.48        14.37
Nevada.............         76     18,114,703       3.63       6.276      5.854          686        77.22      92.46         8.59
Maryland...........         63     17,758,994       3.56       6.563      6.127          687        77.95      92.74        25.55
Other..............        473     95,580,389      19.17       6.396      5.921          680        77.25      91.62        24.19
                        ------    -----------     ------      ------    -------      -------       ------     ------       ------
Total:.............      1,782    $498,521,026    100.00%      6.199%     5.749%         689        76.20%     91.24%       13.08%
                        ======    ============    ======


         No more than approximately 0.57% of the sample Group 5 Loans (by aggregate outstanding principal balance as of the Statistical Pool Calculation
Date) are secured by mortgaged properties located in any one zip code.

                              DEBT-TO-INCOME RATIO



                                                 % OF POOL                  WEIGHTED                WEIGHTED   WEIGHTED
                                                     BY         WEIGHTED    AVERAGE     WEIGHTED    AVERAGE    AVERAGE
  DEBT-TO-INCOME       NUMBER         PRINCIPAL   PRINCIPAL     AVERAGE       NET       AVERAGE     ORIGINAL   COMBINED    % FULL
      RATIO           OF LOANS         BALANCE     BALANCE    GROSS COUPON   COUPON       FICO        LTV        LTV       ALT DOC
------------------    --------   --------------  ----------   ------------  ---------   --------    --------   --------    -------

Not Required......        281    $  81,465,150      16.34%       6.362%       5.911%       692        75.03%      89.12%      0.00%
1 - 5.............         99       28,401,287       5.70        6.487        6.026        687        79.98       88.34       0.00
6 - 10............          3        1,007,308       0.20        6.590        6.185        694        71.69       87.19      51.37
11 - 15...........          7        1,530,957       0.31        6.238        5.833        714        74.38       85.98       0.00
16 - 20...........         25        4,702,391       0.94        6.207        5.802        712        74.76       87.02       3.23
21 - 25...........         47        9,929,704       1.99        6.183        5.778        707        74.79       85.36       0.00
26 - 30...........         93       24,150,558       4.84        6.181        5.750        695        74.39       87.89       7.11
31 - 35...........        128       37,281,390       7.48        6.081        5.624        692        74.67       87.81       5.05
36 - 40...........        261       79,645,393      15.98        6.128        5.651        696        76.06       90.35       9.69
41 - 45...........        321       91,634,613      18.38        6.146        5.708        690        76.73       93.85       8.94
46 - 50...........        479      128,131,223      25.70        6.180        5.732        679        77.19       94.82      32.76
51 - 55...........         35        9,889,404       1.98        5.755        5.350        674        71.41       84.89      31.12
56 >=.............          3          751,648       0.15        6.614        6.209        647        74.40       78.86       0.00
                      -------    -------------    -------      -------      -------     ------      -------     -------     ------
Total:............      1,782    $ 498,521,026     100.00%       6.199%       5.749%       689        76.20%      91.24%     13.08%
                      =======    =============    =======


         As of the Statistical Pool Calculation Date, the weighted average debt-to-income ratio of the sample Group 5 Loans was approximately 31.82% per annum.

                                      S-75

                           ORIGINAL PREPAYMENT PENALTY



                                                % OF
     ORIGINAL                                   POOL      WEIGHTED                             WEIGHTED    WEIGHTED
    PREPAYMENT       NUMBER                      BY       AVERAGE    WEIGHTED      WEIGHTED     AVERAGE     AVERAGE
   PENALTY TERM        OF        PRINCIPAL    PRINCIPAL    GROSS     AVERAGE       AVERAGE     ORIGINAL    COMBINED     % FULL
     (MONTHS)        LOANS        BALANCE      BALANCE    COUPON    NET COUPON       FICO         LTV         LTV       ALT DOC
-------------------  -------    ------------   ---------  --------  ------------  ----------  ----------  ----------  ---------

0..................     372     $108,555,458    21.78%      6.463%     6.034%        693       76.42%       88.88%        9.56%
6..................      15        4,426,474      0.89      6.258      5.853         690       71.48        90.09         0.00
7..................       1          248,920      0.05      6.750      6.345         757       80.00        95.00         0.00
12.................     312      101,125,943     20.29      5.913      5.485         696       74.90        91.38         6.28
24.................     796      205,434,674     41.21      6.205      5.732         682       76.61        92.20        21.51
36.................     227       62,465,511     12.53      6.157      5.709         692       77.83        92.35         6.88
48.................       1          144,800      0.03      6.000      5.595         703       80.00        80.00         0.00
60.................      58       16,119,246      3.23      6.266      5.823         694       72.50        90.11         0.00
                     ------      -----------    ------     ------    -------     -------      ------       ------       ------
Total:.............   1,782     $498,521,026   100.00%     6.199%     5.749%         689      76.20%       91.24%       13.08%
                     ======     ============   ======


                     MONTHS REMAINING TO SCHEDULED MATURITY



                                                % OF
                                                POOL      WEIGHTED                             WEIGHTED    WEIGHTED
                     NUMBER                      BY       AVERAGE    WEIGHTED      WEIGHTED     AVERAGE     AVERAGE
 MONTHS REMAINING      OF        PRINCIPAL    PRINCIPAL    GROSS     AVERAGE       AVERAGE     ORIGINAL    COMBINED     % FULL
   TO MATURIITY      LOANS        BALANCE      BALANCE    COUPON    NET COUPON       FICO         LTV         LTV       ALT DOC
-------------------  -------    ------------   ---------  --------  ------------  ----------  ----------  ----------  ---------

301 - 330..........      15     $ 3,753,917      0.75%     5.657%     5.231%         653      81.34%       81.34%       13.80%
351 - 355..........       3         648,103      0.13      5.576      5.171          668      74.76        91.67        38.67
356 - 360..........   1,764     494,119,005     99.12      6.204      5.754          689      76.16        91.32        13.04
                     ------     -----------    ------     ------    -------      -------     ------       ------        -----
Total:.............   1,782     $498,521,026   100.00%     6.199%     5.749%         689      76.20%       91.24%       13.08%
                     ======      ===========   ======


         As of the Statistical Pool Calculation Date, the weighted average months remaining to scheduled maturity of the sample Group 5 Loans was approximately 359 months.

                                  CREDIT SCORES



                                                % OF
                                                POOL      WEIGHTED                             WEIGHTED    WEIGHTED
                     NUMBER                      BY       AVERAGE    WEIGHTED      WEIGHTED     AVERAGE     AVERAGE
 RANGE OF CREDIT       OF        PRINCIPAL    PRINCIPAL    GROSS     AVERAGE       AVERAGE     ORIGINAL    COMBINED     % FULL
     SCORES          LOANS        BALANCE      BALANCE    COUPON    NET COUPON       FICO         LTV         LTV       ALT DOC
-------------------  -------    ------------   ---------  --------  ------------  ----------  ----------  ----------  ---------

600 or less or Not
Available..........      17    $  3,994,118      0.80%     6.513%      6.108%          589       73.27%       78.25%      52.73%
601 - 620..........      84      16,871,101      3.38      6.394       5.664           612       79.79        90.20       76.10
621 - 640..........     202      54,648,467     10.96      6.313       5.814           631       76.87        87.64       22.87
641 - 660..........     281      80,937,631     16.24      6.391       5.924           651       76.50        90.74       12.81
661 - 680..........     295      86,275,517     17.31      6.198       5.767           671       75.01        89.70        9.14
681 - 700..........     271      77,213,323     15.49      6.182       5.750           690       76.17        93.59        7.21
701 - 720..........     189      51,495,721     10.33      6.122       5.703           710       77.29        94.39       10.65
721 - 740..........     141      39,227,344      7.87      5.942       5.527           730       75.32        92.72        6.70
741 - 760..........     130      34,633,093      6.95      6.171       5.745           750       75.83        92.30        5.23
761 or more........     172      53,224,709     10.68      6.010       5.600           778       75.93        91.29        7.56
                     ------    ------------    ------     ------     -------       -------     -------      -------      ------
Total:.............   1,782    $498,521,026    100.00%     6.199%      5.749%          689       76.20%       91.24%      13.08%
                     ======     ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average credit score of the sample Group 5 Loans for which credit scores are available was approximately 689.

                                      S-76

                             RANGE OF MONTHS TO ROLL



                                                % OF
                                                POOL      WEIGHTED                             WEIGHTED    WEIGHTED
                     NUMBER                      BY       AVERAGE    WEIGHTED      WEIGHTED     AVERAGE     AVERAGE
   RANGE OF MONTHS     OF        PRINCIPAL     PRINCIPAL   GROSS      AVERAGE       AVERAGE     ORIGINAL    COMBINED    % FULL
       TO ROLL       LOANS        BALANCE       BALANCE    COUPON    NET COUPON       FICO        LTV         LTV       ALT DOC
-------------------  -------    ------------   ---------  --------  ------------  ----------  ----------  ----------  ---------

1-12...............    406      $126,451,720     25.37%     5.874%     5.430%          692       76.31%      91.54%      3.61%
13 - 24............  1,110       297,178,565     59.61      6.256      5.793           684       76.41       92.25      17.69
25 - 36............    159        43,770,475      8.78      6.600      6.195           696       75.45       88.13       6.54
37 - 48............      1           364,000      0.07      6.250      5.845           668       80.00       94.95       0.00
49 - 60............     86        22,503,664      4.51      6.595      6.190           708       74.98       86.24       5.57
61 - 72............      5           908,100      0.18      6.970      6.565           674       73.83       94.62       0.00
73 - 84............     12         5,480,502      1.10      5.712      5.307           731       73.30       78.47      43.95
85 - 96............      1           294,000      0.06      5.875      5.470           674       70.00       75.00       0.00
109 - 120..........      2         1,570,000      0.31      5.917      5.512           727       76.66       79.97     100.00
                    ------      ------------    ------     ------    -------       -------     -------      ------     ------
Total:.............  1,782      $498,521,026    100.00%     6.199%     5.749%          689       76.20%      91.24%     13.08%
                    ======       ===========    ======


         As of the Statistical Pool Calculation Date, the weighted average months to roll of the sample Group 5 Loans was approximately 23 months.

                                AMORTIZATION TYPE



                                                % OF
                                                 POOL      WEIGHTED                             WEIGHTED    WEIGHTED
                      NUMBER                      BY       AVERAGE    WEIGHTED      WEIGHTED     AVERAGE     AVERAGE
   AMORTIZATION        OF         PRINCIPAL    PRINCIPAL    GROSS     AVERAGE       AVERAGE     ORIGINAL    COMBINED     % FULL
       TYPE           LOANS        BALANCE      BALANCE    COUPON    NET COUPON       FICO         LTV         LTV       ALT DOC
-------------------  -------    ------------   ---------  --------  ------------  ----------  ----------  ----------  ---------

Interest Only......  1,624      $459,000,003     92.07%    6.177%     5.726%         690       76.17%       91.82%      13.08%
Fully Amortizing...    158        39,521,023      7.93     6.456      6.026          676       76.53        84.52       13.15
                    ------     -------------  --------    ------    -------      -------     -------      -------      ------
Total:.............  1,782      $498,521,026    100.00%    6.199%     5.749%         689       76.20%       91.24%      13.08%
                    ======     =============  ========


                                  LOAN PURPOSES



                                                % OF
                                                POOL      WEIGHTED                             WEIGHTED    WEIGHTED
                     NUMBER                      BY       AVERAGE    WEIGHTED      WEIGHTED     AVERAGE     AVERAGE
                       OF        PRINCIPAL    PRINCIPAL    GROSS     AVERAGE       AVERAGE     ORIGINAL    COMBINED     % FULL
LOAN PURPOSES        LOANS        BALANCE      BALANCE    COUPON    NET COUPON       FICO         LTV         LTV       ALT DOC
-------------------  -------    ------------   ---------  --------  ------------  ----------  ----------  ----------  ---------

Purchase...........   1,244     $ 339,109,949    68.02%    6.227%     5.800%         698        77.11%       95.24%       10.56%
Cash Out Refinance.     433       134,697,426    27.02     6.149      5.641          671        73.68        81.14        14.99
Rate/Term Refinance     105        24,713,651     4.96     6.083      5.648          667        77.41        91.51        37.29
                     ------     -------------  -------   -------     ------      -------       ------       ------       ------
Total:.............   1,782     $ 498,521,026   100.00%    6.199%     5.749%        689         76.20%       91.24%       13.08%
                     ======      ============  =======


         In general, in the case of a mortgage loan made for "rate and term"
refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

                                      S-77

UNDERWRITING STANDARDS

General

         Approximately 72.79%, 6.65%, 88.60%, 12.89% and 53.35% of the sample
Group 1 Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans and Group 5 Loans,
respectively, were underwritten pursuant to, or in accordance with, the standards of the Seller's Progressive Series Program which is described below.
Approximately 5.44%, 3.46%, 5.89% and 5.89% of the sample Group 1 Loans, Group 3
Loans, Group 4 Loans and Group 5 Loans, respectively, were underwritten pursuant to, or in accordance with, the standards of the Progressive Express(TM) Program, each of which is described below. Approximately 14.86% of the sample mortgage loans were acquired in bulk purchases from The Mortgage Store Financial, Inc., whose underwriting standards are described below. Approximately 21.78%, 93.35%,
7.94%, 81.23% and 40.75% of the sample Group 1 Loans, Group 2 Loans, Group 3
Loans, Group 4 Loans and Group 5 Loans, respectively, were acquired in bulk purchases from third-party originators, the underwriting standards of whom were reviewed for acceptability by the Master Servicer.

Details of Specific Programs of the Seller

         The following provisions apply to all of the mortgage loans originated under the Seller's Progressive Series Program and Progressive Express(TM)
Program.

         Eligibility. The Seller generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

         Quality Control. The Seller performs a post-closing quality control review on a minimum of 25% of the mortgage loans originated or acquired under the programs described below for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         Variations. The Seller uses the following parameters as guidelines only. On a case-by-case basis, the Seller may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

         o        has demonstrated an ability to save and devote a greater
                  portion of income to basic housing needs;

         o        may have a potential for increased earnings and advancement because of education or special job training, even if the
                  prospective mortgagor has just entered the job market;

         o        has demonstrated an ability to maintain a debt free position;

         o        may have short term income that is verifiable but could not be counted as stable income because it does not meet the
                  remaining term requirements; and

         o        has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

                                      S-78

         Appraisals. The Seller does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

         o        be a state licensed or certified appraiser;

         o        meet the independent appraiser requirements for staff
                  appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC
                  and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with
                  Title XI of the Financial Institutions Reform Recovery and
                  Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

         o        be experienced in the appraisal of properties similar to the type being appraised;

         o        be actively engaged in appraisal work; and

         o        subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         With respect to the Seller's Progressive Series Program or Progressive
Express(TM) Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan-to-value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan-to-value ratio is greater than 80%, or (c) the loan is a Progressive Express(TM) No Doc Program and the loan-to-value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express(TM) No Doc Program and the loan-to-value ratio is equal to or greater than 90.01%. An enhanced field review is also required when the loan-to-value ratio is equal to or greater than 95.01%
or when the loan amount is above $500,000 or the property is located in Georgia and the loan-to-value ratio is 70.01% and above. At the underwriter's discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review.

The Progressive Series Program

         General. The underwriting guidelines utilized in the Progressive Series
Program, as developed by the Seller, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The
Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The
Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan-to-value ratio restrictions. Series I is designed for credit history and income requirements typical of "A" credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III,
III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan-to-value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V

                                      S-79

and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan-to-value ratio of the mortgage loan.

         Under the Progressive Series Program, the Seller underwrites one- to four-family mortgage loans with loan-to-value ratios at origination of up to
100%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than the Seller at origination; however, the combined loan-to-value ratio ("CLTV") generally may not exceed 100%. Generally, when the loan-to-value ratio is 97.00% to 100.00%, second liens are ineligible. Mortgage loans with a loan-to-value ratio of up to 95.00% on owner-occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home-owner-occupied and non-owner-occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under the Seller's 80/20 program, which is available to Progressive Series I and II borrowers only, the Seller may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

         The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000;
however, the Seller may approve mortgage loans in excess of such amount on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681, the maximum loan-to-value is
80% on full documentation and 75% on reduced documentation, the CLTV is 100% on full documentation and 90% on reduced documentation and the property must be a single-family residence, excluding condominiums.

         All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of the Seller and underwritten by designated conduit sellers.
Generally, the Series I, Series II and Series III Program mortgage loans with loan-to-value ratios at origination in excess of 80% have mortgage insurance which may include insurance by Radian, Republic Mortgage Insurance Corporation,
General Electric Mortgage Insurance, PMI or United Guaranty Insurance. The
borrower may elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between
80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01%
and 90.00% requires 25% coverage, a loan-to-value ratio between 90.01% and
95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100%
requires 35% coverage. Generally, when the borrower's credit score is less than
660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, (ii) 25%
coverage for a mortgage loan with a loan-to-value ratio between 85.01% and
90.00%, (iii) 30% coverage for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% coverage for a mortgage loan with a loan-to-value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan-to-value ratios at origination which are less than or equal to
85% and do not require a Primary Insurance Policy. The Seller receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

         Full/Alternative Documentation and Reduced Documentation Progressive
Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to

                                      S-80

the applicant's liabilities, income, credit history, employment history and personal information. The Seller requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited
Documentation Program or the "No Income, No Assets" Program or the No Ratio
Program (any of the foregoing, a "Reduced Documentation Program"). The
Full/Alternative Documentation Program requires the following documents: (i)
Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form
65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie
Mac Form 65A), (iii) In-File Tri-Merged Credit Report or Residential Mortgage
Credit Report with records obtained from at least two separate repositories,
(iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan-to-value ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie
Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and
Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets.
In addition, self-employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year-to-date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which the Seller is required to verify. The borrower states assets on the Residential Loan Application (Fannie
Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a
mortgage loan is allowed to have a loan-to-value ratio at origination of up to
100%.

         Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, the Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

         Under the "Stated Income Stated Assets" program available to borrowers in the Series I and II programs, the borrower provides income and asset information, which the Seller is required to verify, on the mortgage loan application. However, a debt-to-income ratio is calculated. Employment information is provided and is verbally verified. With respect to the Stated
Income Stated Assets program, a mortgage loan is allowed to have a maximum loan-to-value ratio at origination of up to 95%.

         Under the "No Ratio" program available to borrowers in the Series I and
II program, the borrower provides no income information, but provides employment and asset information, which the Seller is required to verify, on the mortgage loan application. With respect to the "No Ratio" program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

         Under the "No Income, No Assets" Program available to borrowers in the
Series I Program, the borrower provides no income information, but provides employment and unverified asset information on

                                      S-81

the mortgage loan application. With respect to the "No Income, No Assets"
Program, a mortgage loan with a loan-to-value ratio at origination in excess of
80% is generally not eligible.

         Under the Lite Income/Stated Assets Program which is available to borrowers for the Series I, II, and III Programs, the Seller obtains from prospective salaried borrowers a 30-day pay stub and from prospective self-employed borrowers bank statements for the most recent twelve-month period preceding the mortgage loan application and a year-to-date profit and loss statement. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is provided. The maximum loan-to-value ratio under this program is 97%.

         Under the Lite Documentation Program, which is available to Series
III+, Series IV, and Series V Program self-employed borrowers, the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan applicant and the debt-to-service-to income ratio is calculated. However, income is not verified.
Permitted maximum loan-to-value ratios (including secondary financing) under the
Lite Documentation Program generally are limited.

         Under all Progressive Series Programs, the Seller or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation
Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan-to-value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non-owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and
III Reduced Documentation Program is $750,000 for purchase transactions, rate-term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series
III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for
mortgage loans underwritten in accordance with Series VI Reduced Documentation
Program, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

         Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I
Program defines an acceptable credit history as a borrower who has "A" credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24 months credit history, or at 80% LTV and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one
30-day delinquent payment on installment credit account within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed

                                      S-82

$500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower's ability to repay the loan.

         With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, 80% LTV and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no
30-day delinquent mortgage payments in the last 12 months, and a maximum of three 30-day delinquent payments within the past 12 months on any installment credit account. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years.
No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing;
provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower's ability to repay the loan.

         With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24-months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years.
No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

         With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least
24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least
18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30-day delinquent

                                      S-83

mortgage payments or two 60-day delinquent mortgage payments or one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing.
Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history.
Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express(TM) Programs

         Progressive Express(TM) Programs with Documentation

         General. In July 1996, the Seller developed an additional series to the
Progressive Program, the "Progressive Express(TM) Program." The concept of the
Progressive Express(TM) Program is to underwrite the loan focusing on the borrower's Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive
Express(TM) Program offers six levels of mortgage loan programs. The Progressive
Express(TM) Program has a minimum Credit Score that must be met by the borrower's primary wage earner and does not allow for exceptions to the Credit
Score requirement. The Credit Score requirement is as follows: Progressive
Express(TM) I above 680, Progressive Express(TM) II 680-620, Progressive
Express(TM) III 619-601, Progressive Express(TM) IV 600-581, Progressive
Express(TM) V 580-551, and Progressive Express(TM) VI 550-500. Each Progressive
Express(TM) program has different Credit Score requirements, credit criteria, reserve requirements, and loan-to-value ratio restrictions. Progressive
Express(TM) I is designed for credit history and income requirements typical of
"A+" credit borrowers. In the event a borrower does not fit the Progressive
Express(TM) I criteria, the borrower's mortgage loan is placed into either
Progressive Express(TM) II, III, IV, V, or VI, depending on which series'
mortgage loan parameters meets the borrowers unique credit profile.

         All of the mortgage loans originated under the Progressive Express(TM)
program are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) Program, the Seller underwrites single family dwellings with loan-to-value ratios at origination of up to 100%.
In general, the maximum amount for mortgage loans originated under the
Progressive Express Program is $750,000; however, the Seller may approve mortgage loans on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by the
Seller, the loan-to-value must not be greater than 70%, the CLTV must not be greater than 80% and the property must be single-family residence, excluding condominiums. For loans that exceed a 97% loan-to-value ratio to a maximum of a
100% loan-to-value ratio, (i) such loans must be for purchase transactions only,
(ii) the borrower must have a minimum credit score of 700, (iii) the mortgaged property must be an owner-occupied, primary residence, (iv) the borrower must state income and assets on the Residential Loan Application and meet a debt ratio not to exceed 50% and (v) such loan must be underwritten utilizing the
Impac Direct Access System for Lending (IDASL) automated underwriting system.
Condominiums are not allowed on the 100% loan-to-

                                      S-84

value ratio feature. In order for the property to be eligible for the
Progressive Express(TM) Program, it may include a single-family residence
(1-unit), 2-4 units, condominium and/or planned unit development (PUD).
Progressive Express(TM) I & II allow owner-occupied and second home single-family residence property subject to a maximum loan-to-value ratio of 95%
and a maximum 100% CLTV on owner-occupied mortgaged properties and 95% on mortgaged properties that are second homes. Express III allows owner-occupied single-family residence property subject to a maximum 90% loan-to-value ratio and a CLTV of 95%. Progressive Express(TM) I & II allow owner-occupied and non-owner occupied properties to a maximum 90% loan-to-value ratio on 1-2 units and 80% loan-to-value ratio on 3-4 units with a maximum 100% CLTV on owner-occupied and Express II non-owner occupied to 95% CLTV. Express III allow non-owner occupied subject to a maximum 80% loan-to-value ratio on 1-4 units with a maximum 95% CLTV. Express IV, V and VI allow owner-occupied and second homes only and non-owner occupied property is not allowed. Express IV owner-occupied is subject to a maximum 90% loan-to-value ratio, Express V is subject to a maximum of 80% loan-to-value ratio and Express VI is subject to a maximum of 75% loan-to-value ratio and CLTV is not allowed on Express IV, V or
VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% loan-to-value ratio on Express IV, V and VI and CLTV is not allowed.
Progressive Express(TM) Programs I through IV loans with loan-to-value ratios at origination in excess of 80% are generally insured by MGIC, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between
80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01%
and 90.00% requires 25% coverage, a loan-to-value ratio between 90.00% and
95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100%
requires 35% coverage. Generally, when the borrower's credit score is less than
660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, (ii) a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, (iii) 30% for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% for mortgage loan with a loan-to-value ratio between 95.01% and 100%.

         Each borrower completes a Residential Loan Application (Fannie Mae Form
1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, the Seller obtains from the borrower either verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

         The Seller uses the foregoing parameters as guidelines only. The Seller may include certain provisions in the note that the Seller may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express(TM) Product Line.

         Credit History. The Progressive Express(TM) Program defines an acceptable credit history in each of the programs I through VI. Progressive
Express(TM) I defines an acceptable credit history as a borrower who has "A+"
credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

                                      S-85

         With respect to Progressive Express(TM) II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history.
Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two
30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

         With respect to Progressive Express(TM) VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed
$1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

         Progressive Express(TM) No Doc Program

         In May, 1999, the Seller introduced a Progressive Express(TM) No Doc
Program (the "No Doc program"). The concept of the No Doc program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for

                                      S-86

Progressive Express(TM) No Doc I and 620 for Progressive Express(TM) No Doc II.
Each program has a different credit score requirement and credit criteria.

         All of the mortgage loans originated under the Progressive Express(TM)
No Doc program are prior approved and/or underwritten either by employees of the
Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) No Doc program, the Seller employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan-to-value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express(TM) No Doc program, it must be a single family residence
(single unit only), condominium and/or planned unit development (PUD) or 2-units to a maximum loan-to-value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan-to-value ratios at origination in excess of 80%, generally are insured by MGIC, Radian or RMIC. For loan-to-value ratios of 80.01% to
85.00%, mortgage insurance coverage is 22%, for loan-to-value ratios 85.01% to
90.00%, mortgage insurance coverage is 25% and for loan-to-value ratios of 90%
to 95%, mortgage insurance coverage is 30%. Generally, when the borrower's credit score is less than 660 or if the borrower does not make such election, the related mortgage loan will be covered by a modified primary insurance policy issued by Radian to the Seller providing coverage in the amount of 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, 25% for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00% and 30% for a mortgage loan with a loan-to-value ratio of 90.01% to 95.00%.

         Each borrower completes a Residential Loan Application (Fannie Mae Form
1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the
Residential Loan Application, Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

         Credit History. The Progressive Express(TM) No Doc program defines an acceptable credit history as follows: Progressive Express(TM) No Doc I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

                                      S-87

         In addition, see "The Mortgage Pools -- Underwriting Standards" in the
prospectus.

Programs of The Mortgage Store

         The information set forth in the following paragraphs has been provided by The Mortgage Store Financial, Inc. ("The Mortgage Store").

         General. The Mortgage Store is a wholly owned subsidiary of TMSF
Holdings, Inc., a financial holding company. The Mortgage Store is engaged in nationwide residential mortgage banking to originate, finance, and sell conforming and non-conforming mortgage loans secured by single-family residences. The Mortgage Store's mortgage brokering and direct wholesale lending emphasizes specialty products commonly known as Alt-A mortgages for one-to-four-unit family residences, Type A loans (including government-insured loans), as well as subprime mortgages for borrowers with lower credit ratings.

         Underwriting Standards. The mortgage loans originated by The Mortgage
Store, referred to in this section as the originator, were done so in accordance with the underwriting criteria described in this section.

         The Mortgage Store offers four distinct loan programs: Preferred
Program; Alt A Program; Investment Combo Loan Program; and 100% Combo Loan
Program.

         Preferred Program. The Preferred Program utilizes the full documentation, stated income and no documentation programs and does not exceed a
95% loan-to-value ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, verification is required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income program requires the borrower to state employment covering a two year period and income on Fannie Mae Form 1003, however, verification of income is not required. Under the full documentation and stated income programs, a verbal verification of employment is required.
Under the stated income program, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the full documentation and stated income programs, the borrower is required to verify at least six months of cash reserves. Generally, the no documentation program does not require the borrower to disclose income, employment or asset information.

         Generally, under the Preferred Program, The Mortgage Store requires that a borrower establish an acceptable credit history. The borrower must have a valid and usable credit score, meaning a credit score that is generated based on a minimum of five trade lines being at least two years old and accurately reflecting the borrower's credit history. In addition the borrower must have no late mortgage payments in the past 24 months, no late installment payments in the past 24 months and no more than one 30-day and no 60 day late revolving payments in the past 24 months. No charge-offs, collections, judgments, repos, tax liens and credit related liens are allowed within the past 24 months and any older items must be paid at or prior to closing. All bankruptcies must have been discharged at least seven years prior and good credit reestablished. No Consumer
Credit Counseling in the past seven years. No foreclosures in the last seven years. Generally, credit scores from each of the three credit repositories are required and the borrower must have a minimum credit score of 660.

         Under the Preferred Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition. Following each appraisal, the lender will order an appraisal review.

                                      S-88

         Under the Preferred Program, The Mortgage Store generally allows a loan-to-value ratio at origination of up to 95%, depending on, among other things, a borrower's credit history, verified assets and, in the case of the full documentation and stated income programs, the nature of the borrower's employment.

         In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 95%. All loans over 80% loan-to-value ratio at origination acquired by the seller will have primary mortgage insurance provided by a Fannie Mae approved provider of mortgage insurance.

         Alt A Program. The Alt A Program utilizes the full documentation, stated income, no ratio and no documentation programs and does not exceed a 100%
loan-to-value ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, with verification required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income and no ratio programs require the borrower to state employment covering a two year period and income on Fannie Mae
Form 1003, however, verification of income is not required. Under the no ratio program, the borrower's income source must be one which would reasonably support the ability to repay the mortgage debt, but, does not require the borrower to disclose an income amount. Under the full documentation, stated income and no ratio programs, a verbal verification of employment is required. Under the stated income program, the borrower must have been employed for at least two years in the same line of work. Under the stated income and no ratio programs, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the stated income program, the borrower may be required to verify assets for cash reserves. Generally, the no documentation program does not require the borrower to disclose income, employment or asset information.

         Generally, under the Alt A Program, The Mortgage Store requires that a borrower establish an acceptable credit history. A minimum FICO score of 580 is required for all co-borrowers on owner occupied and second home properties and a minimum FICO score of 620 is required for all borrowers for investment properties. The Alt A Program generally defines an acceptable credit history as a borrower who has a minimum of three trade lines (collection accounts do not satisfy trade line requirement) with 24 months credit history, a 24 month look-back period to the dates on which the accounts were opened, no minimum balance is required and the accounts do not need to be currently open. In addition the borrower must have no late mortgage payments in the past 12 months however, one late payment in the last 24 months may be considered. Revolving and consumer loan payments are not considered for loan-to-value ratios 90% or less and greater than 620 FICO. For loan-to-value ratios greater than 90%, two 30 day revolving payments and one 30 day installment payment may be considered.
Charge-offs, collections or judgments may not exceed $1,000 cumulatively in the past 24 months. All items with respect to title must be cleared and all outstanding items must be paid prior to closing with respect to purchases or at closing with respect to refinances. Tax liens are not allowed within the past 24 months. All bankruptcies must have been discharged at 24 months prior and good credit reestablished. Consumer Credit Counseling must be completed 24 months prior and good credit reestablished. Foreclosures are not allowed within the last 36 months.

         Under the Alt A Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition. Following each appraisal, the lender will order an appraisal review.

         Under the Alt A Program, The Mortgage Store generally allows a loan-to-value ratio at origination of up to 100%, depending on, among other things, a borrower's credit history, verified assets

                                      S-89

and, in the case of the full documentation, stated income and no ratio programs, the nature of the borrower's employment.

         In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 100%. All loans over 80% loan-to-value ratio at origination acquired by the seller will have primary mortgage insurance provided by a Fannie Mae approved providers of mortgage insurance. Under the stated
income, no ratio and no documentation programs, mortgage insurance buyout may be required if the borrower has a minimum credit score of less than 660. Under the no documentation program, mortgage insurance buyout is not permitted if the borrower has a minimum credit score of greater than 660.

         All loan programs under the Alt A Program are based on an assumption that the borrower is a native or naturalized U.S. citizen. With proper documentation, permanent resident aliens are granted the same loan terms as U.S.
citizens. Loans to non-permanent resident aliens may be granted under certain conditions. If a non-permanent resident alien signs the mortgage note as a co-borrower with either a U.S. citizen or a lawful permanent resident alien, the mortgage loan may be made under the same terms that are available to U.S.
citizens and permanent residents aliens. A mortgage loan with a conforming balance may be granted to a non-permanent resident alien if documentation is provided by the borrower showing that the borrower is a legal resident with a
U.S. source of income that can be expected to continue for three years. A mortgage loan with a nonconforming balance may be granted to a non-permanent resident alien if two year credit, employment and residence history in the U.S.
is established as well as verification that employment will continue for an additional two years. In addition, all funds must be in U.S. institutions and if transferred from a foreign country, proof of ownership is required. Mortgage loans for non-permanent resident aliens who do not have two years credit, employment or residence history must be considered under Foreign National guidelines.

         Investment Combo Loan Program. The Investment Combo Loan Program
utilizes the full documentation and stated income programs and does not exceed a
95% CLTV ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, with verification required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income program requires the borrower to state employment covering a two year period and income on Fannie Mae Form 1003, however, verification of income is not required. Under the full documentation and stated income programs, a verbal verification of employment is required.
Under the stated income program, the borrower must have been employed for at least two years in the same line of work or, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the stated income program, the borrower may be required to verify assets for cash reserves.

         Generally, under the full documentation program, a minimum FICO score of 620 is required for all borrowers. Generally, under the stated income program, a minimum FICO score of 640 is required for the primary wage earner and a minimum FICO score of 620 is required for all co-borrowers. Generally, under the Investment Combo Loan Program, The Mortgage Store requires that a borrower establish an acceptable credit history. The Investment Combo Loan Program generally defines an acceptable credit history as a borrower who has a minimum of three trade lines (collection accounts do not satisfy trade line requirement)
with 24 months credit history, a 24 month look-back period to the dates on which the trade lines were opened, no minimum balance is required and the accounts do not need to be currently open. In addition, the borrower must have no late mortgage payments in the past 24 months. In the past 12 months, the borrower must have no more than one 30-day late installment payment and no 60 day late revolving payments. Charge-offs, collections or judgments may not exceed cumulatively $1,000 in the past 24 months. All items with respect to title must be cleared and all outstanding items must be paid prior to

                                      S-90

closing with respect to purchases or at closing with respect to refinances. All bankruptcies, foreclosures and Consumer Credit Counseling must have been discharged at least 36 months prior.

         Under the Investment Combo Loan Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition.
Following each appraisal, the lender will order an appraisal review.

         Under the Investment Combo Loan Program, The Mortgage Store generally allows a CLTV ratio at origination of up to 95%, depending on, among other things, a borrower's credit history, verified assets and, in the case of the full documentation and stated income programs, the nature of the borrower's employment.

         In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 95%.

         100% Combo Loan Program. The 100% Combo Loan Program utilizes the full documentation, stated income, 12 months bank statements and no ratio programs and does not exceed a 100% CLTV ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, with verification required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income and no ratio programs require the borrower to state employment covering a two year period and income on Fannie Mae Form 1003, however, verification of income is not required. Under the no ratio program, the borrower's income source must be one which would reasonably support the ability to repay the mortgage debt. Under the full documentation, stated income and no ratio programs, a verbal verification of employment is required. Under the stated income program, the borrower must have been employed for at least two years in the same line of work. Under the stated
income and no ratio programs, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the stated income program, the borrower may be required to verify assets for cash reserves.

         Generally, the 12 months bank statements program is for self-employed borrowers or wage earner borrowers. Under the 12 months bank statements program, self-employed borrowers are required to verify two years of self-employment.
HELOC second loans are not eligible for bank statement documentation. Under the
12 months bank statements program, salaried borrowers and fixed income borrowers would normally utilize bank statements to support difficult to document income.
The borrower should state all sources and amounts of income on Fannie Mae Form
1003, bank statements are then used to support the income received. Under the 12 months bank statements program, the borrower's primary source of income must be verified and secondary source of income may be verified at the underwriter's discretion. Military personnel borrowers are not eligible for the 12 months bank statements program. Under the 12 months bank statements program, personal bank statements must be in the borrower's name, third parties who are co-owners of the personal bank account are not permitted under the 12 months bank statements program. Under the 12 months bank statements program, business bank statements must be in the borrower's business name or DBA, third parties who are co-owners of the business bank account are not permitted under the 12 months bank statements program. A correlating P&L statement is also required. Corporate bank statements may only be used with verification that the borrower is 100% owner of the corporation. Partnership bank statements in lieu of personal bank statements are not permitted under the 12 months bank statements program. All pages for each bank statement are required for the most recent consecutive 12 months from the same account.

                                      S-91

         Generally, under the full documentation, stated income and 12 months bank statements programs, a minimum FICO score of 620 is required for all borrowers. Generally, under the no ratio program, a minimum FICO score of 640 is required for all borrowers. Generally, under the 100% Combo Loan Program, The
Mortgage Store requires that a borrower establish an acceptable credit history.
The 100% Combo Loan Program generally defines an acceptable credit history as a borrower who has a minimum of three trade lines (collection accounts do not satisfy trade line requirement) with 24 months credit history, a 24 month look-back period to the dates on which the trade lines were opened, no minimum balance is required and the accounts do not need to be currently open. In addition the borrower must have no late mortgage payments in the past 24 months.
In the past 12 months, the borrower must have no more than three 30-day late installment payment and no 60 day late revolving payments. Charge-offs, collections or judgments may not cumulatively exceed $1,000 in the past 24 months. All items with respect to title must be cleared and all outstanding items must be paid prior to closing with respect to purchases or at closing with respect to refinances. All bankruptcies, foreclosures and Consumer Credit
Counseling must have been discharged at least 36 months prior.

         Under the 100% Combo Loan Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition.
Following each appraisal, the lender will order an appraisal review.

         Under the 100% Combo Loan Program, The Mortgage Store generally allows a CLTV ratio at origination of up to 100%, depending on, among other things, a borrower's credit history, verified assets and, in the case of the full documentation and stated income programs, the nature of the borrower's employment.

         In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 100%.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SELLER

         Based solely upon information provided by the Seller, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential mortgage loans originated or acquired by the Seller which were being master serviced by the Seller at the dates indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered "30 days"
delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

                                      S-92



                            At December 31, 2001       At December 31, 2002       At December 31, 2003
                           NUMBER       PRINCIPAL      NUMBER     PRINCIPAL      NUMBER       PRINCIPAL
                          OF LOANS       AMOUNT       OF LOANS      AMOUNT      OF LOANS       AMOUNT
                          --------       ------       --------      ------      --------       ------
                           (DOLLARS IN THOUSANDS)     (DOLLARS IN THOUSANDS)     (DOLLARS IN THOUSANDS)

Total Loan Outstanding     37,972      $5,568,740       48,520    $ 8,694,474      65,256    $13,919,693
DELINQUENCY(1)
   Period of
Delinquency:
     30-59 Days........     2,064      $  287,616        2,331    $   383,855       2,432    $   419,202
     60-89 Days........       531          72,460          644        100,878         601        105,455
     90- Days or More..       705          72,544          616         71,466         560         87,297
                         --------    ------------    ---------  -------------  ----------  -------------
   Total Delinquencies      3,300      $  432,620        3,591    $   556,200       3,593    $   611,954
                         ========    ============    =========  =============  ==========  =============
Delinquencies as a
Percentage of Total
Loans Outstanding.....          8.69%       7.77%        7.40%           6.40%         5.51%       4.40%




                           At December 31, 2004           At March 31, 2005
                          NUMBER       PRINCIPAL        NUMBER       PRINCIPAL
                         OF LOANS       AMOUNT         OF LOANS        AMOUNT
                         --------       ------         --------        ------
                          (DOLLARS IN THOUSANDS)       (DOLLARS IN THOUSANDS)

Total Loan Outstanding    120,889    $28,404,008         122,208     $28,695,072
DELINQUENCY(1)
   Period of
Delinquency:
     30-59 Days........     2,451     $1,235,080           2,865     $1,055,587
     60-89 Days........     1,003        205,486           1,038        229,631
     90- Days or More..       646         87,227             698        112,032
                         --------     ----------    ------------   ------------
   Total Delinquencies      4,100     $1,527,793      $    4,601     $1,397,250
                         ========     ==========    ============   ============
Delinquencies as a
Percentage of Total
Loans Outstanding.....    3.39%          5.38%          3.77%          4.87%


-------------------
(1)      The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and
         (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled
         "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties,"
         respectively, and are not included in the "30-59 Days," "60-89 Days,"
         "90 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus
         Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Foreclosure Loans and
         Bankruptcy Loans, and see the section of the table entitled "REO
         Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

                                      S-93



                                   At December 31, 2001      At December 31, 2002       At December 31, 2003

                                    NUMBER      PRINCIPAL     NUMBER      PRINCIPAL     NUMBER      PRINCIPAL
                                   OF LOANS       AMOUNT     OF LOANS       AMOUNT     OF LOANS       AMOUNT
                                   ----------------------    ----------------------    ----------------------
                                   (DOLLARS IN THOUSANDS)    (DOLLARS IN THOUSANDS)    (DOLLARS IN THOUSANDS)

FORECLOSURES PENDING(1)               931       $ 132,571      1,452      $ 212,309       1,049     $ 158,261

Foreclosures Pending as a
Percentage of Total Loans
Outstanding....................     2.45%           2.38%      2.99%          2.44%       1.61%         1.14%

BANKRUPTCIES PENDING(2)               259         $22,054        328        $26,402         227       $19,912

Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................     0.68%           0.40%      0.68%          0.30%       0.35%         0.14%

Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending...........     4,490       $ 587,245      5,371      $ 794,910       4,869     $ 790,127

Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................    11.82%          10.55%     11.07%          9.14%       7.46%          5.6%

REO PROPERTIES(3)                     223         $37,631        329        $53,055         316       $50,383

REO Properties as a Percentage.     0.59%           0.68%      0.68%          0.61%       0.48%         0.36%




                                     At December 31, 2004          At March 31, 2005

                                     NUMBER      PRINCIPAL       NUMBER      PRINCIPAL
                                    OF LOANS       AMOUNT       OF LOANS       AMOUNT
                                    ----------------------      ----------------------
                                    (DOLLARS IN THOUSANDS)      (DOLLARS IN THOUSANDS)

FORECLOSURES PENDING(1)               1,637       $258,189        1,656       $276,531

Foreclosures Pending as a                                         1.36%          0.96%
Percentage of Total Loans
Outstanding....................       1.35%          0.91%

BANKRUPTCIES PENDING(2)                 320        $23,807          294        $22,533

Bankruptcies Pending as a                                         0.24%          0.08%
Percentage of Total Loans
Outstanding....................       0.26%          0.08%

Total Delinquencies plus                                          6,551     $1,696,314
Foreclosures Pending and
Bankruptcies Pending...........       6,057     $1,809,789

Total Delinquencies plus                                          5.36%          5.91%
Foreclosures Pending and
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................       5.01%          6.37%

REO PROPERTIES(3)                       319        $53,388          327        $59,236

REO Properties as a Percentage.       0.26%          0.19%        0.27%          0.21%


-----------------

(1)      Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is 60 days or more delinquent. However, the Master
         Servicer may delay the foreclosure process as a result of loss mitigation efforts.

(2)      Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(3)      REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

                                      S-94

         Based solely on information provided by the Seller, the following table presents the changes in the Seller's charge-offs and recoveries for the periods indicated.



                                    TWELVE MONTHS      TWELVE MONTHS     TWELVE MONTHS      TWELVE MONTHS      THREE MONTHS
                                        ENDED             ENDED              ENDED             ENDED              ENDED
                                     DECEMBER 31,      DECEMBER 31,       DECEMBER 31,      DECEMBER 31,         MARCH 31,
                                         2001              2002               2003              2004               2005
                                    --------------    ---------------    -------------     --------------     --------------
                                     (DOLLARS IN       (DOLLARS IN        (DOLLARS IN       (DOLLARS IN        (DOLLARS IN
                                      THOUSANDS)        THOUSANDS)         THOUSANDS)        THOUSANDS)         THOUSANDS)

Charge-offs:
  Mortgage Loan Properties.....       $  6,475            $2,416          $ 3,049            $1,524            $1,416
  REO Properties...............          4,584             4,043           10,687             6,356             2,473
Recoveries:
  Mortgage Loan Properties.....            849             1,509              913             2,564               650
  REO Properties...............              0                 0                0                 0                 0
Net charge-offs................        $10,210            $4,950          $12,823            $5,316            $3,239
Ratio of net charge-offs
to average loans
outstanding during the indicated
period**.......................           0.21%             0.07%            0.12%            0.02%             0.04%


---------------

*The information on this table does not include statistical information on mortgage loans which have recently been sold on a servicing-released basis by the Seller to third parties.

         The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the mortgage pool will consist of a fixed group of mortgage loans, the actual charge-off percentages with respect to the mortgage pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         The information set forth in the preceding paragraphs concerning the
Seller has been provided by the Seller.

RECENT DEVELOPMENTS

         On May 16, 2005, Impac Mortgage Holdings, Inc. ("IMH") amended its annual report on Form 10-K/A for the year ended December 31, 2004 to include audits by its independent registered public accounting firm of the financial statements and of management's assessment of internal control over financial reporting. Management concluded in its assessment that its internal control over financial reporting was ineffective as of December 31, 2004 due to the identification of two previously reported material weaknesses. IMH stated that these have been a focus of its remediation efforts prior to and since year end.
The results reported in the financial statements did not require revision and
IMH received an unqualified opinion on its financial statements, an unqualified opinion on management's assessment and an adverse opinion on the effectiveness of internal control over financial reporting.

                                      S-95

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the sample mortgage loans and the mortgaged properties is based upon the sample mortgage pool as of the Statistical Pool Calculation Date, as adjusted for the scheduled principal payments due on or before this date. However, many of the sample mortgage loans may not be included in the trust as mortgage loans as a result of incomplete documentation or otherwise if the company deems this removal necessary or desirable, and may be prepaid at any time. The characteristics of each final loan group will not materially differ from the information provided with respect to each sample loan group. Within 15 days of the Closing Date, tables reflecting the composition of the mortgage loans in each loan group will be filed on Form
8-K with the Commission.

                            YIELD ON THE CERTIFICATES

SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the
Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act" in the prospectus. The Subservicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans subserviced by it, but only to the extent of its aggregate Subservicing Fee for the related Due Period. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent required to be paid by Subservicer and not so paid, and to the extent of its aggregate Master Servicing Fee for the related Due Period. See
"Pooling and Servicing Agreement--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting
Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions."

GENERAL YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac standards.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the mortgage

                                      S-96

loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Seller). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions. The mortgage loans are subject to the
"due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

         Prepayments, liquidations and purchases of the mortgage loans
(including any optional purchases) will result in distributions on the Offered
Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.
The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered
Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         Because principal distributions are paid to certain classes of Offered
Certificates before other such classes, holders of classes of Offered
Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         To the extent the Pass-Through Rate on the Class 5-A-1, Class 5-A-2,
Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates
is limited by the weighted average net mortgage rate on the Group 5 Loans, then in any such case, less interest will accrue on such certificates than would otherwise be the case. Corridor Contract payments may be used to cover Basis
Risk Shortfall Amounts as described under "Description of the Certificates--The
Corridor Contracts" in this prospectus supplement. For a discussion of factors that could limit the Pass-Through Rate on the certificates, see "Risk
Factors--The Pass-Through Rates on the Offered Certificates are Subject to
Limitation" in this prospectus supplement.

         Approximately 1.64%, 89.36% and 6.58% of the sample Group 1 Loans have initial interest only periods of three, five and ten years, respectively.
Approximately 22.11%, 14.80%, 28.67%, and 34.43%

                                      S-97

of the sample Group 2 Loans have initial interest only periods of ten months, three, five and ten years, respectively. Approximately 97.94% and 0.36% of the sample Group 3 Loans have initial interest only periods of five and ten years, respectively. Approximately 78.86% and 10.65% of the sample Group 4 Loans have initial interest only periods of five and ten years, respectively. Approximately
3.53%, 0.03%, 0.65%, 85.13%, 0.31% and 2.42% of the sample Group 5 Loans have initial interest only periods of ten months, two, three, five, seven and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         All of the sample Group 1 Loans and Group 3 Loans, and approximately
78.22% of the sample Group 5 Loans, provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class 1-A-X Certificates will be entitled to all prepayment charges received on the Group 1 Loans, the holders of the Class 3-A-X Certificates will be entitled to all prepayment charges received on the Group 3 Loans, the holders of the Class 5-A-X Certificates will be entitled to all prepayment charges received on the Group 5 Loans and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the
Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

         The Corridor Contracts will be assigned to, or entered into by, the trust and will provide some protection against Basis Risk Shortfall Amounts on the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6
and Class 5-A-7 Certificates. However, the Corridor Contracts may not provide sufficient funds to cover such Basis Risk Shortfall Amounts on the Class 5-A-1,
Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7
Certificates. In addition, payments under the Corridor Contracts are limited to a specified rate in effect from time to time.

ALLOCATION OF PRINCIPAL PREPAYMENTS

         As described under "Description of the Certificates--Principal
Distributions on the Senior Certificates" in this prospectus supplement, during the first ten years after the Cut-off Date, all principal prepayments on the related mortgage loans will be allocated to the Senior Certificates (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates) of the related
Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment
Percentage may continue to be disproportionately large (relative to the related
Senior Percentage) and the percentage of Principal Prepayments payable to the
Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for the Class B-2 Certificates and Class B-3 Certificates, as
applicable, is exceeded and the related class of Offered Subordinate
Certificates is then outstanding, the Class B-2 Certificates and/or Class B-3
Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

                                      S-98

YIELD SENSITIVITY OF THE CLASS B CERTIFICATES

         If the certificate principal balances of the Class B-2, Class B-3,
Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class B-1 Certificates. If the certificate principal balance of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof)
that are covered by subordination, because the entire amount of any Realized
Losses will be allocated to the Class B-2 Certificates. If the certificate principal balance of the Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any
Realized Losses will be allocated to the Class B-3 Certificates. If the certificate principal balance of the Class B-5 Certificates and Class B-6
Certificates have been reduced to zero, the yield to maturity on the Class B-4
Certificates will become extremely sensitive to losses on the mortgage loans
(and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class B-4 Certificates.
If the certificate principal balance of the Class B-6 Certificates have been reduced to zero, the yield to maturity on the Class B-5 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof)
that are covered by subordination, because the entire amount of any Realized
Losses will be allocated to the Class B-5 Certificates. The initial undivided interests in the trust evidenced by the Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Certificates are approximately 4.85%, 2.20%, 1.40%,
1.40%, 1.10% and 0.80%, respectively, of the Cut-off Date Balance.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the company expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of
Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the
MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Class B Certificates. For additional information regarding the recording of mortgages in the name of MERS see "The Mortgage Pool--Mortgage Loan Characteristics" in this prospectus supplement.

         Investors in the Class B Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated
thereafter.

         Unless the Certificate Principal Balances of the Class A Certificates
have been reduced to zero, the Class B Certificates will not be entitled to any principal distributions. As a result, the weighted average lives of the Class B
Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and
Class B Certificates. As a

                                      S-99

result of the longer weighted average lives of the Class B Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

YIELD SENSITIVITY OF THE CLASS 5-A-1, CLASS 5-A-2, CLASS 5-A-3, CLASS 5-A-4,
CLASS 5-A-5, CLASS 5-A-6 AND CLASS 5-A-7 CERTIFICATES

         The yield to investors on the Class 5-A-1, Class 5-A-2, Class 5-A-3,
Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates will be sensitive to fluctuations in the level of One-Month LIBOR. The Pass-Through Rate on the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class
5-A-6 and Class 5-A-7 Certificates will vary with One-Month LIBOR. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month
LIBOR. Investors in the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4,
Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates should also fully consider the effect on the yields on those certificates of changes in the level of
One-Month LIBOR.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered
Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth herein under "The Mortgage Pool."

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         The tables entitled "Percent of Initial Certificate Principal Balance
Outstanding at the Following Percentages of the Prepayment Assumption" and
"Pre-tax Yields to Maturity" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the Class A Certificates and the Class
B Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the
Class A Certificates and the Class B Certificates may be made earlier or later than indicated in the table.

                                      S-100

         The percentages and weighted average lives in the tables entitled
"Percent of Initial Certificate Principal Balance Outstanding at the Following
Percentages of the Prepayment Assumption" and "Pre-tax Yields to Maturity" were determined assuming that: (i) the mortgage groups consists of 274 hypothetical mortgage loans having the following characteristics:

                                     S-101

                                 MORTGAGE LOANS



                                                                         REMAINING    REMAINING     ORIGINAL
                           CURRENT      NET       GROSS                   INTEREST      TERM TO      TERM TO
   LOAN      LOAN         PRINCIPAL   MORTGAGE   MORTGAGE       AGE      ONLY PERIOD   MATURITY      MATURITY
  NUMBER     GROUP       BALANCE ($)  RATE (%)   RATE (%)   (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)      INDEX
 --------   -------    ------------- ---------- ---------  ------------- ------------  ----------   -----------     ------

     1         I         273,707.08    5.220      5.625          1            0           359          360        LIBOR_6MO
     2         I          77,920.45    4.845      5.250          2            0           358          360        LIBOR_6MO
     3         I         375,194.18    5.220      5.625          2            0           358          360        LIBOR_6MO
     4         I         674,000.00    5.345      5.750          1           119          359          360        LIBOR_6MO
     5         I         661,282.00    5.211      5.616          4           116          356          360        LIBOR_6MO
     6         I      13,009,000.00    5.054      5.459          2            58          358          360        LIBOR_6MO
     7         I         198,000.00    5.220      5.625          1            59          359          360        LIBOR_6MO
     8         I       3,236,550.00    5.291      5.696          1            59          359          360        LIBOR_6MO
     9         I         150,500.00    5.095      5.500          1            59          359          360        LIBOR_6MO
    10         I       5,614,650.00    5.168      5.599          2            58          358          360        LIBOR_6MO
    11         I       3,556,600.00    5.364      5.769          2            58          358          360        LIBOR_6MO
    12         I         427,640.00    5.470      5.875          2            58          358          360        LIBOR_6MO
    13         I         494,400.00    4.845      5.250          2            34          358          360        LIBOR_1YR
    14        II      11,671,950.00    5.371      5.776          2           118          358          360        LIBOR_6MO
    15        II       5,953,683.47    5.092      5.497          1            59          359          360        LIBOR_6MO
    16        II       2,983,150.00    5.144      5.549          2            34          358          360        LIBOR_1YR
    17        III        766,403.80    5.054      5.459          2            0           358          360        LIBOR_6MO
    18        III        234,677.12    5.845      6.250          1            0           359          360        LIBOR_6MO
    19        III        256,000.00    4.845      5.250          3           117          357          360        LIBOR_6MO
    20        III     30,799,380.00    5.269      5.682          2            58          358          360        LIBOR_6MO
    21        III        420,000.00    5.470      5.875          1            59          359          360        LIBOR_6MO
    22        III     11,388,300.00    5.285      5.718          1            59          359          360        LIBOR_6MO
    23        III        357,000.00    5.600      6.005          2            58          358          360        LIBOR_6MO
    24        III     11,449,338.00    5.484      5.889          1            59          359          360        LIBOR_6MO
    25        III      3,324,322.22    5.449      5.854          2            58          358          360        LIBOR_6MO
    26        III        126,000.00    5.845      6.250          1            59          359          360        LIBOR_6MO
    27        III      4,333,000.00    5.340      5.745          2            58          358          360        LIBOR_6MO
    28        III      6,421,400.00    5.519      5.924          1            59          359          360        LIBOR_6MO
    29        III        253,125.00    5.470      5.875          2            58          358          360        LIBOR_6MO
    30        III        505,000.00    5.095      5.500          2            58          358          360        LIBOR_1YR
    31        III        219,970.00    5.595      6.000          1            59          359          360        LIBOR_1YR
    32        III        542,500.00    4.970      5.375          2            58          358          360        LIBOR_1YR
    33        IV         154,683.17    5.470      5.875          2            0           358          360        LIBOR_6MO
    34        IV       1,550,000.00    5.381      5.786          1           119          359          360        LIBOR_6MO
    35        IV       2,930,100.00    5.344      5.749          2            58          358          360        LIBOR_6MO
    36        IV       1,159,466.50    5.186      5.591          3            0           357          360        LIBOR_1YR
    37        IV       7,143,050.00    5.076      5.481          3            57          357          360        LIBOR_1YR
    38        IV         635,000.00    4.470      4.875          2            82          358          360        LIBOR_1YR
    39         V         988,500.00    5.198      5.806          2            58          358          360        LIBOR_1MO
    40         V         316,000.00    8.220      8.625          1            59          359          360        LIBOR_1MO


                                     S-102

                           MORTGAGE LOANS (CONTINUED)



                                                                         REMAINING    REMAINING     ORIGINAL
                           CURRENT      NET       GROSS                   INTEREST      TERM TO      TERM TO
   LOAN      LOAN         PRINCIPAL   MORTGAGE   MORTGAGE       AGE      ONLY PERIOD   MATURITY      MATURITY
  NUMBER     GROUP       BALANCE ($)  RATE (%)   RATE (%)   (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)      INDEX
 --------   -------    ------------- ---------- ---------  ------------- ------------  ----------   -----------     ------

    41         V         291,463.40    6.220      6.625          3            0           357          360        LIBOR_1YR
    42         V         244,000.00    4.970      5.375          3            57          357          360        LIBOR_1YR
    43         V         398,551.61    4.595      5.000          3            0           357          360        LIBOR_1YR
    44         V         200,000.00    5.095      5.500          3            57          357          360        LIBOR_1YR
    45         V         292,000.00    5.970      6.375          3            57          357          360        LIBOR_1YR
    46         V         174,326.00    5.720      6.125          3            57          357          360        LIBOR_1YR
    47         V         231,248.47    5.720      6.125          2            0           358          360        LIBOR_1YR
    48         V       1,258,900.00    5.654      6.059          2            58          358          360        LIBOR_1YR
    49         V       5,722,082.00    5.093      5.498          2            58          358          360        LIBOR_1YR
    50         V         213,500.00    5.345      5.750          2            58          358          360        LIBOR_1YR
    51         V         304,000.00    6.095      6.500          2            58          358          360        LIBOR_1YR
    52         V         896,650.00    6.364      6.769          2            58          358          360        LIBOR_1YR
    53         V         727,200.00    5.111      5.516          2            58          358          360        LIBOR_1YR
    54         V      10,207,233.26    5.560      5.965          2            58          358          360        LIBOR_1YR
    55         V         230,399.28    6.470      6.875          1            0           359          360        LIBOR_1YR
    56         V       5,872,815.00    5.614      6.061          1            59          359          360        LIBOR_1YR
    57         V         399,562.17    5.095      5.500          1            0           359          360        LIBOR_1YR
    58         V         225,985.38    5.845      6.250          1            0           359          360        LIBOR_1YR
    59         V      13,300,639.00    5.382      5.808          1            59          359          360        LIBOR_1YR
    60         V       1,577,050.00    5.669      6.074          1            59          359          360        LIBOR_1YR
    61         V         770,200.00    5.540      5.945          1            59          359          360        LIBOR_1YR
    62         V       1,095,744.00    5.236      5.641          1            59          359          360        LIBOR_1YR
    63         V         371,900.00    6.095      6.500          1            59          359          360        LIBOR_1YR
    64         V         208,000.00    5.470      5.875          0            60          360          360        LIBOR_1YR
    65         V         126,752.49    5.720      6.125          2            0           358          360        LIBOR_1YR
    66         V       2,797,175.00    6.361      6.766          2            34          358          360        LIBOR_1YR
    67         V         152,910.00    7.345      7.750          2            34          358          360        LIBOR_1YR
    68         V         284,000.00    6.470      6.875          1            35          359          360        LIBOR_1YR
    69         V         469,298.02    5.845      6.250          4            0           356          360        LIBOR_1YR
    70         V         386,923.00    7.095      7.500          4            56          356          360        LIBOR_1YR
    71         V         414,919.44    6.345      6.750          3            0           357          360        LIBOR_1YR
    72         V          67,925.00    5.845      6.250          3            57          357          360        LIBOR_1YR
    73         V       1,080,750.00    6.135      6.540          2            58          358          360        LIBOR_1YR
    74         V         233,100.00    5.845      6.250          1            59          359          360        LIBOR_1YR
    75         V         348,673.70    4.345      4.750          3            0           357          360        LIBOR_1YR
    76         V       1,435,006.31    4.713      5.118          2            0           358          360        LIBOR_1YR
    77         V         475,000.00    5.095      5.500          2            82          358          360        LIBOR_1YR
    78         V         520,000.00    5.345      5.750          3           117          357          360        LIBOR_1YR
    79         V         319,443.90    4.470      4.875         35            0           325          360        LIBOR_6MO
    80         V         334,545.30    4.970      5.375         35            0           325          360        LIBOR_6MO
    81         V         297,500.00    4.470      4.875         10            50          350          360        LIBOR_6MO
    82         V         280,228.28    5.095      5.500         40            0           320          360        LIBOR_6MO
    83         V         516,936.35    6.220      6.625         34            0           326          360        LIBOR_6MO
    84         V         368,127.10    5.095      5.500         40            0           320          360        LIBOR_6MO


                                     S-103

                           MORTGAGE LOANS (CONTINUED)



                                                                         REMAINING    REMAINING     ORIGINAL
                           CURRENT      NET       GROSS                   INTEREST      TERM TO      TERM TO
   LOAN      LOAN         PRINCIPAL   MORTGAGE   MORTGAGE       AGE      ONLY PERIOD   MATURITY      MATURITY
  NUMBER     GROUP       BALANCE ($)  RATE (%)   RATE (%)   (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)      INDEX
 --------   -------    ------------- ---------- ---------  ------------- ------------  ----------   -----------     ------

    85         V           221,244.34    4.845      5.250         34            0           326          360      LIBOR_6MO
    86         V           390,000.00    4.970      5.375          3            57          357          360      LIBOR_6MO
    87         V           230,999.63    4.845      5.250          3            57          357          360      LIBOR_6MO
    88         V           158,620.00    4.345      4.750          3            57          357          360      LIBOR_6MO
    89         V           168,905.82    8.345      8.750          3            0           357          360      LIBOR_6MO
    90         V         2,455,763.00    4.953      5.664          3            57          357          360      LIBOR_6MO
    91         V           724,889.13    6.152      6.557          2            0           358          360      LIBOR_6MO
    92         V         3,312,600.00    4.864      5.269          2           118          358          360      LIBOR_6MO
    93         V           216,000.00    4.470      4.875          2           118          358          360      LIBOR_6MO
    94         V         2,626,458.00    6.653      7.122          2            58          358          360      LIBOR_6MO
    95         V         9,235,275.69    5.101      5.506          2            58          358          360      LIBOR_6MO
    96         V           191,300.00    5.095      5.500          2            58          358          360      LIBOR_6MO
    97         V           282,213.00    5.595      6.000          2            58          358          360      LIBOR_6MO
    98         V           234,719.23    5.470      5.875          2            0           358          360      LIBOR_6MO
    99         V         1,048,500.00    5.675      6.080          2            58          358          360      LIBOR_6MO
    100        V           473,900.00    5.855      6.260          2            58          358          360      LIBOR_6MO
    101        V           542,219.95    5.047      5.452          2            0           358          360      LIBOR_6MO
    102        V           703,920.00    6.024      6.429          2            58          358          360      LIBOR_6MO
    103        V        15,018,498.34    5.549      5.954          2            58          358          360      LIBOR_6MO
    104        V         1,663,083.00    5.444      5.849          2            58          358          360      LIBOR_6MO
    105        V         1,379,957.00    5.583      5.988          2            58          358          360      LIBOR_6MO
    106        V           685,966.14    6.722      7.612          1            0           359          360      LIBOR_6MO
    107        V           129,500.00    5.085      5.490          1           119          359          360      LIBOR_6MO
    108        V         7,670,043.00    5.475      5.880          1            59          359          360      LIBOR_6MO
    109        V        12,844,091.00    5.219      5.758          1            59          359          360      LIBOR_6MO
    110        V         1,086,300.00    5.246      5.651          1            59          359          360      LIBOR_6MO
    111        V           446,744.06    5.470      5.875          1            0           359          360      LIBOR_6MO
    112        V           610,900.00    5.183      5.588          1            59          359          360      LIBOR_6MO
    113        V           750,630.00    5.232      5.637          1            59          359          360      LIBOR_6MO
    114        V         1,122,228.76    6.386      6.791          1            0           359          360      LIBOR_6MO
    115        V         1,017,630.00    5.383      5.788          1            59          359          360      LIBOR_6MO
    116        V         2,419,364.00    4.957      5.563          1            59          359          360      LIBOR_6MO
    117        V           639,365.00    5.536      5.941          1            59          359          360      LIBOR_6MO
    118        V           885,000.00    5.512      6.604          1            59          359          360      LIBOR_6MO
    119        V         2,347,183.00    5.546      5.951          1            59          359          360      LIBOR_6MO
    120        V            88,000.00    6.970      7.375          0            0           360          360      LIBOR_6MO
    121        V           388,500.00    4.797      5.202          0            60          360          360      LIBOR_6MO
    122        V           368,000.00    5.720      6.125          0            60          360          360      LIBOR_6MO
    123        V           100,000.00    6.220      6.625         10            50          350          360      LIBOR_6MO
    124        V           250,603.20    5.585      5.990          6            54          354          360      LIBOR_6MO
    125        V           228,000.00    6.845      7.250          5            55          355          360      LIBOR_6MO
    126        V           156,504.24    8.010      10.625         4            0           356          360      LIBOR_6MO
    127        V         1,310,042.00    5.043      5.448          4            56          356          360      LIBOR_6MO
    128        V           142,188.34    5.185      7.970          4           116          356          360      LIBOR_6MO


                                     S-104

                           MORTGAGE LOANS (CONTINUED)



                                                                         REMAINING    REMAINING     ORIGINAL
                           CURRENT      NET       GROSS                   INTEREST      TERM TO      TERM TO
   LOAN      LOAN         PRINCIPAL   MORTGAGE   MORTGAGE       AGE      ONLY PERIOD   MATURITY      MATURITY
  NUMBER     GROUP       BALANCE ($)  RATE (%)   RATE (%)   (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)      INDEX
 --------   -------    ------------- ---------- ---------  ------------- ------------  ----------   -----------     ------

    129        V           358,050.00    4.585      4.990          4            56          356          360      LIBOR_6MO
    130        V           992,650.00    5.712      6.117          4            56          356          360      LIBOR_6MO
    131        V           615,453.49    6.676      7.081          3            0           357          360      LIBOR_6MO
    132        V         1,732,115.73    5.838      6.243          3            57          357          360      LIBOR_6MO
    133        V         1,205,759.19    6.467      6.872          3            57          357          360      LIBOR_6MO
    134        V            99,777.46    5.220      5.625          3            0           357          360      LIBOR_6MO
    135        V         1,478,800.00    5.450      6.068          3            57          357          360      LIBOR_6MO
    136        V           260,920.50    6.345      6.750          3            0           357          360      LIBOR_6MO
    137        V         2,551,349.96    5.701      6.106          3            57          357          360      LIBOR_6MO
    138        V         6,042,825.83    5.988      6.457          3            57          357          360      LIBOR_6MO
    139        V           223,900.00    6.470      6.875          3            57          357          360      LIBOR_6MO
    140        V        12,027,726.64    5.593      6.085          3            57          357          360      LIBOR_6MO
    141        V           267,148.73    5.887      6.292          3            57          357          360      LIBOR_6MO
    142        V         2,084,839.50    6.668      7.073          2            0           358          360      LIBOR_6MO
    143        V        11,254,349.05    5.807      6.212          2           118          358          360      LIBOR_6MO
    144        V         9,903,413.67    6.030      6.568          2            58          358          360      LIBOR_6MO
    145        V         4,684,200.00    6.879      7.284          2            58          358          360      LIBOR_6MO
    146        V         1,237,520.00    6.086      6.491          2            58          358          360      LIBOR_6MO
    147        V         1,013,867.74    5.754      6.159          2            0           358          360      LIBOR_6MO
    148        V           375,200.00    5.845      6.250          2           118          358          360      LIBOR_6MO
    149        V        13,012,463.27    5.524      5.929          2            58          358          360      LIBOR_6MO
    150        V           416,000.00    7.720      8.125          2            58          358          360      LIBOR_6MO
    151        V           330,320.00    5.245      5.650          2            58          358          360      LIBOR_6MO
    152        V         2,457,299.90    5.854      6.259          2            0           358          360      LIBOR_6MO
    153        V         4,644,439.77    5.962      6.410          2            0           358          360      LIBOR_6MO
    154        V         1,754,834.00    5.279      5.684          2           118          358          360      LIBOR_6MO
    155        V           416,250.00    7.220      7.625          2           118          358          360      LIBOR_6MO
    156        V           155,661.07    5.595      6.000          2            22          358          360      LIBOR_6MO
    157        V           518,400.00    5.795      6.200          2            58          358          360      LIBOR_6MO
    158        V        35,679,792.48    5.566      5.971          2            58          358          360      LIBOR_6MO
    159        V        33,386,729.85    5.854      6.342          2            58          358          360      LIBOR_6MO
    160        V         3,154,350.00    6.332      6.737          2            58          358          360      LIBOR_6MO
    161        V        23,197,687.69    5.459      6.178          2            58          358          360      LIBOR_6MO
    162        V           425,130.46    6.117      6.522          2            0           358          360      LIBOR_6MO
    163        V           708,200.00    6.129      6.534          2           118          358          360      LIBOR_6MO
    164        V           452,250.00    6.180      7.614          2            58          358          360      LIBOR_6MO
    165        V           862,600.00    5.988      6.393          2            58          358          360      LIBOR_6MO
    166        V         1,519,996.00    4.830      5.872          2            58          358          360      LIBOR_6MO
    167        V           420,000.00    6.595      7.000          2           118          358          360      LIBOR_6MO
    168        V           294,826.00    5.470      5.875          2            58          358          360      LIBOR_6MO
    169        V           284,200.00    6.470      6.875          2            58          358          360      LIBOR_6MO
    170        V           230,300.00    7.220      7.625          2            58          358          360      LIBOR_6MO
    171        V           248,920.00    6.345      6.750          2            58          358          360      LIBOR_6MO
    172        V         4,252,602.10    6.252      6.657          1            0           359          360      LIBOR_6MO


                                     S-105

                           MORTGAGE LOANS (CONTINUED)



                                                                         REMAINING    REMAINING     ORIGINAL
                           CURRENT      NET       GROSS                   INTEREST      TERM TO      TERM TO
   LOAN      LOAN         PRINCIPAL   MORTGAGE   MORTGAGE       AGE      ONLY PERIOD   MATURITY      MATURITY
  NUMBER     GROUP       BALANCE ($)  RATE (%)   RATE (%)   (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)      INDEX
 --------   -------    ------------- ---------- ---------  ------------- ------------  ----------   -----------     ------

    173        V           417,689.79    7.095      7.500          1            0           359          360      LIBOR_6MO
    174        V           571,200.00    4.757      5.162          1           119          359          360      LIBOR_6MO
    175        V           574,400.00    6.095      6.500          1           119          359          360      LIBOR_6MO
    176        V        12,942,099.00    6.144      6.549          1            59          359          360      LIBOR_6MO
    177        V           336,800.00    6.502      6.907          1            59          359          360      LIBOR_6MO
    178        V           727,667.01    6.322      6.727          1            0           359          360      LIBOR_6MO
    179        V        22,537,582.00    5.594      5.999          1            59          359          360      LIBOR_6MO
    180        V         1,462,450.00    5.678      6.083          1            59          359          360      LIBOR_6MO
    181        V         3,899,518.64    5.894      6.299          1            0           359          360      LIBOR_6MO
    182        V         3,050,796.37    6.183      6.588          1            0           359          360      LIBOR_6MO
    183        V        43,406,927.00    5.743      6.166          1            59          359          360      LIBOR_6MO
    184        V        10,737,162.00    5.889      6.392          1            59          359          360      LIBOR_6MO
    185        V           150,296.49    7.470      7.875          1            0           359          360      LIBOR_6MO
    186        V           549,500.00    5.427      5.832          1            59          359          360      LIBOR_6MO
    187        V           485,793.00    5.688      6.093          1            59          359          360      LIBOR_6MO
    188        V           943,700.00    6.497      6.902          1            59          359          360      LIBOR_6MO
    189        V            97,418.08    6.470      6.875          1            0           359          360      LIBOR_6MO
    190        V           700,000.00    5.095      5.500          1            59          359          360      LIBOR_6MO
    191        V         2,082,343.00    6.051      6.456          1            59          359          360      LIBOR_6MO
    192        V           248,000.00    6.970      7.375          0            60          360          360      LIBOR_6MO
    193        V           421,400.00    4.938      5.343          0            60          360          360      LIBOR_6MO
    194        V           217,500.00    5.970      6.375          0            0           360          360      LIBOR_6MO
    195        V         1,044,300.00    6.066      6.471          0            60          360          360      LIBOR_6MO
    196        V           987,100.00    6.067      6.472          0            60          360          360      LIBOR_6MO
    197        V           144,800.00    5.595      6.000          0            0           360          360      LIBOR_6MO
    198        V           615,000.00    5.720      6.125          4           116          356          360      LIBOR_6MO
    199        V           129,700.00    6.095      6.500          3            57          357          360      LIBOR_6MO
    200        V           348,300.52    5.845      6.250          3            0           357          360      LIBOR_6MO
    201        V           504,800.00    6.187      6.592          3            57          357          360      LIBOR_6MO
    202        V           255,500.00    5.845      6.250          3            57          357          360      LIBOR_6MO
    203        V           366,320.00    6.187      6.592          3            57          357          360      LIBOR_6MO
    204        V           322,067.09    7.100      7.505          2            0           358          360      LIBOR_6MO
    205        V           236,000.00    6.220      6.625          2           118          358          360      LIBOR_6MO
    206        V           620,000.00    8.220      8.625          2           118          358          360      LIBOR_6MO
    207        V         2,615,299.07    6.185      6.590          2           118          358          360      LIBOR_6MO
    208        V         1,805,062.77    7.285      7.690          2            58          358          360      LIBOR_6MO
    209        V         2,563,761.00    5.890      6.295          2            58          358          360      LIBOR_6MO
    210        V           453,400.00    5.764      6.169          2            58          358          360      LIBOR_6MO
    211        V           115,300.56    6.345      6.750          2            0           358          360      LIBOR_6MO
    212        V           278,242.00    6.095      6.500          2            0           358          360      LIBOR_6MO
    213        V           719,249.80    6.425      6.830          2           118          358          360      LIBOR_6MO
    214        V         4,452,424.00    6.144      6.549          2            58          358          360      LIBOR_6MO
    215        V         1,140,135.38    6.071      6.476          2            58          358          360      LIBOR_6MO
    216        V         1,177,200.00    5.497      6.572          2            58          358          360      LIBOR_6MO


                                     S-106

                           MORTGAGE LOANS (CONTINUED)



                                                                         REMAINING    REMAINING     ORIGINAL
                           CURRENT      NET       GROSS                   INTEREST      TERM TO      TERM TO
   LOAN      LOAN         PRINCIPAL   MORTGAGE   MORTGAGE       AGE      ONLY PERIOD   MATURITY      MATURITY
  NUMBER     GROUP       BALANCE ($)  RATE (%)   RATE (%)   (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)      INDEX
 --------   -------    ------------- ---------- ---------  ------------- ------------  ----------   -----------     ------

    217        V           189,000.00    6.095      6.500          2            58          358          360      LIBOR_6MO
    218        V           358,719.95    6.845      7.250          1            0           359          360      LIBOR_6MO
    219        V         2,754,200.00    5.906      6.311          1           119          359          360      LIBOR_6MO
    220        V         3,187,400.00    6.419      6.824          1            59          359          360      LIBOR_6MO
    221        V           436,000.00    5.595      6.000          1            59          359          360      LIBOR_6MO
    222        V         1,586,000.00    5.866      6.271          1            59          359          360      LIBOR_6MO
    223        V           544,000.00    6.470      6.875          1           119          359          360      LIBOR_6MO
    224        V         2,452,800.00    5.732      6.137          1            59          359          360      LIBOR_6MO
    225        V           975,000.00    6.470      6.875          1            59          359          360      LIBOR_6MO
    226        V         1,312,547.00    6.039      6.444          1            59          359          360      LIBOR_6MO
    227        V           687,908.01    6.198      6.603          1            0           359          360      LIBOR_6MO
    228        V            80,000.00    6.345      6.750          1            59          359          360      LIBOR_6MO
    229        V         5,886,480.00    5.912      6.317          1            59          359          360      LIBOR_6MO
    230        V         1,054,920.00    6.403      6.808          1            59          359          360      LIBOR_6MO
    231        V           655,800.00    6.074      6.479          1            59          359          360      LIBOR_6MO
    232        V           364,000.00    5.845      6.250          0            0           360          360      LIBOR_6MO
    233        V           856,300.00    6.152      6.557          3            57          357          360      LIBOR_6MO
    234        V         1,400,000.00    6.470      6.875          3            57          357          360      LIBOR_6MO
    235        V           348,000.00    6.845      7.250          3            57          357          360      LIBOR_6MO
    236        V           341,284.15    5.345      5.750          2            0           358          360      LIBOR_6MO
    237        V         1,627,000.00    6.325      6.730          2           118          358          360      LIBOR_6MO
    238        V           985,700.00    6.275      6.680          2            58          358          360      LIBOR_6MO
    239        V            81,900.00    5.845      6.250          2            58          358          360      LIBOR_6MO
    240        V         1,579,518.00    5.988      6.393          2            58          358          360      LIBOR_6MO
    241        V           299,456.13    6.095      6.500          2            0           358          360      LIBOR_6MO
    242        V           722,000.00    6.072      6.477          2            58          358          360      LIBOR_6MO
    243        V           371,000.00    6.470      6.875          2            58          358          360      LIBOR_6MO
    244        V           107,746.88    6.720      7.125          2            0           358          360      LIBOR_6MO
    245        V           867,000.00    6.239      6.644          2            58          358          360      LIBOR_6MO
    246        V         1,225,844.70    6.474      6.879          2            58          358          360      LIBOR_6MO
    247        V           276,500.00    5.970      6.375          2            58          358          360      LIBOR_6MO
    248        V           180,000.00    5.970      6.375          2            58          358          360      LIBOR_6MO
    249        V         1,288,700.00    6.086      6.491          2            58          358          360      LIBOR_6MO
    250        V           573,472.06    6.007      6.412          1            0           359          360      LIBOR_6MO
    251        V         1,850,630.00    6.412      6.817          1            59          359          360      LIBOR_6MO
    252        V         1,452,050.00    6.022      6.427          1            59          359          360      LIBOR_6MO
    253        V           111,750.00    5.970      6.375          1            59          359          360      LIBOR_6MO
    254        V           486,800.00    5.509      5.914          1            59          359          360      LIBOR_6MO
    255        V         1,101,838.97    5.308      5.713          1            0           359          360      LIBOR_6MO
    256        V            89,701.41    6.595      7.000          1            0           359          360      LIBOR_6MO
    257        V         1,755,030.00    5.908      6.313          1            59          359          360      LIBOR_6MO
    258        V           334,992.00    6.095      6.500          1            59          359          360      LIBOR_6MO
    259        V           164,361.80    6.470      6.875          1            0           359          360      LIBOR_6MO
    260        V           500,000.00    6.470      6.875          1            59          359          360      LIBOR_6MO


                                     S-107

                           MORTGAGE LOANS (CONTINUED)



                                                                         REMAINING    REMAINING     ORIGINAL
                           CURRENT      NET       GROSS                   INTEREST      TERM TO      TERM TO
   LOAN      LOAN         PRINCIPAL   MORTGAGE   MORTGAGE       AGE      ONLY PERIOD   MATURITY      MATURITY
  NUMBER     GROUP       BALANCE ($)  RATE (%)   RATE (%)   (IN MONTHS)  (IN MONTHS)  (IN MONTHS)  (IN MONTHS)      INDEX
 --------   -------    ------------- ---------- ---------  ------------- ------------  ----------   -----------     ------

    261        V         1,281,090.00    6.147      6.552          1            59          359          360      LIBOR_6MO
    262        V           118,300.00    6.345      6.750          0            60          360          360      LIBOR_6MO
    263        V           160,000.00    6.220      6.625          0            60          360          360      LIBOR_6MO
    264        V            88,000.00    7.470      7.875          0            0           360          360      LIBOR_6MO
    265        V           114,800.00    6.470      6.875          0            60          360          360      LIBOR_6MO
    266        V           427,000.00    6.595      7.000          0            60          360          360      LIBOR_6MO
    267        V           398,000.00    5.345      5.750          3            81          357          360      LIBOR_6MO
    268        V         1,136,800.00    5.350      5.755          2            58          358          360      LIBOR_6MO
    269        V           195,800.17    5.470      5.875          1            0           359          360      LIBOR_6MO
    270        V           956,000.00    5.241      5.646          1            59          359          360      LIBOR_6MO
    271        V           200,000.00    5.345      5.750          1            59          359          360      LIBOR_6MO
    272        V           582,850.00    5.703      6.108          1            59          359          360      LIBOR_6MO
    273        V           294,000.00    5.470      5.875          0            60          360          360      LIBOR_6MO
    274        V         1,050,000.00    5.595      6.000          4            56          356          360      LIBOR_6MO


                                     S-108

                           MORTGAGE LOANS (CONTINUED)


                               MONTHS TO                  MONTHS
                               NEXT RATE     INITIAL   BETWEEN RATE   SUBSEQUENT    MAXIMUM     MINIMUM
   LOAN     LOAN     GROSS     ADJUSTMENT     RATE      ADJUSTMENT  PERIODIC RATE   MORTGAGE    MORTGAGE
  NUMBER    GROUP  MARGIN (%)     DATE       CAP (%)      DATES        CAP (%)      RATE (%)    RATE (%)
  ------    -----  ----------  ----------    -------   ------------ -------------   --------    --------

    1         I      4.000         35         3.000         6           1.000        11.625       4.000
    2         I      3.000         34         3.000         6           1.000        11.250       3.000
    3         I      5.000         34         3.000         6           1.000        11.625       5.625
    4         I      2.250         35         6.000         6           1.000        11.750       2.250
    5         I      3.250         32         3.000         6           1.000        11.616       3.250
    6         I      3.354         34         3.000         6           1.000        11.454       3.474
    7         I      3.625         35         3.000         6           1.000        11.625       3.625
    8         I      3.290         35         3.000         6           1.000        11.696       3.290
    9         I      3.250         35         3.000         6           1.000        11.500       3.250
    10        I      3.480         34         3.114         6           1.000        11.671       3.589
    11        I      3.889         34         3.000         6           1.000        11.769       4.124
    12        I      2.250         34         6.000         6           1.000        11.875       2.250
    13        I      2.400         34         2.000         12          1.000        11.250       2.400
    14       II      2.250         34         5.570         6           1.000        11.346       2.250
    15       II      2.965         35         3.402         6           1.000        11.497       3.129
    16       II      2.745         34         2.000         12          1.275        11.549       2.745
    17       III     3.067         58         3.000         6           1.000        11.459       3.067
    18       III     5.000         59         3.000         6           1.000        12.250       6.250
    19       III     2.250         57         6.000         6           1.000        11.250       2.250
    20       III     3.360         58         3.000         6           1.000        11.680       3.360
    21       III     3.625         59         3.000         6           1.000        11.875       3.625
    22       III     3.372         59         3.000         6           1.000        11.718       3.372
    23       III     3.120         58         3.000         6           1.000        12.005       3.120
    24       III     3.519         59         3.051         6           1.000        11.864       3.519
    25       III     3.311         58         2.942         6           1.000        11.854       4.395
    26       III     3.250         59         3.000         6           1.000        12.250       3.250
    27       III     3.503         58         3.000         6           1.000        11.745       3.503
    28       III     3.340         59         3.000         6           1.000        11.924       3.340
    29       III     2.250         58         6.000         6           1.000        11.875       2.250
    30       III     3.500         58         5.000         12          1.000        10.500       3.500
    31       III     3.250         59         5.000         12          2.000        11.000       3.250
    32       III     2.250         58         2.000         12          1.000        10.375       2.250
    33       IV      2.250         58         5.000         6           1.000        10.875       2.250
    34       IV      2.250         59         6.000         6           1.000        11.786       2.250
    35       IV      3.448         58         3.000         6           1.000        11.749       3.709
    36       IV      2.473         57         4.078         12          1.158        10.591       2.473
    37       IV      2.414         57         5.000         12          1.284        10.481       2.414
    38       IV      2.750         58         5.000         12          1.000         9.875       2.750
    39        V      3.685         1          1.000         1           1.000         9.997       3.685
    40        V      3.625         2          1.000         1           1.000         9.999       3.625
    41        V      2.250         9          2.000         12          2.000        12.625       2.250
    42        V      3.250         9          2.000         12          2.000        11.375       3.375


                                     S-109

                           MORTGAGE LOANS (CONTINUED)


                               MONTHS TO                  MONTHS
                               NEXT RATE     INITIAL   BETWEEN RATE   SUBSEQUENT    MAXIMUM     MINIMUM
   LOAN     LOAN     GROSS     ADJUSTMENT     RATE      ADJUSTMENT  PERIODIC RATE   MORTGAGE    MORTGAGE
  NUMBER    GROUP  MARGIN (%)     DATE       CAP (%)      DATES        CAP (%)      RATE (%)    RATE (%)
  ------    -----  ----------  ----------    -------   ------------ -------------   --------    --------

    43        V      3.750         9          2.000         12          2.000        11.000       3.750
    44        V      3.000         9          2.000         12          2.000        11.500       3.500
    45        V      3.000         9          2.000         12          2.000        12.375       4.375
    46        V      3.000         9          2.000         12          2.000        12.125       3.000
    47        V      3.625         10         2.000         12          2.000        12.125       3.625
    48        V      3.387         10         2.000         12          2.000        12.059       3.969
    49        V      3.480         10         2.000         12          2.000        11.498       3.522
    50        V      3.000         10         2.000         12          2.000        11.750       3.000
    51        V      3.625         10         3.000         12          2.000        12.500       3.625
    52        V      3.625         10         2.000         12          2.000        12.769       3.625
    53        V      3.308         10         2.000         12          2.000        11.516       3.646
    54        V      3.011         10         2.000         12          2.000        11.965       4.121
    55        V      3.625         11         2.000         12          2.000        12.875       3.625
    56        V      3.535         11         2.000         12          2.000        12.061       3.535
    57        V      3.625         11         2.000         12          2.000        11.500       3.625
    58        V      4.000         11         3.000         12          2.000        12.250       4.000
    59        V      3.556         11         2.000         12          2.000        11.808       3.556
    60        V      3.740         11         2.000         12          2.000        12.074       3.740
    61        V      4.000         11         2.000         12          2.000        11.945       4.000
    62        V      3.332         11         2.000         12          2.000        11.641       5.142
    63        V      3.565         11         2.000         12          2.000        12.500       3.565
    64        V      4.000         12         2.000         12          2.000        11.875       4.000
    65        V      2.250         34         2.000         12          2.000        12.125       2.250
    66        V      3.099         34         2.000         12          1.525        12.766       3.099
    67        V      3.250         34         2.000         12          1.000        13.750       3.250
    68        V      3.250         35         2.000         12          2.000        12.875       3.250
    69        V      2.250         56         5.000         12          2.000        11.250       2.250
    70        V      2.250         56         5.000         12          1.000        12.500       2.250
    71        V      2.250         57         5.000         12          2.000        11.750       2.250
    72        V      3.250         57         5.000         12          1.000        11.250       3.250
    73        V      2.504         58         5.000         12          1.000        11.540       2.504
    74        V      2.250         59         5.000         12          1.000        11.250       2.250
    75        V      2.250         81         5.000         12          2.000         9.750       2.250
    76        V      2.250         82         5.000         12          2.000        10.118       2.250
    77        V      2.250         82         5.000         12          2.000        10.500       2.250
    78        V      2.250        117         5.000         12          2.000        10.750       2.250
    79        V      2.250         1          3.000         6           1.000        10.500       4.500
    80        V      2.750         1          3.000         6           1.000        14.500       2.750
    81        V      3.000         2          1.000         6           1.000        10.875       3.000
    82        V      2.750         2          1.000         6           1.000        14.875       2.750
    83        V      3.875         2          3.000         6           1.000        12.625       3.875
    84        V      2.750         2          3.000         6           1.000        13.625       2.750
    85        V      2.500         2          1.000         6           1.000        12.990       2.500


                                     S-110

                           MORTGAGE LOANS (CONTINUED)


                               MONTHS TO                  MONTHS
                               NEXT RATE     INITIAL   BETWEEN RATE   SUBSEQUENT    MAXIMUM     MINIMUM
   LOAN     LOAN     GROSS     ADJUSTMENT     RATE      ADJUSTMENT  PERIODIC RATE   MORTGAGE    MORTGAGE
  NUMBER    GROUP  MARGIN (%)     DATE       CAP (%)      DATES        CAP (%)      RATE (%)    RATE (%)
  ------    -----  ----------  ----------    -------   ------------ -------------   --------    --------

    86        V      3.625         3          1.000         6           1.000        11.375       3.625
    87        V      3.500         3          3.000         6           1.000        11.250       3.500
    88        V      3.500         3          1.000         6           1.000        10.750       3.500
    89        V      4.375         3          1.000         6           1.000        14.750       4.375
    90        V      2.906         3          1.000         6           1.000        11.664       5.205
    91        V      4.186         4          1.000         6           1.000        10.630       4.234
    92        V      3.247         4          1.000         6           1.000        11.269       3.247
    93        V      2.375         4          6.000         6           1.000        12.000       2.375
    94        V      3.693         4          1.000         6           1.000        13.122       3.693
    95        V      3.382         4          1.000         6           1.000        11.506       3.822
    96        V      3.500         4          1.000         6           1.000        11.500       3.500
    97        V      3.625         4          3.000         6           1.000        12.000       3.625
    98        V      3.625         4          1.000         6           1.000        11.875       3.625
    99        V      3.518         4          1.000         6           1.000        12.080       3.518
   100        V      3.625         4          1.000         6           1.000        12.260       3.625
   101        V      2.875         4          1.000         6           1.000        11.452       5.452
   102        V      3.369         4          1.000         6           1.000        12.429       4.179
   103        V      3.000         4          1.000         6           1.000        11.954       5.850
   104        V      3.429         4          1.000         6           1.000        11.849       3.429
   105        V      3.317         4          1.000         6           1.000        11.988       3.317
   106        V      3.991         5          1.000         6           1.000        13.612       3.991
   107        V      3.250         5          1.000         6           1.000        11.490       3.250
   108        V      3.415         5          1.000         6           1.000        11.880       3.415
   109        V      3.703         5          1.000         6           1.000        11.758       3.703
   110        V      3.419         5          1.000         6           1.000        11.651       3.419
   111        V      3.375         5          1.000         6           1.000        11.875       3.375
   112        V      3.201         5          1.000         6           1.000        11.588       3.201
   113        V      3.500         5          1.000         6           1.000        11.637       3.500
   114        V      3.000         5          1.000         6           1.000        12.791       6.791
   115        V      3.474         5          1.000         6           1.000        11.788       3.474
   116        V      2.962         5          1.000         6           1.000        11.563       5.186
   117        V      3.282         5          1.000         6           1.000        11.941       3.282
   118        V      4.037         5          1.000         6           1.000        12.604       4.037
   119        V      3.514         5          1.000         6           1.000        11.951       3.514
   120        V      4.000         6          1.000         6           1.000        13.375       4.000
   121        V      3.895         6          1.000         6           1.000        10.939       3.895
   122        V      3.875         6          1.000         6           1.000        12.125       3.875
   123        V      6.375         14         3.000         6           1.000        12.625       6.625
   124        V      5.740         18         6.000         6           1.000        12.140       6.140
   125        V      3.750         19         5.000         6           1.000        12.250       3.750
   126        V      5.375         20         3.000         6           1.000        16.625      10.625
   127        V      3.549         20         3.000         6           1.000        11.448       3.549
   128        V      5.250         20         3.000         6           1.000        13.970       5.250


                                     S-111

                           MORTGAGE LOANS (CONTINUED)


                               MONTHS TO                  MONTHS
                               NEXT RATE     INITIAL   BETWEEN RATE   SUBSEQUENT    MAXIMUM     MINIMUM
   LOAN     LOAN     GROSS     ADJUSTMENT     RATE      ADJUSTMENT  PERIODIC RATE   MORTGAGE    MORTGAGE
  NUMBER    GROUP  MARGIN (%)     DATE       CAP (%)      DATES        CAP (%)      RATE (%)    RATE (%)
  ------    -----  ----------  ----------    -------   ------------ -------------   --------    --------

   129        V      3.500         20         3.000         6           1.000        10.990       3.500
   130        V      3.933         20         3.000         6           1.000        12.117       4.073
   131        V      3.714         21         3.000         6           1.000        13.081       3.714
   132        V      3.910         21         3.000         6           1.000        12.174       3.853
   133        V      6.353         21         6.000         6           1.000        12.534       6.604
   134        V      3.250         21         3.000         6           1.000        11.625       3.250
   135        V      4.446         21         3.000         6           1.000        12.068       4.613
   136        V      4.000         21         3.000         6           1.000        12.750       4.000
   137        V      4.913         21         3.000         6           1.000        12.134       5.053
   138        V      4.805         21         3.000         6           1.000        12.457       6.067
   139        V      3.750         21         5.000         6           1.000        11.875       3.750
   140        V      5.688         21         6.000         6           1.000        12.197       6.341
   141        V      5.665         21         6.000         6           1.000        11.517       5.815
   142        V      4.032         22         3.000         6           1.000        12.919       4.142
   143        V      2.610         22         5.000         6           1.000        11.212       2.610
   144        V      3.956         22         3.000         6           1.000        12.506       4.135
   145        V      3.750         22         5.000         6           1.000        12.284       3.750
   146        V      5.491         22         6.000         6           1.000        12.263       6.263
   147        V      4.227         22         3.000         6           1.000        12.159       4.493
   148        V      2.750         22         5.000         6           1.000        11.250       2.750
   149        V      3.754         22         3.000         6           1.000        11.929       3.966
   150        V      5.000         22         3.000         6           1.000        14.125       8.125
   151        V      5.400         22         6.000         6           1.000        11.840       5.840
   152        V      4.980         22         3.000         6           1.000        12.714       4.898
   153        V      4.936         22         3.000         6           1.000        12.410       6.308
   154        V      3.385         22         3.000         6           1.000        11.684       3.385
   155        V      3.000         22         3.000         6           1.000        13.625       3.000
   156        V      2.250         22         3.000         6           1.000        11.000       2.250
   157        V      4.101         22         2.000         6           1.000        12.200       4.101
   158        V      3.700         22         3.000         6           1.000        11.970       3.750
   159        V      4.833         22         3.000         6           1.000        12.342       6.041
   160        V      3.750         22         5.000         6           1.000        11.737       3.750
   161        V      5.503         22         6.000         6           1.000        12.139       6.207
   162        V      3.568         22         3.000         6           1.000        12.522       3.568
   163        V      2.664         22         5.000         6           1.000        11.534       2.664
   164        V      5.579         22         3.000         6           1.000        13.614       5.579
   165        V      3.872         22         3.000         6           1.000        12.393       4.316
   166        V      4.946         22         6.000         6           1.000        12.242       6.272
   167        V      3.625         22         3.000         6           1.000        13.000       3.625
   168        V      3.000         22         3.000         6           1.000        11.875       3.000
   169        V      3.500         22         3.000         6           1.000        12.875       3.500
   170        V      3.625         22         3.000         6           1.000        13.625       3.625
   171        V      5.000         22         2.000         6           1.000        12.750       5.000


                                     S-112

                           MORTGAGE LOANS (CONTINUED)


                               MONTHS TO                  MONTHS
                               NEXT RATE     INITIAL   BETWEEN RATE   SUBSEQUENT    MAXIMUM     MINIMUM
   LOAN     LOAN     GROSS     ADJUSTMENT     RATE      ADJUSTMENT  PERIODIC RATE   MORTGAGE    MORTGAGE
  NUMBER    GROUP  MARGIN (%)     DATE       CAP (%)      DATES        CAP (%)      RATE (%)    RATE (%)
  ------    -----  ----------  ----------    -------   ------------ -------------   --------    --------

   172        V      3.882         23         3.000         6           1.000        12.657       3.924
   173        V      3.750         23         5.000         6           1.000        12.500       3.750
   174        V      2.250         23         3.000         6           1.000        11.162       2.250
   175        V      2.500         23         5.000         6           1.000        11.500       2.500
   176        V      3.398         23         3.000         6           1.000        12.549       3.432
   177        V      3.750         23         5.000         6           1.000        11.907       3.750
   178        V      3.828         23         3.000         6           1.000        12.727       3.828
   179        V      3.512         23         3.000         6           1.000        11.999       3.522
   180        V      3.523         23         3.000         6           1.000        12.083       3.523
   181        V      4.511         23         3.000         6           1.000        12.299       4.603
   182        V      5.133         23         3.000         6           1.000        12.588       5.954
   183        V      3.761         23         3.000         6           1.000        12.166       3.850
   184        V      4.130         23         3.000         6           1.000        12.392       4.783
   185        V      6.875         23         3.000         6           1.000        13.875       6.875
   186        V      3.521         23         3.000         6           1.000        11.832       3.521
   187        V      3.281         23         3.000         6           1.000        12.093       3.281
   188        V      3.517         23         3.000         6           1.000        12.902       3.517
   189        V      3.000         23         3.000         6           1.000        12.875       3.000
   190        V      3.625         23         3.000         6           1.000        11.500       3.625
   191        V      3.251         23         3.000         6           1.000        12.456       3.251
   192        V      3.250         24         3.000         6           1.000        13.375       3.250
   193        V      3.047         24         3.000         6           1.000        11.343       3.047
   194        V      4.625         24         3.000         6           1.000        12.375       6.375
   195        V      3.329         24         3.000         6           1.000        12.471       3.329
   196        V      3.048         24         3.000         6           1.000        12.472       3.048
   197        V      3.250         24         3.000         6           1.000        12.000       3.250
   198        V      2.250         32         6.000         6           1.000        12.125       2.250
   199        V      3.875         33         3.000         6           1.000        12.500       3.875
   200        V      4.000         33         1.000         6           1.000        12.250       4.000
   201        V      3.886         33         3.000         6           1.000        12.592       3.886
   202        V      3.500         33         3.000         6           1.000        12.250       3.500
   203        V      6.123         33         6.000         6           1.000        12.072       6.271
   204        V      3.724         34         3.000         6           1.000        13.505       3.724
   205        V      5.000         34         2.000         6           1.000        12.625       5.000
   206        V      3.500         34         3.000         6           1.000        14.625       3.500
   207        V      2.595         34         5.000         6           1.000        11.590       2.595
   208        V      3.683         34         3.000         6           1.000        13.690       3.874
   209        V      3.493         34         3.000         6           1.000        12.295       3.589
   210        V      3.556         34         3.000         6           1.000        12.169       3.556
   211        V      3.000         34         3.000         6           1.000        12.750       3.000
   212        V      5.000         34         3.000         6           1.000        12.500       6.500
   213        V      2.750         34         5.000         6           1.000        11.830       2.750
   214        V      3.839         34         3.000         6           1.000        12.549       4.081


                                     S-113

                           MORTGAGE LOANS (CONTINUED)


                               MONTHS TO                  MONTHS
                               NEXT RATE     INITIAL   BETWEEN RATE   SUBSEQUENT    MAXIMUM     MINIMUM
   LOAN     LOAN     GROSS     ADJUSTMENT     RATE      ADJUSTMENT  PERIODIC RATE   MORTGAGE    MORTGAGE
  NUMBER    GROUP  MARGIN (%)     DATE       CAP (%)      DATES        CAP (%)      RATE (%)    RATE (%)
  ------    -----  ----------  ----------    -------   ------------ -------------   --------    --------

   215        V      4.490         34         3.000         6           1.000        12.476       5.632
   216        V      5.643         34         6.000         6           1.000        12.017       6.097
   217        V      5.000         34         2.000         6           1.000        12.500       5.000
   218        V      3.750         35         3.000         6           1.000        13.250       3.750
   219        V      2.250         35         6.000         6           1.000        12.311       2.250
   220        V      3.589         35         3.000         6           1.000        12.824       3.589
   221        V      2.250         35         5.000         6           1.000        12.000       2.250
   222        V      2.606         35         6.000         6           1.000        12.271       2.606
   223        V      2.250         35         5.000         6           1.000        11.875       2.250
   224        V      3.425         35         3.000         6           1.000        12.137       3.425
   225        V      3.625         35         3.000         6           1.000        12.875       3.625
   226        V      3.498         35         3.000         6           1.000        12.422       3.498
   227        V      4.177         35         3.000         6           1.000        12.603       4.381
   228        V      5.000         35         2.000         6           1.000        12.750       5.000
   229        V      3.422         35         3.000         6           1.000        12.317       3.422
   230        V      3.825         35         3.000         6           1.000        12.808       4.618
   231        V      3.228         35         3.000         6           1.000        12.479       3.228
   232        V      3.375         36         3.000         6           1.000        12.250       3.375
   233        V      3.166         57         3.000         6           1.000        12.557       3.350
   234        V      3.500         57         6.000         6           1.000        12.875       3.500
   235        V      3.625         57         3.000         6           1.000        13.250       3.625
   236        V      3.250         58         3.000         6           1.000        11.750       3.250
   237        V      2.559         58         5.000         6           1.000        11.730       2.559
   238        V      3.336         58         3.000         6           1.000        12.680       3.987
   239        V      2.750         58         6.000         6           1.000        12.250       2.750
   240        V      3.307         58         3.000         6           1.000        12.393       3.307
   241        V      2.625         58         5.000         6           1.000        11.500       2.625
   242        V      3.331         58         3.000         6           1.000        12.477       3.331
   243        V      3.750         58         3.000         6           1.000        12.875       3.750
   244        V      5.000         58         3.000         6           1.000        13.125       7.125
   245        V      3.572         58         3.000         6           1.000        12.644       3.572
   246        V      3.126         58         3.000         6           1.000        12.879       6.214
   247        V      3.000         58         3.000         6           1.000        12.375       3.000
   248        V      3.500         58         3.000         6           1.000        12.375       3.500
   249        V      3.601         58         3.000         6           1.000        12.491       3.601
   250        V      3.091         59         3.000         6           1.000        12.412       3.091
   251        V      2.941         59         3.000         6           1.000        12.817       5.047
   252        V      3.482         59         3.000         6           1.000        12.427       3.482
   253        V      3.000         59         3.000         6           1.000        12.375       3.000
   254        V      4.673         59         3.000         6           1.000        11.914       4.924
   255        V      5.351         59         3.000         6           1.000        11.713       5.713
   256        V      3.500         59         6.000         6           1.000        13.000       3.500
   257        V      4.395         59         3.000         6           1.000        12.313       4.474


                                     S-114

                           MORTGAGE LOANS (CONTINUED)


                               MONTHS TO                  MONTHS
                               NEXT RATE     INITIAL   BETWEEN RATE   SUBSEQUENT    MAXIMUM     MINIMUM
   LOAN     LOAN     GROSS     ADJUSTMENT     RATE      ADJUSTMENT  PERIODIC RATE   MORTGAGE    MORTGAGE
  NUMBER    GROUP  MARGIN (%)     DATE       CAP (%)      DATES        CAP (%)      RATE (%)    RATE (%)
  ------    -----  ----------  ----------    -------   ------------ -------------   --------    --------

   258        V      2.250         59         3.000         6           1.000        12.500       6.500
   259        V      4.000         59         3.000         6           1.000        12.875       4.000
   260        V      3.500         59         3.000         6           1.000        12.875       3.500
   261        V      3.496         59         3.000         6           1.000        12.552       3.496
   262        V      3.250         60         3.000         6           1.000        12.750       3.250
   263        V      3.500         60         3.000         6           1.000        12.625       3.500
   264        V      4.000         60         3.000         6           1.000        13.875       4.000
   265        V      6.000         60         3.000         6           1.000        12.875       6.000
   266        V      3.500         60         3.000         6           1.000        13.000       3.500
   267        V      3.250         81         5.000         6           1.000        11.750       5.750
   268        V      3.000         82         3.000         6           1.000        11.755       3.000
   269        V      4.000         83         3.000         6           1.000        11.875       4.000
   270        V      3.459         83         3.000         6           1.000        11.646       3.459
   271        V      3.000         83         3.000         6           1.000        11.750       3.000
   272        V      3.607         83         3.000         6           1.000        12.108       3.607
   273        V      3.625         84         3.000         6           1.000        11.875       3.625
   274        V      3.250        116         5.000         6           1.000        12.000       6.000


                                     S-115

(ii) with respect to the certificates, the level of One-Month LIBOR remains constant at 3.18375%; (iii) the hypothetical mortgage loans with an Index indicated as "6 Month LIBOR", "1 Year LIBOR", or "1 Month LIBOR" have an Index of Six-Month LIBOR, One-Year LIBOR and One-Month LIBOR which remain constant at
3.54%, 3.72% and 3.18375% per annum, respectively; (iv) payments on the certificates are received, in cash, on the 25th day of each month, commencing in
July 2005; (v) there are no delinquencies or losses on the mortgage loans and principal payments on the mortgage loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption set forth in the following tables; (vi) there are no repurchases of the mortgage loans; (vii) all of the hypothetical mortgage loans are fully-amortizing; (viii)
there is no Prepayment Interest Shortfall, Basis Risk Shortfall Amount or any
other interest shortfall in any month; (ix) the scheduled monthly payment for the mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term to stated maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining amortization term, in some cases following an interest only period; (x) with respect to each mortgage loan, the Index remains constant at the rate set forth above and the mortgage rate on each mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the Index plus the applicable gross margin, subject to the maximum mortgage rates, minimum mortgage rates and periodic rate caps listed above; (xi) none of the mortgage loans provide for negative amortization; (xii) the monthly payment on each mortgage loan is adjusted on the due date immediately following the next related adjustment date
(and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (ix) above, in some cases, after an initial interest only period; (xiii) payments on the mortgage loans earn no reinvestment return; (xiv) there are no additional ongoing expenses payable out of the trust;
(xv) the subservicer does not exercise its optional call on the first distribution date on which it would be permitted to do so as described in
"Pooling and Servicing Agreement -- Termination" in this prospectus supplement;
(xvi) the certificates will be purchased on June 10, 2005; (xvii) on the first distribution date, amounts payable to the Class R-II Certificates and Class
R-III Certificates are covered by an outside reserve fund; (xviii) scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month; and (xix) and there are no prepayment charges. Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

                                     S-116

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                           CLASS 1-A-1 CERTIFICATES
                                             -----------------------------------------------------
PREPAYMENT ASSUMPTION                           0%        80%        100%       140%      180%
---------- ----------                           --        ---        ----       ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage......................        100%       100%       100%       100%      100%
June 25, 2006...........................        100        77         71         60        49
June 25, 2007...........................        100        59         50         35        23
June 25, 2008...........................        100        44         35         21        11
June 25, 2009...........................        100        35         26         13         6
June 25, 2010...........................        100        28         20         9          3
June 25, 2011...........................        98         22         15         6          2
June 25, 2012...........................        97         17         11         4          1
June 25, 2013...........................        95         14         8          2          1
June 25, 2014...........................        93         11         6          1          *
June 25, 2015...........................        91         8          4          1          *
June 25, 2016...........................        89         7          3          1          *
June 25, 2017...........................        86         5          2          *          *
June 25, 2018...........................        84         4          2          *          *
June 25, 2019...........................        81         3          1          *          *
June 25, 2020...........................        78         2          1          *          *
June 25, 2021...........................        75         2          1          *          *
June 25, 2022...........................        72         1          *          *          *
June 25, 2023...........................        68         1          *          *          *
June 25, 2024...........................        64         1          *          *          *
June 25, 2025...........................        60         1          *          *          *
June 25, 2026...........................        56         *          *          *          *
June 25, 2027...........................        51         *          *          *          *
June 25, 2028...........................        46         *          *          *          *
June 25, 2029...........................        41         *          *          *          *
June 25, 2030...........................        35         *          *          *          *
June 25, 2031...........................        28         *          *          *          *
June 25, 2032...........................        22         *          *          *          *
June 25, 2033...........................        15         *          *          *          *
June 25, 2034...........................         7         *          *          *          *
June 25, 2035...........................         0         0          0          0          0
Weighted Average Life to Maturity**.....       20.9       4.0        3.1        2.1        1.5


           (*)    Indicates a number that is greater than zero but less than
                  0.5%.

           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-117

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                      CLASS 2-A CERTIFICATES
                                          --------------------------------------------------
PREPAYMENT ASSUMPTION                        0%        80%      100%      140%      180%
---------- ----------                        --        ---      ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage......................     100%      100%      100%      100%      100%
June 25, 2006...........................     100       77        72        60        49
June 25, 2007...........................     100       59        50        35        24
June 25, 2008...........................     100       45        35        21        11
June 25, 2009...........................     100       35        26        14         6
June 25, 2010...........................     99        28        20         9         3
June 25, 2011...........................     99        22        15         6         2
June 25, 2012...........................     98        18        11         4         1
June 25, 2013...........................     97        14         8         2         1
June 25, 2014...........................     96        11         6         2         *
June 25, 2015...........................     95         9         4         1         *
June 25, 2016...........................     93         7         3         1         *
June 25, 2017...........................     90         5         2         *         *
June 25, 2018...........................     87         4         2         *         *
June 25, 2019...........................     84         3         1         *         *
June 25, 2020...........................     81         2         1         *         *
June 25, 2021...........................     77         2         1         *         *
June 25, 2022...........................     74         1         *         *         *
June 25, 2023...........................     70         1         *         *         *
June 25, 2024...........................     66         1         *         *         *
June 25, 2025...........................     61         1         *         *         *
June 25, 2026...........................     56         *         *         *         *
June 25, 2027...........................     52         *         *         *         *
June 25, 2028...........................     46         *         *         *         *
June 25, 2029...........................     41         *         *         *         *
June 25, 2030...........................     35         *         *         *         *
June 25, 2031...........................     28         *         *         *         *
June 25, 2032...........................     22         *         *         *         *
June 25, 2033...........................     14         *         *         *         *
June 25, 2034...........................      7         *         *         *         *
June 25, 2035...........................      0         0         0         0         0
Weighted Average Life to Maturity**.....    21.3       4.0       3.2       2.1       1.5


           (*)    Indicates a number that is greater than zero but less than
                  0.5%.

           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-118

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                      CLASS 3-A-1 CERTIFICATES
                                         ---------------------------------------------------
PREPAYMENT ASSUMPTION                        0%       80%       100%      140%      180%
---------- ----------                        --       ---       ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage.......................   100%       100%      100%      100%      100%
June 25, 2006............................   100        77        72        60        49
June 25, 2007............................   100        59        50        35        24
June 25, 2008............................   100        45        35        21        11
June 25, 2009............................   100        35        27        14        6
June 25, 2010............................   100        28        20        9         3
June 25, 2011............................    98        22        15        6         2
June 25, 2012............................    96        17        11        4         1
June 25, 2013............................    95        14        8         2         1
June 25, 2014............................    93        11        6         1         *
June 25, 2015............................    91        8         4         1         *
June 25, 2016............................    89        7         3         1         *
June 25, 2017............................    86        5         2         *         *
June 25, 2018............................    84        4         2         *         *
June 25, 2019............................    81        3         1         *         *
June 25, 2020............................    78        2         1         *         *
June 25, 2021............................    75        2         1         *         *
June 25, 2022............................    72        1         *         *         *
June 25, 2023............................    68        1         *         *         *
June 25, 2024............................    64        1         *         *         *
June 25, 2025............................    60        1         *         *         *
June 25, 2026............................    56        *         *         *         *
June 25, 2027............................    51        *         *         *         *
June 25, 2028............................    46        *         *         *         *
June 25, 2029............................    40        *         *         *         *
June 25, 2030............................    35        *         *         *         *
June 25, 2031............................    28        *         *         *         *
June 25, 2032............................    22        *         *         *         *
June 25, 2033............................    15        *         *         *         *
June 25, 2034............................    7         *         *         *         *
June 25, 2035...........................     0         0         0         0         0
Weighted Average Life to Maturity**.....    20.9      4.0       3.1       2.1       1.5


           (*)    Indicates a number that is greater than zero but less than
                  0.5%.

           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-119

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                     CLASS 4-A CERTIFICATES
                                         ---------------------------------------------------
PREPAYMENT ASSUMPTION                        0%       80%       100%      140%      180%
---------- ----------                        --       ---       ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage.......................   100%       100%      100%      100%      100%
June 25, 2006............................   100        77        71        60        49
June 25, 2007............................   100        59        50        35        24
June 25, 2008............................   100        44        35        21        11
June 25, 2009............................    99        35        26        13        6
June 25, 2010............................    99        28        20        9         3
June 25, 2011............................    98        22        15        6         2
June 25, 2012............................    96        17        11        4         1
June 25, 2013............................    94        14        8         2         1
June 25, 2014............................    93        11        6         1         *
June 25, 2015............................    91        8         4         1         *
June 25, 2016............................    88        6         3         1         *
June 25, 2017............................    86        5         2         *         *
June 25, 2018............................    83        4         2         *         *
June 25, 2019............................    80        3         1         *         *
June 25, 2020............................    77        2         1         *         *
June 25, 2021............................    74        2         1         *         *
June 25, 2022............................    70        1         *         *         *
June 25, 2023............................    67        1         *         *         *
June 25, 2024............................    63        1         *         *         *
June 25, 2025............................    58        1         *         *         *
June 25, 2026............................    54        *         *         *         *
June 25, 2027............................    49        *         *         *         *
June 25, 2028............................    44        *         *         *         *
June 25, 2029............................    39        *         *         *         *
June 25, 2030............................    33        *         *         *         *
June 25, 2031............................    27        *         *         *         *
June 25, 2032............................    20        *         *         *         *
June 25, 2033............................    14        *         *         *         *
June 25, 2034............................    6         *         *         *         *
June 25, 2035...........................     0         0         0         0         0
Weighted Average Life to Maturity**.....    20.6      4.0       3.1       2.1       1.5


           (*)    Indicates a number that is greater than zero but less than
                  0.5%.

           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-120

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                           CLASS 5-A-1, CLASS 5-A-5, CLASS 5-A-6 AND CLASS
                                                        5-A-7 CERTIFICATES
                                         ---------------------------------------------------
PREPAYMENT ASSUMPTION                        0%       50%       100%      150%      200%
---------- ----------                        --       ---       ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage.......................   100%       100%      100%      100%      100%
June 25, 2006............................   100        88        76        64        51
June 25, 2007............................   100        71        46        25        0
June 25, 2008............................   100        53        23        6         0
June 25, 2009............................   100        42        15        3         0
June 25, 2010............................    99        34        10        1         0
June 25, 2011............................    98        28        6         1         0
June 25, 2012............................    97        23        4         *         0
June 25, 2013............................    95        18        3         *         0
June 25, 2014............................    93        15        2         *         0
June 25, 2015............................    91        12        1         *         0
June 25, 2016............................    89        10        1         *         0
June 25, 2017............................    87        8         *         *         0
June 25, 2018............................    85        6         *         *         0
June 25, 2019............................    82        5         *         *         0
June 25, 2020............................    79        4         *         *         0
June 25, 2021............................    76        3         *         *         0
June 25, 2022............................    73        3         *         *         0
June 25, 2023............................    69        2         *         *         0
June 25, 2024............................    65        2         *         *         0
June 25, 2025............................    61        1         *         *         0
June 25, 2026............................    57        1         *         *         0
June 25, 2027............................    52        1         *         *         0
June 25, 2028............................    47        1         *         *         0
June 25, 2029............................    42        *         *         *         0
June 25, 2030............................    36        *         *         *         0
June 25, 2031............................    29        *         *         *         0
June 25, 2032............................    23        *         *         *         0
June 25, 2033............................    15        *         *         0         0
June 25, 2034............................    7         *         *         0         0
June 25, 2035...........................     0         0         0         0         0
Weighted Average Life to Maturity**.....    21.1      4.9       2.4       1.6       1.2


           (*)    Indicates a number that is greater than zero but less than
                  0.5%.

           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-121

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                   CLASS 5-A-2 CERTIFICATES
                                         ----------------------------------------------------
PREPAYMENT ASSUMPTION                        0%       50%       100%      150%      200%
---------- ----------                        --       ---       ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage.......................   100%      100%      100%      100%      100%
June 25, 2006............................   100        70        39        8         0
June 25, 2007............................   100        26        0         0         0
June 25, 2008............................    99        0         0         0         0
June 25, 2009............................    99        0         0         0         0
June 25, 2010............................    98        0         0         0         0
June 25, 2011............................    95        0         0         0         0
June 25, 2012............................    91        0         0         0         0
June 25, 2013............................    87        0         0         0         0
June 25, 2014............................    83        0         0         0         0
June 25, 2015............................    78        0         0         0         0
June 25, 2016............................    73        0         0         0         0
June 25, 2017............................    67        0         0         0         0
June 25, 2018............................    61        0         0         0         0
June 25, 2019............................    54        0         0         0         0
June 25, 2020............................    47        0         0         0         0
June 25, 2021............................    39        0         0         0         0
June 25, 2022............................    30        0         0         0         0
June 25, 2023............................    21        0         0         0         0
June 25, 2024............................    12        0         0         0         0
June 25, 2025............................    1         0         0         0         0
June 25, 2026............................    0         0         0         0         0
June 25, 2027............................    0         0         0         0         0
June 25, 2028............................    0         0         0         0         0
June 25, 2029............................    0         0         0         0         0
June 25, 2030............................    0         0         0         0         0
June 25, 2031............................    0         0         0         0         0
June 25, 2032............................    0         0         0         0         0
June 25, 2033............................    0         0         0         0         0
June 25, 2034............................    0         0         0         0         0
June 25, 2035...........................     0         0         0         0         0
Weighted Average Life to Maturity**.....    13.9      1.5       0.9       0.7       0.6


           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-122

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                    CLASS 5-A-3 CERTIFICATES
                                         ----------------------------------------------------
PREPAYMENT ASSUMPTION                        0%       50%       100%      150%      200%
---------- ----------                        --       ---       ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage.......................   100%      100%      100%      100%      100%
June 25, 2006............................   100       100       100       100        82
June 25, 2007............................   100       100        72        35         0
June 25, 2008............................   100        86        30        0          0
June 25, 2009............................   100        65        15        0          0
June 25, 2010............................   100        51        6         0          0
June 25, 2011............................   100        39        0         0          0
June 25, 2012............................   100        30        0         0          0
June 25, 2013............................   100        22        0         0          0
June 25, 2014............................   100        15        0         0          0
June 25, 2015............................   100        10        0         0          0
June 25, 2016............................   100        6         0         0          0
June 25, 2017............................   100        2         0         0          0
June 25, 2018............................   100        0         0         0          0
June 25, 2019............................   100        0         0         0          0
June 25, 2020............................   100        0         0         0          0
June 25, 2021............................   100        0         0         0          0
June 25, 2022............................   100        0         0         0          0
June 25, 2023............................   100        0         0         0          0
June 25, 2024............................   100        0         0         0          0
June 25, 2025............................   100        0         0         0          0
June 25, 2026............................    93        0         0         0          0
June 25, 2027............................    84        0         0         0          0
June 25, 2028............................    75        0         0         0          0
June 25, 2029............................    64        0         0         0          0
June 25, 2030............................    54        0         0         0          0
June 25, 2031............................    42        0         0         0          0
June 25, 2032............................    29        0         0         0          0
June 25, 2033............................    16        0         0         0          0
June 25, 2034............................    1         0         0         0          0
June 25, 2035...........................     0         0         0         0          0
Weighted Average Life to Maturity**.....    25.2      5.8       2.8       1.9        1.5


           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-123

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                   CLASS 5-A-4 CERTIFICATES
                                         -----------------------------------------------------
PREPAYMENT ASSUMPTION                        0%       50%       100%      150%      200%
---------- ----------                        --       ---       ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage.......................   100%      100%      100%      100%      100%
June 25, 2006............................   100       100       100       100        100
June 25, 2007............................   100       100       100       100         0
June 25, 2008............................   100       100       100        85         0
June 25, 2009............................   100       100       100        40         0
June 25, 2010............................   100       100       100        19         0
June 25, 2011............................   100       100        93        9          0
June 25, 2012............................   100       100        60        4          0
June 25, 2013............................   100       100        38        2          0
June 25, 2014............................   100       100        24        1          0
June 25, 2015............................   100       100        16        *          0
June 25, 2016............................   100       100        10        *          0
June 25, 2017............................   100       100        6         *          0
June 25, 2018............................   100        94        4         *          0
June 25, 2019............................   100        75        2         *          0
June 25, 2020............................   100        60        2         *          0
June 25, 2021............................   100        47        1         *          0
June 25, 2022............................   100        37        1         *          0
June 25, 2023............................   100        29        *         *          0
June 25, 2024............................   100        23        *         *          0
June 25, 2025............................   100        18        *         *          0
June 25, 2026............................   100        14        *         *          0
June 25, 2027............................   100        10        *         *          0
June 25, 2028............................   100        8         *         *          0
June 25, 2029............................   100        6         *         *          0
June 25, 2030............................   100        4         *         *          0
June 25, 2031............................   100        3         *         *          0
June 25, 2032............................   100        2         *         *          0
June 25, 2033............................   100        1         *         *          0
June 25, 2034............................   100        *         *         0          0
June 25, 2035...........................     0         0         0         0          0
Weighted Average Life to Maturity**.....    29.6      16.9      8.2       4.2        2.0


           (*)    Indicates a number that is greater than zero but less than
                  0.5%.

           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-124

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                           CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                                         ---------------------------------------------------
PREPAYMENT ASSUMPTION                        0%       80%       100%      140%      180%
---------- ----------                        --       ---       ----      ----      ----
DISTRIBUTION DATE
------------ ----

Initial Percentage.......................   100%      100%      100%      100%      100%
June 25, 2006............................   100       100       100       100       100
June 25, 2007............................   100       100       100        93        78
June 25, 2008............................   100       100        92        75        58
June 25, 2009............................   100        83        69        49        32
June 25, 2010............................    99        66        51        32        17
June 25, 2011............................    98        52        38        20        9
June 25, 2012............................    97        41        28        13        5
June 25, 2013............................    95        32        21        8         3
June 25, 2014............................    93        25        15        5         2
June 25, 2015............................    91        20        11        3         1
June 25, 2016............................    89        16        8         2         *
June 25, 2017............................    87        12        6         1         *
June 25, 2018............................    84        9         4         1         *
June 25, 2019............................    82        7         3         1         *
June 25, 2020............................    79        6         2         *         *
June 25, 2021............................    76        4         2         *         *
June 25, 2022............................    73        3         1         *         *
June 25, 2023............................    69        3         1         *         *
June 25, 2024............................    65        2         1         *         *
June 25, 2025............................    61        1         *         *         *
June 25, 2026............................    57        1         *         *         *
June 25, 2027............................    52        1         *         *         *
June 25, 2028............................    47        1         *         *         *
June 25, 2029............................    41        *         *         *         *
June 25, 2030............................    35        *         *         *         *
June 25, 2031............................    29        *         *         *         *
June 25, 2032............................    22        *         *         *         *
June 25, 2033............................    15        *         *         *         *
June 25, 2034............................    7         *         *         *         *
June 25, 2035...........................     0         0         0         0         0
Weighted Average Life to Maturity**.....    21.0      7.4       6.1       4.6       3.6


           (*)    Indicates a number that is greater than zero but less than
                  0.5%.

           (**)   The weighted average life of a certificate is determined by
                  (i) multiplying the net reduction, if any, of Certificate
                  Principal Balance by the number of years from the date of
                  issuance of the certificate to the related distribution date,
                  (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal
                  Balance described in (i) above.

                                     S-125

         There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of
Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment
Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD CONSIDERATIONS OF THE CLASS 1-A-X, CLASS 3-A-X AND CLASS 5-A-X
CERTIFICATES

         The yield to maturity on the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the
Group 1 mortgage loans, Group 3 mortgage loans and Group 5 mortgage loans, as applicable, which rate may fluctuate significantly over time, because the
Notional Amount of the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates is
equal to the Certificate Principal Balance of the Class 1-A-1, Class 3-A-1 and
the aggregate Certificate Principal Balance of the Class 5-A-1, Class 5-A-2,
Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates,
respectively. Investors in the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group, could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments in each loan group during the first ten years after the
Cut-off Date (subject to limited exceptions) will be allocated to the senior certificates in the related loan group.

         The following tables indicates the sensitivity of the pre-tax yields to maturity on the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the Offered Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions including the assumptions regarding the characteristics and performance of such mortgage loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of such
Offered Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

           PRE-TAX YIELD TO MATURITY OF THE CLASS 1-A-X CERTIFICATES
                        AT THE FOLLOWING CPR PERCENTAGES



        ASSUMED PURCHASE PRICE                 0%             20%              25%             35%             45%
        ----------------------                 -              ---              ---             --              --

               $635,418                      41.52%          13.80%           6.58%          (9.06%)         (26.21%)


                                     S-126

           PRE-TAX YIELD TO MATURITY OF THE CLASS 3-A-X CERTIFICATES
                        AT THE FOLLOWING CPR PERCENTAGES



       ASSUMED PURCHASE PRICE               0%               20%              25%              35%             45%
       ----------------------               -                ---              ---              --              --

             $1,105,128                   32.10%            5.88%           (0.93)%         (15.67%)         (31.82%)


           PRE-TAX YIELD TO MATURITY OF THE CLASS 5-A-X CERTIFICATES
                        AT THE FOLLOWING PPC PERCENTAGES



        ASSUMED PURCHASE PRICE                0%               50%             100%            150%             200%
        ----------------------                --               ---             ----            ----             ----

             $22,683,731                    57.82%           35.34%           11.01%         (19.60%)         (61.53%)


         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class 1-A-X, Class 3-A-X and
Class 5-A-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the tables, and converting such monthly rate to a corporate bond equivalent rate.
Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates, and
thus do not reflect the return on any investment in the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturities on the Class
1-A-X, Class 3-A-X and Class 5-A-X Certificates are likely to differ from those shown in the tables above, even if the Prepayment Assumption equals the percentages of CPR or PPC as indicated in the table above over any given time period or over the entire life of the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Class 1-A-X, Class 3-A-X and Class
5-A-X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR or PPC specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class 1-A-X, Class
3-A-X and Class 5-A-X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

         In addition to the foregoing, on each distribution date, any prepayment charges with respect to the Group 1, Group 3 and Group 5 Loans will be distributed to the holders of the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates, respectively. To the extent principal prepayments on the related mortgage loans occur, the holders of these certificates may receive additional distributions. Investors should note that the tables above do not reflect the receipt of these certificates of prepayment charges on the mortgage loans. See also "Risk Factors - The Yield to Maturity of the Class 1-A-X, Class 3-A-X and
Class 5-A-X Certificates Will Be Sensitive to the Receipt of Prepayment
Penalties on the Mortgage Loans."

                                     S-127

         Investors in the Class 5-A-X Certificates should note that amounts payable to them in respect of interest shall be used first to cover Basis Risk
Shortfall Amounts on the other Class 5-A Certificates. As a result, to the extent the Corridor Contracts are insufficient to cover Basis Risk Shortfall
Amounts, amounts distributable to the holders of the Class 5-A-X Certificates may be reduced.

         For additional considerations relating to the yield on the Offered
Certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the Prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

         The certificateholders' after-tax rate of return on their Class R
Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of Class R
Certificates will have tax liabilities with respect to their Class R
Certificates during the early years of the REMICs' term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Class R Certificates will have tax liabilities with respect to their Class R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the
Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R
Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         Holders of Class R Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Class R Certificates on after-tax rates of return on the Class R Certificates. See "Federal Income Tax Consequences" in
this prospectus supplement and in the prospectus.

FINAL SCHEDULED DISTRIBUTION DATES

         The final scheduled distribution date with respect to the Offered
Certificates will be the distribution date in July 2035, which is the distribution date following the month of the last possible scheduled monthly payment of a mortgage loan. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 2005-1 Certificates will consist of twenty-three classes of certificates, twenty of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

         Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-4 hereof and will have the Pass-Through Rate as defined under "Glossary" in this prospectus supplement. The Class B-4, Class B-5 and Class B-6 Certificates are not being offered by the prospectus supplement.

         The Offered Certificates, other than the Class R Certificates, will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing

                                     S-128

Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof. The Class R Certificates will be offered in registered, certificated form, each in a single certificate of $100. The Class R Certificates will be transferable and exchangeable at the offices of the trustee.

         The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The company has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to
Certificate Owners in accordance with DTC procedures. See "--Registration of the
Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Trustee designated by the Trustee from time to time for these purposes. The Trustee has initially designated its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113,
Attention: Corporate Trust Services - Impac Secured Assets Corp., 2005-1, for
such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the
Trustee in the notice to certificateholders of the final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate
Owners will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and Certificate

                                     S-129

Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of
Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which
Certificate Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry
Certificates.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a
Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to
Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for
DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited.
Additionally, under the Rules, DTC will take actions with respect to specified
Voting Rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Book-Entry Certificates evidence Voting Rights, authorize divergent action.

         The company, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede &
Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the
Book-Entry Certificates and the company is unable to locate a qualified successor, (2) the company, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an Event of Default,
Certificate Owners representing in the aggregate not less than 51% of the Voting
Rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through
DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by
DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the
Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the
Trustee will recognize the holders of definitive certificates as

                                     S-130

certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

CALCULATION OF ONE-MONTH LIBOR

         On each LIBOR Determination Date, the Trustee will determine One-Month
LIBOR for the next Accrual Period for the Class 5-A Certificates (other than the
Class 5-A-X Certificates) on the basis of the offered rates of the Reference
Banks for one-month United States dollar deposits, as such rate appears on the
Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR
Determination Date.

         On each LIBOR Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual
Period for the Class 5-A Certificates (other than the Class 5-A-X Certificates)
will be established by the Trustee as follows:

         (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related
         Accrual Period shall be the arithmetic mean of such offered quotations
         (rounded upwards if necessary to the nearest whole multiple of
         0.0625%).

         (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related
         Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest
         Rate.

         The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class 5-A Certificates (other than the Class 5-A-X Certificates) for the related Accrual Period shall (in the absence of manifest error) be final and binding.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Group 1, Group 2, Group 3, Group 4 and
Group 5 Available Funds as follows:

         (A) on each Distribution Date, the Group 1 Available Funds will be distributed to the Group 1 Senior Certificates as follows:

                  first, to the Class R-I, Class R-II, Class R-III, Class 1-A-1
         and Class 1-A-X Certificates, on a pro rata basis, the Accrued
         Certificate Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on these Group 1 Senior
         Certificates is subject to reduction in the event of certain Net
         Interest Shortfalls allocable thereto, see "--Interest Distributions"
         below in this prospectus supplement;

                  second, to the Class R-I, Class R-II, Class R-III, Class 1-A-1
         and Class 1-A-X Certificates, on a pro rata basis, any Accrued
         Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group 1 Available Funds;

                  third, to the Class R-I, Class R-II and Class R-III
         Certificates, on a pro rata basis, in reduction of the Certificate
         Principal Balances thereof, the Group 1 Senior Optimal Principal

                                     S-131

         Amount for such distribution date to the extent of remaining Group 1
         Available Funds until the Certificate Principal Balance of each such class has been reduced to zero; and

                  fourth, to the Class 1-A-1 Certificates in reduction of the
         Certificate Principal Balance thereof, the Group 1 Senior Optimal
         Principal Amount for such distribution date to the extent of remaining
         Group 1 Available Funds until the Certificate Principal Balance of such class has been reduced to zero.

         (B) on each Distribution Date, the Group 2 Available Funds will be distributed to the Group 2 Senior Certificates as follows:

                  first, to the Class 2-A Certificates, the Accrued Certificate
         Interest on such classes for such distribution date. As described below, Accrued Certificate Interest on the Class 2-A Certificates is
         subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class 2-A Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group 2
         Available Funds; and

                  third, to the Class 2-A Certificates, in reduction of the
         Certificate Principal Balance thereof, the Group 2 Senior Optimal
         Principal Amount for such distribution date to the extent of remaining
         Group 2 Available Funds until the Certificate Principal Balance of such class has been reduced to zero.

         (C) on each Distribution Date, the Group 3 Available Funds will be distributed to the Group 3 Senior Certificates as follows:

                  first, to the Class 3-A-1 Certificates and the Class 3-A-X
         Certificates, on a pro rata basis, the Accrued Certificate Interest on such class for such distribution date. As described below, Accrued
         Certificate Interest on the Class 3-A Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                  second, to the Class 3-A-1 Certificates and the Class 3-A-X
         Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group 3 Available Funds; and

                  third, to the Class 3-A-1 Certificates in reduction of the
         Certificate Principal Balance thereof, the Group 3 Senior Optimal
         Principal Amount for such distribution date to the extent of remaining
         Group 3 Available Funds until the Certificate Principal Balance of such class has been reduced to zero.

         (D) on each Distribution Date, the Group 4 Available Funds will be distributed to the Group 4 Senior Certificates as follows:

                  first, to the Class 4-A Certificates, the Accrued Certificate
         Interest on such class for such distribution date. As described below,
         Accrued Certificate Interest on the Class 4-A Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest Distributions" below in this prospectus supplement;

                                     S-132

                  second, to the Class 4-A Certificates, any Accrued Certificate
         Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group 4 Available Funds; and

                  third, to the Class 4-A Certificates, in reduction of the
         Certificate Principal Balance thereof, the Group 4 Senior Optimal
         Principal Amount for such distribution date to the extent of remaining
         Group 4 Available Funds until the Certificate Principal Balance of such class has been reduced to zero.

         (E) (i) on each Distribution Date on or prior to the Cross-Over Date, the Group 5 Available Funds will be distributed to the Group 5 Senior
Certificates as follows:

                  first, to the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
         5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7 and Class 5-A-X
         Certificates, on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date, provided, however, that any
         Accrued Certificate Interest otherwise distributable with respect to the Class 5-A-X Certificates will instead be used to pay any remaining
         Basis Risk Shortfall Amount on the other classes of Class 5-A
         Certificates, after the application of the funds received from the
         Corridor Contracts. As described below, Accrued Certificate Interest on these Group 5 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see "--Interest
         Distributions" below in this prospectus supplement;

                  second, to the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
         5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7 and Class 5-A-X
         Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Group 5 Available Funds, provided, however, that any Accrued Certificate Interest otherwise distributable with respect to the Class 5-A-X Certificates will instead be used to pay any remaining Basis Risk Shortfall Amount on the other classes of Class 5-A
         Certificates; and

                  third, the Group 5 Senior Optimal Principal Amount for such distribution date to the extent of remaining Group 5 Available Funds shall be distributed to the following classes of certificates concurrently as follows:

                  (A) approximately 32.9419441965% of the Group 5 Senior Optimal
              Principal Amount shall be distributed concurrently to the Class
              5-A-1, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates, on a
              pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (B) approximately 67.0580558035% of the Group 5 Senior Optimal
              Principal Amount shall be distributed sequentially to the Class
              5-A-2, Class 5-A-3 and Class 5-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

         (ii) on each Distribution Date after the Cross-Over Date, the remaining
Group 5 Available Funds will be distributed to the Group 5 Senior Certificates concurrently on a pro rata basis, first in an amount equal to Accrued
Certificate Interest, and second, the Group 5 Senior Optimal Principal Amount for such distribution date to the extent of remaining Group 5 Available Funds shall be distributed to the Class 5-A Certificates (other than the Class 5-A-X
Certificates) on a pro rata basis, in reduction of the Certificate Principal
Balances thereof, until reduced to zero.

                                     S-133

         (F) Except as provided in paragraphs (G) and (H) below, on each distribution date on or prior to the distribution date on which the Certificate
Principal Balances of the Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Group 1, Group 2, Group 3, Group 4 and Group 5 Available Funds
after the distributions in (A), (B), (C), (D) and (E) above will be distributed sequentially in the following order, to the Class B-1, Class B-2, Class B-3,
Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's
Allocable Share for such distribution date, in each case, to the extent of the remaining Group 1, Group 2, Group 3, Group 4 and Group 5 Available Funds.

         (G) On each distribution date prior to the Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the Senior
Certificates of a Certificate Group to zero, the remaining class or classes of
Senior Certificates in the remaining Certificate Groups (other than the Class
1-A-X, Class 3-A-X and Class 5-A-X Certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their
Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior
Certificates' respective Loan Group allocated to such Senior Certificates, 100%
of the Principal Prepayments on any mortgage loan in the Loan Group relating to the class or classes of Senior Certificates of the fully repaid Certificate
Group; provided, however, that if (a) the weighted average of the Subordinate
Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (b) the aggregate Stated
Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Subordinate
Certificates does not exceed 50%, then the additional allocation of Principal
Prepayments to the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior
Certificates in accordance with this paragraph (G) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Loan Group relating to the fully repaid class or classes of Senior Certificates will be allocated to the
Subordinate Certificates.

         (H) If on any Distribution Date on which the aggregate Certificate
Principal Balance of the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior
Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the
Subordinate Certificates in respect of principal will be distributed to the
Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Certificates, as
applicable, (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates) pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate
Principal Balances thereof, until the aggregate Certificate Principal Balance of the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior Certificates, as
applicable, is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group, and (ii) the Accrued Certificate Interest
otherwise allocable to the Subordinate Certificates on such distribution date will be reduced, if necessary, and distributed to such class or Classes of
Senior Certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal
Balance of the Group 1, Group 2, Group 3, Group 4 or Group 5 Senior
Certificates, as applicable, over (y) the aggregate Stated Principal Balance of the mortgage loans in the related Loan Group. Any such reduction in the Accrued
Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates' numerical designations, commencing with the Class B-6 Certificates.

                                     S-134

         (I) If, after distributions have been made pursuant to priorities first and second of paragraphs (A), (B), (C), (D) and (E) above on any distribution date, the remaining Group 1, Group 2, Group 3, Group 4 and Group 5 Available
Funds are less than the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior
Optimal Principal Amounts, respectively, the Senior Optimal Principal Amount for such Loan Group shall be reduced, and such remaining Available Funds will be distributed among the related Senior Certificates (other than the Class 1-A-X,
Class 3-A-X and Class 5-A-X Certificates) on a pro rata basis on the basis of such reduced amount.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of certificates entitled thereto, as described above, will be distributed to the Class R-III Certificates; provided, that if on any distribution date there are any Group 1, Group 2, Group 3, Group
4 or Group 5 Available Funds remaining after payment of interest and principal to a class or classes of certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all classes of
Senior Certificates have been paid in full, before any amounts are distributed to the Class R-III Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         In addition to the foregoing, on each distribution date, any prepayment charges with respect to the Group 1, Group 3 and Group 5 Loans will be distributed to the holders of the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates, respectively.

INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest on that class on each distribution date, to the extent of the Available
Funds for the related Loan Group for that distribution date.

         Holders of each class of Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest on that class on each distribution date, to the extent of remaining
Group 1, Group 2, Group 3, Group 4 or Group 5 Available Funds for that distribution date after distributions of interest and principal to the Senior
Certificates and distributions of interest and principal to any class of
Subordinate Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest" under
"Glossary" in this prospectus supplement, Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from
Principal Prepayments in full or in part are referred to herein as Prepayment
Interest Shortfalls.

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the Subservicers, but only to the extent that those Prepayment Interest
Shortfalls do not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by the Servicer for the applicable distribution date. Any
Prepayment Interest Shortfalls required to be funded but not funded by the
Subservicers are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable

                                     S-135

distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Subservicers or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The
Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in active military service to 6% per annum. None of the Subservicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Realized Losses on the mortgage loans will further reduce the Accrued
Certificate Interest payable to the Certificates on a distribution date;
provided, however, that prior to the date on which the aggregate Certificate
Principal Balances of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the
Subordinate Certificates, beginning with the class of Subordinate Certificates with the highest numerical class designation, and will not reduce the Accrued
Certificate Interest on the Senior Certificates of such Loan Group. Once the aggregate Certificate Principal Balances of the Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Senior Certificates related to the mortgage loans on which such Realized
Losses occurred; provided, however, that any Realized Losses on the mortgage loans that would otherwise be allocated to the Class 5-A-1, Class 5-A-2, Class
5-A-3 and Class 5-A-4 Certificates will instead be allocated to the Class 5-A-5
Certificates, until its class Certificate Principal Balance has been reduced to zero. In addition, any Realized Losses on the mortgage loans that would otherwise be allocated to the Class 5-A-6 Certificates will instead be allocated to the Class 5-A-7 Certificates, until its Certificate Principal Balance has been reduced to zero.

         If on any distribution date the Available Funds for a Loan Group is less than Accrued Certificate Interest on the related class or classes of Senior
Certificates for that distribution date, prior to reduction for Net Interest
Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates in proportion to the respective amounts of Accrued
Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans in the related Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the related Loan Group's Available Funds remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Distributions in reduction of the Certificate Principal Balance of the
Group 1 Senior Certificates (other than the Class 1-A-X Certificates) will be made on each distribution date pursuant to priorities third and fourth of paragraph (A) under "--Allocation of Available Funds." In accordance with such priorities third and fourth, the Available Funds for Loan Group 1 remaining after the distribution of interest on the Group 1 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior
Optimal Principal Amount for the Group 1 Senior Certificates for such distribution date.

                                     S-136

         Distributions in reduction of the Certificate Principal Balance of the
Group 2 Senior Certificates will be made on each distribution date pursuant to priority third above of paragraph (B) under "--Allocation of Available Funds."
In accordance with such priority third, the Available Funds for Loan Group 2 remaining after the distribution of interest on the Group 2 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the
Senior Optimal Principal Amount for the Group 2 Senior Certificates for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of the
Group 3 Senior Certificates (other than the Class 3-A-X Certificates) will be made on each distribution date pursuant to priority third above of paragraph (C)
under "--Allocation of Available Funds." In accordance with such priority third, the Available Funds for Loan Group 3 remaining after the distribution of interest on the Group 3 Senior Certificates will be allocated to such
Certificates in an aggregate amount not to exceed the Senior Optimal Principal
Amount for the Group 3 Senior Certificates for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of the
Group 4 Senior Certificates will be made on each distribution date pursuant to priority third above of paragraph (D) under "--Allocation of Available Funds."
In accordance with such priority third, the Available Funds for Loan Group 4 remaining after the distribution of interest on the Group 4 Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the
Senior Optimal Principal Amount for the Group 4 Senior Certificates for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of the
Group 5 Senior Certificates (other than the Class 5-A-X Certificates) will be made on each distribution date pursuant to priority third above of paragraph (E)
under "--Allocation of Available Funds." In accordance with such priority third, the Available Funds for Loan Group 5 remaining after the distribution of interest on the Group 5 Senior Certificates will be allocated to such
Certificates in an aggregate amount not to exceed the Senior Optimal Principal
Amount for the Group 5 Senior Certificates for such distribution date.

         In addition, if on any distribution date the aggregate Certificate
Principal Balance of any class or classes of Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group, 100% of amounts otherwise allocable to the Subordinate
Certificates in respect of principal will be distributed to such class or classes of Senior Certificates in reduction of the Certificate Principal
Balances thereof (pro rata, in case more than one Loan Group is undercollateralized), until the aggregate Certificate Principal Balance of such class or classes of Senior Certificates is an amount equal to the aggregate
Stated Principal Balance of the mortgage loans in its related Loan Group.

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related
Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the
Senior Certificates (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates) of a Loan Group and the percentage interest of such Loan Group evidenced by the Subordinate Certificates on a pro rata basis, the Senior
Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates) of the related Loan Group for the first ten years after the closing date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior
Certificates (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates) of a Loan Group over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related

                                     S-137

Senior Certificates (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Loan Group of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         On any distribution date after all of the Senior Certificates of a
Certificate Group have been reduced to zero, 100% of the unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid
Certificate Group, will be allocated to the Subordinate Certificates if the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and certain delinquency tests have been satisfied. If these conditions have not been met, on any distribution date after all of the Senior Certificates of a
Certificate Group have been reduced to zero, no unscheduled principal collections will be allocated to the Subordinate Certificates on such distribution date and all unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid Certificate Group will be allocated amongst the Senior Certificates of the remaining Certificate Groups
(other than the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates) on a pro
rata basis.

         The initial Senior Percentage for each of Loan Group 1, Loan Group 2,
Loan Group 3, Loan Group 4 and Loan Group 5 will be approximately 87.65%,
88.00%, 88.01%, 87.84% and 88.34%, respectively.

         For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage
and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

         Distributions in reduction of the Certificate Principal Balances of the
Subordinate Certificates will be made pursuant to priority (c) of paragraph (F)
above under "--Allocation of Available Funds." In accordance with such priority, the Available Funds for each Loan Group, if any, remaining after distributions of principal and interest on the related class or classes of Senior Certificates on such distribution date will be allocated to the Subordinate Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class (other than the Class B-1 Certificates) until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

         Notwithstanding the foregoing, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Senior
Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Loan Group, 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such class or classes of Senior Certificates, pro-rata, as applicable, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate
Principal Balance of such class or classes of Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Loan
Group. See "--Allocation of Available Funds" in this prospectus supplement.

                                     S-138

         All unscheduled principal collections on the mortgage loans not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6
Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As stated above under "--Principal Distributions on the Senior
Certificates", during the first ten years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a Loan Group will be allocated to the
Senior Certificates (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates) in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the Senior Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Senior Certificates (other than the Class
1-A-X, Class 3-A-X and Class 5-A-X Certificates) of a Loan Group immediately preceding such distribution date, and the denominator of which is the Stated
Principal Balance of the mortgage loans in such Loan Group, as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage for the Senior Certificates of such Loan Group will equal 100%.

         The initial Subordinate Percentage for each of Loan Group 1, Loan Group
2, Loan Group 3, Loan Group 4 and Loan Group 5 will be approximately 12.35%,
12.00%, 11.99%, 12.16% and 11.66%, respectively.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate
Percentage and Subordinate Prepayment Percentage, the applicable Certificate
Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses;
Subordination" in this prospectus supplement.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the
Class A Certificates consists of subordination as described in this prospectus supplement. The rights of the holders of the Class B Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Class B Certificates will be accomplished by
(i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Class B Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the
Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Class B Certificates.

         The rights of the holders of Class B Certificates with higher payment priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Class B Certificates with lower payment priorities, in each case to the extent described herein.

                                     S-139

         The subordination feature is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions and to afford such holders protection against Realized Losses.

THE CORRIDOR CONTRACTS

         On the Closing Date, the Corridor Contracts will be assigned to, or entered into by, the trust for the benefit of the holders of the Class 5-A-1,
Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7
Certificates with the Corridor Contract Provider. The Corridor Contracts will contain Monthly Strike Rates and provide for the calculation of One-Month LIBOR.
The Corridor Contracts consists of two cap contracts, pursuant to which payments will be made to the trust if One-Month LIBOR (as determined in each Corridor
Contract, but not greater than the Ceiling Rate) exceeds the related Monthly
Strike Rate.

         Payments will be made with respect to the Corridor Contracts based on the effective notional balance in accordance with the schedule set forth in the related Corridor Contracts.

         On each distribution date, the Trustee will determine the total amount payable to the trust under the Corridor Contracts. The Trustee will determine whether a net payment is due to the trust and will collect such payment.

         The Corridor Contracts will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Corridor Contract
Provider are limited to those specifically set forth in the Corridor Contracts.

         The initial Corridor Contract Provider will be UBS AG, London Branch.
UBS AG, London Branch is a branch of UBS AG, whose long-term credit rating is
AA+ from S&P and Aa2 from Moody's. UBS AG is an affiliate of UBS Securities LLC.

         The Monthly Strike Rates and the effective notional balances of the first Corridor Contract will be determined in accordance with the following table:



        Distribution Date       Effective Notional Balance ($)   Monthly Strike Rate (%)      Ceiling Rate (%)
     ----------------------- ---------------------------------- ------------------------     -------------------

          July 25, 2005                   214,435,815                      N/A                      N/A
         August 25, 2005                  208,658,329                     5.47                      9.80
       September 25, 2005                 203,018,286                     5.48                      9.80
        October 25, 2005                  197,512,698                     5.68                      9.80
        November 25, 2005                 192,138,383                     5.50                      9.80
        December 25, 2005                 186,891,885                     5.76                      9.80
        January 25, 2006                  181,770,354                     5.60                      9.80
        February 25, 2006                 176,770,640                     5.61                      9.80
         March 25, 2006                   171,889,872                     6.23                      9.80
         April 25, 2006                   167,125,255                     5.62                      9.80
          May 25, 2006                    162,469,801                     5.82                      9.80
          June 25, 2006                   157,925,250                     5.77                      9.80
          July 25, 2006                   153,489,193                     6.08                      9.80
         August 25, 2006                  149,158,867                     5.88                      9.80
       September 25, 2006                 144,931,668                     5.89                      9.80
        October 25, 2006                  140,805,171                     6.10                      9.80
        November 25, 2006                 136,777,025                     5.90                      9.80
        December 25, 2006                 132,844,798                     6.16                      9.80


                                     S-140



        Distribution Date       Effective Notional Balance ($)   Monthly Strike Rate (%)      Ceiling Rate (%)
     ----------------------- ---------------------------------- ------------------------     -------------------

        January 25, 2007                  129,006,330                     6.00                      9.80
        February 25, 2007                 125,259,276                     6.01                      9.80
         March 25, 2007                   121,601,475                     6.69                      9.80
         April 25, 2007                   118,030,818                     6.04                      9.80
          May 25, 2007                    114,545,289                     6.61                      9.80
          June 25, 2007                   111,142,995                     7.84                      9.80
          July 25, 2007                   107,824,547                     8.86                      9.80
         August 25, 2007                  104,586,868                     8.60                      9.80
       September 25, 2007                 101,426,237                     8.60                      9.80
        October 25, 2007                  98,340,753                      8.90                      9.80
        November 25, 2007                 95,328,617                      8.65                      9.80
        December 25, 2007                 92,388,129                      9.24                      9.80
        January 25, 2008                  89,854,928                      9.18                      9.80
        February 25, 2008                 87,386,277                      9.19                      9.80
         March 25, 2008                   84,980,242                      9.84                      9.80
         April 25, 2008                   82,635,275                      9.20                      9.80
          May 25, 2008                    80,349,915                      9.57                      9.80
          June 25, 2008                   78,122,700                      9.75                      9.80


         After the distribution date in June 2008, the first Corridor Contract will terminate without termination payments by either party.

         The Monthly Strike Rates and the effective notional balances of the second Corridor Contract will be determined in accordance with the following table:



      Distribution Date          Effective Notional Balance ($)     Monthly Strike Rate (%)     Ceiling Rate (%)
   -----------------------   ---------------------------------- ------------------------      -------------------

        July 25, 2005                     225,508,990                         N/A                      N/A
       August 25, 2005                    219,445,457                         5.25                    9.80
     September 25, 2005                   213,525,818                         5.26                    9.80
      October 25, 2005                    207,746,661                         5.46                    9.80
      November 25, 2005                   202,104,842                         5.29                    9.80
      December 25, 2005                   196,596,912                         5.56                    9.80
      January 25, 2006                    191,219,694                         5.46                    9.80
      February 25, 2006                   185,970,322                         5.47                    9.80
       March 25, 2006                     180,845,523                         6.08                    9.80
       April 25, 2006                     175,842,345                         5.47                    9.80
        May 25, 2006                      170,950,946                         5.67                    9.80
        June 25, 2006                     166,175,501                         5.65                    9.80
        July 25, 2006                     161,513,585                         6.06                    9.80
       August 25, 2006                    156,962,760                         5.86                    9.80
     September 25, 2006                   152,520,123                         5.86                    9.80
      October 25, 2006                    148,183,107                         6.07                    9.80
      November 25, 2006                   143,949,232                         5.87                    9.80
      December 25, 2006                   139,816,022                         6.16                    9.80
      January 25, 2007                    135,781,086                         6.04                    9.80
      February 25, 2007                   131,842,214                         6.04                    9.80
       March 25, 2007                     127,997,000                         6.72                    9.80
       April 25, 2007                     124,243,220                         6.06                    9.80
        May 25, 2007                      120,578,725                         6.42                    9.80
        June 25, 2007                     117,001,374                         7.36                    9.80


                                     S-141



      Distribution Date          Effective Notional Balance ($)     Monthly Strike Rate (%)     Ceiling Rate (%)
   -----------------------   ---------------------------------- ------------------------      -------------------

        July 25, 2007                     113,512,008                         8.52                    9.80
       August 25, 2007                    110,106,280                         8.25                    9.80
     September 25, 2007                   106,781,431                         8.25                    9.80
      October 25, 2007                    103,535,543                         8.54                    9.80
      November 25, 2007                   100,366,515                         8.29                    9.80
      December 25, 2007                    97,272,761                         8.88                    9.80
      January 25, 2008                     94,607,545                         8.89                    9.80
      February 25, 2008                    92,009,984                         8.89                    9.80
       March 25, 2008                      89,478,248                         9.52                    9.80
       April 25, 2008                      87,010,726                         8.92                    9.80
        May 25, 2008                       84,605,846                         9.24                    9.80
        June 25, 2008                      82,262,094                         9.41                    9.80


         After the distribution date in June 2008, the second Corridor Contract will terminate without termination payments by either party.

         With respect to the Corridor Contracts, on each distribution date, the
Corridor Contract Payment Amount with respect to such distribution date will be allocated to the Class 5-A Certificates in the following order of priority, in each case to the extent of amounts remaining:

         (i) first, to the holders of the Class 5-A-1 Certificates, Class 5-A-2
Certificates, Class 5-A-3 Certificates, Class 5-A-4 Certificates, Class 5-A-5
Certificates, Class 5-A-6 Certificates and Class 5-A-7 Certificates, based on any related Basis Risk Shortfall Amount, an amount equal to any related Basis
Risk Shortfall Amount for such distribution date; and

         (ii) to the holders of the Class 5-A-X Certificates, any remaining amounts.

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to the Class B-6 Certificates, in reduction of the
Certificate Principal Balance thereof, until reduced to zero, second, to the
Class B-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class B-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class B-3 Certificates, in reduction of the Certificate Principal
Balance thereof, until reduced to zero, fifth, to the Class B-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and sixth, to the Class B-1 Certificates, in reduction of the Certificate
Principal Balance thereof, until reduced to zero. Thereafter, any Realized
Losses on the Group 1 Loans will be allocated on any distribution date to the
Class 1-A-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, any Realized Losses on the Group 2 Loans will be allocated on any distribution date to the Class 2-A Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, any
Realized Losses on the Group 3 Loans will be allocated on any distribution date to the Class 3-A-1 Certificates, in reduction of the Certificate Principal
Balance thereof, until reduced to zero, any Realized Losses on the Group 4 Loans will be allocated on any distribution date to the Class 4-A Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero and any Realized Losses on the Group 5 Loans will be allocated on any distribution date, pro rata, to the Class 5-A Certificates (other than the Class
5-A-X Certificates), in reduction of the Certificate Principal Balances thereof, provided, however, that realized losses on the mortgage loans that would otherwise be allocated to the Class 5-A-1, Class 5-A-2, Class 5-A-3 and Class
5-A-4 Certificates will instead be allocated to the Class 5-A-5 Certificates, until its certificate principal balance has been reduced to zero. In addition, any realized losses on the mortgage loans that would otherwise be allocated to the Class 5-A-6 Certificates will instead be allocated

                                     S-142

to the Class 5-A-7 Certificates, until its certificate principal balance has been reduced to zero.

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such
Realized Loss was incurred.

         If, after taking into account Subsequent Recoveries, the amount of a
Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class
1-A-1, Class 2-A, Class 3-A-1, Class 4-A, Class 5-A (other than the Class 5-A-X
Certificates) and Class B Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of
Realized Losses previously allocated to that class of certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the
Certificate Principal Balance of the class of certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of certificates, and so on. Holders of such certificates will not be entitled to any payment in respect of any Monthly Interest Distributable
Amount on the amount of such increases for any Accrual Period preceding the
Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each certificate of such class in accordance with its respective percentage interest.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATES

         The Class R Certificates may not be purchased by or transferred to a
Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations"
in this prospectus supplement. In addition, the Class R Certificates will be subject to additional restrictions described under "Federal Income Tax
Consequences--Special Tax Considerations Applicable to the Class R Certificates"
in this prospectus supplement and "Federal Income Tax Consequences--REMICS--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and
"--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual
Certificates" in the prospectus.

P&I ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, advances made by a Subservicer or funds in the Certificate
Account that are not included in the Available Funds for such distribution date, in an amount equal to the P&I Advances for such distribution date.

         P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, insurance proceeds or liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The
Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master
Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to the distributions on the certificates.
In the event the Master Servicer fails in its obligation to make

                                     S-143

any such advance, the Trustee, as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Agreement.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on
Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the company with the Securities and Exchange
Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in any Certificate Account
(as defined in the prospectus); (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the mortgage loans; (5) an assignment of the company's rights under the Mortgage Loan Purchase Agreement; (6) the Corridor Contracts;
(7) the Basis Risk Shortfall Reserve Fund; and (8) proceeds of the foregoing.
Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. Deutsche Bank
National Trust Company will act as custodian under the custodial agreement. The
Offered Certificates will be transferable and exchangeable at the office designated by the Trustee for such purposes located in Minneapolis, Minnesota.
The company will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 1401 Dove
Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

ASSIGNMENT OF THE MORTGAGE LOANS

         The company will deliver to the Trustee, or to the Custodian on behalf of the Trustee, with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated thereon and
(3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

THE TRUSTEE

         Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States, will be the Trustee under the
Agreement. The address of the Trustee for the purpose of notices and other matters shall be the corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this
Agreement is located at (i) for purposes of the transfer and exchange of the certificates, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113, Attention: Corporate Trust Services - Impac Secured Assets Corp.
2005-1, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia,
Maryland 21045, Attention: Client Manager - Impac Secured Assets Corp. 2005-1,
or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the company and the Master Servicer.

                                     S-144

         The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the trustee fee rate. The trustee fee rate will be 0.0040% per annum. The Trustee will also be entitled to any amounts earned on funds in the Certificate Account. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the trust fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any breach of the
Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its obligations and duties under the Agreement or the certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master
Servicer in the performance of its duties under the Agreement or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the
Agreement.

         The Trustee will make no representation or warranty, express or implied, and will have no liability as to the validity, adequacy or accuracy of any of the information contained in this prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Trustee will make the monthly statements discussed in the prospectus under "Description of the Securities--Reports to
Securityholders" through the Trustee's website. Such website is currently located at www.ctslink.com. Assistance in using the website can currently be obtained by calling the Trustee's investor relations desk at (301) 815-6660.
Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee's discretion. The Trustee shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to interested parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such monthly statements, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).
As a condition to access the Trustee's website, the Trustee may require registration and the acceptance of a disclaimer.

THE SUBSERVICERS

         Substantially all of the mortgage loans will initially be subserviced by Countrywide Home Loans Servicing LP. However, the Master Servicer has entered into a contract to transfer the subservicing with respect to substantially all of the mortgage loans to GMAC Mortgage Corporation, or an affiliate thereof, on or before August 1, 2005.

         Countrywide Home Loans Servicing LP is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. As of December
31, 2004, Countrywide Home Loans Servicing LP had a net worth of approximately
$11.9 billion. The principal executive offices of Countrywide Home Loans
Servicing LP are located at 7105 Corporate Drive, Plano, Texas 75024.
Countrywide Home Loans Servicing LP is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans,
Inc., a New York corporation. Countrywide Home Loans, Inc., is a direct wholly owned subsidiary of Countrywide

                                     S-145

Financial Corporation, a Delaware corporation (formerly known as Countrywide
Credit Industries, Inc.). Countrywide Home Loans Servicing LP is an affiliate of
Countrywide Securities Corporation.

         GMAC Mortgage Corporation is an indirect wholly-owned subsidiary of
General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMAC Mortgage Corporation is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044, and its telephone number is
(215) 682-1000.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be equal to the
Master Servicing Fee. The principal compensation to be paid to any subservicer of the mortgage loans will be equal to the Subservicing Fee. As additional servicing compensation, the Master Servicer or any subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. Neither the Master
Servicer nor any subservicer is entitled to retain any prepayment charges or penalties; the related prepayment charges will be distributed to the holders of the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates. The Master Servicer
is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the sum of its aggregate Master Servicing Fee and the Subservicing Fee for such distribution date. As additional compensation, the Master Servicer will be entitled to receive any Prepayment Interest Excess with respect to the mortgage loans. The Master Servicer or the related subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or such subservicer in connection with its responsibilities under the Agreement or the related subservicing agreement. However, the Master Servicer or such subservicer is entitled to reimbursement therefor as provided in the Agreement or the related subservicing agreement.

         Each subservicer will be required to represent that it will accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

VOTING RIGHTS

         At all times 99% of all Voting Rights will be allocated among the holders of the Class A Certificates and the Class B Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all Voting Rights will be allocated to the holders of the Class R Certificates. The Voting Rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in "The
Agreements--Termination; Retirement of Securities" in the prospectus. The
Subservicer will have the option on any distribution date on which the aggregate
Stated Principal Balance of the mortgage loans as of the last day of the related due period is less than or equal to 1% of the Cut-off Date Principal Balance of all the mortgage loans to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates.

                                     S-146

         Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I
Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In the event the
Subservicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

         (i) 100% of the then outstanding Certificate Principal Balances of the
         Offered Certificates, plus

         (ii) one month's interest on the then outstanding Certificate Principal
         Balances of the Offered Certificates at the then applicable
         Pass-Through Rate for each class of Offered Certificates, plus

         (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund, exclusive of the
Corridor Contracts and the Basis Risk Shortfall Reserve Fund, as three REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates,
Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the
Agreement, for federal income tax purposes, the trust fund will consist of three
REMICs, and each REMIC elected by the trust fund will qualify as a REMIC under
Sections 860A through 860G of the Code.

         For federal income tax purposes, (i) the Class R-I, Class R-II and
Class R-III Certificates will represent the sole class of "residual interests"
in the related REMIC elected by the trust fund and (ii) except as described below with respect to the Basis Risk Shortfall Reserve Fund, the Class A
Certificates and Class B Certificates will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See
"Federal Income Tax Consequences--REMIC--Classification of REMICs" in the
prospectus.

         For federal income tax reporting purposes, based on expected issue prices, the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates will, the
Class 5-A-2 and Class 5-A-7 Certificates may, and the remaining classes of
Offered Certificates will not, be treated as having been issued with original issue discount. The original issue discount on the Class 1-A-X, Class 3-A-X and
Class 5-A-X Certificates will equal all payments made on such classes in excess of their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at
100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax

                                     S-147

Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the prospectus.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the
Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the
OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any certificateholders, the amount of original issue discount allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against the respective future income (if any) from such certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholders is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered
Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered
Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

         Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the prospectus.

         Each holder of Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4,
Class 5-A-5, Class 5-A-6 or Class 5-A-7, (each a "Carryover Certificate") is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the Basis Risk
Shortfall Reserve Fund. The Class 5-A-X Certificates are deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and the obligation to make payments to the Basis Risk Shortfall Reserve Fund. The treatment of amounts received by a holder of a Carryover Certificate under such certificateholder's right to receive the Basis Risk Shortfall Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Basis Risk Shortfall Amount in accordance with the relative fair market values of each property right. The Trustee intends to treat payments made to the holders of the Carryover Certificates with respect to the Basis Risk Shortfall Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID Regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different

                                     S-148

from the trust's allocation. For tax reporting purposes, the Underwriter estimates that the right to receive Basis Risk Shortfall Amounts may have more than a de minimis value with respect to the other Carryover Certificates entitled to receive Basis Risk Shortfall Amounts. Under the REMIC Regulations,
the Trustee is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall Amount as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section
1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Carryover
Certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. If the Trustee's treatment of the
Basis Risk Shortfall Amount is respected, ownership of the right to the Basis
Risk Shortfall Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Basis Risk Shortfall Amount under the notional principal contract regulations.

         In the event that the right to receive the Basis Risk Shortfall Amount is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments in respect of the Basis Risk Shortfall Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a Carryover Certificate would have gain or loss from such a termination of the right to receive payments in respect of the Basis
Risk Shortfall Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Basis Risk Shortfall
Amount.

         Gain or loss realized upon the termination of the right to receive payments in respect of the Basis Risk Shortfall Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution,
Code section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to the Carryover Certificates, this paragraph applies exclusive of any rights in respect of the Basis Risk Shortfall Amount. The
Offered Certificates will be treated as assets described in Section
7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A)
of the Code, generally in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the Offered
Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section
856(c)(4)(A) of the Code. Moreover, the Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See
"Pooling and Servicing Agreement--Termination" herein and "Certain Federal
Income Tax Consequences--REMICs-- Characterization of Investments in REMIC
Certificates" in the prospectus. See "Federal Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in
the prospectus.

         Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their
Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject

                                     S-149

to Section 1272(a)(6) of the Code. Therefore, holders of such Offered
Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (3)
otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See "Description of the
Certificates--General" and "Federal Income Tax Consequences--REMICs--Prohibited
Transactions Tax and Other Taxes" in the prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax
Consequences--REMICs--Reporting and Other Administrative Matters" in the
prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO CLASS R CERTIFICATES

         The IRS has issued REMIC regulations under the provisions of the
Internal Revenue Code that significantly affect holders of Class R Certificates.
The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The Agreement includes other provisions regarding the transfer of Class R Certificates, including:

         o    the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee:

              o    is not a disqualified organization;

              o    is not acquiring the Class R Certificate on behalf of a
                   disqualified organization; and

              o    will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently
                   transfer a Class R Certificate;

         o    a provision that any transfer of a Class R Certificate to a disqualified organization shall be null and void; and

In addition, under the Agreement, the Class R Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations

                                     S-150

and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R
Certificates will be restricted in accordance with the terms of the Agreement that are intended to reduce the possibility of any transfer of a Class R
Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii)
the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Federal Income
Tax Consequences --REMICS--Taxation of Owners of REMIC Class R
Certificates--Noneconomic REMIC Class R Certificates" in the prospectus.

         The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each
REMIC that significantly exceeds the amount of cash distributions received by the Class R Certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs' term as a result of their ownership of the
Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the
Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See
"Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC
Class R Certificates--Possible Pass-Through of Miscellaneous Itemized
Deductions" in the prospectus. Potential investors in Class R Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Class R Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities
Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

                                     S-151

         Potential investors in Class R Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Class R Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the
Class R Certificates.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield on the
Certificates--Additional Yield Considerations Applicable Solely to the Residual
Certificates" in this prospectus supplement and "Federal Income Tax
Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the
prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated June 9, 2005, the Underwriter has agreed to purchase and the company has agreed to sell to the Underwriter the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about
June 10, 2005, against payment therefor in immediately available funds.

         The Offered Certificates will be purchased from the company by the
Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the company from the sale of the
Offered Certificates are expected to be approximately 99.75% of the aggregate initial Certificate Principal Balance of the Offered Certificates, less expenses expected to equal approximately $650,000. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the company in the form of underwriting compensation. The
Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

         The underwriting agreement provides that the company, the Seller and
Impac Holdings will jointly and severally indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the company, the
Seller and Impac Holdings against certain civil liabilities under the Securities
Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered
Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered
Certificates will be the monthly statements discussed in the prospectus under
"Description of the Securities--Reports to Securityholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the company is not aware of any source through which price information about the Offered
Certificates will be generally available on an ongoing basis. The

                                     S-152

limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the company by Thacher Proffitt & Wood LLP, New York, New York and for the
Underwriter by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin
Brown & Wood LLP represents Impac Holdings on certain matters from time to time.

                                     RATINGS

         It is a condition to the issuance of the certificates that the Class A
Certificates be rated "AAA" by S&P and "Aaa" by Moody's, that the Class R
Certificates be rated "AAA" by S&P and "Aaa" by Moody's, that the Class B-1
Certificates be rated at least "AA" by S&P and "Aa3" by Moody's, that the Class
B-2 Certificates be rated at least "A" by S&P and "A3" by Moody's and that the
Class B-3 Certificates be rated at least "BBB" by S&P and "Baa2" by Moody's.

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Class R Certificates do not address the likelihood of receipt by the holders of the Class R Certificates of any amounts in excess of their initial principal amount thereof and interest thereon and the ratings on the Class 5-A-X Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

         In addition, the ratings by S&P and Moody's do not address the likelihood of the receipt of any amounts by the Class 5-A Certificates (other than the Class 5-A-X Certificates) in respect of Basis Risk Shortfall Amounts from the Basis Risk Shortfall Reserve Fund or the Corridor Contracts.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The company has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the
Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the
Offered Certificates as stated above.

                                LEGAL INVESTMENT

         The Senior Certificates and Class B-1 Certificates will constitute
"mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a

                                     S-153

Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in
"mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and
Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The company makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered
Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan and any person investing Plan Assets of any
Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under
ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriter. The
Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section
502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by S&P,
Fitch Ratings or Moody's at the time of purchase and underwritten by the
Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage loans, provided that the conditions of the
Exemption are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered
Certificate must make its own determination that the conditions set forth in the
Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "BBB-" or higher at the time of purchase.

         Each beneficial owner of a Class B Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-"(or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc., and the
certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an
"insurance company general account," as such term is defined in Prohibited
Transaction

                                     S-154

Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of
PTCE 95-60 have been satisfied.

         Any fiduciary or other investor of Plan Assets that proposes to acquire or hold an Offered Certificate on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the company, the Trustee or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                     S-155

                                    GLOSSARY

ACCRUAL PERIOD -- With respect to any class of Certificates, other than the
Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5 and Class 5-A-7
Certificates, the preceding calendar month. For any class of Class 5-A
Certificates (other than the Class 5-A-X Certificates and Class 5-A-6
Certificates), (i) with respect to the distribution date in July 2005, the period commencing on the closing date and ending on the day preceding the distribution date in July 2005, and (ii) with respect to any distribution date after the distribution date in July 2005, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.
With respect to any distribution date and the Class 5-A-6 Certificates, the period from and including the 25th day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first Accrual
Period for the Class 5-A-6 Certificates, the closing date) to and including the
24th day of the calendar month in which such distribution date occurs.

ACCRUED CERTIFICATE INTEREST -- With respect to the Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate
Principal Balance or Notional Amount of such Certificate immediately prior to such distribution date, less (1) in the case a Senior Certificate, such
Certificate's share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the
Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Subordinate Certificate, such Certificate's share of
(a) Prepayment Interest Shortfalls on the mortgage loans, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer,
(b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized
Losses on the mortgage loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Certificates in proportion to the amount of Accrued Certificate
Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest on the Class 5-A Certificates (other than the Class 5-A-X Certificates and Class 5-A-6 Certificates) is based on the number of days in the related Accrual Period. Accrued Certificate Interest on the Certificates, other than the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
5-A-4, Class 5-A-5 and Class 5-A-7 Certificates is calculated on the basis of a
360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount of such Certificate has been reduced to zero.

AGGREGATE SUBORDINATE PERCENTAGE -- For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate
Principal Balance of the Subordinate Certificate immediately prior to such distribution date and the denominator of which is the aggregate Stated Principal
Balance of the mortgage loans as of the beginning of the related due period. The initial Aggregate Subordinate Percentage will be equal to approximately 11.75%.

AGREEMENT -- The pooling and servicing agreement, dated as of June 10, 2005, among Impac Secured Assets Corp., as company, Impac Funding Corporation, as master servicer, and Wells Fargo Bank, N.A., as trustee.

ALLOCABLE SHARE -- With respect to any class of Subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the
Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount;
provided, that except as described in the succeeding sentence, no class of
Subordinate

                                     S-156

Certificates (other than the class of Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of
Subordinate Optimal Principal Amount unless the Class Prepayment Distribution
Trigger for the related class is satisfied for such Distribution Date. If on any distribution date the Certificate Principal Balance of any class of Subordinate
Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Certificate
Principal Balances, sequentially, in the order of their numerical class designations.

ALLOCATED REALIZED LOSS AMOUNT -- With respect to any class of the Class 1-A-1,
Class 2-A, Class 3-A-1, Class 4-A, Class 5-A (other than the Class 5-A-X
Certificates) and Class B Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date.

ALLOWABLE CLAIM -- For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

APPRAISED VALUE -- The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

AVAILABLE FUNDS -- For any distribution date and each Loan Group, an amount equal to the amount received by the Trustee and available in the Certificate
Account on that distribution date. The Available Funds for each Loan Group will generally be equal to (a) the sum of (1) the aggregate amount of scheduled payments on the related mortgage loans received or advanced that were due during the related Due Period, (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds, Liquidation
Proceeds and Subsequent Recoveries, received during the related Prepayment
Period, in each case, net of amounts reimbursable therefrom to the Trustee, the
Master Servicer and any Subservicer and (3) any Compensating Interest paid by the Master Servicer in respect of the related mortgage loans, and reduced by (b)
Prepayment Interest Excess, Master Servicing Fees, Subservicing Fees, the fees of the Trustee and any amounts in respect of the premiums payable to Radian under the PMI Insurance Policies to the extent allocable to that Loan Group. The holders of the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates will be entitled to all prepayment charges received on the related mortgage loans and such amounts will not be available for distribution to the other Offered
Certificates.

BASIS RISK SHORTFALL AMOUNT -- If on any distribution date the Pass-Through Rate for the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class
5-A-6 and Class 5-A-7 Certificates is limited to the Class 5-A Net WAC Rate, the sum of (i) the excess of (a) the amount of interest such Offered Certificates would have been entitled to receive on such distribution date if the Class 5-A
Net WAC Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such classes at the Class 5-A Net WAC Rate plus
(ii) the related Basis Risk Shortfall Amount from the prior distribution date not previously distributed together with interest thereon at the related
Pass-Through Rate for the most recently ended Accrual Period.

BASIS RISK SHORTFALL RESERVE FUND -- A reserve fund established by the Trustee for the benefit of the holders of the Class 5-A-1, Class 5-A-2, Class 5-A-3,
Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates.

                                     S-157

BOOK-ENTRY CERTIFICATES -- Each class of the Offered Certificates, other than the Class R Certificates, for so long as they are issued, maintained and transferred at the DTC.

CERTIFICATE MARGIN - With respect to the Class 5-A-1 Certificates, on any distribution date on or prior to the first possible optional termination date,
0.27% per annum, and thereafter, 0.54% per annum. With respect to the Class
5-A-2 Certificates, on any distribution date on or prior to the first possible optional termination date, 0.11% per annum, and thereafter, 0.22% per annum.
With respect to the Class 5-A-3 Certificates, on any distribution date on or prior to the first possible optional termination date, 0.28% per annum, and thereafter, 0.56% per annum. With respect to the Class 5-A-4 Certificates, on any distribution date on or prior to the first possible optional termination date, 0.38% per annum, and thereafter, 0.76% per annum. With respect to the
Class 5-A-5 Certificates, on any distribution date on or prior to the first possible optional termination date, 0.35% per annum, and thereafter, 0.70% per annum. With respect to the Class 5-A-6 Certificates, on any distribution date on or prior to the first possible optional termination date, 0.31% per annum, and thereafter, 0.62% per annum. With respect to the Class 5-A-7 Certificates, on any distribution date on or prior to the first possible optional termination date, 0.35% per annum, and thereafter, 0.70% per annum.

CERTIFICATE PRINCIPAL BALANCE -- With respect to any Offered Certificate, other than the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates, as of any date of determination, the initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of
(a) all amounts allocable to principal previously distributed with respect to such Offered Certificate and (b) in the case of any Class 1-A-1, Class 2-A,
Class 3-A-1, Class 4-A, Class 5-A (other than the Class 5-A-X Certificates) or
Class B Certificate, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

CLASS 1-A CERTIFICATES -- The Class 1-A-1 Certificates and the Class 1-A-X
Certificates.

CLASS 3-A CERTIFICATES -- The Class 3-A-1 Certificates and the Class 3-A-X
Certificates.

CLASS 5-A CERTIFICATES -- The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7 and Class 5-A-X Certificates.

CLASS 5-A NET WAC RATE -- With respect to the Class 5-A Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group
5 Loans as of the first day of the month preceding the month in which such distribution date occurs, multiplied by a fraction equal to (x) 30 divided by
(y) the number of days in the related Accrual Period.

CLASS A CERTIFICATES -- The Class 1-A, Class 2-A, Class 3-A, Class 4-A, Class
5-A and Class R Certificates.

CLASS B CERTIFICATES -- The Class B-1, Class B-2, Class B-3, Class B-4, Class
B-5 and Class B-6 Certificates.

CLASS R CERTIFICATES -- The Class R-I, Class R-II and Class R-III Certificates.

CODE -- The Internal Revenue Code of 1986.

COMPENSATING INTEREST -- Any payments made by the Subservicer or Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

                                     S-158

CORRIDOR CONTRACT -- Any of the first Corridor Contract or second Corridor
Contract.

CORRIDOR CONTRACT PAYMENT AMOUNT -- With respect to any distribution date, the amount equal to the aggregate amount payable on that distribution date to the trust from the Corridor Contract Provider pursuant to the Corridor Contracts, as described in "Description of the Certificates--The Corridor Contracts" in this prospectus supplement.

CORRIDOR CONTRACT PROVIDER -- UBS AG, London Branch, as corridor contract provider under the corridor contract.

CPR -- A constant rate of prepayment on the mortgage loans.

CREDIT SCORE -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

CROSS-OVER DATE -- The distribution date on which the Certificate Principal
Balances of the Subordinate Certificates are reduced to zero.

CUT-OFF DATE -- June 1, 2005.

CUT-OFF DATE BALANCE -- The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

DETERMINATION DATE -- The 5th calendar day following the 15th day (or if such
5th day is not a business day, the business day immediately preceding such 5th day) of the month of the related distribution date.

DUE DATE -- With respect to each mortgage loan, the first day of the month.

DUE PERIOD -- With respect to any distribution date commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

EXEMPTION -- Prohibited Transaction Exemption 91-22, as amended.

FINAL DISPOSITION -- With respect to a defaulted mortgage loan, when a determination is made by the Master Servicer that it has received all Insurance
Proceeds, Liquidation Proceeds and other payments or cash recoveries which the
Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

GROUP 1, GROUP 2, GROUP 3, GROUP 4 OR GROUP 5 AVAILABLE FUNDS - Available Funds
with respect to Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan
Group 5, as applicable.

GROUP 1 SENIOR CERTIFICATES -- The Class R-I, Class R-II, Class R-III, Class
1-A-1 and Class 1-A-X Certificates.

GROUP 2 SENIOR CERTIFICATES -- The Class 2-A Certificates.

GROUP 3 SENIOR CERTIFICATES -- The Class 3-A-1 Certificates and Class 3-A-X
Certificates.

                                     S-159

GROUP 4 SENIOR CERTIFICATES -- The Class 4-A Certificates.

GROUP 5 SENIOR CERTIFICATES -- The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class
5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7 and Class 5-A-X Certificates.

IMPAC HOLDINGS -- Impac Mortgage Holdings, Inc., an affiliate of the company and the Seller.

IRS -- The Internal Revenue Service.

LIBOR BUSINESS DAY -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR DETERMINATION DATE -- With respect to each distribution date, the second
LIBOR Business Day immediately preceding the commencement of the related Accrual
Period.

LOAN GROUP -- Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan
Group 5, as applicable.

MASTER SERVICER -- Impac Funding Corporation, in its capacity as master servicer under the Agreement.

MASTER SERVICING FEE -- With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the
Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The
Master Servicing Fee consists of servicing compensation payable to the Master
Servicer in respect of its master servicing responsibilities.

MASTER SERVICING FEE RATE -- On each mortgage loan, a rate equal to 0.03% per annum.

MONTHLY STRIKE RATE - With respect to the Corridor Contract, the fixed rate set forth in the Corridor Contract used to determine payments to the trust.

MOODY'S -- Moody's Investors Service, Inc.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement among the Seller, Impac Holdings and the company, whereby the mortgage loans are being sold to the company.

NET INTEREST SHORTFALLS -- Prepayment Interest Shortfalls, to the extent not covered by the subservicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws.

NET MORTGAGE RATE -- On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing
Fee Rate, (3) the related Lender-Paid PMI Rate, if such mortgage loan is a
Lender-Paid PMI Insured Loan and (4) the Trustee Fee Rate.

NOTIONAL AMOUNT - With respect to the Class 1-A-X Certificates, the Certificate
Principal Balance of the Class 1-A-1 Certificates. With respect to the Class
3-A-X Certificates, the Certificate Principal Balance of the Class 3-A-1
Certificates. With respect to the Class 5-A-X Certificates, the aggregate
Certificate Principal Balance of the Class 5-A-1, Class 5-A-2, Class 5-A-3,
Class 5-A-4, Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates.

OFFERED CERTIFICATES -- The Class A, Class B-1, Class B-2, Class B-3 and Class R
Certificates.

                                     S-160

OFFERED SUBORDINATE CERTIFICATES - The Class B-1, Class B-2 and Class B-3
Certificates.

OID REGULATIONS -- Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

ONE-MONTH LIBOR -- The London interbank offered rate for one-month United States dollar deposits, determined as described in "Description of the
Certificates--Calculation of One-Month LIBOR for the Offered Certificates" in
this prospectus supplement.

ORIGINAL SUBORDINATE PRINCIPAL BALANCE -- The aggregate Certificate Principal
Balance of the Subordinate Certificates as of the Closing Date.

P&I ADVANCE -- The aggregate of all payments of principal and interest, net of the Master Servicing Fee and the Subservicing Fee, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination Date.

PASS-THROUGH RATE -- With respect to any distribution date and the Class 2-A
Certificates and Class 4-A Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the related mortgage loans as of the first day of the month preceding the month in which such distribution date occurs.

         With respect to the Class 1-A-1 Certificates and Class R Certificates,
on or prior to the distribution date in April 2008, the pass-through rate will be a per annum rate equal to the excess, if any, of the weighted average of the
Net Mortgage Rates on the Group 1 Loans, weighted on the basis of the outstanding principal balances of those mortgage loans, over 0.86% per annum, and thereafter, the excess, if any, of the weighted average of the Net Mortgage
Rates on the Group 1 Loans, over 1.244% per annum.

         With respect to the Class 3-A-1 Certificates, on or prior to the distribution date in April 2010, the pass-through rate will be a per annum rate equal to the excess, if any, of the weighted average of the net mortgage rates on the Group 3 Loans, weighted on the basis of the outstanding principal balances of those mortgage loans, over 0.35% per annum, and thereafter, the excess, if any, of the weighted average of the net mortgage rates on the Group 3
Loans, over 1.216% per annum.

         With respect to the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4,
Class 5-A-5, Class 5-A-6 and Class 5-A-7 Certificates, a per annum rate equal to the lesser of (a) One-Month LIBOR plus the related Certificate Margin and (b)
the Class 5-A Net WAC Rate.

         With respect to the Class 1-A-X Certificates, on or prior to the distribution date in April 2008, the pass-through rate will be a per annum rate equal to 0.86% per annum, and thereafter, 1.244% per annum.

         With respect to the Class 3-A-X Certificates, on or prior to the distribution date in April 2010, the pass-through rate will be a per annum rate equal to 0.35% per annum, and thereafter, 1.216% per annum.

         With respect to the Class 5-A-X Certificates, a per annum rate equal to the excess, if any, of (a) the weighted average of the Net Mortgage Rates of the
Group 5 Loans as of the first day of the month preceding the month in which such distribution date occurs, over (b) the weighted average of the Pass-Through
Rates on the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5,
Class 5-A-6 and Class 5-A-7 Certificates, in each case adjusted by the number of days in the related Accrual Period, weighted on the basis of the Certificate
Principal Balances thereof.

                                     S-161

         With respect to the Class B Certificates, a per annum rate equal to the weighted average, weighted in proportion to the results of subtracting from the aggregate principal balance of each Loan Group the aggregate Certificate
Principal Balance of the related Senior Certificates of (i) the weighted average of the net mortgage rates of the mortgage loans in loan group 1, (ii) the weighted average of the net mortgage rates of the mortgage loans in loan group
2, (iii) the weighted average of the net mortgage rates of the mortgage loans in loan group 3, (iv) the weighted average of the net mortgage rates of the mortgage loans in loan group 4 and (v) the weighted average of the net mortgage rates of the mortgage loans in loan group 5, in each case, as of the first day of the month preceding the month in which the distribution occurs.

PLAN -- Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

PLAN ASSETS -- The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

PMI INSURER -- Radian Guaranty, Inc., or its successors or assigns.

PMI INSURER POLICY -- The lender-paid primary mortgage insurance policy issued by the PMI Insurer in accordance with a March 29, 2002 letter between the Seller and the PMI Insurer.

PMI MORTGAGE LOANS -- The mortgage loans covered by the PMI Insurer Policy.

PMI INSURER FEE RATE -- With respect to each PMI Mortgage Loan, the per annum rate payable to the PMI Insurer under the PMI Insurer Policy.

POLICY PREMIUM RATE - The rate per annum set forth in the Agreement.

PREPAYMENT ASSUMPTION -- With respect to Loan Group 1, Loan Group 2, Loan Group
3 and Loan Group 4 a Prepayment Assumption of 100% assumes that the outstanding principal balance of the mortgage loans in the related Loan Group prepays at a constant prepayment rate of 25% per annum, each month (also defined herein as
"CPR"). With respect to Loan Group 5, a Prepayment Assumption of 100% assumes a rate of 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional approximately 2.364% in each month thereafter until the twelfth month. Beginning in the thirteenth month through the twenty-forth month, the prepayment assumption assumes a constant prepayment rate of 30% per annum, each month. Beginning in the twenty-fifth month through the thirtieth month, the prepayment assumption assumes a constant prepayment rate of 55% per annum, each month. Beginning in the thirty-first month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 35% per annum, each month. (also defined herein as
"PPC"). With respect to the table entitle "Percentage of Initial Certificate
Principal Balance Outstanding at the Following Percentages of the Prepayment
Assumption" for Class B-1, Class B-2 and Class B-3, a Prepayment Assumption of
100% assumes that the outstanding principal balance of all the mortgage loans prepays at a constant prepayment rate of 25% per annum, each month.

PREPAYMENT INTEREST EXCESS -- With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment
Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

                                     S-162

PREPAYMENT PERIOD -- As to any distribution date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such distribution date occurs (or, with respect to the first distribution date, the period from June 1, 2005) and ending on the close of business on the fifteenth day of the month in which such distribution date occurs.

PRINCIPAL REMITTANCE AMOUNT -- For any distribution date and each Loan Group, the sum of

         (1) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

         (2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) in the related Loan Group as required by the Agreement during the preceding calendar month; and

         (3) the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments,
Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, in each case to the extent applied as recoveries of principal with respect to the mortgage loans in the related Loan Group.

RATING AGENCIES -- S&P and Moody's.

RECORD DATE -- For each distribution date and the Class 1-A, Class 2-A, Class
3-A, Class 4-A and Class B Certificates, (and the Class 5-A Certificates if they are not Book-Entry Certificates), will be the close of business on the last business day of the month preceding the month in which such distribution date occurs. For each distribution date and the Class 5-A Certificates, so long as such certificates are Book-Entry Certificates, the business day prior to such distribution date.

REFERENCE BANKS -- Leading banks selected by the Trustee (after consultation with the Master Servicer)and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the applicable LIBOR Determination Date, (iii) which have been designated as such by the Trustee (after consultation with the Master Servicer) and (iv) not controlling, controlled by, or under common control with, the company or the
Seller.

RELIEF ACT -- The Servicemembers Relief Act, as amended, and similar legislation or regulations.

REMIC -- A real estate mortgage investment conduit within the meaning of Section
860D of the Code.

REMIC REGULATIONS -- Treasury regulations under Sections 860A to 860G of the
Code generally addressing the treatment of REMICs.

RELIEF ACT SHORTFALL -- For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

RESERVE INTEREST RATE - With respect to any LIBOR Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean
(rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii)
in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

                                     S-163

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

SELLER -- Impac Funding Corporation, in its capacity as seller under the
Mortgage Loan Purchase Agreement.

SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to each of the Group 1, Group 2,
Group 3, Group 4 and Group 5 Senior Certificates, other than the Class 1-A-X,
Class 3-A-X and Class 5-A-X Certificates, and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balances of each of the Group 1, Group 2, Group
3, Group 4 and Group 5 Senior Certificates, as applicable, immediately prior to such Distribution Date):

(1)      the applicable Senior Percentage of the principal portion of all
         Monthly Payments due on the mortgage loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)      the applicable Senior Prepayment Percentage of the Stated Principal
         Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)      the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment
         Period;

(4)      the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii))
         and all Subsequent Recoveries received in respect of each Liquidated
         Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior
         Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Loan Group which became a Liquidated
         Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii) and
         (ii) the Stated Principal Balance of each such mortgage loan in the related Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5)      the applicable Senior Prepayment Percentage of the sum of (a) the
         Stated Principal Balance of each mortgage loan in the related Loan
         Group which was repurchased by the Seller in connection with such distribution date and (b) the excess, if any, of the Stated Principal
         Balance of each mortgage loan in the related Loan Group that has been replaced by the Seller with a substitute mortgage loan pursuant to the
         Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

                                     S-164

SENIOR PERCENTAGE -- With respect to each Loan Group, the lesser of (a) 100% and
(b) the percentage (carried to six places rounded up) obtained by dividing the
Certificate Principal Balance of the Senior Certificates (other than the Class
1-A-X, Class 3-A-X and Class 5-A-X Certificates) related to such Loan Group, immediately prior to such distribution date, by the aggregate Stated Principal
Balance of the mortgage loans in such Loan Group as of the beginning of the related Due Period.

SENIOR PREPAYMENT PERCENTAGE -- The Senior Prepayment Percentage for the Group
1, Group 2, Group 3, Group 4 and Group 5 Senior Certificates, on any
Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)               Senior Prepayment Percentage
------------------------               ----------------------------

July 25, 2005 - June 25, 2015          100%

July 25, 2015 - June 25, 2016          Senior Percentage for the related Senior
                                       Certificates plus 70% of the related
                                       Subordinate Percentage.

July 25, 2016 - June 25, 2017          Senior Percentage for the related Senior
                                       Certificates plus 60% of the related
                                       Subordinate Percentage.

July 25, 2017 - June 25, 2018          Senior Percentage for the related Senior
                                       Certificates plus 40% of the related
                                       Subordinate Percentage.

July 25, 2018 - June 25, 2019          Senior Percentage for the related Senior
                                       Certificates plus 20% of the related
                                       Subordinate Percentage.

July 25, 2019 and thereafter           Senior Percentage for the related Senior
                                       Certificates.

         Any scheduled reduction to the related Senior Prepayment Percentage for the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust)
averaged over the last six months, as a percentage of the aggregate Certificate
Principal Balance of the Subordinate Certificates does not exceed 50% and (2)
cumulative Realized Losses on the mortgage loans do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Subordinate Principal
Balance if such distribution date occurs between and including July 2015 and
June 2016, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including July 2016 and June 2017, (c) 40%
of the Original Subordinate Principal Balance if such distribution date occurs between and including July 2017 and June 2018, (d) 45% of the Original
Subordinate Principal Balance if such distribution date occurs between and including July 2018 and June 2019, and (e) 50% of the Original Subordinate
Principal Balance if such distribution date occurs during or after July 2019.

         In addition, if on or before the distribution date in June 2008, the
Aggregate Subordinate Percentage for such distribution date is equal to or greater than two times the initial Aggregate

                                     S-165

Subordinate Percentage, and the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate
Principal Balance of the Subordinate Certificates does not exceed 50% and cumulative Realized Losses on the mortgage loans as of the end of the related
Prepayment Period do not exceed 20% of the Original Subordinate Principal
Balance, then, in each case, the Senior Prepayment Percentages for the Group 1,
Group 2, Group 3, Group 4 and Group 5 Senior Certificates for such distribution date will equal the Senior Percentage for the Group 1, Group 2, Group 3, Group 4
and Group 5 Senior Certificates, respectively, plus 50% of the related
Subordinate Percentage on such distribution date. If after the distribution date in June 2008, the Aggregate Subordinate Percentage is equal to or greater than two times the initial Aggregate Subordinate Percentage, and the aggregate Stated
Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed 50% and the cumulative Realized Losses do not exceed 30% of the
Original Subordinate Principal Balance, then the Senior Prepayment Percentages for the Group 1, Group 2, Group 3, Group 4 and Group 5 Senior Certificates for
such distribution date, will equal the Senior Percentage for the Group 1, Group
2, Group 3, Group 4 and Group 5 Senior Certificates, respectively.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior
Certificates (other than the Class 1-A-X, Class 3-A-X and Class 5-A-X
Certificates) immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off
Date, then the Senior Prepayment Percentage with respect to the Senior
Certificates for such distribution date will equal 100%.

STATED PRINCIPAL BALANCE -- With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off
Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any
Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

STATISTICAL POOL CALCULATION DATE -- May 1, 2005.

SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the Subordinate
Certificates, the amount by which (x) the sum of the Certificate Principal
Balances of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate
Principal Balances of the Certificates on such Distribution Date) exceeds (y)
the Stated Principal Balances of the mortgage loans on the Due Date related to such Distribution Date.

SUBORDINATE CERTIFICATES -- The Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5 and Class B-6 Certificates.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to the Subordinate
Certificates and each distribution date will be an amount equal to the sum of the following from each Loan Group (but in no event greater than the aggregate
Certificate Principal Balances of the Subordinate Certificates immediately prior to such Distribution Date):

                                     S-166

(1)      the applicable Subordinate Percentage of the principal portion of all
         Monthly Payments due on each mortgage loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)      the applicable Subordinate Prepayment Percentage of the Stated
         Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)      the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment
         Period for each mortgage loan in the related Loan Group;

(4)      the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all
         Subsequent Recoveries received in respect of each Liquidated Mortgage
         Loan in the related Loan Group during the related Due Period over (b)
         the sum of the amounts distributable to the holders of the related
         Senior Certificates pursuant to clause (4) of the definition of "Senior
         Optimal Principal Amount" on such Distribution Date;

(5)      the applicable Subordinate Prepayment Percentage of the sum of (a) the
         Stated Principal Balance of each mortgage loan in the related Loan
         Group which was repurchased by the Seller in connection with such distribution date and (b) the difference, if any, between the Stated
         Principal Balance of each mortgage loan in the related Loan Group that has been replaced by the Seller with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of each such substitute mortgage loan; and

(6)      on the distribution date on which the Certificate Principal Balances of the related Senior Certificates (other than the Class 5-A-X
         Certificates) have all been reduced to zero, 100% of any applicable
         Senior Optimal Principal Amount.

SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to any
Loan Group, 100% minus the related Senior Percentage for the Senior Certificates
(other than the Class 1-A-X, Class 3-A-X and Class 5-A-X Certificates) related to such Loan Group.

SUBORDINATE PREPAYMENT PERCENTAGE -- As of any distribution date and with respect to any Loan Group, 100% minus the related Senior Prepayment Percentage for such Loan Group, except that on any distribution date after the Certificate
Principal Balance of each class of Senior Certificates of the related
Certificate Group have each been reduced to zero, if (A) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the
Subordinate Certificates does not exceed 50%, the Subordinate Prepayment
Percentage for the Subordinate Certificates with respect to such Loan Group will equal 100%. If the above test is not satisfied on any distribution date after the Certificate Principal Balance of each class of Senior

                                     S-167

Certificates of the related Certificate Group have each been reduced to zero, then the Subordinate Prepayment Percentage with respect to such Loan Group shall equal zero for such distribution date.

SUBSEQUENT RECOVERIES -- Any liquidation proceeds (net of amounts owed to the
Master Servicer or any subservicer with respect to the related mortgage loan)
received after the final liquidation of a mortgage loan. If Subsequent
Recoveries are received, they will be included as part of the Principal
Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss
Amount for the class of Class 1-A-1, Class 2-A, Class 3-A-1, Class 4-A, Class
5-A (other than the Class 5-A-X Certificates) or Class B Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining
Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate
Principal Balance of such class or classes of Class 1-A, Class 2-A, Class 3-A,
Class 4-A, Class 5-A or Class B Certificates will be increased by the same amount. Thereafter, such class or classes of Class 1-A, Class 2-A, Class 3-A,
Class 4-A, Class 5-A or Class B Certificates will accrue interest on the increased Certificate Principal Balance.

SUBSERVICERS -- Countrywide Home Loans Servicing LP and GMAC Mortgage
Corporation.

SUBSERVICING FEE -- With respect to each mortgage loan, accrued interest at the
Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.
The Subservicing Fee consists of subservicing and other related compensation payable to the Subservicer or to the Master Servicer if the Master Servicer is
directly servicing the loan.

SUBSERVICING FEE RATE -- On each mortgage loan, a rate equal to 0.375% per annum.

TRUSTEE -- Wells Fargo Bank, N.A.

TRUSTEE FEE RATE -- With respect to each Mortgage Loan, the per annum rate of
0.0040%.

UNDERWRITER -- UBS Securities LLC.

                                     S-168

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Impac
Mortgage Pass-Through Certificates, Series 2005-1 Class 1-A, Class 2-A, Class
3-A, Class 4-A, Class 5-A, Class B-1, Class B-2 and Class B-3 (the "Global
Securities") will be available only in book-entry form. Investors in the Global
Securities may hold interests in such Global Securities through any of DTC,
Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

         Secondary market trading between investors holding interests in Global
Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through
DTC will be conducted according to the rules and procedures applicable to U.S.
corporate debt obligations.

         Secondary cross-market trading between investors holding interests in
Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                      I-1

         Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller And Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After such settlement has been completed, the
Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed through DTC on the intended value date
(i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending
Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Transfers between Clearstream or Euroclear seller and DTC purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions

                                      I-2

to Clearstream or the Euroclear Operator through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global
Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back- valued to the value date (which would be the preceding day, when settlement occurred through
DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-
valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or
Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and purchase
Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

         (a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant
         Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of
Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN
(Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of

                                      I-3

Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
(depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or
Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a
Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term "Non-U.S. Person" means any person who is not a U.S. Person.
This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      I-4

                           IMPAC SECURED ASSETS CORP.
                                     Company

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE OFFERED SECURITIES
The company proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

     o    mortgage loans secured by first and junior liens on the related mortgage property;
     o    home equity revolving lines of credit;
     o    mortgage loans where the borrower has little or no equity in the related mortgaged property;
     o    mortgage loans secured by one- to four-family residential properties;
     o    mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and
     o    manufactured housing conditional sales contracts and installment loan agreements or interests therein;
in each case acquired by the company from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT
If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-support or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR
DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 30, 2004.

                                TABLE OF CONTENTS

Caption                                          Page
-------                                          ----

   Collection and Other Servicing Procedures;

   Realization Upon or Sale of Defaulted Mortgage
   Loans...........................................19
   Servicing and Other Compensation and

   Distributions of Interest and Principal on the
   Securities......................................37
   Pre-Funding Account.............................38
   Distributions on the Securities in Respect of

   Reduction or Substitution of Credit Enhancement.49
OTHER FINANCIAL OBLIGATIONS RELATED TO THE

PRIMARY MORTGAGE INSURANCE, HAZARD

   Certain Matters Regarding the Master Servicer
   and the Company.................................56
   Events of Default and Rights Upon Event Default.57

   Anti-Deficiency Legislation and Other
   Limitations on Lenders..........................77
   Environmental Legislation.......................79
   Consumer Protection Laws with Respect to

   Formaldehyde Litigation with Respect to

   Representation from Plans Investing in Notes
   with "Substantial Equity Features" or Non-exempt

                                  INTRODUCTION

ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the company. Each trust fund will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the company from one or more affiliated or unaffiliated sellers. See "The Company" and "The Mortgage
Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets may only include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement.
Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the
Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The company's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the company, except as provided in the related prospectus supplement. The master servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See
"Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of certificates, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of certificates will specify which class or classes of the related series of certificates will be considered to be regular interests in the related REMIC and which class of certificates or other interests will be designated as the residual interest in the related REMIC. See
"Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under
"Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the company or any affiliate of the company. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid-rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the
District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage  loans will not be  guaranteed or insured by the company or any of its  affiliates.  However, if so specified in the related prospectus supplement,  the mortgage loans may be insured by the FHA or the VA. See
"Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be 90 days or more delinquent. Mortgage loans which are more than 30 and less than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and less than 90 days delinquent of 20% or more.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime"
mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie
Mae and Freddie Mac, known as jumbo loans, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie
Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the company for inclusion in a mortgage pool from among those purchased by the company, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the company directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the company may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a
Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the
Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of
Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the company pursuant to a Designated Seller
Transaction will generally include information, provided by the related

Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1)
either have been (a) previously registered under the Securities Act, or (b)
eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. If the mortgage securities are the securities of the company or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

     o    Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

     o    Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

     o    Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note
          Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o    Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the

          Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

     o    Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred
          Interest, if any, will be added to the principal balance of these mortgage loans;

     o    Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o    Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term.

     o    Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time; or

     o    Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be
"rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the company, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the company or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will made up from:

     o    funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

     o    if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

     o    additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to
Certificate Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer have a seasoned portfolio of mortgage loans.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the company, on an approximate basis, as to the following:

          o    the aggregate principal balance of the mortgage loans,

          o    the type of property securing the mortgage loans,

          o    the original or modified terms to maturity of the mortgage loans,

          o    the range of principal balances of the mortgage loans at
               origination or modification,

          o    the earliest origination or modification date and latest maturity date of the mortgage loans,

          o    the loan-to-value ratios of the mortgage loans,

          o    the mortgage rate or range of mortgage rates borne by the
               mortgage loans,

          o    if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

          o    the geographical distribution of the mortgage loans,

          o    the number of buydown mortgage loans, if applicable, and

          o    the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the
Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The company will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the
Securities" and "The Agreements." With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement
(including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under
"--Representations by Sellers" in this prospectus, "Servicing of Mortgage
Loans--Subservicers," and "Description of the Securities--Assignment of Trust
Fund Assets," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will have been purchased by the company, either directly or indirectly from Sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the company and generally described below. Any mortgage loan not directly underwritten by the company or its affiliates will be reunderwritten by the company or its affiliates, except in the case of a Designated Seller's
Transaction, in which case each mortgage loan will be underwritten by the Seller or an affiliate thereof. The reunderwriting standards of the company or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home
(including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the loan-to-value ratio of the mortgage loan is another critical factor.

                                       10

In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the
creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An

                                       11

appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised.
The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to Fannie Mae or Freddie Mac.

         Notwithstanding the foregoing, loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have loan-to-value ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property.
As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup.
In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance
Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

                                       12

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

          o    any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company;

          o    with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions)
               the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company or (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to
               permissible exceptions set forth therein) the lien status of the mortgage;

          o    the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

          o    there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance
               exceptions);

          o    the related mortgaged property is free from damage and in good repair;

          o    there are no delinquent tax or assessment liens against the related mortgaged property;

          o    the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest;

          o    if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy;
               and

          o    the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given.
Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers
(tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security: (1) the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (2) the Seller has good title to the mortgage security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage

                                       13

loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the company. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which there presentations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's purchase obligation
(or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the company will be the limited representations of the company and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets"
below.

         The company will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the company).

         As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a
REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified
Substitute Mortgage Loan generally will, on the date of substitution:

                                       14

          o    have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

          o    have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage
               Loan as of the date of substitution,

          o    have a loan-to-value ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of
               substitution,

          o    have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

          o    comply with all of the representations and warranties made by the
               Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the
Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the company nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the company or any other party.
The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the company nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the

                                       15

Sellers will carryout their purchase obligations. A default by a Seller is not a default by the company or by the master servicer. However, to the extent that a breach of there presentations and warranties of a Seller also constitutes a breach of a representation made by the company or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund
Assets," the company or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by
Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. Forms of pooling and servicing agreements and a form of servicing agreement have been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the company or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be Impac Funding Corporation or another affiliate of the company. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

                                       16

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property.
Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such

                                       17

corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See
"Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.
See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA
loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption.
The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the

                                       18

related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;
adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.
See "Description of Credit Enhancement."

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "--Servicing and Other
Compensation and Payment of Expenses; Retained Interest" below and "Description of the Securities--The Certificate Account."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.
Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will

                                       19

permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and
(2) these expenses will be recoverable to it from related Insurance Proceeds,
Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits
(which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental
         Legislation."

         The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery

                                       20

related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and
Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an
ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is

                                       21

acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the
Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see
"Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard
Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable
Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

         In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses

                                       22

incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or
Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the company. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest
Shortfalls resulting from mortgagor prepayments during that period. See "Yield
Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the company and the trustee to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for mortgages serviced for
Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program
for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for mortgages serviced for
Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof.
This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

                                       23

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates
(or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part.
Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the company and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the company in the event of the bankruptcy Seller or the company. The following summaries (together with additional summaries under "The
Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement.
Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

          o    the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the company or any of its affiliates with respect to each mortgage loan;

          o    all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

          o    any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

          o    hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

          o    the rights of the company under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

          o    any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange
               agreements as described under "Description of Credit
               Enhancement."

                                       24

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

          o    a single class of securities;

          o    two or more classes of securities, one or more classes of which will be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate)
               securities may be senior to other classes of senior (or
               subordinate) securities, as described in the respective
               prospectus supplement;

          o    two or more classes of securities, one or more classes of which will be Strip Securities;

          o    two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of
               distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes"
               and "targeted amortization classes"), or on the basis of
               collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual
               Securities; or

          o    other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating
Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under "Description of Credit
Enhancement," by the subordination of one or more other classes of securities as described under "Subordination" or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related
REMIC, as defined in the Code. As to each series of certificates as to which a
REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

                                       25

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of the DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to
DTC's clearance system.

         No Beneficial Owner will be entitled to receive a Security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the company elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and
Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of
DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC
Registered Securities to persons or entities that are not participants in the
DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may
experience delays in the receipt of payments in respect of their securities.
Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the company, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                       26

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global
Securities through any of DTC, Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and
Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their
Relevant Depositary which in turn will hold those positions in their accounts as
DTC participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds. Secondary market trading between Clearstream participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a
Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct

                                       27

the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date
(i.e., the trade fails),the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them,
Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing
Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective
European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the
Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in

                                       28

the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or
               Euroclear accounts) in accordance with the clearing system's customary procedures;

          o    borrowing the Global Securities in the U.S. from a DTC
               participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for
Non-U.S. Persons (Form W-8BEN). Beneficial holders of Global Securities that are
Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of
Beneficial Owner for United States Tax Withholding). If the information shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate
Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
Certification).

         The holder of a Global Security or, in the case of a Form W-8BEN or a
Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and
Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in,

                                       29

or under the laws of, the United States or any political subdivision thereof
(except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a
U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the company will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the company or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the company in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification
(without regard to any secondary financing).

         In addition, the company will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

          o    the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

          o    the mortgage with evidence of recording indicated on the mortgage
               (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

          o    an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security
               agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy
               agreements),

          o    any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

          o    if applicable, any riders or modifications to the mortgage note and mortgage, and

          o    any other documents set forth in the related pooling and
               servicing agreement, mortgage loan purchase agreement or
               servicing agreement.

                                       30

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the company delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The company will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment.
Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the company or the originator of the mortgage loan.

         As to each Contract, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

          o    the original Contract endorsed, without recourse, to the order of the trustee,

          o    copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the
               Contract, and

          o    a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the company will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The company will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be

                                       31

missing or defective in any material respect, the trustee (or the custodian)
will be required to promptly so notify the master servicer, the company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected mortgage loan or mortgage security as described above. The company will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the company or the master servicer.

         Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the company will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original
Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the company will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers as described above under
"The Mortgage Pools--Representations by Sellers." However, the company will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the company.
Any mortgage loan not so purchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under
"Servicing of Mortgage Loans." The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

                                       32

CERTIFICATE ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a
Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the
Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

          o    all payments on account of principal, including principal
               prepayments, on the mortgage loans;

          o    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the company;

          o    all payments on the mortgage securities;

          o    all Insurance Proceeds and Liquidation Proceeds;

          o    any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of
               securities as described under "Description of Credit
               Enhancement";

          o    any advances made as described under "--Advances" below;

          o    any Buydown Funds (and, if applicable, investment earnings on the
               Buydown Funds) required to be paid to securityholders, as
               described below;

          o    any amounts paid by the master servicer to cover Prepayment
               Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained
               Interest";

          o    to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

                                       33

          o    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          o    any other amounts required to be deposited in the Certificate
               Account as provided in the related pooling and servicing
               agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus
               supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown
Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the company will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown
Funds)for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related trust fund.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the
Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the
Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that
Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown
Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown
Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate
Account for the related trust fund for any of the

                                       34

following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

          (1)  to make distributions to the related securityholders on each distribution date;

          (2)  to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

          (3)  to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income
               collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

          (4)  to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit
               enhancement) interest accrued on the advances described in clause
               (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

          (6)  to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain
               Matters Regarding the Master Servicer and the Company";

          (7)  if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

          (8)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

                                       35

          (9)  to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (10) to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

          (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal
               Income Tax Consequences--REMICS--Prohibited Transactions and
               Other Possible REMIC Taxes";

          (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

          (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

          (14) to pay to itself, the company, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

          (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

          (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to
               multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage
               Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

          (17) to clear and terminate the Certificate Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date.
The particular components of the available distribution amount

                                       36

for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in equal proportion among the outstanding securities in the class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in the requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution. Payments will be made to each certificateholder in accordance with the holder's
Percentage Interest in a particular class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual
Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or
(2)equal to the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip
Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes

                                       37

of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance(s) of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement.
Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or maybe made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the
Sellers of additional mortgage loans to the related trust after the Closing
Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer maybe funded by the establishment of a pre-funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an
Eligible Account, the amounts therein may be required to be invested in
Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year
(with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise)
and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to

                                       38

maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related
Determination Date. No notice will be given to the certificateholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related
Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the
Determination Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses.
Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement)
respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances maybe secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so

                                       39

provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement or servicing agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

          o    the amount, if any, of the distribution allocable to principal;

          o    the amount, if any, of the distribution allocable to interest;

          o    the amount, if any, of the distribution allocable to prepayment premiums;

          o    with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

          o    the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

          o    the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

          o    the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

          o    the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one
               scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          o    the book value of any real estate acquired the trust fund by foreclosure or by a deed in lieu of foreclosure;

          o    the balance of the reserve fund, if any, at the close of business on the distribution date;

                                       40

          o    the amount of coverage under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk as of the close of business on the
               applicable Determination Date and a description of any credit enhancement substituted therefor;

          o    the Special Hazard Amount, Fraud Loss Amount and Bankruptcy
               Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

          o    with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related pooling and servicing agreement and specified in the related prospectus supplement; and

          o    any other material information as required under the related pooling and servicing agreement.

         In the case of information furnished pursuant to the first three items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to the offered securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard
Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate securities to provide credit support to one or more classes of senior securities, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

                                       41

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of
Credit Enhancement--Reduction or Substitution of Credit Enhancement." If
specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of
Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.
The offered securities of any series may include one or more classes of subordinate securities.

CROSS-SUPPORT

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating
overcollateralization and additional protection to the security holders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

                                       42

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current
Report on Form 8-K.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the company for each trust fund will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under
"Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor. Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

          o    any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

          o    hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

          o    if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

          o    the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (1) to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and securityholders, or (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the

                                       43

aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance
Policies" below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A mortgage pool insurance policy (and most Primary Insurance
Policies)will likely not insure against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the
Seller or other persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications.
Depending upon the nature of the event, a breach of representation made by a
Seller may also have occurred. This breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under
"The Mortgage Pools--Representations by Sellers." However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the company or master servicer.

         The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of securities. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the
Securities--Advances."

         Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage
Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no

                                       44

coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses
will cover all risks, and the amount of the coverage will be limited. See
"Special Hazard Insurance Policies" below. As a result, some hazard risks will not be insured against and will therefore be borne by the related securityholders.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Primary Mortgage Insurance, Hazard
Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid
(all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost

                                       45

of repair of the property will further reduce coverage by that amount.
Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total
Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the
Seller or the company.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the company will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted
Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the company or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the company or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the company, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

                                       46

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The master servicer will agree today the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases tone qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the company, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. In the event that the pool insurer ceases to be a qualified insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie
Mae or any successor entity, the master servicer will be obligated to review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

                                       47

         If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or
Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         In lieu of the master servicer's obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of securities that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the securities by the
Rating Agency or Agencies.

         If a special hazard insurance policy has been obtained for a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard Insurance Policies." The
master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and
securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restoration special hazard insurance policy, are to be deposited in the related certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Certificate account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for deposit in the related Certificate Account.

                                       48

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud
Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected.
Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of securities may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the company, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed

                                       49

rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank
Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as
U.S. Treasury Bill rates.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER
GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the

                                       50

related prospectus supplement) may be required by the company to be covered by a
Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding
75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least
80% (or other percentage as described in the prospectus supplement). The company will represent and warrant that, to the best of the company's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary
Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

          o    the insured percentage of the Primary Insurance Covered Loss;

          o    the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

          o    at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or
               (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a
Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

          o    advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and
               foreclosure and related costs;

          o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy
               (ordinary wear and tear excepted); and

          o    tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single

                                       51

family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the company had knowledge of the Primary Insurance Policy. In the event the company gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary
Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a
Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary
Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or
Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool
insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis.
The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

         As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable certificate Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling

                                       52

and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard
Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United
States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the
Housing Act provides for co-insurance of such mortgage loans made under Sections
221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

                                       53

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

         The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to
30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the company for VA loans in excess of amounts specified by the VA.
The amount of the additional coverage will beset forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE COMPANY

         The company is a wholly-owned subsidiary of Impac Funding Corporation.
The company was incorporated in the State of Delaware on May 6, 1996. The company was organized for the purpose of serving as a private secondary mortgage market conduit. The company does not have, nor is it expected in the future to have, any significant assets. On January 29, 1998, the company changed its name from ICIFC Secured Assets Corp. to Impac Secured Assets Corp.

         The company maintains its principal office at 2037 Irvine Avenue, Suite
200, Santa Ana Heights, California 92707. Its telephone number is (714)
556-0122.

                            IMPAC FUNDING CORPORATION

         Impac Funding Corporation, the Company's parent, will be a Seller and may act as master servicer with respect to a mortgage pool. Impac Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time,

                                       54

acquired condominium conversion loans. Impac Funding is a non-consolidating subsidiary of Impac Mortgage Holdings, Inc. Impac Funding primarily acquires mortgage loans from approved correspondents.

         Prior to November 1995, Impac Funding was a division of Imperial Credit industries, Inc. In November 1995, Imperial Credit Industries, Inc. restructured its operations pursuant to which Impac Funding became a separate corporation and
Imperial Credit Industries, Inc. contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Mortgage Holdings, Inc., in
exchange for approximately 10% of the common stock of Impac Mortgage Holdings,
Inc. The common stock of Impac Funding was retained by Imperial Credit
Industries, Inc. until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of
Impac Mortgage Holdings, Inc.

         Impac Funding's executive offices are located at 1401 Dove Street,
Newport Beach, California 92660, and its telephone number is (949) 475-3700.

                          IMPAC MORTGAGE HOLDINGS, INC.

         Impac Mortgage Holdings, Inc. is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and securities backed by such loans. The conduit operations, conducted by Impac
Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain ongoing operations contributed to Impac Mortgage Holdings by Imperial Credit Industries,
Inc., a leading specialty finance company, in November 1995. Impac Mortgage
Holdings is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

         Impac Mortgage Holdings, Inc.'s executive offices are located at 20371
Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is
(714) 556-0122.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the company, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the company and the owner trustee.

                                       55

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each
Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The company will provide a copy of the
Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the company and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the company, and any director, officer, employee or agent of the master servicer or the company are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement)
and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability.
The master servicer or the company may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the company, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and

                                       56

servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the company and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

          o    any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so
               required, to distribute to the holders of any class of
               certificates of the series any required payment which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

          o    any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and
               servicing agreement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)
               in the related trust fund;

          o    events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

          o    any failure of the master servicer to make advances as described in this prospectus under "Description of the
               Securities--Advances."

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the company or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification

                                       57

to the master servicer and to the company or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the company and with the company's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement
(unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)
in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

          o    any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so
               required, to distribute to the holders of any class of notes or
               Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

          o    any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

                                       58

          o    events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

          o    any other servicing default as set forth in the servicing
               agreement.

         So long as a servicing default remains unremedied, either the company or the trustee may, by written notification to the master servicer and to the
Issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity
Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement
(other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

          o    a default for five days or more (or other period of time
               described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

          o    failure to perform any other covenant of the company or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          o    any representation or warranty made by the company or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus
               supplement;

          o    events of bankruptcy, insolvency, receivership or liquidation of the company or the trust fund, as specified in the indenture; or

          o    any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

                                       59

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2)
the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of
66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case.
However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2)
the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60- day period by the holders of a majority of the Note Balances of that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

          o    to cure any ambiguity,

          o    to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

          o    to change the timing and/or nature of deposits in the Certificate
               Account, provided that (1) the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (2) the change would not

                                       60

               adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable
               Rating Agency,

          o    if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
               (A) to the extent as shall be necessary to maintain the
               qualification of the trust fund as a REMIC or to avoid or
               minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or
               desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to
               restrict the transfer of the REMIC Residual Certificates,
               provided that the company has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC
               Residual Certificates to a non-permitted transferee,

          o    to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

          o    to amend specified provisions that are not material to holders of any class of certificates offered under this prospectus.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage
Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the company, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be

                                       61

amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)  reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)  adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66%
     of the aggregate voting rights of the class or

(3)  reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the company, respectively) will terminate upon the payment to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the
Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan,
REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the company or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the
REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b)
if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the company will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years)
has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the company, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer or the company. In no event, however, will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.
Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the

                                       62

trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the company or, if applicable, the holder of the REMIC
Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the company or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the company and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of
America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Certificate
Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

                                       63

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the company will be obligated to appoint a successor trustee. The company may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the company will be obligated to appoint a successor trustee.
The trustee may also be removed at anytime by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered certificate will depend on the price paid by the holder for the certificate, the security interest rate on a certificate entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate (or notional amount thereof if applicable)
and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage
Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the company, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and
"Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the
Strip Securities, as applicable.

                                       64

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.
Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company)
may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other
Compensation and Payment of Expenses; Retained Interest".

                                       65

         The trust fund with respect to any series may include convertible ARM
Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in arising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM
Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans, with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination(initial mortgage rates are generally lower than the sum of the
Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred
Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to

                                       66

ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at anytime. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the company, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on- sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage
Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the
Mortgage Loans--Enforceability of Some Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM
Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage

                                       67

interest rates)plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans.
In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See
"Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, teamster servicer, the company or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related
Manufactured Homes to secure repayment of the loan. However, as Manufactured
Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below.

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In some states, a mortgage or deed of trust creates alien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby).
The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         All Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The
Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the
Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the
Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of

                                       69

principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as
tenant-stockholders) who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives"
below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"
within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections
163 and 164 of the Code. In order for a corporation to qualify under Section
216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

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LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the
Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured
Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the company.

         The company will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the company, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured

                                       71

party and, accordingly, the company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured
Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the company's rights as the secured party.
However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the company or Seller.

         In the absence of fraud, forgery or permanent affixation of the
Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the
Manufactured Home. If there are any Manufactured Homes as to which the company has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the company did not take steps to re-perfect its security interest in the state, the security interest in the
Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home;
accordingly, the company must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The company will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a
Contract. However, these liens could arise at any time during the term of a
Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the

                                       72

borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale.
Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages that the mortgagor is currently in a state of default under. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or

                                       73

trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay its obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the Cooperative's building incurred by the tenant-stockholder.
Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however,

                                       74

to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.
The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York
UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law.
A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the possession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

                                       75

          o    Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence
               immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process
               (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the
               occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          o    Once repossession has been achieved, preparation for the
               subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          o    Sale proceeds are to be applied first to repossession expenses
               (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a
               deficiency judgement in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the
               UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in
Louisiana will be governed by Louisiana law rather than Article 9 of the UCC.
Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the

                                       76

appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including
California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the

                                       77

difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative
Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral
(which, in the case of a cooperative mortgage loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy
Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the
Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified

                                       78

pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy
Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act ("TILA"), Real Estate
Settlement Procedures Act ("RESPA"), Equal Credit Opportunity Act ("ECOA"), Fair
Credit Billing Act ("FCBA"), Fair Credit Reporting Act ("FCRA") and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or

                                       79

assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the company has not made and will not make the evaluations prior to the origination of the Secured
Contracts. Neither the company nor any replacement Servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include
TILA, as implemented by Regulation Z, RESPA, as implemented by Regulation X,
ECOA, as implemented by Regulation B, FCBA, FCRA and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

         Some of the mortgage loans, known as High Cost Loans, may be subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds.
Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is

                                       80

the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected.
Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.
Most of the Contracts in a trust fund will be subject to the requirements of the
FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

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ENFORCEABILITY OF SOME PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain
Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St
Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Gain-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Gain-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gain-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon the sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a
Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Gain-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases teamster servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not

                                       82

recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.
The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the
Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July
1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts.
Under an installment contract the seller (referred to in this section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action maybe necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the

                                       83

lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March
31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law.
Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by
Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII.

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Title VIII provides that, notwithstanding any state law to the contrary, (1)
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2)
state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the
Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection
Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. A court may grant a lender relief from the requirements of the Relief
Act if, in the court's opinion, the servicemember's ability to pay interest upon the loan at a rate in excess of 6% percent is not materially affected by reason of the servicemembers' military service. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard, officers of the U.S. Public Health Service, officers of the
National Oceanic and Atmosphere Administration and draftees under an induction order assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.
Application of the Relief Act

                                       85

would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans subject to the Relief Act. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the
Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Actor similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

         Certain states have enacted or may enact their own versions of the
Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

                                       86

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First
Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire,
Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the company, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions.

                                       87

Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

          o    REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

          o    notes representing indebtedness of a trust fund as to which no
               REMIC election will be made, and

          o    Grantor Trust Certificates representing interests in a Grantor
               Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a
"securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of
REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC
Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the

                                       88

imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the
REMIC Certificates will be "real estate assets" within the meaning of Section
856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the
Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the
REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC
Residual Certificates will be interest described in Section 856(c)(3)(B) of the
Code to the extent that the certificates are treated as "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC
Regular Certificates will be "qualified mortgages" within the meaning of Section
860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the company, assuming with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

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         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with
"original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular
Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC
Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing
Date. Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an
"objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

                                       90

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the
"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC
Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC
Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the
Closing Date, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the
REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated
redemption price of the REMIC Regular Certificate. However, the OID Regulations
state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment
Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID
Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.
See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a
description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

                                       91

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.
The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently

                                       92

market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments.
Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC
Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular
Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense

                                       93

would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section
171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market
Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment
Assumption in accruing market discount with respect to REMIC Regular
Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the
Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular
Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a non-corporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period.
Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

                                       94

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited
Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual
Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the
REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC
Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the

                                       95

rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders'
after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC
Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC
Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates (that is, under the constant yield method taking into account the
Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates"
above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

                                       96

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a
Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC
Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus)
were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC
Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for the REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

                                       97

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject tothe same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual
Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual
Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders.
To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual
Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to the REMIC
Residual Certificate before the beginning of that quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and

                                       98

published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC
Residual Certificates are considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC
Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "non-economic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to REMIC Regulations that would add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected.
The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest

                                       99

reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The changes would be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC
Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the purchaser.

         The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the company will make no representation that a REMIC Residual
Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC
Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity"

                                      100

beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC
Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular
Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net
Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC
Certificate is held as a capital asset (generally, property held for investment)
within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable
Federal rate" (generally, a rate based on an average of current yields on
Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" and
"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                      101

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the
Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.
It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the
Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest

                                      102

marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual
Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC
Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after
December 31,1997, notwithstanding the preceding two sentences, in the case of a
REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

          o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

          o    any organization (other than a cooperative described in Section
               521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

          o    any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

                                      103

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in the certificate, the REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related
REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2)
will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of
REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the
IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the
Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In

                                      104

addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular
Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a
REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

                                      105

         New Withholding Regulations

         The Treasury Department has issued new final regulations which provide in greater detail the procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under these regulations.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt &
Wood LLP, counsel to the company, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a
"noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1)......Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of
Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC
Regular Certificates issued by a REMIC, as described above, except that (1)
income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular
Certificate as ordinary income is inapplicable to the notes. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of
REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which

                                      106

[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the
Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest
Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are
subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

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         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust
Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest,"
if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales of Grantor Trust Certificates") and the yield of the Grantor Trust
Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates)
that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5,
1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of

                                      108

prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional
Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.
Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the
IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the

                                      109

stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If
Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield.
Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the
IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August
5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be

                                      110

required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional
Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder)
rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred

                                      111

to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "Characterization of Investments in
Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the
Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip
Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

                                      112

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and
assumes that the holder of a Grantor Trust Strip Certificate will not own any
Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the
Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5,
1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip
Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

                                      113

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is
treated as an interest in discrete mortgage loans, or if the Prepayment
Assumption is not used, then when a mortgage loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the
"Contingent Payment Regulations"), but it appears that Grantor Trust Strip
Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to
Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not
specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor
Trust Strip Certificates are bound by the issuer's projected payment schedule.
The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a
Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a
Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on the

                                      114

sale or exchange of a Grantor Trust Certificate by an investor who holds the
Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the
Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in
"--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC
Regular certificates in "REMICS--Foreign Investors in REMIC Certificates"
applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for

                                      115

exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after
July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section
4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets,"
and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in
Interest unless a statutory or administrative exemption is available. Some
Parties in Interest that participate in a prohibited

                                      116

transaction may be subject to a penalty (or an excise tax) imposed under Section
502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a
Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the
Plan makes an equity investment if: (1) the entity is an operating company; (2)
the equity investment made by the Plan is either a "publicly-offered security"
that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of
1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL
Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the
DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither
Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section
406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied.
For purposes of this section "ERISA Considerations", the term "Underwriter"
shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by a Plan or with
Plan Assets must be rated in one of the four highest generic rating categories by either of Standard & Poor's Ratings Services, a division of

                                      117

The McGraw Hill Companies, Inc., Moody's Investor Service, Inc. or Fitch
Ratings, collectively referred to as the Exemption Rating Agencies. However, the securities must be rated in one of the two highest generic categories by an
Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the
Closing Date or (2) to any subordinate securities. Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" (which consists of any
Underwriter, the company, the master servicer, the special servicer, any subservicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities)
other than the underwriter. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the company pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith. Sixth, the investing Plan or Plan
Asset investor must be an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Commission under the Securities Act. In addition, except as otherwise specified in the accompanying prospectus supplement or as described below, the exemptive relief afforded by the Exemption may not apply to any securities where the related trust fund contains a swap, a yield maintenance agreement or a pre-funding arrangement unless certain conditions are met.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a)of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the
acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded
Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in

                                      118

connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the company or an
Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by
Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the
Code)for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of
Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the
Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

          o    as mentioned, the ratio of the amount allocated to the
               pre-funding account to the total principal amount of the
               securities being offered must be less than or equal to 25%;

          o    all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and
               conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

          o    the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the
               Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

          o    solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date

                                      119

               and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding
               Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

          o    either:

                  (1)      the characteristics of the additional mortgage loans
                           transferred to the related trust fund after the
                           Closing Date must be monitored by an insurer or other
                           credit support provider which is independent of the
                           company; or

                  (2)      an independent accountant retained by the company
                           must provide the company with a letter (with copies
                           provided to the Exemption Rating Agency rating the
                           securities, the Underwriter and the trustee) stating
                           whether or not the characteristics of the additional
                           mortgage loans transferred to the related trust fund
                           after the Closing Date conform to the characteristics
                           described in the prospectus or prospectus supplement
                           and/or agreement. In preparing the letter, the
                           independent accountant must use the same type of
                           procedures as were applicable to the mortgage loans
                           which were transferred to the trust fund as of the
                           Closing Date;

          o    the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

          o    amounts transferred to any pre-funding accounts and/or
               capitalized interest account used in connection with the
               pre-funding may be invested only in investments which are
               permitted by the Exemption Rating Agencies rating the securities and must:

                  (1)      be direct obligations of, or obligations fully
                           guaranteed as to timely payment of principal and
                           interest by, the United States or any agency or
                           instrumentality thereof (provided that the
                           obligations are backed by the full faith and credit
                           of the United States); or

                  (2)      have been rated (or the obligor has been rated) in
                           one of the three highest generic rating categories by
                           one of the Exemption Rating Agencies ("ERISA
                           Permitted Investments");

          o    the prospectus or prospectus supplement must describe the
               duration of the Pre-Funding Period;

          o    the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial
               institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with
               ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

         In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider any available class exemptions granted by the DOL, which may provide relief from some of the prohibited transaction provisions of
ERISA and the related excise tax provisions of the Code, including PTCE 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions

                                      120

effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000, but these final regulations are generally not applicable until
July 5, 2001.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES"
OR NON-EXEMPT CERTIFICATES

         Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain securities, such as notes with "substantial equity features,"
subordinate securities in trusts containing mortgage loans with loan-to-value ratios in excess of 100%, REMIC Residual Certificates and any securities which are not rated in one of the four highest generic rating categories by the
Exemption Rating Agencies, the prospectus supplement may provide that transfers of these securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee with an opinion of counsel satisfactory to the company, the trustee (or
Indenture Trustee in the case of transfer of notes) and the master servicer, and on which the company, the trustee and the master servicer may rely, which opinion will not be at the expense of the company, the trustee (or the Indenture
Trustee in the case of the transfer of notes) or the master servicer, that the purchase of the securities by or on behalf of the Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the company, the trustee (or the indenture trustee in the case of the transfer of notes) or the master servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section
501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a
REMIC Residual Certificate and held by such an investor will be considered
"unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund.
Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the company, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

                                      121

         BEFORE PURCHASING AN OFFERED SECURITY, A FIDUCIARY OF A PLAN OR OTHER
PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL
CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION
401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED
UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE
EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF
THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 410(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL
FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE
SECURITIES ON BEHALF OF A PLAN.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

                                      122

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute
"mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors'
assets. The company will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The company expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the company from the sale.

         The company intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

                                       123

          o    By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          o    By placements by the company with institutional investors through dealers; and

          o    By direct placements by the company with institutional investors.

         If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the company whose identities and relationships to the company will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the offered securities, underwriters may receive compensation from the company or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the company and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of offered securities of the series.

         The company anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the
Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the company by Thacher
Proffitt & Wood LLP, New York, New York. With respect to each series of securities, a copy of this opinion will be filed with the Commission on Form 8-K within 15 days after the Closing Date.

                                      124

                              FINANCIAL INFORMATION

         With respect to each series of certificates, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund related to a series of certificates will be included in this prospectus or in the related prospectus supplement.

         With respect to each series of notes, where the issuer is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuer will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The company is subject to the informational requirements of the
Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the company can be inspected and copied at the public reference facilities maintained by the
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional
Offices located as follows: Chicago Regional Office, 500 West Madison, 14th
Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New
York, New York 10279. Copies of the material can also be obtained from the
Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington,
D.C. 20549, at prescribed rates and electronically through the Commission's
Electronic Data Gathering, Analysis and Retrieval system at the Commission's
Website (http://www.sec.gov). The company does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the company has filed with the Commission under the Securities Act and to which reference is hereby made.

                                      125

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to
Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the company with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The company will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Impac Secured Assets Corp., 20371 Irvine Avenue, Santa Ana Heights,
California 92707, or by telephone at (714) 556-0122. The company has determined that its financial statements will not be material to the offering of any offered securities.

                                      126

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Impac Funding Corporation, the parent of the company, and their respective affiliates.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC
Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan"
(as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include
Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CERCLA -- The federal Comprehensive Environmental Response,
Compensation and Liability Act, as amended.

         CERTIFICATE ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

                                      127

         COMMITTEE REPORT -- The Conference Committee Report accompanying the
Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard
Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable.

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the company by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control
Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R. ss.
 2510.3-101.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         DUE PERIOD -- The period between distribution dates.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the
FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii))
delivered to the trustee prior to the establishment of the account, the security holders will have a claim with respect to the funds in the account and a perfected first priority security interest against any

                                      128

collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the
Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the
Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as
amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to
ERISA.

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July
21,1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-
Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal
Trade Commission.

         GAIN-ST GERMAIN ACT -- The Gain-St Germain Depository Institutions Act
of 1982.

         GLOBAL SECURITIES -- The globally offered securities of the classes specified in the related prospectus supplement.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the company) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the
Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

                                      129

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart
E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with loan-to-value ratios in excess of
80% and as high as 150% and which are not be insured by a Primary Insurance
Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San
Francisco, (5) the interbank offered rates for U.S. dollar deposits in the
London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular
Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the company, a
Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage
Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization
Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets"
above and "The Agreements--Termination."

                                      130

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United
States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the company.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL
Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over

                                      131

the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a
Deleted Mortgage Loan, meeting the requirements described under "The Mortgage
Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers' Civil Relief Act of 1940, as amended.

         REMIC -- A real estate mortgage investment conduit as defined in
Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a
"regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular
Certificate.

                                      132

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a
"residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual
Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the company with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust
Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the company.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia
(except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United

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States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the
"Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including
"accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used
Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

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                           IMPAC SECURED ASSETS CORP.
                                     COMPANY

                                  $612,994,300

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2005-1

                              PROSPECTUS SUPPLEMENT

                               UBS INVESTMENT BANK

                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.